Prospectus Supplement No. 6	Filed Pursuant to Rule 424(b)(3)
(to Prospectus dated October 16, 2009)	Registration No. 333-161804
15,000,000 Shares
Alexza Pharmaceuticals, Inc.
Common Stock

     This prospectus supplement supplements the prospectus dated October 16, 2009 (the “Prospectus”), as supplemented by that certain Prospectus Supplement No. 1 dated November 9, 2009 (“Supplement No. 1”), and by that certain Prospectus Supplement No. 2 dated December 16, 2009 (“Supplement No. 2”), and by that certain Prospectus Supplement No. 3 dated December 31, 2009 (“Supplement No. 3”), and by that certain Prospectus Supplement No. 4 dated February 12, 2010 (“Supplement No. 4”), and by that certain Prospectus Supplement No. 5 dated February 17, 2010 (“Supplement No. 5”), which forms a part of our Registration Statement on Form S-1 (Registration
No. 333-161804). This prospectus supplement is being filed to update and supplement the information in the Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4 and Supplement No. 5 with the information contained in our annual report on Form 10-K, filed with the Securities and Exchange Commission (the “Commission”) on March 9, 2010 (the “Annual Report”). Accordingly, we have attached the Annual Report to this prospectus supplement.
     The Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4, Supplement No. 5 and this prospectus supplement relate to the offer and sale of up to 15,000,000 shares of our common stock, which includes up to 5,000,000 shares of our common stock issuable upon the exercise of warrants, by the selling stockholders listed on page 29 of the Prospectus, including their transferees, pledgees or donees or their respective successors. We will not receive any proceeds from any resale of the shares of common stock being offered by the Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4, Supplement No. 5 and this prospectus supplement.
     This prospectus supplement should be read in conjunction with the Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4 and Supplement No. 5. This prospectus supplement updates and supplements the information in the Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4 and Supplement No. 5. If there is any inconsistency between the information in the Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4, Supplement No. 5 and this prospectus supplement, you should rely on the information in this prospectus supplement.
     Our common stock is traded on the Nasdaq Global Market under the trading symbol “ALXA.” On March 9, 2010, the last reported sale price of our common stock was $2.72 per share.
     Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of the Prospectus and beginning on page 27 of Annual Report, and under similar headings in any further amendments or supplements to the Prospectus before you decide whether to invest in shares of our common stock.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4, Supplement No. 5 or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is March 10, 2010

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 10-K

For Annual and Transition Reports Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2009
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number: 000-51820
Alexza Pharmaceuticals, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0567768 (I.R.S. Employer Identification Number)

2091 Stierlin Court
Mountain View, California 94043
(Address of Principal Executive Offices including Zip Code)
Registrant’s telephone number, including area code:
(650) 944-7000

Securities registered pursuant to Section 12 (b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered

Common Stock, par value $0.0001 per share	Nasdaq Global Market

Securities registered pursuant to Section 12 (g) of the Act:
None

Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐     No ☑

Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐     No ☑

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (of for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of Form 10-K or any amendments to this Form 10-K.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐     No ☑

The aggregate market value of the voting and non-voting stock held by non-affiliates of the Registrant was $61,758,062 based on the closing sale price of the Registrant’s common stock on The NASDAQ Global Market on June 30, 2009. Shares of the Registrant’s common stock beneficially owned by each executive officer and director of the Registrant and by each person known by the Registrant to beneficially own 10% or more of its outstanding common stock have been excluded, in that such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes. The number of outstanding shares of the Registrant’s common stock as of February 26, 2010 was 52,566,338.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the registrant’s definitive Proxy Statement for the 2010 Annual Meeting of Stockholders to be filed within 120 days after the end of the Registrant’s fiscal year ended December 31, 2009 are incorporated by reference into Part III of this Annual Report on Form 10-K to the extent stated therein.

ANNUAL REPORT ON FORM 10-K
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009

The names “Alexza” and “Staccato” are trademarks of Alexza Pharmaceuticals, Inc. We have registered the trademarks “Alexza Pharmaceuticals,” “Alexza” and “Staccato” with the U.S. Patent and Trademark Office. All other trademarks, trade names and service marks appearing in this Annual Report on Form 10-K are the property of their respective owners.

PART I.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this Annual Report constitute forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Examples of these statements include, but are not limited to, statements regarding the following: the prospects of us receiving approval to market AZ-004, our anticipated timing for receiving approval for our New Drug Application for AZ-004, the implications of interim or final results of our clinical trials, the progress and timing of our research programs, including clinical testing, our anticipated timing for filing additional Investigational New Drug Applications with the United States Food and Drug Administration, the initiation or completion of Phase 1, Phase 2 or Phase 3 clinical testing for our product candidates, the extent to which our issued and pending patents may protect our products and technology, the potential of such product candidates to lead to the development of safe or effective therapies, our ability to enter into collaborations, our future operating expenses, our future losses, our future expenditures, and the sufficiency of our cash resources. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this Annual Report, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

In addition, you should refer to the “Risk Factors” section of this Annual Report for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this Annual Report will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and our website.

Item 1.	Business

We are a pharmaceutical company focused on the research, development, and commercialization of novel proprietary products for the acute treatment of central nervous system, or CNS, conditions. All of our product candidates are based on our proprietary technology, the Staccato system. The Staccato system vaporizes an excipient-free drug to form a condensation aerosol that, when inhaled, allows for rapid systemic drug delivery. Because of the particle size of the aerosol, the drug is quickly absorbed through the deep lung into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous, or IV, administration but with greater ease, patient comfort and convenience. In December 2009, we submitted our first New Drug Application, or NDA, to the U.S. Food and Drug Administration, or FDA, for our lead product candidate, AZ-004 (Staccato loxapine). In February 2010, we licensed the U.S. and Canadian commercialization rights to AZ-004 to Biovail Laboratories International SRL, or Biovail. We plan to seek additional commercial partners for AZ-004 outside of the U.S. and Canada.

We have five other product candidates in various stages of clinical development, ranging from Phase 1 through late-stage Phase 2. In January 2009 we reduced, and in some cases suspended, the development of these product candidates in order to concentrate our efforts on the clinical, regulatory, manufacturing and commercial development of our lead product candidate, AZ-004. During the first half of 2010, we expect to conduct a review of our product candidate portfolio. In the second half of 2010, we plan to advance the development of at least one of these product candidates. We are seeking partners to support the continued development of these product candidates, but may develop one or more of these product candidates without partner support.

Since our inception, we have screened more than 400 drug compounds and we have identified approximately 200 drug compounds that demonstrate initial vaporization feasibility for delivery with our technology. We believe that a number of these drug compounds, when delivered by the Staccato system, would have a desirable therapeutic profile for the treatment of various acute and intermittent conditions. We are initially focusing on developing proprietary products by combining our Staccato system with small molecule drugs that have been in use for many years and are well-characterized to create aerosolized forms of these drugs. We believe that we will be able to reduce the development time and risks associated with our product candidates, compared to the development of new chemical entities.

Our clinical-stage product candidates are:

•	AZ-004 (Staccato loxapine). We are developing AZ-004 for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder. In December 2009, we submitted our NDA to the FDA. In February 2010, the FDA accepted our filing and provided us a Prescription Drug User Fee Act (PDUFA) goal date of October 11, 2010. We believe that the data generated from our clinical and non-clinical studies (and is contained within our NDA submission) adequately demonstrate the efficacy and safety of AZ-004 for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder.

In February 2010, we entered into a collaboration and license agreement, or license agreement, and a manufacture and supply agreement, collectively, the collaboration, with Biovail Laboratories International SRL, or Biovail, for AZ-004 (Staccato® loxapine) for the treatment of psychiatric and/or neurological indications and the symptoms associated with these indications, including the initial indication of treating agitation in schizophrenia and bipolar disorder patients. The collaboration contemplates that we will be the exclusive supplier of drug product for clinical and commercial uses and have responsibility for the NDA for AZ-004 for the initial indication of rapid treatment of agitation in patients with schizophrenia or bipolar disorder, as well as responsibility for any additional development and regulatory activities required for use in these two patient populations in the outpatient setting. Biovail will be responsible for commercialization for the initial indication and, if it elects, development and commercialization of additional indications for AZ-004 in the U.S. and Canada.

Under the terms of the license agreement, Biovail paid us an upfront fee of $40 million, and we may be eligible to receive up to an additional $90 million in milestone payments upon achievement of predetermined regulatory, clinical and commercial manufacturing milestones. We may be subject to certain payment obligations to Biovail, up to $5 million, if we do not meet certain other milestones prior to a termination of the license agreement. We are also eligible to receive tiered royalty payments of 10% to 25% on any net sales of AZ-004. We are responsible for conducting and funding all development and regulatory activities associated with AZ-004’s initial indication for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder as well as for its possible use in the outpatient setting in these two patient populations. Our obligation to fund the outpatient development efforts is limited to a specified amount, none of which is expected to be incurred in 2010. Biovail is responsible for certain Phase 4 development commitments and related costs and expenses. For additional indications, we have an obligation regarding certain efforts and related costs and expenses, up to a specified amount, and, if it elects, Biovail is responsible for all other development commitments and related costs and expenses.

Under the terms of the manufacture and supply agreement, we are the exclusive supplier of AZ-004 and have responsibility for the manufacture, packaging, labeling and supply for clinical and commercial uses. Biovail will purchase AZ-004 from us at predetermined transfer prices. The transfer prices depend on the volume of AZ-004 purchases, subject to certain adjustments.

Either party may terminate the collaboration for the other party’s uncured material breach or bankruptcy. In addition, Biovail has the right to terminate the collaboration (a) upon 90 days written notice for convenience; (b) upon 90 days written notice if FDA does not approve the AZ-004 NDA for the initial indication for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder; (c) immediately upon written notice for safety reasons or withdrawal of marketing approval; (d) upon 90 days written notice upon certain recalls of the product; or (e) immediately upon written notice within 60 days of termination of the supply agreement under certain circumstances. The supply agreement automatically terminates upon the termination of the license agreement.

•	AZ-007 (Staccato zaleplon). We are developing AZ-007 for the treatment of insomnia in patients who have difficulty falling asleep, including patients who awake in the middle of the night and have difficulty falling back asleep. AZ-007 has completed Phase 1 testing. In the Phase 1 clinical trial, AZ-007 delivered an IV-like pharmacokinetic profile with a median time to peak drug concentration of 1.6 minutes. Pharmacodynamics, measured as sedation assessed on a 100 mm visual analog scale, showed onset of effect as early as 2 minutes after dosing with AZ-007.

•	AZ-001 (Staccato prochlorperazine). We are developing AZ-001 to treat patients suffering from acute migraine headaches. During the third quarter of 2008, we conducted an end-of-Phase 2 meeting with the FDA. We believe we have a clear understanding of the development requirements for filing an NDA for this product candidate.

•	AZ-104 (Staccato loxapine, low-dose). We are developing AZ-104 to treat patients suffering from acute migraine headaches. AZ-104 is a lower-dose version of AZ-004. In September 2009, we announced preliminary results from our 366 patient Phase 2b clinical trial of AZ-104 in patients with migraine headache. The trial was an outpatient, multi-center, randomized, double-blind, single administration, placebo-controlled study. The study was designed to evaluate the treatment of a single migraine attack of moderate to severe intensity. Two doses of AZ-104, 1.25 mg and 2.5 mg, and placebo were evaluated in the clinical trial. Both AZ-104 dose groups trended towards statistical significance, but the study did not meet its primary endpoint, which was defined as pain-relief at the two-hour time point, compared to placebo. There were no serious adverse events in the clinical trial, and AZ-104 was generally safe and well tolerated in this patient population.

•	AZ-002 (Staccato alprazolam). AZ-002 has completed a Phase 1 clinical trial in healthy subjects and a Phase 2a proof-of-concept clinical trial in panic disorder patients for the treatment of panic attacks, an indication we are not planning to pursue. However, given the safety profile, the successful and reproducible delivery of alprazolam, and the IV-like pharmacological effect demonstrated to date, we are assessing AZ-002 for other possible indications and renewed clinical development.

•	AZ-003 (Staccato fentanyl). We are developing AZ-003 for the treatment of patients with acute pain, including patients with breakthrough cancer pain and postoperative patients with acute pain episodes. We have completed and announced positive results from a Phase 1 clinical trial of AZ-003 in opioid-naïve healthy subjects.

In August 2009, we completed the acquisition of Symphony Allegro, Inc., an entity formed in 2006 by Symphony Capital LLC and other investors, together the Allegro Investors, to fund additional clinical and nonclinical development of AZ-002, and AZ-004/104, through the exercise of our option to acquire all of the outstanding equity of Symphony Allegro. In exchange for all of the outstanding shares of Symphony Allegro, we: (i) issued to the Allegro Investors 10 million shares of common stock, (ii) issued to the Allegro Investors five-year warrants to purchase 5 million shares of common stock at an exercise price of $2.26 per share and canceled the previously outstanding warrants to purchase 2 million shares of common stock held by the Allegro Investors, and (iii) agreed to pay certain percentages of cash payments that may be generated from future partnering transactions for AZ-004, AZ-104 and/or AZ-002, the product candidates that were licensed to Symphony Allegro. In February 2010, we paid Symphony $7.5 million of the upfront fee that was received from Biovail pursuant to our collaboration with them. Symphony will be entitled to receive a portion of any future milestone and royalty payments we may receive from Biovail pursuant to this agreement.

Other than those licensed to Biovail, we have retained all rights to our product candidates and the Staccato system. We eventually plan to build a United States-based specialty sales force to commercialize our product candidates, other than AZ-004, which are approved for marketing and which are intended for specialty pharmaceutical markets. We plan to enter into strategic partnerships with other companies to commercialize products that are intended for certain markets in the United States and for all of our product candidates in geographic territories outside the United States.

Market Opportunity for Acute and Intermittent Conditions

Acute and intermittent medical conditions are characterized by a rapid onset of symptoms that are temporary and severe, and that occur at irregular intervals, unlike the symptoms of chronic medical conditions that continue at a relatively constant level over time. Approved drugs for the treatment of many acute and intermittent conditions, such as antipsychotics to treat agitation, triptans to treat migraine headaches and benzodiazepines to treat anxiety, are typically delivered either in tablets or by injections. Traditional inhalation technologies are also being developed to treat these conditions. These delivery methods have the following advantages and disadvantages:

•	Oral Tablets. Oral tablets or capsules are convenient and cost effective, but they generally do not provide rapid onset of action. Oral tablets may require at least one to four hours to achieve peak plasma levels. Also, some drugs, if administered as a tablet or capsule, do not achieve adequate or consistent bioavailability due to the degradation of the drug by the stomach or liver or inability to be absorbed into the bloodstream.

•	Injections. Intravenous, or IV, or intramuscular, or IM, injections provide a more rapid onset of action than oral tablets and can sometimes be used to titrate potent drugs with very rapid changes in effect. Titration refers to the ability of a patient or care giver to administer an initial dose of medication and then determine if the medication is effective; if the medication is effective no further dosing is required. However, if the medication is not yet effective, another dose can be administered repeating this process until the medication has had an adequate effect. However, with a few exceptions, injections generally are administered by trained medical personnel in a medical care setting. Other forms of injections result in an onset of action that is generally substantially slower than IV injection, although often faster than oral administration. All forms of injections are invasive, can be painful to some patients and are often expensive. In addition, many drugs are not water soluble and can be difficult to formulate in an injectable form.

•	Traditional Inhalation. Traditional dry powder and aerosolized inhalation delivery systems have been designed and used primarily for local delivery of drugs to the respiratory airways, not to the deep lung for rapid systemic drug delivery. Certain recent variants of these systems, however, can provide systemic delivery of drugs, either for the purpose of rapid onset of action or to enable noninvasive delivery of drugs that are not orally bioavailable. Nevertheless, many of these systems have difficulty in generating appropriate drug particle sizes or consistent emitted doses for deep lung delivery. To achieve appropriate drug particle sizes and consistent emitted doses, most traditional inhalation systems require the use of excipients and additives such as detergents, stabilizers and solvents, which may potentially cause toxicity or allergic reactions. Many traditional inhalation devices require patient coordination to deliver the correct drug dose, leading to potentially wide variations in the drug delivered to a patient.

As a result of these limitations, we believe there is a significant unmet medical and patient need for products for the treatment of acute and intermittent conditions that can be delivered in precise amounts, provide rapid therapeutic onset, and are noninvasive and easy to use.

Our Solution: Staccato System

Our Staccato system rapidly vaporizes an excipient-free drug compound to form a proprietary condensation aerosol that is inhaled and rapidly achieves systemic blood circulation via deep lung absorption. The Staccato system consistently creates aerosol particles averaging one to three and one-half microns in size, which is the most appropriate size for deep lung inhalation and absorption into the bloodstream.

We believe our Staccato system matches delivery characteristics and product attributes to patient needs for acute and intermittent conditions, with the following advantages:

•	Rapid Onset. The aerosol produced with the Staccato system is designed to be rapidly absorbed through the deep lung with a speed of therapeutic onset comparable to an IV injection, generally achieving peak plasma levels of drug in two to five minutes.

•	Ease of Use. The Staccato system is breath actuated, and a patient simply inhales to administer the drug dose. Unlike injections, the Staccato system is noninvasive and does not require caregiver assistance. The aerosol produced with the Staccato system is relatively insensitive to patient inhalation rates. Unlike many other inhalation technologies, the patient does not need to learn a special breathing pattern. In addition, the Staccato device is small and easily portable.

•	Consistent Particle Size and Dose. The Staccato system uses rapid heating of the drug film to create consistent and appropriate particle sizes for deep lung inhalation and absorption into the bloodstream. The Staccato system also produces a consistent high emitted dose, regardless of the patient’s breathing pattern.

•	Broad Applicability. We have screened over 400 drugs, and approximately 200 have exhibited initial vaporization feasibility using our Staccato system. The Staccato system can deliver both water soluble and water insoluble drugs and eliminates the need for excipient and additives such as detergents, stabilizers and solvents, avoiding the side effects that may be associated with the excipient or additives.

•	Design Flexibility. The Staccato system can incorporate multiple features, including lockout to potentially enhance safety, the convenience of patient titration, and a variety of dose administration regimens.

Drug Candidates Based on the Staccato System

We combine small molecule drugs with our Staccato system to create proprietary product candidates. We believe that the drugs we are currently using are no longer eligible for patent protection as chemical entities or have their patent protection expiring in the next several years. These drugs have been widely used, and we believe their biological activity and safety are well understood and characterized. We have received composition of matter patent protection on the Staccato aerosolized forms of these drugs. We also intend to collaborate with pharmaceutical companies to develop new chemical entities, including compounds that might otherwise not be suitable for development because of limitations of traditional delivery methods.

Staccato System

Our product candidates employing Staccato system consist of three core components: (1) a heat source that includes an inert metal substrate; (2) a thin film of an excipient-free drug compound, also known as an active pharmaceutical ingredient, or API, coated on the substrate; and (3) an airway through which the patient inhales. The left panel of the illustration below depicts these core components prior to patient inhalation.

The right panel of the illustration below depicts the Staccato system during patient inhalation: (1) the heated substrate has reached peak temperature in less than one half second after the start of patient inhalation; (2) the thin drug film has been vaporized; and (3) the drug vapor has subsequently cooled and condensed into excipient-free drug aerosol particles that are being drawn into the patient’s lungs. The entire Staccato system actuation occurs in less than one second.

Five of our product candidates, AZ-004, AZ-007, AZ-001, AZ-104, and AZ-002, use the same disposable, single-dose delivery device. The single dose delivery device consists of a metal substrate that is chemically heated through a battery-initiated reaction of energetic materials. In the current design, the heat package can be coated with up to 10 milligrams of API. The device is portable and easy to carry, with dimensions of approximately three inches in length, two inches in width, and one inch in thickness. The device weighs approximately one ounce. A diagram of the single dose delivery device is shown below:

AZ-003 uses a multiple dose delivery device consisting of a reusable controller and a disposable dose cartridge. We have designed the multiple dose delivery device to meet the specific needs of our AZ-003 product candidate. The dose cartridge currently contains 25 separate metal substrates, each coated with the API, which rapidly heat upon application of electric current from the controller. In the current design, 25 micrograms of drug compound are coated on each metal substrate. The device is portable and easy to carry, with dimensions of approximately five inches in length, two and one-half inches in width and one inch in thickness. The controller weighs approximately four ounces, and the dose cartridge weighs approximately one ounce.

We continue to undertake research and development efforts to improve commercial manufacturability of our single dose device and to develop future generations of the Staccato technology.

Our Pipeline

As indicated below, we have submitted an NDA for AZ-004, our lead product candidate. We have five additional product candidates; one product candidate has completed Phase 2 clinical testing, two product candidates are in Phase 2 clinical testing, and two product candidates have completed Phase 1 clinical testing. In January 2009 we reduced, and in some cases suspended, the development of our five additional product candidates in order to concentrate our efforts on the clinical, regulatory, manufacturing and commercial development of our lead product candidate, AZ-004. During the first half of 2010, we expect to conduct a review of our product candidate portfolio. In the second half of 2010, we plan to advance the development of at least one of these product candidates. We are seeking partners to support continued development of these product candidates, but may develop one or more of these product candidates without partner support.

Alexza
			Development	Commercial
Product Candidate	API	Target Indication	Status	Rights

AZ-004	Loxapine	Agitation in schizophrenia or bipolar disorder patients	NDA submitted December 2009, PDUFA date of October 11, 2010.	Out-licensed U.S. and Canadian commercialization rights, retained all other rights*
AZ-007	Zaleplon	Insomnia	Phase 1 completed	Worldwide
AZ-001	Prochlorperazine	Migraine headache	End of Phase 2 FDA meeting completed	Worldwide
AZ-104	Loxapine (low-dose)	Migraine headache	Phase 2	Worldwide
AZ-002	Alprazolam	Panic attacks and other CNS conditions	Phase 2	Worldwide
AZ-003	Fentanyl	Acute pain	Phase 1 completed	Worldwide

*	Licensed to Biovail Laboratories International, SRL

AGITATION PROGRAM: AZ-004 (Staccato loxapine)

We are developing AZ-004 (Staccato loxapine) for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder. Episodes of agitation afflict many people suffering from major psychiatric disorders, including schizophrenia, which affects approximately 2.4 million adults in the United States, and bipolar disorder, which affects approximately 5.7 million adults in the United States. More than 90% of these patients will experience agitation in their lifetimes.

Agitation generally escalates over time with patients initially feeling uncomfortable, tense and restless. As the agitation intensifies, their behavior appears more noticeable to others as they become threatening and potentially violent, especially if the agitation is not treated. While patients seek treatment at different points along this agitation continuum, those with the most severe symptoms generally require treatment with injectable drugs in emergency medical settings, and currently are thought to represent the agitation market. Alexza, however, believes the therapeutic market for agitation is broader than only this limited perspective of patients in severe crisis — many more are in need of treatment for an agitation episode.

Market Opportunity

Our primary market research indicates that approximately 50% of treated acute agitation episodes are treated in emergency settings. Another approximately 35% of the treated agitation episodes suffered by schizophrenic and bipolar disorder patients are treated in an inpatient setting (hospital and long-term residential settings), and approximately 15% are treated in a physician’s office. Our market research studies with schizophrenia patient caregivers and bipolar disorder patients indicate these patients currently experience an average of 11 to 12 episodes of agitation each year.

Agitation episodes are currently treated about 55% of the time with oral antipsychotics and about 45% of the time with intra-muscular, or IM, injections. Oral medications work relatively slowly, but are easy to administer, painless and are less threatening to patients. IM injections have a faster onset of action and a higher predictability of drug effect, but because they are invasive and can be frightening to patients, IM injections are usually the treatment option of last resort. Currently, no non-invasive therapies are available that work faster than 30 minutes to help agitated patients in need of treatment.

AZ-004 is an anti-agitation therapeutic that combines Alexza’s proprietary Staccato system with loxapine, a drug belonging to the class of compounds known generally as antipsychotics. Loxapine is currently approved in oral and injectable (intramuscular only) formulations in the United States for the management of the manifestations of schizophrenia. The Staccato system is a hand-held, chemically-heated, single-dose inhaler that delivers a pure drug aerosol to the highly vascularized tissues of the deep lung.

As an easy-to-use, patient-controlled, and highly reliable therapeutic that provides rapid relief, onset of effect was 10 minutes in two Phase 3 trials, we believe AZ-004 meets the three key treatment attributes for acute agitation specified in the American Association of Emergency Psychiatrists’ Expert Consensus Guidelines for the Treatment of Behavioral Emergencies: speed of onset, reliability of medication delivery and patient preference.

We believe that AZ-004, if approved, has the potential to change the treatment practices for rapidly treating agitation, as the only product available to meet both patient desires for comfort and control, and the clinician goals of rapid and reliable control of an agitation episode.

Development Status

The AZ-004 NDA contains efficacy and safety data from more than 1,600 patients and subjects who have been studied in thirteen different clinical trials, beginning with our first Phase 1 study initiated in August 2005. During 2009, we initiated and completed enrollment in five non-pivotal safety and NDA-supporting studies for AZ-004, including a pulmonary safety study in healthy subjects, a thorough QTc study in healthy subjects, a smoker/non-smoker pharmacokinetic, or PK, study in healthy subjects, a pulmonary safety study in subjects with asthma and a pulmonary safety study in subjects with chronic obstructive pulmonary disease, or COPD.

We completed a Phase 1 placebo-controlled study in 30 healthy subjects to assess the pulmonary safety of AZ-004. We observed that AZ-004, administered twice within a 24-hour period, was safe and generally well tolerated in this study. There were no systemic effects on pulmonary function versus placebo, and no respiratory adverse events.

We completed the Phase 1 placebo-controlled thorough QTc study in 48 healthy subjects. The purpose of a thorough QTc study is to determine a drug’s potential effect on cardiac rhythms. In this study, we found that the active control, moxifloxacin, produced a positive QT/QTc signal that validated the sensitivity of the clinical study. At all time points for the primary analysis, the confidence intervals of the QTc for AZ-004 were within the FDA standard 10 millisecond window, supporting the cardiac safety of AZ-004.

We completed the Phase 1 smoker/non-smoker PK study in 35 healthy subjects. We observed comparable blood levels in smokers and non-smokers for both AZ-004 and the metabolites of AZ-004. Side-effect profiles were similar in smokers and non-smokers.

We completed Phase 1 placebo-controlled studies in 53 subjects with predominantly moderate-to-severe COPD and in 52 subjects with mild-to-moderate persistent asthma to assess the pulmonary safety of AZ-004 in these two populations. The studies employed double-blind, parallel-group designs. In each study, subjects were given two doses of Staccato placebo or two doses of 10 mg AZ-004, ten hours apart. Spirometry testing and other safety assessments were performed at several time points up to 24 hours after the second dose. The primary safety measure was forced expiratory volume in one second, or FEV1, a standard test of lung function. Decreases in FEV1 versus baseline, respiratory symptoms, and use of a quick-relief bronchodilator occurred in both treatment groups, but were more frequent in each study after treatment with AZ-004. There were no serious or severe respiratory adverse events. All respiratory symptoms developing after treatment were either self-limiting or readily managed with the inhaled bronchodilator.

In December 2009, we submitted our NDA to the FDA.  In February 2010, the FDA accepted our filing and has established our PDUFA goal date for the AZ-004 NDA as October 11, 2010. In February 2010, we licensed the U.S. and Canadian commercialization rights to AZ-004 to Biovail Laboratories International SRL.

INSOMNIA PROGRAM: AZ-007 (Staccato zaleplon)

We are developing AZ-007 for the treatment of insomnia in patients who have difficulty falling asleep, including those patients with middle of the night awakening who have difficulty falling back asleep. Insomnia is the most prevalent sleep disorder, and we believe that it affects at least 15% to 20% of the United States population, with some estimates of up to 50% of Americans reporting difficulty getting a good night’s sleep at least a few nights a week. Insomnia can be due to any variety of causes, including depression, grief or stress, menopause, age, shift work, or environmental disruption. Whatever the cause of insomnia, it can take its toll on both the afflicted and the non-afflicted. Sleep disturbances have a major negative impact on public health and economic productivity. Costs for direct healthcare associated with insomnia are estimated to be approximately $14 billion to $15 billion each year.

Market Opportunity

Insomnia is a prevalent disorder that drives almost $5 billion in worldwide sales of prescription medications each year. In a large survey conducted by the National Sleep Foundation in 2009, results showed that 64% of the respondents experienced a minimum of one symptom of insomnia at least a few nights a week , with 41% reporting this occurring every night or almost every night and 31% using some sort of sleep aid at least a few nights per week, 18% of whom use a medication sleep aid. Of those, respondents complained primarily of waking up feeling unrefreshed (45%), being wake a lot during the night (46%), having difficulty falling asleep (29%), and waking up too early and not being able to get back to sleep (30%). Also, sleepy Americans are creating a major public safety problem — drowsy driving More than one-half of adults (54%) reported that they have driven at least once while drowsy in the past year, with almost a third (28%) reporting that they do so at least once per month, and 28% have nodded off or fallen asleep while driving. Of those who have driven drowsy, 38% use a sleep aid at least a few night per week.

Although benzodiazepines have been the gold standard in treatment for sleep disorders for decades, issues with drug misuse and dependency are common and concerning. Other current treatments for insomnia include non-benzodiazepine GABA-A receptor agonists, which include Ambien, both immediate release and controlled-release tablets, Sonata, and Lunesta, which have less abuse potential and side effects than classical benzodiazepines and can be used for longer term treatment. Patients and physicians surveyed suggest that current oral forms of these leading insomnia medications can take from 30-60 minutes to work, while promotions for insomnia medications cite 20-30 minutes. Compounds with a longer half-life that keep patients asleep longer, or those that are dosed in the middle of the night are also those that have residual side effects that can cause a “hangover” feeling the next day.

We believe the opportunity in insomnia is achieving a balance in treating patients so they can fall asleep quickly, whether at bedtime or in the middle of the night, while enabling them to function well the next day without a groggy feeling that can impact driving, employment and leisure activities. We believe there is a potentially significant clinical need for rapid and predictable onset of sleep in patients with insomnia, coupled with a predictable duration of sleep and rapid, clear awakening that can be satisfied with AZ-007.

Development Status

Clinical Studies

In April 2008, we announced positive results from a Phase 1 clinical trial of AZ-007. The AZ-007 Phase 1 clinical trial enrolled 40 healthy volunteers at a single U.S. clinical center. The purpose of this trial was to assess the safety, tolerability and pharmacokinetic parameters of a single dose of AZ-007. Using a double blind, randomized, dose-escalation trial design, 4 doses of AZ-007 (ranging from 0.5 to 4.0 mg) were compared to placebo.

AZ-007 delivered an IV-like pharmacokinetic profile with a median time to peak venous concentration, or Tmax, of 1.6 minutes. Zaleplon exposure was dose proportional across the 4 doses studied, as calculated by power analysis. Pharmacodynamics, measured as sedation assessed on a 100 mm visual-analog scale, showed onset of effect as early as 2 minutes after dosing with AZ-007.

The most common side effects, reported by at least 10% of the patients in any treatment group, were dizziness and somnolence. These side effects were generally mild to moderate in severity. These data indicated a rapid onset of effect, apparently directly related to the IV-like pharmacokinetics, and showed that AZ-007 was generally safe and well tolerated in this population of healthy volunteers

Preclinical Studies

Zaleplon, the active pharmaceutical ingredient in AZ-007, has been approved for marketing in oral form. There are publicly available safety pharmacology, systemic toxicology, carcinogenicity and reproductive toxicology data we will be able to use for our regulatory filings. Therefore, our preclinical development testing is primarily focused on assessing the local tolerability of inhaled zaleplon. Our two preclinical inhalation toxicology studies with zaleplon have indicated that it was generally well tolerated.

MIGRAINE HEADACHE PROGRAM: AZ-001 (Staccato prochlorperazine) and AZ-104 (Staccato loxapine, low-dose)

We are developing AZ-001 (Staccato prochlorperazine) and AZ-104 (Staccato loxapine, low-dose) for the treatment of acute migraine headaches. Although there are numerous products available for the treatment of migraines, including simple analgesics such as aspirin and acetaminophen, and nonsteroidal anti-inflammatory drugs such as ibuprofen and naproxen, the prescription market is dominated by a class of orally administered medications commonly known as triptans.

Market Opportunity

According to the National Headache Foundation, approximately 13 million people in the United States have been diagnosed with migraine headaches that occur often, usually one to four times per month and are treated with prescription medications some of which can be addicting. According to a survey conducted by the National Headache Foundation in 2007, 82% of migraine respondents have taken more than one prescription medication for their migraines, and the average number of medications a patient has taken for migraines is four, which we believe speaks to the need for more medication options that work for patients.

Of the estimated 29.5 million migraine sufferers, including diagnosed and undiagnosed sufferers, there are at least two groups of potential patients for whom we believe AZ-001 or AZ-104 could be effective and safe in comparison to triptans. Many migraine sufferers who do take triptans have an insufficient therapeutic response to these medications. In addition, according to the warning labels on triptans, patients with hypertension or high cholesterol, or who smoke cigarettes, are contraindicated for and should not take these medications due to potential cardiovascular and cerebrovascular health risks.

AZ-001 (Staccato prochlorperazine)

The API of AZ-001 is prochlorperazine, a generic drug belonging to the class of drugs known as phenothiazines. Prochlorperazine is currently approved in oral, injectable and suppository formulations in the United States for the treatment of several indications, including nausea and vomiting. In several published clinical studies, 10 mg of prochlorperazine administered intravenously demonstrated effective relief of migraine pain. Prochlorperazine is often administered intravenously to patients with severe migraine headaches who come to emergency departments or migraine treatment clinics. We believe the combination of prochlorperazine with our Staccato system could potentially result in a speed of therapeutic onset advantage over oral tablets and a convenience and comfort advantage over injections. In addition, AZ-001 may be appropriate for patients who do not achieve effective relief with triptans or cannot take triptans due to the cardiovascular risk sometimes associated with the administration of triptans. For patients who do not obtain adequate relief from current migraine therapies, AZ-001 may offer a new anti-migraine mechanism of action.

Development Status

Regulatory Status

During the third quarter of 2008, we conducted an end-of-Phase 2 meeting with the FDA. We believe we have a clear understanding of the development requirements for filing an NDA for this product candidate.

Clinical Studies

In December 2007, we completed enrollment of a thorough QT clinical trial, in which two doses of AZ-001 (5 and 10 mg) were compared to active control and to placebo. The purpose of a thorough QT study is to determine a drug’s effect on cardiac rhythms. With approximately 40 subjects per study arm, we found that the active control, moxifloxacin, produced a positive QT/QTc signal that verified the sensitivity of the clinical study. Neither of the doses of AZ-001 produced a QT/QTc prolongation that would suggest an increased risk of cardiac arrhythmia.

We reported initial results of a Phase 2b clinical trial in March 2007. The AZ-001 Phase 2b clinical trial was an outpatient, multi-center, randomized, double blind, placebo-controlled study. The study was designed to evaluate the treatment of a single migraine attack in each of approximately 400 migraine patients, with and without aura. In the trial, three doses of AZ-001 (5 mg, 7.5 mg and 10 mg doses) and placebo were tested, with 100 patients assigned to each treatment group. The primary efficacy endpoint for the trial was headache pain relief at 2-hours post-dose, as defined by the International Headache Society, or IHS, 4-point headache pain rating scale. Secondary efficacy endpoints for the trial included various additional measurements of pain relief, as well as effects on nausea, vomiting, phonophobia and photophobia. The clinical trial study period was 24 hours post dosing for each patient. All results were considered statistically significant at the p < 0.05 level, as compared to placebo, and all statistical analyses were made on an intent-to-treat basis. Side effects were recorded throughout the clinical trial study period, and a safety evaluation was made at each patient’s closeout visit.

Primary Efficacy Endpoint.  AZ-001 met the primary efficacy endpoint of the clinical trial, which was pain relief at 2-hours post-dose using the IHS 4-point headache pain rating scale, for all three doses of the drug compared to placebo. Statistically significant improvements in pain response were observed in 66.0% of patients at the 10 mg dose (p=0.0013), 63.7% of patients at the 7.5 mg dose (p=0.0046) and 60.2% of patients at the 5 mg dose (p=0.0076), compared to 40.8% of patients receiving placebo.

Additional Efficacy Endpoints.  Another measure of efficacy was the achievement of a pain-free response at 2 hours, where a patient has a pain score of 0, or “no”, headache pain at the 2-hours post-dose time point. In the trial, AZ-001 showed statistically significant differences from placebo in this measure with 35.0% of patients who received the 10 mg dose achieving pain-free status (p=0.0019) and 29.7% of patients who received the 7.5 mg dose achieving pain-free status (p=0.0226). Patients receiving the 5 mg dose (21.4%) did not achieve a statistically significant pain-free response, compared to placebo. The rate of pain-free response at 2 hours in patients receiving placebo was 15.3%.

We believe duration of efficacy is an important consideration in developing migraine therapeutics. A commonly used measure of duration of efficacy is the sustained pain-free response, whereby a patient reports a pain-free score at the 2-hour post-dose time point and remains pain-free for the remainder of the 24 hour study period. The 10 mg and 7.5 mg doses of AZ-001 showed statistically-significant differences in sustained pain-free response, compared to placebo. Sustained pain-free outcomes through 24 hours were observed in 30.1% and 23.1% of patients in the 10 mg and 7.5 mg dose groups, respectively. The placebo group exhibited a sustained pain-free response in 10.2% of patients.

AZ-001 exhibited rapid onset of pain relief. The 7.5 mg dose showed statistically significant pain response, compared to placebo, at 15 minutes (p=0.016). At 30 minutes, all three doses of AZ-001 showed statistically significant pain response, compared to placebo; 10 mg (p=0.0056), 7.5 mg (p=0.0003) and 5 mg (p=0.0056).

Symptom management is an important consideration in the overall efficacy of a migraine therapy. Important symptoms to be managed in migraine patients are nausea, vomiting, photophobia (sensitivity to light) and phonophobia (sensitivity to sound). Survival analyses for nausea, photophobia and phonophobia over the 2 hour time period post-dose showed a statistically significant difference, compared to placebo. The total number of patients with vomiting were too few to make conclusions about drug effect.

Safety Evaluations.  Side effects were recorded throughout the clinical trial study period, and a safety evaluation was made at each patient’s closeout visit. There were no serious adverse events reported during the trial. The most common side effects reported by at least 10% of the patients in any treatment group were taste, throat irritation, cough, and somnolence. These side effects appeared to be dose related, with a lower incidence and severity of the side effects generally seen at the lower doses of AZ-001. These side effects were generally mild to moderate in severity.

Preclinical Studies

We have completed several preclinical studies of AZ-001 including inhalation toxicology studies in two animal species, cardiovascular and respiratory safety studies in one species, and in vitro and in vivo studies to assess potential gene mutations. In animal toxicology studies of prochlorperazine aerosols involving prolonged daily dosing, we detected changes to, and increases in the number of, the cells in the upper airway of the test animals. The terms for these changes and increases are “squamous metaplasia” and “hyperplasia,” respectively. We also observed lung inflammation in some animals. Squamous metaplasia and hyperplasia occurred at doses that were substantially greater than those administered in our human clinical trials. In subsequent toxicology studies of AZ-001 involving intermittent dosing, we detected lower incidence and severity of squamous metaplasia and hyperplasia in the upper airway of the test animals compared to the daily dosing results. No lung inflammation was observed with intermittent dosing. During the second quarter of 2008, we completed a 28-day repeat dose inhalation study in dogs. Consistent with previous findings in shorter-term and higher dose studies, we observed dose-related minimal to slight squamous metaplasia in the upper respiratory tract, primarily in the lining of the nasal passages, in all treated groups. These changes were partially reversible by the end of a 28-day post-treatment period. No lower respiratory tract or lung findings were reported. We do not expect to observe these events when AZ-001 is delivered intermittently and at proportionately lower doses in future toxicology studies.

AZ-104 (Staccato loxapine, low-dose)

The API of AZ-104 is loxapine, a generic drug belonging to the class of drugs known as antipsychotics. Loxapine is currently approved in oral and injectable (intramuscular only) formulations in the United States for the management of the manifestations of schizophrenia.

Development Status

Clinical Trials

We reported initial results of the AZ-104 Phase 2b trial in September 2009. This was an outpatient, multi-center, randomized, double-blind, single administration, placebo-controlled study. The study was designed to evaluate the treatment of a single migraine attack of moderate to severe intensity in each of approximately 360 migraine patients, with or without aura. Two doses of AZ-104 (1.25 mg and 2.5 mg) and placebo were evaluated in the clinical trial. The study enrolled a total of 366 patients: 125 patients in the placebo dose group, 121 patients in the 1.25 mg dose group, and 120 patients in the 2.5 mg dose group. Both AZ-104 dose groups trended towards statistical significance, but the study did not meet its primary endpoint, which was defined as pain-relief at the 2-hour time point, compared to placebo. There were no serious adverse events in the clinical trial, and AZ-104 was generally safe and well tolerated in this patient population.

Patients rated their headache pain using the IHS 4-point rating scale. The primary efficacy endpoint was headache pain relief, which is headache pain rated as mild or none, at 2 hours post-dose. Secondary efficacy endpoints for the clinical trial included various additional measurements of pain relief, as well as effects on nausea, vomiting, phonophobia and photophobia. All results were considered statistically significant at the p < 0.05 level, as compared to placebo, and all analyses were made on an intent-to-treat basis. Safety evaluations were also made throughout the clinical trial period.

AZ-104 was numerically superior to placebo in pain-relief at 2-hours post-dose, but these differences were not statistically significant. Pain relief was observed in 56% of patients receiving the 2.5 mg dose (p=0.11) and 54% of patients receiving the 1.25 mg dose (p=0.12), as compared to 45% of patients receiving placebo.

Another commonly used measure of efficacy in migraine studies is the percentage of patients who are pain-free at 2 hours post-dose. Again, AZ-104 was numerically superior to placebo in this measure, but the differences were not statistically significant. Pain-free responders were 31% of the patients receiving the 2.5 mg dose and 27% of the patients receiving the 1.25 mg dose, as compared to 23% of the patients receiving placebo.

Preclinical Studies

Loxapine has been approved for marketing in oral and injectable forms. There are publicly available safety pharmacology, systemic toxicology, carcinogenicity and reproductive toxicology data we will be able to use for our regulatory filings. Therefore, our preclinical development testing is primarily focused on assessing the local tolerability of inhaled loxapine. Our two preclinical inhalation toxicology studies with loxapine have indicated that it was generally well tolerated.

ACUTE PAIN PROGRAM: AZ-003 (Staccato fentanyl)

We are developing our product candidate AZ-003 (Staccato fentanyl) for the treatment of patients with acute pain, including patients with breakthrough cancer pain and postoperative patients with acute pain episodes. Based on our analysis of industry data and clinical literature, we believe over 25 million postoperative patients experience inadequate pain relief, despite receiving some form of pain management and, according to a three month study on cancer pain by Portenoy and Hagen (1990) and a cross-sectional study on cancer pain by Caraceni (2004), approximately 65% of patients diagnosed with cancer pain experience breakthrough cancer pain. A patient controlled analgesia, or PCA, IV pump is often used directly after surgery so the patient can achieve quick pain relief as needed. The PCA pump approach generally works well, but typically requires patients to remain in the hospital with an IV line in place. Physicians generally treat cancer pain using a combination of a chronic, long-acting drug and an acute or rapid acting drug for breakthrough pain. Treating a breakthrough pain episode with an oral medication is difficult due to the slow onset of therapeutic effect. However, patients usually also find more invasive, injectable treatments undesirable. Based on preclinical testing and the results of our Phase 1 clinical trial, we believe the PK of fentanyl delivered using a Staccato system will be similar to the PK of IV fentanyl administration. We believe many patients would benefit from a noninvasive but fast acting therapy that allows them to titrate the amount of pain medication to the amount of pain relief required.

The API of AZ-003 is fentanyl, a generic drug belonging to the class of drugs known as opioid analgesics. Fentanyl is currently approved in three different formulations in the United States for the management of various types of pain: injectable, transmucosal, which deliver drugs through the mucous membranes of the mouth or nose, and transdermal, which deliver drug through the skin. Since the Staccato system can incorporate lockout and multiple dose features, we believe that AZ-003 will facilitate patient titration to the minimum effective drug dose in a safe, convenient, easy to use and simple delivery system. In addition, we believe the incorporation of patient lockout features may be a significant safety advantage and has the potential to prevent diversion, or use by individuals who have not been prescribed the drug.

Development Status

Clinical Studies

We completed the initial analysis of the top-line results of our Phase 1 clinical trial with AZ-003 in December 2006. The primary aims of the Phase 1 clinical trial were to evaluate the arterial PK and absolute bioavailability for AZ-003 by comparing the AZ-003 profile to that of IV fentanyl, and to examine the pharmacodynamics, tolerability and safety of AZ-003 in opioid-naive healthy subjects. The trial enrolled 50 subjects and was conducted at a single clinical center in two stages. Stage 1 of the protocol was an open-label, crossover comparison of a 25 g dose of AZ-003 by a single inhalation and the same dose of fentanyl administered intravenously over five seconds. Stage 2 of the protocol was a randomized double-blind, placebo-controlled, dose escalation of AZ-003 evaluating cumulative doses of 50 g, 100 g, 150 g and 300 g of fentanyl. A 25 g individual dose of fentanyl was inhaled once in Stage 1, or 2, 4 or 6 times at 4 minute intervals for the first four different cohorts in Stage 2. A fifth cohort in Stage 2 received a 150 g dosing sequence starting at time zero and then a second 150 g dosing sequence starting at 60 minutes after the first dose, for a cumulative dose of 300 g. In addition to comprehensive PK sample collection, pharmacodynamic data were generated using pupillometry, a surrogate measure used to assess the functional activity of opioids.

The AZ-003 PK was substantially equivalent to the IV fentanyl PK, with similar peak plasma concentration, or Cmax, time to maximum plasma concentration, or Tmax, and area under the curve concentration, or AUC. These data suggest very high absolute bioavailability of the inhaled dose. Mean peak arterial plasma concentrations were observed within 30 seconds for both administration routes. In Stage 2 of the clinical trial, ascending doses of AZ-

003 controlled by the Staccato device, exhibited dose-proportionality of fentanyl throughout the dosing range from 50 mcg to 300 mcg, following an AUC analysis. There were no serious adverse events attributable to AZ-003, and the results from the clinical study showed that AZ-003 was generally safe and well tolerated at all doses.

In October 2007, clinical data from the AZ-003 Phase 1 clinical trial were presented in four different presentations at the American Society of Anesthesiologists 2007 Annual Meeting, in San Francisco, California. The four presentations were entitled, “Pharmacokinetic Profiles of Fentanyl Delivered by Intravenous and Inhaled Thermal Aerosol Routes”, “Pharmacokinetic Profile of Multiple Doses of Fentanyl Delivered by Inhaled Thermal Aerosol Route”, “Pharmacodynamic Response to Fentanyl Delivered by Intravenous and Inhaled Thermal Aerosol Routes” and “Pharmacodynamic Response to Multiple Doses of Fentanyl Delivered by Inhaled Thermal Aerosol Route”. This clinical trial demonstrated that the pharmacokinetic profile of AZ-003 in a single breath offers a speed of onset and consistency equivalent to fentanyl administered intravenously over 5 seconds. This clinical trial also demonstrated that the pharmacodynamic profile of AZ-003 in a single breath was comparable to that of fentanyl administered by intravenous administration.

Preclinical Studies

Fentanyl is approved for marketing in injectable, transdermal and transmucosal forms. We are able to use publicly available safety pharmacology, systemic toxicology and reproductive toxicology data for our regulatory filings. Therefore, our preclinical development testing was primarily focused on assessing the local tolerability of inhaled fentanyl. Our two preclinical toxicology tests in two animal species with fentanyl have indicated that it was generally well tolerated.

AZ-002 (Staccato alprazolam)

We were developing AZ-002 (Staccato alprazolam) for the acute treatment of panic attacks associated with panic disorder, a condition characterized by the frequent, unpredictable occurrence of panic attacks. The API of AZ-002 is alprazolam, a generic drug belonging to the class of drugs known as benzodiazepines. Alprazolam is currently approved in oral formulations in the United States for use in the management of anxiety disorder, for the short term relief of symptoms of anxiety, for anxiety associated with depression, and for the treatment of panic disorder with or without agoraphobia, or abnormal fear of being in public places. We will continue to explore additional CNS indications for AZ-002 given its safety profile, the successful and reproducible delivery of alprazolam, and the IV-like pharmacological effect demonstrated,

Development Status

Clinical Trials

In June 2008, we released the preliminary results from our Phase 2a proof-of-concept clinical trial with AZ-002 in patients with panic disorder. The study did not meet its two primary endpoints, which were the effect of AZ-002 on the incidence of a doxapram-induced panic attack and the effect of AZ-002 on the duration of a doxapram-induced panic attack, both as compared with placebo. There were no serious adverse events in the clinical trial, and AZ-002 was safe and well tolerated in the study patient population.

The AZ-002 Phase 2a clinical trial was an in-clinic, randomized, double-blind, placebo-controlled proof-of-concept evaluation of patients with panic disorder. After an open-label pilot phase, 40 patients were enrolled at 3 U.S. clinical centers, with 20 patients receiving 1 mg AZ-002 and 20 patients receiving Staccato placebo. The primary aim of the clinical trial was to assess the safety and efficacy of a single dose of AZ-002 in treating a pharmacologically-induced panic attack. Two primary endpoints were prospectively defined for the study, one to assess the effect of treatment on the occurrence of a doxapram-induced panic attack of sufficient intensity and a second to assess the effect of treatment on the duration of the doxapram-induced panic attack. Data for these two endpoints were based on the Acute Panic Inventory, a commonly used 22-item self-report questionnaire designed to measure panic-like response to biological challenges or other stressful situations. After receiving training and baseline assessments, all patients in the double-blind phase of the study received a Staccato device, randomized to either 1 mg AZ-002 or placebo, and an intravenous administration of doxapram, a respiratory stimulant used to induce a simulated panic attack.

Preclinical Studies

Alprazolam has been approved for marketing in oral tablet form. There are publicly available safety pharmacology, systemic toxicology, carcinogenicity and reproductive toxicology data that we will be able to use for our regulatory filings. Therefore, our preclinical development plan is primarily focused on assessing the local tolerability of inhaled alprazolam. To date, our two preclinical inhalation toxicology studies with inhaled alprazolam have indicated that it is generally well tolerated.

Product Candidate Selection

Since 2004, we have identified five drug compounds and have successfully filed six INDs and one NDA for product candidates using our Staccato system. At the end of 2009, in the aggregate, we have dosed more than 2,400 patients and subjects in 22 different clinical trials. In 2009, our primary emphasis was on later stage clinical development of, and seeking regulatory approval for, AZ-004, and not on new product candidate identification. We believe our Staccato system is broadly applicable to a large number of medically important small molecule compounds that could be useful in the treatment of acute and intermittent conditions.

Once we have established initial vaporization feasibility, we conduct experiments and activities designed to identify viable product candidates. These experiments and activities include calculation of emitted doses, analysis of whether or not the emitted dose would be therapeutic, particle size analyses, early product stability studies and comprehensive medical and market needs assessments. After completion of these experiments and activities, a formal Product Selection Advisory Board, or PSAB, composed of employees and outside experts, is convened to evaluate these data.

After a positive PSAB decision, we initiate preclinical pharmacology and toxicology studies, with the intent of filing an IND upon successful completion of our preclinical studies. During this preclinical period, we also manufacture toxicology study supplies and initiate the manufacturing scale-up to move the product candidate through manufacturing design verification testing and the production of clinical trial materials. We believe that, with the current development status of our single dose device, we can move a compound from initial screening through filing of an IND in 12 to 18 months.

In January 2009, we consolidated our operations, with a primary focus on the continued rapid development of AZ-004. As our efforts will focus on the regulatory approval and commercial launch of AZ-004, we do not anticipate moving any new product candidates into the clinic in 2010.

Our Strategy

We intend to develop an extensive portfolio of products. Key elements of our strategy include:

•	Focus on Acute and Intermittent Conditions. We focus our development and commercialization efforts on product candidates based on our Staccato system that are intended to address important unmet medical and patient needs in the treatment of acute and intermittent conditions in which rapid onset, ease of use, noninvasive administration and, in some cases, patient titration of dosage are required.

•	Establish Strategic Partnerships. We intend to strategically partner with pharmaceutical and other companies to provide development funding or to address markets that may require a larger sales force, greater marketing resources or specific expertise to maximize the value of some product candidates. We also intend to seek international distribution partners for our product candidates. We may also enter into strategic partnerships with other pharmaceutical companies to combine our Staccato system with their proprietary compounds.

•	Retain and Control Product Manufacturing. We own all manufacturing rights to our product candidates. We intend to internally complete the final manufacture and assembly of our product candidates and any future products, potentially enabling greater intellectual property protection and economic return from our future products. We also believe controlling the final manufacture and assembly reduces the risk of supply interruptions and allows more cost effective manufacturing.

Licensing Collaboration

In February 2010, we entered into a collaboration and license agreement, or license agreement, and a manufacture and supply agreement, collectively, the collaboration, with Biovail Laboratories International SRL, or Biovail, for AZ-004 (Staccato® loxapine) for the treatment of psychiatric and/or neurological indications and the symptoms associated with these indications, including the initial indication of treating agitation in schizophrenia and bipolar disorder patients. The collaboraton contemplates that we will be the exclusive supplier of drug product for clinical and commercial uses and have responsibility for the NDA for AZ-004 for the initial indication of rapid treatment of agitation in patients with schizophrenia or bipolar disorder, as well as responsibility for any additional development and regulatory activities required for use in these two patient populations in the outpatient setting. Biovail will be responsible for commercialization for the initial indication and, if it elects, development and commercialization of additional indications for AZ-004 in the U.S. and Canada.

Under the terms of the license agreement, Biovail paid us an upfront fee of $40 million, and we may be eligible to receive up to an additional $90 million in milestone payments upon achievement of predetermined regulatory, clinical and commercial manufacturing milestones. We may be subject to certain payment obligation to Biovail, up to $5 million, if we do not meet certain other milestones prior to a termination of the license agreement. We are also eligible to receive tiered royalty payments of 10% to 25% on any net sales of AZ-004. We are responsible for conducting and funding all development and regulatory activities associated with AZ-004’s initial indication for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder as well as for its possible use in the outpatient setting in these two patient populations. Our obligation to fund the outpatient development efforts is limited to a specified amount, none of which is expected to be incurred in 2010. Biovail is responsible for certain Phase 4 development commitments and related costs and expenses. For additional indications, we have an obligation regarding certain efforts and related costs and expenses, up to a specified amount, and, if it elects, Biovail is responsible for all other development commitments and related costs and expenses.

Under the terms of the manufacture and supply agreement, we are the exclusive supplier of AZ-004 and have responsibility for the manufacture, packaging, labeling and supply for clinical and commercial uses. Biovail will purchase AZ-004 from us at predetermined transfer prices. The transfer prices depend on the volume of AZ-004 purchases, subject to certain adjustments.

Either party may terminate the collaboration for the other party’s uncured material breach or bankruptcy. In addition, Biovail has the right to terminate the collaboration (a) upon 90 days written notice for convenience; (b) upon 90 days written notice if FDA does not approve the AZ-004 NDA for the initial indication for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder; (c) immediately upon written notice for safety reasons or withdrawal of marketing approval; (d) upon 90 days written notice upon certain recalls of the product; or (e) immediately upon written notice within 60 days of termination of the supply agreement under certain circumstances. The supply agreement automatically terminates upon the termination of the license agreement.

Research and Development

Research and development expenditures made to advance our product candidates and other research efforts during the last three years ended December 31, 2009, were as follows (in thousands):

	Year Ended December 31,
Preclinical and Clinical Development:	2009	2008	2007

AZ-004/104	$30,084	$26,789	$15,524
AZ-003	1,631	17,070	1,474
AZ-001	—	1,151	8,163
AZ-002	181	1,898	3,795
AZ-007	—	1,773	8,214

Total preclinical and clinical development	31,896	48,681	37,170
Research	7,882	12,884	8,475

Total research and development	$39,778	$61,565	$45,645

Manufacturing

We manufacture our product candidates with components supplied by vendors. We believe that manufacturing our product candidates will potentially enable greater intellectual property protection and economies of scale and decrease the risk of supply interruptions.

After inspection and qualification, we assemble the components of our product candidates and coat the exterior of the metal substrate with a thin film of API. We then place the plastic airway around the assembly and package a completed device in a pharmaceutical-grade foil pouch. The controller for our multiple dose delivery design includes the battery power source for heating the individual metal substrates, a microprocessor that directs the electric current to the appropriate metal substrate at the appropriate time, and an icon-based liquid crystal display that shows pertinent information to the user, for example, the number of doses remaining in the dose cartridge and the controller status. We may need to develop modified versions of our devices for future product candidates.

We believe we have developed quality assurance and quality control systems applicable to the design, manufacture, packaging, labeling and storage of our product candidates in compliance with applicable regulations. These systems include extensive requirements with respect to quality management and organization, product design, manufacturing facilities, equipment, purchase and handling of components, production and process controls, packaging and labeling controls, device evaluation, distribution and record keeping.

We outsource the production of the components of our product candidates, including the printed circuit boards, the molded plastic airways and the heat packages used in the single dose version of our Staccato system device. We currently use single source suppliers for these components, as well as for the API used in each of our product candidates. We do not carry a significant inventory of these components, and establishing additional or replacement suppliers for any of these components may not be accomplished quickly, or at all, and could cause significant additional expense. Any supply interruption from our vendors would limit our ability to manufacture our product candidates and could delay clinical trials for, and regulatory approval of, our product candidates.

In 2007, we completed a current good manufacturing practices, or cGMP, compliant pilot manufacturing facility located in Mountain View, California. In November 2007, we received a pharmaceutical manufacturing license from the California State Food and Drug Branch for this facility. We believe this pilot manufacturing facility will have sufficient capacity to manufacture materials for toxicology studies and clinical trial materials for future clinical trials. We also believe that this facility will be sufficient to manufacture early commercial-scale batches of our products. In January 2009, we renewed our pharmaceutical manufacturing license from the California State Food and Drug Branch for our Mountain View facility. This new license is valid until January 31, 2011.

Under the terms of the manufacture and supply agreement, we are the exclusive supplier of AZ-004 and have responsibility for the manufacture, packaging, labeling and supply for clinical and commercial uses. Biovail will purchase AZ-004 from us at predetermined transfer prices. The transfer prices depend on the volume of AZ-004 purchases, subject to certain adjustments.

Either party may terminate the collaboration for the other party’s uncured material breach or bankruptcy. In addition, Biovail has the right to terminate the collaboration (a) upon 90 days written notice for convenience; (b) upon 90 days written notice if FDA does not approve the AZ-004 NDA for the initial indication for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder; (c) immediately upon written notice for safety reasons or withdrawal of marketing approval; (d) upon 90 days written notice upon certain recalls of the product; or (e) immediately upon written notice within 60 days of termination of the supply agreement under certain circumstances. The supply agreement automatically terminates upon the termination of the license agreement.

Autoliv ASP, Inc.

On November 2, 2007, we entered into a manufacturing and supply agreement, or the supply agreement, with Autoliv relating to the commercial supply of chemical heat packages that can be incorporated into our single dose Staccato device. Autoliv had developed these chemical heat packages for us pursuant to a development agreement executed in October 2005. Under the terms of the supply agreement, Autoliv will develop a manufacturing line capable of producing 10 million chemical heat packages a year. We have an obligation to pay Autoliv $12 million upon the earlier of December 31, 2011 or 60 days after the approval by the FDA of an NDA filed by us. If either party terminates the supply agreement, we will be required to reimburse Autoliv for certain expenses related to the equipment and tooling used in the production and testing of the chemical heat packages up to $12 million. Upon either payment Autoliv will be required to transfer possession and ownership of such equipment and tooling to us.

Autoliv has agreed to manufacture, assemble and test the chemical heat packages solely for us in conformance with our specifications. We will pay Autoliv a specified purchase price, which varies based on annual quantities ordered by us, per chemical heat package delivered. The initial term of the supply agreement expires on December 31, 2012 and may be extended by written mutual consent. The supply agreement provides that during the term of the supply agreement, Autoliv will be our exclusive supplier of chemical heat packages. In addition, the supply agreement grants Autoliv the right to negotiate for the right to supply commercially any second generation chemical heat package, or a second generation product, and provides that we will pay Autoliv certain royalty payments if we manufacture second generation products ourselves or if we obtain second generation products from a third party manufacturer. Upon the expiration or termination of the supply agreement we will also be required, on an ongoing basis, to pay Autoliv certain royalty payments related to the manufacture of the chemical heat packages by us or third party manufacturers.

The supply agreement also contains certain provisions regarding the rights and responsibilities of the parties with respect to manufacturing specifications, forecasting and ordering, delivery arrangements, payment terms, packaging requirements, change orders, intellectual property rights confidentiality and indemnification, as well as certain other customary matters.

Product Commercialization

We have licensed all U.S. and Canadian commercialization rights to Biovail for AZ-004, excluding the treatment of migraine. Biovail paid us an upfront fee and will pay potential additional milestone payments upon achievement of predetermined regulatory and clinical milestones and will pay us royalties on net sales of AZ-004. We have responsibility for the manufacture, packaging, labeling and supply of AZ-004 to Biovail, and Biovail will purchase AZ-004 from us at predetermined transfer prices. Eventually, we may build a United States specialty sales force to commercialize any of our other product candidates that are approved and are intended for the specialty pharmaceutical type markets. We plan to enter into strategic partnerships with other companies to commercialize products that are intended for other markets in the United States and for all of our product candidates in geographic territories outside the United States.

Government Regulation

The testing, manufacturing, labeling, advertising, promotion, distribution, export and marketing of our product candidates are subject to extensive regulation by governmental authorities in the United States and other countries. Our product candidates include drug compounds incorporated into our delivery device and are considered “combination products” in the United States. We have agreed with the FDA that our product candidates will be reviewed by the FDA’s Center for Drug Evaluation and Research. The FDA, under the Federal Food, Drug and Cosmetic Act, or FDCA, regulates pharmaceutical products in the United States. The steps required before a drug may be approved for marketing in the United States generally include:

•	preclinical laboratory studies and animal tests;

•	the submission to the FDA of an IND for human clinical testing, which must become effective before human clinical trials commence;

•	adequate and well controlled human clinical trials to establish the safety and efficacy of the product;

•	the submission to the FDA of an NDA;

•	satisfactory completion of an FDA inspection of the manufacturing facilities at which the product is made to assess compliance with cGMP. In addition, the FDA may audit clinical trial sites that generated the data in support of the NDA; and

•	FDA review and approval of the NDA.

The testing and approval process requires substantial time, effort and financial resources, and the receipt and timing of any approval is uncertain. Preclinical studies include laboratory evaluations of the product candidate, as well as animal studies to assess the potential safety and efficacy of the product candidate. The results of the preclinical studies, together with manufacturing information and analytical data, are submitted to the FDA as part of the IND, which must become effective before clinical trials may be commenced. The IND will become effective automatically 30 days after receipt by the FDA, unless the FDA raises concerns or questions about the conduct of the trials as outlined in the IND prior to that time. In this case, the IND sponsor and the FDA must resolve any outstanding concerns before clinical trials can proceed.

Clinical trials involve the administration of the product candidates to healthy volunteers or patients under the supervision of a qualified principal investigator. Further, each clinical trial must be reviewed and approved by an independent institutional review board, or IRB, at or servicing each institution at which the clinical trial will be conducted. The IRB will consider, among other things, ethical factors, the safety of human subjects and the possible liability of the institution.

Clinical trials typically are conducted in three sequential phases prior to approval, but the phases may overlap. A fourth, or post-approval, phase may include additional clinical studies. These phases generally include the following:

•	Phase 1. Phase 1 clinical trials involve the initial introduction of the drug into human subjects, frequently healthy volunteers. These studies are designed to determine the metabolism and pharmacologic actions of the drug in humans, the adverse effects associated with increasing doses and, if possible, to gain early evidence of effectiveness. In Phase 1 clinical trials, the drug is usually tested for safety, including adverse effects, dosage tolerance, absorption, distribution, metabolism, excretion and pharmacodynamics.

•	Phase 2. Phase 2 clinical trials usually involve studies in a limited patient population to (1) evaluate the efficacy of the drug for specific, targeted indications; (2) determine dosage tolerance and optimal dosage; and (3) identify possible adverse effects and safety risks. Although there are no statutory or regulatory definitions for Phase 2a and Phase 2b, Phase 2a is commonly used to describe a Phase 2 clinical trial evaluating efficacy, adverse effects and safety risks and Phase 2b is commonly used to describe a subsequent Phase 2 clinical trial that also evaluates dosage tolerance and optimal dosage.

•	Phase 3. If a compound is found to be potentially effective and to have an acceptable safety profile in Phase 2 clinical trials, the clinical trial program will be expanded to further demonstrate clinical efficacy, optimal dosage and safety within an expanded patient population at geographically dispersed clinical trial sites. Phase 3 clinical trials usually include several hundred to several thousand patients.

•	Phase 4. Phase 4 clinical trials are studies required of, or agreed to by, a sponsor that are conducted after the FDA has approved a product for marketing. These studies are used to gain additional experience from the treatment of patients in the intended therapeutic indication and to document a clinical benefit in the case of drugs approved under accelerated approval regulations. If the FDA approves a product while a company has ongoing clinical trials that were not necessary for approval, a company may be able to use the data from these clinical trials to meet all or part of any Phase 4 clinical trial requirement. These clinical trials are often referred to as Phase 3/4 post-approval clinical trials. Failure to promptly conduct Phase 4 clinical trials could result in withdrawal of approval for products approved under accelerated approval regulations.

In the case of products for the treatment of severe or life threatening diseases, the initial clinical trials are sometimes conducted in patients rather than in healthy volunteers. Since these patients are already afflicted with the target disease, it is possible that such clinical trials may provide evidence of efficacy traditionally obtained in Phase 2 clinical trials. These trials are referred to frequently as Phase 1/2 clinical trials. The FDA may suspend clinical trials at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk.

The results of preclinical studies and clinical trials, together with detailed information on the manufacture and composition of the product, are submitted to the FDA in the form of an NDA requesting approval to market the product. Generally, regulatory approval of a new drug by the FDA may follow one of three routes. The most traditional of these routes is the submission of a full NDA under Section 505(b)(1) of the FDCA. A second route, which is possible where an applicant chooses to rely in part on the FDA’s conclusion about the safety and effectiveness of previously approved drugs is to submit a more limited NDA described in Section 505(b)(2) of the FDCA. The final route is the submission of an Abbreviated New Drug Application for products that are shown to be therapeutically equivalent to previously approved drug products as permitted under Section 505(j) of the FDCA. We do not expect any of our product candidates to be submitted under Section 505(j). Both Section 505(b)(1) and Section 505(b)(2) applications are required by the FDA to contain full reports of investigations of safety and effectiveness. However, in contrast to a traditional NDA submitted pursuant to Section 505(b)(1) in which the applicant submits all of the data demonstrating safety and effectiveness, we believe an application submitted pursuant to Section 505(b)(2) can rely upon findings by the FDA that the parent drug is safe and effective in that indication. As a consequence, the preclinical and clinical development programs leading to the submission of an NDA under Section 505(b)(2) may be less expensive to carry out and can be concluded in a shorter period of time than programs required for a Section 505(b)(1) application. In its review of any NDA submissions, however, the FDA has broad discretion to require an applicant to generate additional data related to safety and efficacy, and it is impossible to predict the number or nature of the studies that may be required before the FDA will grant approval. Notwithstanding the approval of many products by the FDA pursuant to Section 505(b)(2), over the last few years certain brand-name pharmaceutical companies and others have objected to the FDA’s interpretation of Section 505(b)(2). If the FDA changes its interpretation of Section 505(b)(2), this could delay or even prevent the FDA from approving any Section 505(b)(2) NDA that we submit.

To the extent that a Section 505(b)(2) applicant is relying on the FDA’s findings for an already-approved product, the applicant is required to certify to the FDA concerning any patents listed for the approved product in the FDA’s Orange Book publication. A certification that the new product will not infringe the already approved products’ Orange Book-listed patents or that such patents are invalid is called a paragraph IV certification, and could be challenged in court by the patent owner or holder of the application of the already approved products. This could delay the approval of any Section 505(b)(2) application we submit. In addition, any period of marketing exclusivity applicable to the already approved product might delay approval of any Section 505(b)(2) application we submit. Any Section 505(b)(1) or Section 505(b)(2) application we submit for a drug product containing a previously approved API might be eligible for three years of marketing exclusivity, provided new clinical investigations that were conducted or sponsored by the applicant are essential to the FDA’s approval of the application. Five years of marketing exclusivity is granted if FDA approves an NDA for a new chemical entity. In addition, we can list in the FDA’s Orange Book publication any of our patents claiming the drug product, drug substance or that cover an approved method-of-use. In order for a generic applicant to rely on the FDA’s approval of any NDA we submit, such generic applicant must certify to any Orange Book listed patents and might be subject to any marketing exclusivity covering our approved drug product.

In our AZ-004 NDA submission and future submissions for our other product candidates, we intend to follow the development pathway permitted under the FDCA that we believe will maximize the commercial opportunities for these product candidates. We are currently pursuing the Section 505(b)(2) application route for our product candidates. As such, we have and intend to continue to engage in discussions with the FDA to determine which, if any, portions of our development program can be modified, based on previous FDA findings of a drug’s safety and effectiveness.

Before approving an NDA, the FDA will inspect the facilities at which the product is manufactured, whether ours or our third party manufacturers’, and will not approve the product unless the manufacturing facility complies with cGMP. The FDA reviews all NDA’s submitted before it accepts them for filing and may request additional information rather than accept an NDA for filing. Once the NDA submission has been accepted for filing, the FDA begins an in-depth review of the NDA. Under the goals and policies agreed to by the FDA under the Prescription Drug User Fee Act, or PDUFA, the FDA has 10 months in which to complete its initial review of a standard NDA and respond to the applicant, and six months for a priority NDA. The FDA does not always meet the PDUFA goal dates for standard and priority NDA’s. The review process is often significantly extended by FDA requests for additional information or clarification. The FDA may delay approval of an NDA if applicable regulatory criteria are not satisfied, require additional testing or information and/or require post-marketing testing and surveillance to monitor safety or efficacy of a product. FDA approval of any NDA submitted by us will be at a time the FDA chooses. Also, if regulatory approval of a product is granted, such approval may entail limitations on the indicated

uses for which such product may be marketed. Once approved, the FDA may withdraw the product approval if compliance with pre-and post-marketing regulatory requirements and conditions of approvals are not maintained or if problems occur after the product reaches the marketplace. In addition, the FDA may require post-marketing studies, referred to as Phase 4 clinical trials, to monitor the effect of approved products and may limit further marketing of the product based on the results of these post-marketing studies.

If we obtain regulatory approval for a product, this approval will be limited to those diseases and conditions for which the product is effective, as demonstrated through clinical trials. Even if this regulatory approval is obtained, a marketed product, its manufacturer and its manufacturing facilities are subject to continual review and periodic inspections by the FDA and, in our case, the State of California. Discovery of previously unknown problems with a medicine, device, manufacturer or facility may result in restrictions on the marketing or manufacturing of an approved product, including costly recalls or withdrawal of the product from the market. The FDA has broad post-market regulatory and enforcement powers, including the ability to suspend or delay issuance of approvals, seize or recall products, withdraw approvals, enjoin violations and institute criminal prosecution.

In addition to regulation by the FDA and certain state regulatory agencies, the United States Drug Enforcement Administration, or DEA, imposes various registration, recordkeeping and reporting requirements, procurement and manufacturing quotas, labeling and packaging requirements, security controls and a restriction on prescription refills on certain pharmaceutical products under the Controlled Substances Act. A principal factor in determining the particular requirements, if any, applicable to a product is its actual or potential abuse profile. The DEA regulates drug substances as Schedule I, II, III, IV or V substances, with Schedule I and II substances considered to present the highest risk of substance abuse and Schedule V substances the lowest risk. Alprazolam, the API in AZ-002, is regulated as a Schedule IV substance, fentanyl, the API in AZ-003, is regulated as a Schedule II substance, and zaleplon, the API in AZ-007, is regulated as a Schedule IV substance. Each of these product candidates are subject to DEA regulations relating to manufacturing, storage, distribution and physician prescription procedures, and the DEA regulates the amount of the scheduled substance that would be available for clinical trials and commercial distribution. As a Schedule II substance, fentanyl is subject to additional controls, including quotas on the amount of product that can be manufactured and limitations on prescription refills. We have received necessary registrations from the DEA for the manufacture of AZ-002, AZ-003 and AZ-007. The DEA periodically inspects facilities for compliance with its rules and regulations. Failure to comply with current and future regulations of the DEA could lead to a variety of sanctions, including revocation, or denial of renewal, of DEA registrations, injunctions, or civil or criminal penalties, and could harm our business and financial condition.

The single dose design of our Staccato system uses what we refer to as “energetic materials” to generate the rapid heating necessary for vaporizing the drug while avoiding degradation. Manufacture of products containing these types of materials is controlled by the Bureau of Alcohol, Tobacco, Firearms and Explosives, or ATF, under 18 United States Code Chapter 40. Technically, the energetic materials used in our Staccato system are classified as “low explosives,” and we have been granted a license/permit by the ATF for the manufacture of such low explosives.

Additionally, due to inclusion of the energetic materials in our Staccato system, shipments of the single dose design of our Staccato system are regulated by the Department of Transportation, or DOT, under Section 173.56, Title 49 of the United States Code of Federal Regulations. The single dose version of our Staccato device has been granted “Not Regulated as an Explosive” status by the DOT.

We have received funding for one or more research projects from a funding agency of the United States government, and inventions conceived or first actually reduced to practice during the performance of the research project are subject to the rights and limitations of certain federal statutes and various implementing regulations known generally and collectively as the “Bayh-Dole Requirements.” As a funding recipient, we are subject to certain invention reporting requirements, and certain limitations are placed on assignment of the invention rights. In addition, the federal government retains a non-exclusive, irrevocable, paid-up license to practice the invention and, in exceptional cases, the federal government may seek to take title to the invention.

We also will be subject to a variety of foreign regulations governing clinical trials and the marketing of any future products. Outside the United States, our ability to market a product depends upon receiving a marketing authorization from the appropriate regulatory authorities. The requirements governing the conduct of clinical trials, marketing authorization, pricing and reimbursement vary widely from country to country. In any country, however, we will only be permitted to commercialize our products if the appropriate regulatory authority is satisfied that we have presented adequate evidence of safety, quality and efficacy. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must be obtained prior to the commencement of marketing of the product in those countries. The time needed to secure approval may be longer or shorter than that required for FDA approval. The regulatory approval and oversight process in other countries includes all of the risks associated with the FDA process described above.

Pharmaceutical Pricing and Reimbursement

In both domestic and foreign markets, our ability to commercialize successfully and attract strategic partners for our product candidates depends in significant part on the availability of adequate coverage and reimbursement from third-party payors, including, in the United States, governmental payors such as the Medicare and Medicaid programs, managed care organizations, and private health insurers. Third-party payors are increasingly challenging prices charged for medical products and services and examining their cost effectiveness, in addition to their safety and efficacy. We may need to conduct expensive pharmacoeconomic studies in order to demonstrate the cost effectiveness of any future products. Even with studies, our product candidates may be considered less safe, less effective or less cost effective than existing products, and third-party payors therefore may not provide coverage and reimbursement for our product candidates, in whole or in part.

Political, economic and regulatory influences are subjecting the healthcare industry in the United States to fundamental changes. There have been, and we expect there will continue to be, a number of legislative and regulatory proposals to change the healthcare system in ways that could significantly affect our business. We anticipate that Congress, state legislatures and the private sector will continue to consider and may adopt healthcare policies intended to curb rising healthcare costs. These cost containment measures include:

•	controls on government funded reimbursement for medical products and services;

•	controls on healthcare providers;

•	challenges to the pricing of medical products and services or limits or prohibitions on reimbursement for specific products and therapies through other means;

•	reform of drug importation laws; and

•	expansion of use of managed care systems in which healthcare providers contract to provide comprehensive healthcare for a fixed cost per person.

We are unable to predict what additional legislation, regulations or policies, if any, relating to the healthcare industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation, regulations or policies would have on our business. Any cost containment measures, including those listed above, or other healthcare system reforms that are adopted could have a material adverse effect on our ability to operate profitably.

Patents and Proprietary Rights

We actively seek to patent the technologies, inventions and improvements we consider important to the development of our business. In addition, we rely on trade secrets and contractual arrangements to protect our proprietary information. Some areas for which we seek patent protection include:

•	the Staccato system and its components;

•	methods of using the Staccato system;

•	the aerosolized form of drug compounds produced by the Staccato system; and

•	methods of making and using the drug containing aerosols, including methods of administering the aerosols to a patient.

As of February 1, 2010, we held 192 issued and allowed U.S. and international patents. Most of our patents are directed to compositions for delivery of an aerosol comprising drugs other than our lead product candidates described below, and cover the process for producing these aerosols using the Staccato system. As of that date, we held 29 additional pending patent applications in the United States. We also hold 59 pending corresponding foreign patent applications or Patent Cooperation Treaty applications that will permit us to pursue additional patents outside of the United States. The claims in these various patents and patent applications are directed to various aspects of our drug delivery devices and their components, methods of using our devices, drug containing aerosol compositions and methods of making and using such compositions.

AZ-004/AZ-104 (Staccato loxapine)

One of our issued U.S. patents covers compositions for delivery of a condensation aerosol comprising loxapine and covers the process for producing such condensation aerosol using the Staccato system technology. This patent will not expire until 2022. Counterparts to this patent are pending in a number of foreign jurisdictions, including Europe. We also have three other U.S. patents directed to condensation aerosol compositions for delivery of loxapine, kits containing devices for forming such compositions and methods of administering such compositions.

AZ-007 (Staccato zaleplon)

One of our issued U.S. patents covers compositions for delivery of a condensation aerosol comprising zaleplon and covers the process for producing such condensation aerosol using the Staccato system technology. This patent will not expire until 2022. Counterparts to this patent are pending in a number of foreign jurisdictions, including Europe. We also have three other U.S. patents directed to condensation aerosol compositions for delivery of zaleplon, kits containing devices for forming such compositions, and methods of administering such compositions.

AZ-001 (Staccato prochlorperazine)

One of our issued U.S. patents covers compositions for delivery of a condensation aerosol comprising prochlorperazine and covers the process for producing such condensation aerosol using the Staccato system technology. This patent will not expire until 2022. Counterparts to this patent are pending in a number of foreign jurisdictions, including Europe. We also have three other U.S. patents directed to condensation aerosol compositions for delivery of prochlorperazine, kits containing devices for forming such compositions, and methods of administering such compositions.

AZ-002 (Staccato alprazolam)

One of our issued U.S. patents covers compositions for delivery of a condensation aerosol comprising alprazolam and covers the process for producing such condensation aerosol using the Staccato system technology. This patent will not expire until 2022. Counterparts to this patent are pending in a number of foreign jurisdictions, including Europe. We also have three other U.S. patents directed to condensation aerosol compositions for delivery of alprazolam, kits containing devices for forming such compositions, and methods of administering such compositions.

AZ-003 (Staccato fentanyl)

One of our issued U.S. patents covers compositions for delivery of a condensation aerosol comprising fentanyl and covers the process for producing such condensation aerosol using the Staccato system technology. This patent will not expire until 2022. Counterparts to this patent are pending in a number of foreign jurisdictions, including Europe. We also have three other U.S. patents directed to condensation aerosol compositions for delivery of fentanyl, kits containing devices for forming such compositions, and methods of administering such compositions.

Competition

The pharmaceutical and biotechnology industries are intensely competitive. Many pharmaceutical companies, biotechnology companies, public and private universities, government agencies and research organizations are actively engaged in research and development of products targeting the same markets as our product candidates. Many of these organizations have substantially greater financial, research, drug development, manufacturing and marketing resources than we have. Large pharmaceutical companies in particular have extensive experience in clinical testing and obtaining regulatory approvals for drugs. Our ability to compete successfully will depend largely on our ability to:

•	develop products that are superior to other products in the market;

•	attract and retain qualified scientific, product development, manufacturing, and commercial personnel;

•	obtain patent and/or other proprietary protection covering our future products and technologies;

•	obtain required regulatory approvals; and

•	successfully collaborate with pharmaceutical and biotechnology companies in the development and commercialization of new products.

We expect any future products we develop to compete on the basis of, among other things, product efficacy and safety, time to market, price, extent of adverse side effects experienced and convenience of treatment procedures. One or more of our competitors may develop products based upon the principles underlying our proprietary technologies earlier than we do, obtain approvals for such products from the FDA more rapidly than we do or develop alternative products or therapies that are safer, more effective and/or more cost effective than any future products developed by us. In addition, our ability to compete may be affected if insurers and other third-party payors encourage the use of generic products through other routes of administration.

Any future products developed by us would compete with a number of alternative drugs and therapies, including the following:

•	AZ-004 would compete with the injectable form of loxapine and other antipsychotic drugs;

•	AZ-007 would compete with non-benzodiazepine GABA-A receptor agonists;

•	AZ-001 and AZ-104 would compete with available triptan drugs and IV prochlorperazine;

•	AZ-003 would compete with injectable and other forms of fentanyl and various generic oxycodone, hydrocodone and morphine products; and

•	AZ-002 would compete with the oral tablet form of alprazolam and other benzodiazepines.

Many of these existing drugs have substantial current sales and long histories of effective and safe use. As patent protection expires for these drugs, we will also compete with their generic versions. In addition to currently marketed drugs and their generic versions, we believe there are a number of drug candidates in clinical trials that, if approved in the future, would compete with any future products we may develop.

Employees

As of February 8, 2010, we had 90 full time employees, 15 of whom held Ph.D. or M.D. degrees and 64 of whom were engaged in full time research and development activities. None of our employees are represented by a labor union, and we consider our employee relations to be good.

Corporate Information

We were incorporated in the state of Delaware on December 19, 2000 as FaxMed, Inc. In June 2001, we changed our name to Alexza Corporation and in December 2001 we became Alexza Molecular Delivery Corporation. In July 2005, we changed our name to Alexza Pharmaceuticals, Inc.

Available Information

Our website address is www.alexza.com; however, information found on, or that can be accessed through, our website is not incorporated by reference into this Annual Report. We file electronically with the SEC our Annual Report, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. We make available free of charge on or through our website copies of these reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov. You may also read and copy any of our materials filed with the SEC at the SEC’s Public References Room at 100 F Street, NW, Washington, DC 20549. Information regarding the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.

Item 1A.	Risk Factors

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Annual Report, before deciding whether to invest in shares of our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. The occurrence of any of the following risks could harm our business, financial condition or results of operations. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

We have a history of net losses. We expect to continue to incur substantial and increasing net losses for the foreseeable future, and we may never achieve or maintain profitability.

We are not profitable and have incurred significant net losses in each year since our inception, including net losses of $56.1 million, $77.0 million, $55.9 million and $309.7 million for the years ended December 31, 2009, 2008 and 2007, and the period from December 19, 2000 (inception) to December 31, 2009, respectively. As of December 31, 2009, we had a deficit accumulated during development stage of $264.6 million and a stockholders’ deficit of $7.1 million. We expect our expenses to decrease in 2010 compared to 2009 due to lower expected clinical expenses with respect to our lead development program. We expect to incur substantial net losses and negative cash flow for the foreseeable future. These losses and negative cash flows have had, and will continue to have, an adverse effect on our stockholders’ equity and working capital.

Because of the numerous risks and uncertainties associated with pharmaceutical product development and commercialization, we are unable to accurately predict the timing or amount of future expenses or when, or if, we will be able to achieve or maintain profitability. Currently, we have no products approved for commercial sale, and to date we have not generated any product revenue. We have financed our operations primarily through the sale of equity securities, capital lease and equipment financing, collaboration and licensing agreements, and government grants. The size of our future net losses will depend, in part, on the rate of growth or contraction of our expenses and the level and rate of growth, if any, of our revenues. Revenues from strategic partnerships are uncertain because we may not enter into any additional strategic partnerships. We began to recognize revenues from our partnership with Endo Pharmaceuticals, Inc. in the third quarter of 2008, and we recognized approximately $9.5 million in revenue in the three months ended March 31, 2009 as a result of termination of the Endo license agreement in January 2009. If we are unable to develop and commercialize one or more of our product candidates or if sales revenue from any product candidate that receives marketing approval is insufficient, we will not achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability.

We are a development stage company. Our success depends substantially on our lead product candidates. If we do not develop commercially successful products, we may be forced to cease operations.

You must evaluate us in light of the uncertainties and complexities affecting a development stage pharmaceutical company. We have not completed clinical development for any of our product candidates. We filed our NDA for AZ-004 in December 2009 and each of our other product candidates is at an earlier stage of development. Each of our product candidates will be unsuccessful if it:

•	does not demonstrate acceptable safety and efficacy in preclinical studies and clinical trials or otherwise does not meet applicable regulatory standards for approval;

•	does not offer therapeutic or other improvements over existing or future drugs used to treat the same or similar conditions;

•	is not capable of being produced in commercial quantities at an acceptable cost, or at all; or

•	is not accepted by patients, the medical community or third party payors.

Our ability to generate product revenue in the future is dependent on the successful development and commercialization of our product candidates. We have not proven our ability to develop and commercialize products. Problems frequently encountered in connection with the development and utilization of new and unproven technologies and the competitive environment in which we operate might limit our ability to develop commercially successful products. We do not expect any of our current product candidates to be commercially available before 2011, if at all. If we are unable to make our product candidates commercially available, we will not generate product revenues, and we will not be successful.

We will need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.

We will need to raise additional capital to fund our operations, to develop our product candidates and to develop our manufacturing capabilities. Our future capital requirements will be substantial and will depend on many factors including:

•	the scope, rate of progress, results and costs of our preclinical studies, clinical trials and other research and development activities, and our manufacturing development and commercial manufacturing activities;

•	the cost, timing and outcomes of regulatory proceedings;

•	the cost and timing of developing manufacturing capacity;

•	the cost and timing of developing sales and marketing capabilities prior to receipt of any regulatory approval of our product candidates;

•	revenues received from any existing or future products;

•	payments received under any future strategic partnerships;

•	the filing, prosecution and enforcement of patent claims; and

•	the costs associated with commercializing our product candidates, if they receive regulatory approval.

We believe that with current cash, cash equivalents and marketable securities along with interest earned thereon, the proceeds from option exercises, purchases of common stock pursuant to our Employee Stock Purchase Plan, and the proceeds from our agreement with Biovail, we will be able to maintain our currently planned operations through the first quarter of 2011 and will extend into 2012 if we achieve the eligible milestones under the Biovail agreement during the coming 12 months. Changing circumstances may cause us to consume capital significantly faster or slower than we currently anticipate. We have based these estimates on assumptions that may prove to be wrong, and we could utilize our available financial resources sooner than we currently expect. The key assumptions underlying these estimates include:

•	expenditures related to continued preclinical and clinical development of our product candidates during this period within budgeted levels;

•	achievement of the milestone payments pursuant to our license agreement with Biovail;

•	no unexpected costs related to the development of our manufacturing capability; and

•	no growth in the number of our employees during this period.

We may never be able to generate a sufficient amount of product revenue to cover our expenses. Until we do, we expect to finance our future cash needs through public or private equity offerings, debt financings, strategic partnerships or licensing arrangements, as well as interest income earned on cash and marketable securities balances and proceeds from stock option exercises and purchases under our Employee Stock Purchase Plan. Any financing transaction may contain unfavorable terms. As a result of the late filing of a current report on Form 8-K in the first quarter of 2009, we are currently ineligible to use Form S-3 to register securities for sale by us or for resale by other security holders until we have timely filed all required reports under the Securities Exchange Act of 1934 until at least April 2010. In the meantime, for capital raising transactions, we must use Form S-1 to register securities with the SEC, or issue such securities in a private placement, which could increase the costs and adversely impact our ability to raise capital in a timely manner during this period. If we raise additional funds by issuing equity securities, our stockholders’ equity will be diluted. If we raise additional funds through strategic partnerships, we may be required to relinquish rights to our product candidates or technologies, or to grant licenses on terms that are not favorable to us.

The process for obtaining approval of an NDA is time consuming, subject to unanticipated delays and costs, and requires the commitment of substantial resources. The FDA accepted our NDA in February 2010 with a PDUFA goal date of October 11, 2010.

The FDA is conducting an in-depth review of the submission to determine whether to approve AZ-004 for commercial marketing for the indications we have proposed. If the FDA is not satisfied with the information we provide, the agency may refuse to approve our NDA or may require us to perform additional studies or provide other information in order to secure approval. The FDA may delay, limit or refuse to approve our NDA for many reasons, including:

•	the information we submit may be insufficient to demonstrate that AZ-004 is safe and effective;

•	the FDA might not approve the processes or facilities that will be used for the commercial manufacture of AZ-004; or

•	the FDA’s interpretation of the nonclinical, clinical or manufacturing data we provided in our NDA may differ from our own interpretation of such data.

If the FDA determines that the clinical trials of AZ-004 that were submitted in support of our NDA were not conducted in full compliance with the applicable protocols for these studies, as well as with applicable regulations and standards, or if the agency does not agree with our interpretation of the results of such studies, the FDA may reject the data that resulted from such studies. The rejection of data from clinical trials required to support our NDA for AZ-004 could negatively impact our ability to obtain marketing authorization for this product candidate and would have a material adverse effect on our business and financial condition.

In addition, our NDA may not be approved, or approval may be delayed, as a result of changes in FDA policies for drug approval during the review period. For example, although many products have been approved by the FDA in recent years under Section 505(b)(2) under the Federal Food, Drug and Cosmetic Act, objections have been raised to the FDA’s interpretation of Section 505(b)(2). If challenges to the FDA’s interpretation of Section 505(b)(2) are successful, the agency may be required to change its interpretation, which could delay or prevent the approval of our NDA for AZ-004.

Under goals set in accordance with the Prescription Drug User Fee Act of 1992, as amended, or PDUFA, the FDA reviews most NDAs within 10 months of submission. The review process may be formally extended by three months or longer if the FDA requires additional time to review any additional information that the agency requests or that we elect to provide. If we are unable to timely respond to the FDA’s requests for additional information in the course of its review of the NDA for AZ-004, the approval of the NDA would be delayed. In addition, other companies have announced that the FDA has notified them that their scheduled review dates were delayed due to the FDA’s internal resource constraints. There can be no assurance that the FDA will not impose such delays on the continuing review of our NDA for AZ-004, and any failure or significant delay in obtaining the required approval would have a material adverse effect on our business and financial condition.

Unstable market conditions may have serious adverse consequences on our business.

The recent economic downturn and market instability has made the business climate more volatile and more costly. Our general business strategy may be adversely affected by unpredictable and unstable market conditions. If the current equity and credit markets deteriorate further, or do not improve, it may make any necessary debt or equity financing more difficult, more costly, and more dilutive. While we believe that with current cash, cash equivalents and marketable securities along with interest earned thereon, the proceeds from option exercises, purchases of common stock pursuant to our Employee Stock Purchase Plan, and the proceeds from our agreement with Biovail, we will be able to maintain our currently planned operations through the first quarter of 2011 and will extend into 2012 if we achieve the eligible milestones under the Biovail agreement during the coming 12 months, we may obtain additional financing on less than attractive rates or on terms that are excessively dilutive to existing stockholders. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon clinical development plans. There is a risk that one or more of our current component manufacturers and partners may encounter difficulties during challenging economic times, which would directly affect our ability to attain our operating goals on schedule and on budget.

Unless our preclinical studies demonstrate the safety of our product candidates, we will not be able to commercialize our product candidates.

To obtain regulatory approval to market and sell any of our product candidates, we must satisfy the FDA and other regulatory authorities abroad, through extensive preclinical studies, that our product candidates are safe. Our Staccato system creates condensation aerosol from drug compounds, and there currently are no approved products that use a similar method of drug delivery. Companies developing other inhalation products have not defined or successfully completed the types of preclinical studies we believe will be required for submission to regulatory authorities as we seek approval to conduct our clinical trials. We may not have conducted or may not conduct in the future the types of preclinical testing ultimately required by regulatory authorities, or future preclinical tests may indicate that our product candidates are not safe for use in humans. Preclinical testing is expensive, can take many years and have an uncertain outcome. In addition, success in initial preclinical testing does not ensure that later preclinical testing will be successful. We may experience numerous unforeseen events during, or as a result of, the preclinical testing process, which could delay or prevent our ability to develop or commercialize our product candidates, including:

•	our preclinical testing may produce inconclusive or negative safety results, which may require us to conduct additional preclinical testing or to abandon product candidates that we believed to be promising;

•	our product candidates may have unfavorable pharmacology, toxicology or carcinogenicity; and

•	our product candidates may cause undesirable side effects.

Any such events would increase our costs and could delay or prevent our ability to commercialize our product candidates, which could adversely impact our business, financial condition and results of operations.

Preclinical studies indicated possible adverse impact of pulmonary delivery of AZ-001.

In our daily dosing animal toxicology studies of prochlorperazine, the active pharmaceutical ingredient, or API, in AZ-001, we detected changes to, and increases of, the cells in the upper airway of the test animals. The terms for these changes and increases are “squamous metaplasia” and “hyperplasia,” respectively. We also observed lung inflammation in some animals. These findings occurred in daily dosing studies at doses that were proportionately substantially greater than any dose we expect to continue to develop or commercialize. In subsequent toxicology studies of AZ-001 involving intermittent dosing consistent with its intended use, we detected lower incidence and severity of the changes to, and increases of, the cells in the upper airway of the test animals compared to the daily dosing results. We did not observe any lung inflammation with intermittent dosing. In 2008, we completed a 28-day repeat dose inhalation study in dogs. Consistent with previous findings in shorter-term and higher dose studies, we observed dose-related minimal to slight squamous metaplasia in the upper respiratory tract, primarily in the lining of the nasal passages, in all treated groups. No lower respiratory tract or lung findings were reported. These findings suggest that the delivery of the pure drug compound of AZ-001 at the proportionately higher doses used in daily dosing toxicology studies may cause adverse consequences if we were to administer prochlorperazine chronically for prolonged periods of time. If we observe these findings in our clinical trials of AZ-001, it could prevent further development or commercialization of AZ-001.

Failure or delay in commencing or completing clinical trials for our product candidates could harm our business.

We have not completed all the clinical trials necessary to support an application with the FDA for approval to market any of our product candidates other than what we believe to be adequate clinical trials to support the marketing approval for AZ-004 in the United States. Future clinical trials may be delayed or terminated as a result of many factors, including:

•	delays or failure in reaching agreement on acceptable clinical trial contracts or clinical trial protocols with prospective sites;

•	regulators or institutional review boards may not authorize us to commence a clinical trial;

•	regulators or institutional review boards may suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or concerns about patient safety;

•	we may suspend or terminate our clinical trials if we believe that they expose the participating patients to unacceptable health risks;

•	we may experience slower than expected patient enrollment or lack of a sufficient number of patients that meet the enrollment criteria for our clinical trials;

•	patients may not complete clinical trials due to safety issues, side effects, dissatisfaction with the product candidate, or other reasons;

•	we may have difficulty in maintaining contact with patients after treatment, preventing us from collecting the data required by our study protocol;

•	product candidates may demonstrate a lack of efficacy during clinical trials;

•	we may experience governmental or regulatory delays, failure to obtain regulatory approval or changes in regulatory requirements, policy and guidelines; and

•	we may experience delays in our ability to manufacture clinical trial materials in a timely manner as a result of ongoing process and design enhancements to our Staccato system.

Any delay in commencing or completing clinical trials for our product candidates would delay commercialization of our product candidates and harm our business, financial condition and results of operations. It is possible that none of our product candidates will successfully complete clinical trials or receive regulatory approval, which would severely harm our business, financial condition and results of operations.

Continuing development of our single dose version device may delay regulatory submissions and marketing approval for AZ-004

A majority of our clinical studies to date for our product candidates, other than AZ-003, have been completed using a version of our single dose Staccato device we refer to as the chemical single dose, or CSD, device. We are developing a version of the CSD that is intended to cost less to manufacture and is more scalable than the current version of CSD. We refer to the newer version of this single dose device as the commercial production device, or CPD, version. The CPD incorporates the same basic chemical heat package and electronics as the CSD. The four NDA-supporting studies completed during 2009 were conducted with the CPD. Additionally, we have conducted a device comparability/bioequivalence study in normal volunteers using the CSD and the CPD versions of the device to determine if the drug dose dispensed by the two devices is comparable and/or bioequivalent. If the FDA determines that the results of this study and the available analytical and other in vitro data from these devices do not support the comparability and/or bioequivalency of the two devices, or if the FDA or foreign regulatory authorities determine the CPD is unacceptable for any other reason, we may be required to conduct additional clinical research for AZ-004 with the CPD version of the device. Conducting any additional clinical trials could delay any potential marketing approval in the United States.

If our product candidates do not meet safety and efficacy endpoints in clinical trials, they will not receive regulatory approval, and we will be unable to market them.

We have filed an NDA for AZ-004, however we have not yet received regulatory approval from the FDA or any foreign regulatory authority to market AZ-004, and our other product candidates are in preclinical and clinical development. The clinical development and regulatory approval process is extremely expensive and takes many years. The timing of any approval cannot be accurately predicted. If we fail to obtain regulatory approval for our current or future product candidates, we will be unable to market and sell them and therefore we may never be profitable.

As part of the regulatory process, we must conduct clinical trials for each product candidate to demonstrate safety and efficacy to the satisfaction of the FDA and other regulatory authorities abroad. The number and design of clinical trials that will be required varies depending on the product candidate, the condition being evaluated, the trial results and regulations applicable to any particular product candidate. In June 2008, we announced that our Phase 2a proof-of-concept clinical trial of AZ-002 (Staccato Alprazolam) did not meet either of its two primary endpoints. In September 2009, we announced that our Phase 2b clinical trial of AZ-104 (Staccato loxapine) for the treatment of migraine did not meet its primary endpoint.

Prior clinical trial program designs and results are not necessarily predictive of future clinical trial designs or results. Initial results may not be confirmed upon full analysis of the detailed results of a trial. Product candidates in later stage clinical trials may fail to show the desired safety and efficacy despite having progressed through initial clinical trials with acceptable endpoints.

If our product candidates fail to show a clinically significant benefit compared to placebo, they will not be approved for marketing.

The design of our clinical trials is based on many assumptions about the expected effect of our product candidates, and if those assumptions prove incorrect, the clinical trials may not produce statistically significant results. Our Staccato system is not similar to other approved drug delivery methods, and there is no precedent for the application of detailed regulatory requirements to our product candidates. We cannot assure you that the design of, or data collected from, the clinical trials of our product candidates will be sufficient to support the FDA and foreign regulatory approvals.

Regulatory authorities may not approve our product candidates even if they meet safety and efficacy endpoints in clinical trials.

The FDA and other foreign regulatory agencies can delay, limit or deny marketing approval for many reasons, including:

•	a product candidate may not be considered safe or effective;

•	the manufacturing processes or facilities we have selected may not meet the applicable requirements; and

•	changes in their approval policies or adoption of new regulations may require additional work on our part.

Any delay in, or failure to receive or maintain, approval for any of our product candidates could prevent us from ever generating meaningful revenues or achieving profitability.

Our product candidates may not be approved even if they achieve their endpoints in clinical trials. Regulatory agencies, including the FDA, or their advisors may disagree with our trial design and our interpretations of data from preclinical studies and clinical trials. Regulatory agencies may change requirements for approval even after a clinical trial design has been approved. Regulatory agencies also may approve a product candidate for fewer or more limited indications than requested or may grant approval subject to the performance of post-marketing studies. In addition, regulatory agencies may not approve the labeling claims that are necessary or desirable for the successful commercialization of our product candidates.

Our product candidates will remain subject to ongoing regulatory review even if they receive marketing approval. If we fail to comply with continuing regulations, we could lose these approvals, and the sale of any future products could be suspended.

Even if we receive regulatory approval to market a particular product candidate, the FDA or a foreign regulatory authority could condition approval on conducting additional costly post-approval studies or could limit the scope of our approved labeling. Moreover, the product may later cause adverse effects that limit or prevent its widespread use, force us to withdraw it from the market or impede or delay our ability to obtain regulatory approvals in additional countries. In addition, we will continue to be subject to FDA review and periodic inspections to ensure adherence to applicable regulations. After receiving marketing approval, the FDA imposes extensive regulatory requirements on the manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion and record keeping related to the product.

If we fail to comply with the regulatory requirements of the FDA and other applicable U.S. and foreign regulatory authorities or previously unknown problems with any future products, suppliers or manufacturing processes are discovered, we could be subject to administrative or judicially imposed sanctions, including:

•	restrictions on the products, suppliers or manufacturing processes;

•	warning letters or untitled letters;

•	civil or criminal penalties or fines;

•	injunctions;

•	product seizures, detentions or import bans;

•	voluntary or mandatory product recalls and publicity requirements;

•	suspension or withdrawal of regulatory approvals;

•	total or partial suspension of production; and

•	refusal to approve pending applications for marketing approval of new drugs or supplements to approved applications.

If we do not produce our devices cost effectively, we will never be profitable.

Our Staccato system based product candidates contain electronic and other components in addition to the active pharmaceutical ingredients. As a result of the cost of developing and producing these components, the cost to produce our product candidates, and any approved products, will likely be higher per dose than the cost to produce intravenous or oral tablet products. This increased cost of goods may prevent us from ever selling any products at a profit. In addition, we are developing single dose and multiple dose versions of our Staccato system. Developing multiple versions of our Staccato system may reduce or eliminate our ability to achieve manufacturing economies of scale. Developing multiple versions of our Staccato system reduces our ability to focus development resources on each version, potentially reducing our ability to effectively develop any particular version. We expect to continue to modify each of our product candidates throughout their clinical development to improve their performance, dependability, manufacturability and quality. Some of these modifications may require additional regulatory review and approval, which may delay or prevent us from conducting clinical trials. The development and production of our technology entail a number of technical challenges, including achieving adequate dependability, that may be expensive or time consuming to solve. Any delay in or failure to develop and manufacture any future products in a cost effective way could prevent us from generating any meaningful revenues and prevent us from becoming profitable.

We rely on third parties to conduct our preclinical studies and our clinical trials. If these third parties do not perform as contractually required or expected, we may not be able to obtain regulatory approval for our product candidates, or we may be delayed in doing so.

We do not have the ability to conduct preclinical studies or clinical trials independently for our product candidates. We must rely on third parties, such as contract research organizations, medical institutions, academic institutions, clinical investigators and contract laboratories, to conduct our preclinical studies and clinical trials. We are responsible for confirming that our preclinical studies are conducted in accordance with applicable regulations and that each of our clinical trials is conducted in accordance with its general investigational plan and protocol. The FDA requires us to comply with regulations and standards, commonly referred to as good laboratory practices, or GLP, for conducting and recording the results of our preclinical studies and good clinical practices for conducting, monitoring, recording and reporting the results of clinical trials, to assure that data and reported results are accurate and that the clinical trial participants are adequately protected. Our reliance on third parties does not relieve us of these responsibilities. If the third parties conducting our clinical trials do not perform their contractual duties or obligations, do not meet expected deadlines, fail to comply with the FDA’s good clinical practice regulations, do not adhere to our clinical trial protocols or otherwise fail to generate reliable clinical data, we may need to enter into new arrangements with alternative third parties and our clinical trials may be extended, delayed or terminated or may need to be repeated, and we may not be able to obtain regulatory approval for or commercialize the product candidate being tested in such trials.

Problems with the third parties that manufacture the active pharmaceutical ingredients in our product candidates may delay our clinical trials or subject us to liability.

We do not currently own or operate manufacturing facilities for clinical or commercial production of the active pharmaceutical ingredient, or API, used in any of our product candidates. We have no experience in drug manufacturing, and we lack the resources and the capability to manufacture any of the APIs used in our product candidates, on either a clinical or commercial scale. As a result, we rely on third parties to supply the API used in each of our product candidates. We expect to continue to depend on third parties to supply the API for our lead product candidates and any additional product candidates we develop in the foreseeable future.

An API manufacturer must meet high precision and quality standards for that API to meet regulatory specifications and comply with regulatory requirements. A contract manufacturer is subject to ongoing periodic unannounced inspection by the FDA and corresponding state and foreign authorities to ensure strict compliance with current good manufacturing practice, or cGMP, and other applicable government regulations and corresponding foreign standards. Additionally, a contract manufacturer must pass a pre-approval inspection by the FDA to ensure strict compliance with cGMP prior to the FDA’s approval of any product candidate for marketing. A contract manufacturer’s failure to conform with cGMP could result in the FDA’s refusal to approve or a delay in the FDA’s approval of a product candidate for marketing. We are ultimately responsible for confirming that the APIs used in our product candidates are manufactured in accordance with applicable regulations.

Our third party suppliers may not carry out their contractual obligations or meet our deadlines. In addition, the API they supply to us may not meet our specifications and quality policies and procedures. If we need to find alternative suppliers of the API used in any of our product candidates, we may not be able to contract for such supplies on acceptable terms, if at all. Any such failure to supply or delay caused by such contract manufacturers would have an adverse effect on our ability to continue clinical development of our product candidates or commercialize any future products.

If our third party drug suppliers fail to achieve and maintain high manufacturing standards in compliance with cGMP regulations, we could be subject to certain product liability claims in the event such failure to comply resulted in defective products that caused injury or harm.

If we experience problems with the manufacturers of components of our product candidates, our development programs may be delayed or we may be subject to liability.

We outsource the manufacturing of the components of our Staccato system, including the printed circuit boards, the plastic airways, and the chemical heat packages to be used in our commercial single dose device. We have no experience in the manufacturing of components, other than our current chemical heat packages, and we currently lack the resources and the capability to manufacture them, on either a clinical or commercial scale. As a result, we rely on third parties to supply these components. We expect to continue to depend on third parties to supply these components for our current product candidates and any devices based on the Staccato system we develop in the foreseeable future.

The third party suppliers of the components of our Staccato system must meet high precision and quality standards for those components to comply with regulatory requirements. A contract manufacturer is subject to ongoing periodic unannounced inspection by the FDA and corresponding state and foreign authorities to ensure strict compliance with the FDA’s Quality System Regulation, or QSR, which sets forth the FDA’s current good manufacturing practice requirements for medical devices and their components, and other applicable government regulations and corresponding foreign standards. We are ultimately responsible for confirming that the components used in the Staccato system are manufactured in accordance with the QSR or other applicable regulations.

Our third party suppliers may not comply with their contractual obligations or meet our deadlines, or the components they supply to us may not meet our specifications and quality policies and procedures. If we need to find alternative suppliers of the components used in the Staccato system, we may not be able to contract for such components on acceptable terms, if at all. Any such failure to supply or delay caused by such contract manufacturers would have an adverse affect on our ability to continue clinical development of our product candidates or commercialize any future products.

In addition, the heat packages used in the single dose version of our Staccato system are manufactured using certain energetic, or highly combustible, materials that are used to generate the rapid heating necessary for vaporizing the drug compound while avoiding degradation. Manufacture of products containing these types of materials is regulated by the U.S. government. We have entered into a supply agreement with Autoliv for the manufacture of the heat packages in the commercial design of our single dose version of our Staccato system. If Autoliv is unable to manufacture the heat packages to our specifications, or does not carry out its contractual obligations to supply our heat packages to us, our clinical trials or commercialization efforts may be delayed, suspended or terminated while we seek additional suitable manufacturers of our heat packages, which may prevent us from commercializing our product candidates that utilize the single dose version of the Staccato system.

If we do not establish additional strategic partnerships, we will have to undertake development and commercialization efforts on our own, which would be costly and delay our ability to commercialize any future products.

A key element of our business strategy is our intent to selectively partner with pharmaceutical, biotechnology and other companies to obtain assistance for the development and potential commercialization of our product candidates. In December 2006, we entered into such a development relationship with Symphony Allegro, and in December 2007 we entered into a strategic relationship with Endo Pharmaceuticals, Inc. for the development of AZ-003. In January 2009, we mutually agreed with Endo to terminate our agreement. In June 2009, we amended the terms of our option agreement with Symphony Allegro, resulting in our acquisition of Symphony Allegro and the termination of the agreement in August 2009. In February 2010, we entered into a collaboration with Biovail for the commercialization of AZ-004 in the U.S. and Canada. We intend to enter into additional strategic partnerships with third parties to develop and commercialize our product candidates. To date, other than Symphony Allegro, Endo and Biovail, we have not entered into any strategic partnerships for any of our product candidates. We face significant competition in seeking appropriate strategic partners, and these strategic partnerships can be intricate and time consuming to negotiate and document. We may not be able to negotiate additional strategic partnerships on acceptable terms, or at all. We are unable to predict when, if ever, we will enter into any additional strategic partnerships because of the numerous risks and uncertainties associated with establishing strategic partnerships. If we are unable to negotiate additional strategic partnerships for our product candidates we may be forced to curtail the development of a particular candidate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization, reduce the scope of our sales or marketing activities or undertake development or commercialization activities at our own expense. In addition, we will bear all the risk related to the development of that product candidate. If we elect to increase our expenditures to fund development or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms, or at all. If we do not have sufficient funds, we will not be able to bring our product candidates to market and generate product revenue.

If we enter into additional strategic partnerships, we may be required to relinquish important rights to and control over the development of our product candidates or otherwise be subject to terms unfavorable to us.

Due to our relationship with Biovail we are, and for any other strategic partnerships or collaborations with pharmaceutical or biotechnology companies we may establish, subject to a number of risks including:

•	we may not be able to control the amount and timing of resources that our strategic partners devote to the development or commercialization of product candidates;

•	strategic partners may delay clinical trials, provide insufficient funding, terminate a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new version of a product candidate for clinical testing;

•	strategic partners may not pursue further development and commercialization of products resulting from the strategic partnering arrangement or may elect to discontinue research and development programs;

•	strategic partners may not commit adequate resources to the marketing and distribution of any future products, limiting our potential revenues from these products;

•	disputes may arise between us and our strategic partners that result in the delay or termination of the research, development or commercialization of our product candidates or that result in costly litigation or arbitration that diverts management’s attention and consumes resources;

•	strategic partners may experience financial difficulties;

•	strategic partners may not properly maintain or defend our intellectual property rights or may use our proprietary information in a manner that could jeopardize or invalidate our proprietary information or expose us to potential litigation;

•	business combinations or significant changes in a strategic partner’s business strategy may also adversely affect a strategic partner’s willingness or ability to complete its obligations under any arrangement;

•	strategic partners could independently move forward with a competing product candidate developed either independently or in collaboration with others, including our competitors; and

•	strategic partners could terminate the arrangement or allow it to expire, which would delay the development and may increase the cost of developing our product candidates.

If we fail to gain market acceptance among physicians, patients, third-party payors and the medical community, we will not become profitable.

The Staccato system is a fundamentally new method of drug delivery. Any future product based on our Staccato system may not gain market acceptance among physicians, patients, third-party payors and the medical community. If these products do not achieve an adequate level of acceptance, we will not generate sufficient product revenues to become profitable. The degree of market acceptance of any of our product candidates, if approved for commercial sale, will depend on a number of factors, including:

•	demonstration of efficacy and safety in clinical trials;

•	the existence, prevalence and severity of any side effects;

•	potential or perceived advantages or disadvantages compared to alternative treatments;

•	perceptions about the relationship or similarity between our product candidates and the parent drug compound upon which each product candidate is based;

•	the timing of market entry relative to competitive treatments;

•	the ability to offer any future products for sale at competitive prices;

•	relative convenience, product dependability and ease of administration;

•	the strength of marketing and distribution support;

•	the sufficiency of coverage and reimbursement of our product candidates by governmental and other third-party payors; and

•	the product labeling or product insert required by the FDA or regulatory authorities in other countries.

AZ-001 and other product candidates that we may develop may require expensive carcinogenicity tests.

The API in AZ-001, prochlorperazine, was approved by the FDA in 1956 for the treatment of severe nausea and vomiting. At that time, the FDA did not require the carcinogenicity testing that is now generally required for marketing approval. It is unclear whether we will be required to perform such testing prior to filing our application for marketing approval of AZ-001 or whether we will be allowed to perform such testing after we file an application. Such carcinogenicity testing will be expensive and require significant additional resources to complete and may delay approval to market AZ-001. We may encounter similar requirements with other product candidates incorporating drugs that have not undergone carcinogenicity testing. Any carcinogenicity testing we are required to complete will increase the costs to develop a particular product candidate and may delay or halt the development of such product candidate.

If some or all of our patents expire, are invalidated or are unenforceable, or if some or all of our patent applications do not yield issued patents or yield patents with narrow claims, competitors may develop competing products using our or similar intellectual property and our business will suffer.

Our success will depend in part on our ability to obtain and maintain patent and trade secret protection for our technologies and product candidates both in the United States and other countries. We do not know whether any patents will issue from any of our pending or future patent applications. In addition, a third party may successfully circumvent our patents. Our rights under any issued patents may not provide us with sufficient protection against competitive products or otherwise cover commercially valuable products or processes.

The degree of protection for our proprietary technologies and product candidates is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

•	we might not have been the first to make the inventions covered by each of our pending patent applications and issued patents;

•	we might not have been the first to file patent applications for these inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies;

•	the claims of our issued patents may be narrower than as filed and not sufficiently broad to prevent third parties from circumventing them;

•	it is possible that none of our pending patent applications will result in issued patents;

•	we may not develop additional proprietary technologies or drug candidates that are patentable;

•	our patent applications or patents may be subject to interference, opposition or similar administrative proceedings;

•	any patents issued to us or our potential strategic partners may not provide a basis for commercially viable products or may be challenged by third parties in the course of litigation or administrative proceedings such as reexaminations or interferences; and

•	the patents of others may have an adverse effect on our ability to do business.

Even if valid and enforceable patents cover our product candidates and technologies, the patents will provide protection only for a limited amount of time.

Our potential strategic partners’ ability to obtain patents is uncertain because, to date, some legal principles remain unresolved, there has not been a consistent policy regarding the breadth or interpretation of claims allowed in patents in the United States, and the specific content of patents and patent applications that are necessary to support and interpret patent claims is highly uncertain due to the complex nature of the relevant legal, scientific and factual issues. Furthermore, the policies governing pharmaceutical and medical device patents outside the United States may be even more uncertain. Changes in either patent laws or interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection.

Even if patents are issued regarding our product candidates or methods of using them, those patents can be challenged by our competitors who can argue that our patents are invalid and/or unenforceable. Third parties may challenge our rights to, or the scope or validity of, our patents. Patents also may not protect our product candidates if competitors devise ways of making these or similar product candidates without legally infringing our patents. The Federal Food, Drug and Cosmetic Act and the FDA regulations and policies provide incentives to manufacturers to challenge patent validity or create modified, non-infringing versions of a drug or device in order to facilitate the approval of generic substitutes. These same types of incentives encourage manufacturers to submit new drug applications that rely on literature and clinical data not prepared for or by the drug sponsor.

We also rely on trade secrets to protect our technology, especially where we do not believe that patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. The employees, consultants, contractors, outside scientific collaborators and other advisors of our company and our strategic partners may unintentionally or willfully disclose our confidential information to competitors. Enforcing a claim that a third party illegally obtained and is using our trade secrets is expensive and time consuming and the outcome is unpredictable. Failure to protect or maintain trade secret protection could adversely affect our competitive business position.

Our research and development collaborators may have rights to publish data and other information in which we have rights. In addition, we sometimes engage individuals or entities to conduct research that may be relevant to our business. The ability of these individuals or entities to publish or otherwise publicly disclose data and other information generated during the course of their research is subject to certain contractual limitations. These contractual provisions may be insufficient or inadequate to protect our trade secrets and may impair our patent rights. If we do not apply for patent protection prior to such publication or if we cannot otherwise maintain the confidentiality of our technology and other confidential information, then our ability to receive patent protection or protect our proprietary information may be jeopardized.

Litigation or other proceedings or third party claims of intellectual property infringement could require us to spend time and money and could shut down some of our operations.

Our commercial success depends in part on not infringing patents and proprietary rights of third parties. Others have filed, and in the future are likely to file, patent applications covering products that are similar to our product candidates, as well as methods of making or using similar or identical products. If these patent applications result in issued patents and we wish to use the claimed technology, we would need to obtain a license from the third party. We may not be able to obtain these licenses at a reasonable cost, if at all.

In addition, administrative proceedings, such as interferences and reexaminations before the U.S. Patent and Trademark Office, could limit the scope of our patent rights. We may incur substantial costs and diversion of management and technical personnel as a result of our involvement in such proceedings. In particular, our patents and patent applications may be subject to interferences in which the priority of invention may be awarded to a third party. We do not know whether our patents and patent applications would be entitled to priority over patents or patent applications held by such a third party. Our issued patents may also be subject to reexamination proceedings. We do not know whether our patents would survive reexamination in light of new questions of patentability that may be raised following their issuance.

Third parties may assert that we are employing their proprietary technology or their proprietary products without authorization. In addition, third parties may already have or may obtain patents in the future and claim that use of our technologies or our products infringes these patents. We could incur substantial costs and diversion of management and technical personnel in defending our self against any of these claims. Furthermore, parties making claims against us may be able to obtain injunctive or other equitable relief, which could effectively block our ability to further develop, commercialize and sell any future products and could result in the award of substantial damages against us. In the event of a successful claim of infringement against us, we may be required to pay damages and obtain one or more licenses from third parties. We may not be able to obtain these licenses at a reasonable cost, if at all. In that event, we could encounter delays in product introductions while we attempt to develop alternative methods or products. In the event we cannot develop alternative methods or products, we may be effectively blocked from developing, commercializing or selling any future products. Defense of any lawsuit or failure to obtain any of these licenses would be expensive and could prevent us from commercializing any future products.

We review from time to time publicly available information concerning the technological development efforts of other companies in our industry. If we determine that these efforts violate our intellectual property or other rights, we intend to take appropriate action, which could include litigation. Any action we take could result in substantial costs and diversion of management and technical personnel in enforcing our patents or other intellectual property rights against others. Furthermore, the outcome of any action we take to protect our rights may not be resolved in our favor.

Competition in the pharmaceutical industry is intense. If our competitors are able to develop and market products that are more effective, safer or less costly than any future products that we may develop, our commercial opportunity will be reduced or eliminated.

We face competition from established as well as emerging pharmaceutical and biotechnology companies, academic institutions, government agencies and private and public research institutions. Our commercial opportunity will be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer side effects or are less expensive than any future products that we may develop and commercialize. In addition, significant delays in the development of our product candidates could allow our competitors to bring products to market before us and impair our ability to commercialize our product candidates.

We anticipate that, if approved, AZ-004 would compete with the available intramuscular, or IM, injectable form and oral forms of loxapine and other forms, such as IM, oral tablets, or oral solutions of available antipsychotic drugs for the treatment of agitation.

We anticipate that, if approved, AZ-007 would compete with non-benzodiazepine GABA-A receptor agonists. We are also aware of more than 10 generic versions of zolpidem oral tablets and one version of zaleplon that has received a Complete Response letter from the FDA, as well as at least five insomnia products that are under review by the FDA. Additionally, we are aware of three products in Phase 3 development for the treatment of insomnia.

We anticipate that, if approved, AZ-001 and AZ-104 would compete with currently marketed triptan drugs and with other migraine headache treatments, including intravenous, or IV, delivery of prochlorperazine, the API in AZ-001. In addition, we are aware of at least 15 product candidates in development for the treatment of migraines, including triptan products.

We anticipate that, if approved, AZ-003 would compete with some of the available forms of fentanyl, including injectable fentanyl, oral transmucosal fentanyl formulations and ionophoretic transdermal delivery of fentanyl. We are also aware of three fentanyl products under review by regulatory agencies either in the United States or abroad, and at least 19 products in Phase 3 clinical trial development for acute pain, seven of which are fentanyl products. There are two inhaled forms of fentanyl products that are in Phase 2 development. In addition, if approved, AZ-003 would compete with various generic opioid drugs, such as oxycodone, hydrocodone and morphine, or combination products including one or more of such drugs.

We anticipate that, if approved, AZ-002 would compete with the oral tablet form of alprazolam and possibly intravenous and oral forms of other benzodiazepines.

Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Established pharmaceutical companies may invest heavily to discover quickly and develop novel compounds or drug delivery technology that could make our product candidates obsolete. Smaller or early stage companies may also prove to be significant competitors, particularly through strategic partnerships with large and established companies. In addition, these third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies and technology licenses complementary to our programs or advantageous to our business. Accordingly, our competitors may succeed in obtaining patent protection, receiving FDA approval or discovering, developing and commercializing products before we do. If we are not able to compete effectively against our current and future competitors, our business will not grow and our financial condition will suffer.

If we are unable to establish sales and marketing capabilities or enter into additional agreements with third parties to market and sell our product candidates, we may be unable to generate significant product revenue.

We have entered into an agreement to grant Biovail the rights to sell, market, and distribute AZ-004 in the U.S. and Canada. We do not have a sales organization and have no experience in the sales and distribution of pharmaceutical products. There are risks involved with establishing our own sales capabilities and increasing our marketing capabilities, as well as entering into arrangements with third parties to perform these services. Developing an internal sales force is expensive and time consuming and could delay any product launch. On the other hand, if we enter into arrangements with third parties to perform sales, marketing and distribution services, our product revenues or the profitability of these product revenues are likely to be lower than if we market and sell any products that we develop ourselves.

We may establish our own specialty sales force and/or engage additional pharmaceutical or other healthcare companies with an existing sales and marketing organization and distribution systems to sell, market and distribute any future products. We may not be able to establish a specialty sales force or establish sales and distribution relationships on acceptable terms. Factors that may inhibit our efforts to commercialize any future products without strategic partners or licensees include:

•	our inability to recruit and retain adequate numbers of effective sales and marketing personnel;

•	the inability of sales personnel to obtain access to or persuade adequate numbers of physicians to prescribe any future products;

•	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

•	unforeseen costs and expenses associated with creating an independent sales and marketing organization.

Because the establishment of sales and marketing capabilities depends on the progress towards commercialization of our product candidates and because of the numerous risks and uncertainties involved with establishing our own sales and marketing capabilities, we are unable to predict when, if ever, we will establish our own sales and marketing capabilities. If we are not able to partner with additional third parties and are unsuccessful in recruiting sales and marketing personnel or in building a sales and marketing infrastructure, we will have difficulty commercializing our product candidates, which would adversely affect our business and financial condition.

If we lose our key personnel or are unable to attract and retain additional personnel, we may be unable to develop or commercialize our product candidates.

We are highly dependent on our President and Chief Executive Officer, Thomas B. King, the loss of whose services might adversely impact the achievement of our objectives. In addition, recruiting and retaining qualified clinical, scientific and engineering personnel to manage clinical trials of our product candidates and to perform future research and development work will be critical to our success. There is currently a shortage of skilled executives in our industry, which is likely to continue. As a result, competition for skilled personnel is intense and the turnover rate can be high. Although we believe we will be successful in attracting and retaining qualified personnel, competition for experienced management and clinical, scientific and engineering personnel from numerous companies and academic and other research institutions may limit our ability to do so on acceptable terms. In addition, we do not have employment agreements with any of our employees, and they could leave our employment at will. We have change of control agreements with our executive officers and vice presidents that provide for certain benefits upon termination or a change in role or responsibility in connection with a change of control of our company. We do not maintain life insurance policies on any employees. Failure to attract and retain personnel would prevent us from developing and commercializing our product candidates.

If plaintiffs bring product liability lawsuits against us, we may incur substantial liabilities and may be required to limit commercialization of the product candidates that we may develop.

We face an inherent risk of product liability as a result of the clinical testing of our product candidates in clinical trials and will face an even greater risk if we commercialize any products. We may be held liable if any product we develop causes injury or is found otherwise unsuitable during product testing, manufacturing, marketing or sale. Regardless of merit or eventual outcome, liability claims may result in decreased demand for any product candidates or products that we may develop, injury to our reputation, withdrawal of clinical trials, costs to defend litigation, substantial monetary awards to clinical trial participants or patients, loss of revenue and the inability to commercialize any products that we develop. We have product liability insurance that covers our clinical trials up to a $10 million aggregate annual limit. We intend to expand product liability insurance coverage to include the sale of commercial products if we obtain marketing approval for AZ-004 or any other products that we may develop. However, this insurance may be prohibitively expensive, or may not fully cover our potential liabilities. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or delay the commercialization of our product candidates. If we are sued for any injury caused by any future products, our liability could exceed our total assets.

Our product candidates AZ-002, AZ-003 and AZ-007 contain drug substances which are regulated by the U.S. Drug Enforcement Administration. Failure to comply with applicable regulations could harm our business.

The Controlled Substances Act imposes various registration, recordkeeping and reporting requirements, procurement and manufacturing quotas, labeling and packaging requirements, security controls and a restriction on prescription refills on certain pharmaceutical products. A principal factor in determining the particular requirements, if any, applicable to a product is its actual or potential abuse profile. The U.S. Drug Enforcement Administration, or DEA, regulates chemical compounds as Schedule I, II, III, IV or V substances, with Schedule I substances considered to present the highest risk of substance abuse and Schedule V substances the lowest risk. Alprazolam, the API in AZ-002, is regulated as a Schedule IV substance, fentanyl, the API in AZ-003, is regulated as a Schedule II substance, and zaleplon, the API in AZ-007, is regulated as a Schedule IV substance. Each of these product candidates is subject to DEA regulations relating to manufacture, storage, distribution and physician prescription procedures, and the DEA regulates the amount of the scheduled substance that would be available for clinical trials and commercial distribution. As a Schedule II substance, fentanyl is subject to more stringent controls, including quotas on the amount of product that can be manufactured as well as a prohibition on the refilling of prescriptions without a new prescription from the physician. The DEA periodically inspects facilities for compliance with its rules and regulations. Failure to comply with current and future regulations of the DEA could lead to a variety of sanctions, including revocation, or denial of renewal, or of DEA registrations, injunctions, or civil or criminal penalties and could harm our business, financial condition and results of operations.

The single dose version of our Staccato system contains materials that are regulated by the U.S. government, and failure to comply with applicable regulations could harm our business.

The single dose version of our Staccato system uses energetic materials to generate the rapid heating necessary for vaporizing the drug, while avoiding degradation. Manufacture of products containing energetic materials is controlled by the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives, or ATF. Technically, the energetic materials used in our Staccato system are classified as “low explosives,” and the ATF has granted us a license/permit for the manufacture of such low explosives. Additionally, due to inclusion of the energetic materials in our Staccato system, the Department of Transportation, or DOT, regulates shipments of the single dose version of our Staccato system. The DOT has granted the single dose version of our Staccato system “Not Regulated as an Explosive” status. Failure to comply with the current and future regulations of the ATF or DOT could subject us to future liabilities and could harm our business, financial condition and results of operations. Furthermore, these regulations could restrict our ability to expand our facilities or construct new facilities or could require us to incur other significant expenses in order to maintain compliance.

We use hazardous chemicals and highly combustible materials in our business. Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly.

Our research and development processes involve the controlled use of hazardous materials, including chemicals. We also use energetic materials in the manufacture of the chemical heat packages that are used in our single dose devices. Our operations produce hazardous waste products. We cannot eliminate the risk of accidental contamination or discharge or injury from these materials. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials. We could be subject to civil damages in the event of an improper or unauthorized release of, or exposure of individuals to, hazardous materials. In addition, claimants may sue us for injury or contamination that results from our use or the use by third parties of these materials and our liability may exceed our total assets. We maintain insurance for the use of hazardous materials in the aggregate amount of $1 million, which may not be adequate to cover any claims. Compliance with environmental and other laws and regulations may be expensive, and current or future regulations may impair our research, development or production efforts.

Certain of our suppliers are working with these types of hazardous and energetic materials in connection with our component manufacturing agreements. In the event of a lawsuit or investigation, we could be held responsible for any injury caused to persons or property by exposure to, or release of, these hazardous and energetic materials. Further, under certain circumstances, we have agreed to indemnify our suppliers against damages and other liabilities arising out of development activities or products produced in connection with these agreements.

We will need to implement additional finance and accounting systems, procedures and controls in the future as we grow and to satisfy new reporting requirements.

The laws and regulations affecting public companies, including the current provisions of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley, and rules enacted and proposed by the SEC and by the Nasdaq Global Market, will result in increased costs to us as we continue to undertake efforts to comply with rules and respond to the requirements applicable to public companies. The rules make it more difficult and costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage as compared to the polices previously available to public companies. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or our board committees or as executive officers.

As a public company, we need to comply with Sarbanes-Oxley and the related rules and regulations of the SEC, including expanded disclosure, accelerated reporting requirements and more complex accounting rules. Compliance with Section 404 of Sarbanes-Oxley and other requirements will continue to increase our costs and require additional management resources. We have been upgrading our finance and accounting systems, procedures and controls and will need to continue to implement additional finance and accounting systems, procedures and controls as we grow to satisfy new reporting requirements. We currently do not have an internal audit group. In addition, we may need to hire additional legal and accounting staff with appropriate experience and technical knowledge, and we cannot assure you that if additional staffing is necessary that we will be able to do so in a timely fashion.

Our facilities are located near known earthquake fault zones, and the occurrence of an earthquake or other catastrophic disaster could damage our facilities and equipment, which could cause us to curtail or cease operations.

Our facilities are located in the San Francisco Bay Area near known earthquake fault zones and, therefore, are vulnerable to damage from earthquakes. We are also vulnerable to damage from other types of disasters, such as power loss, fire, floods and similar events. If any disaster were to occur, our ability to operate our business could be seriously impaired. We currently may not have adequate insurance to cover our losses resulting from disasters or other similar significant business interruptions, and we do not plan to purchase additional insurance to cover such losses due to the cost of obtaining such coverage. Any significant losses that are not recoverable under our insurance policies could seriously impair our business, financial condition and results of operations.

Risks Relating to Owning Our Common Stock

Our stock price has been and may continue to be extremely volatile.

Our common stock price has experienced large fluctuations. In addition, the trading prices of life science and biotechnology company stocks in general have experienced extreme price fluctuations in recent years. The valuations of many life science companies without consistent product revenues and earnings are extraordinarily high based on conventional valuation standards, such as price to revenue ratios. These trading prices and valuations may not be sustained. Any negative change in the public’s perception of the prospects of life science or biotechnology companies could depress our stock price regardless of our results of operations. Other broad market and industry factors may decrease the trading price of our common stock, regardless of our performance. Market fluctuations, as well as general political and economic conditions such as terrorism, military conflict, recession or interest rate or currency rate fluctuations, also may decrease the trading price of our common stock. In addition, our stock price could be subject to wide fluctuations in response to various factors, including:

•	actual or anticipated regulatory approvals or disapprovals of our product candidates or competing products;

•	actual or anticipated results and timing of our clinical trials;

•	changes in laws or regulations applicable to our product candidates;

•	changes in the expected or actual timing of our development programs, including delays or cancellations of clinical trials for our product candidates;

•	period to period fluctuations in our operating results;

•	announcements of new technological innovations or new products by us or our competitors;

•	changes in financial estimates or recommendations by securities analysts;

•	sales results for AZ-004, if it is approved for marketing;

•	conditions or trends in the life science and biotechnology industries;

•	changes in the market valuations of other life science or biotechnology companies;

•	developments in domestic and international governmental policy or regulations;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•	sales of our common stock (or other securities) by us; and

•	sales and distributions of our common stock by our stockholders.

In the past, stockholders have often instituted securities class action litigation after periods of volatility in the market price of a company’s securities. If a stockholder files a securities class action suit against us, we would incur substantial legal fees, and our management’s attention and resources would be diverted from operating our business in order to respond to the litigation.

If we sell shares of our common stock in future financings, existing common stock holders will experience immediate dilution and, as a result, our stock price may go down.

We will need to raise additional capital to fund our operations, to develop our product candidates and to develop our manufacturing capabilities. We may obtain such financing through the sale of our equity securities from time to time. As a result, our existing common stockholders will experience immediate dilution upon any such issuance. For example, in August 2009 we issued 10,000,000 shares of our common stock and warrants to purchase an additional 5,000,000 shares of our common stock in connection with the closing of our acquisition of all of the equity of Symphony Allegro, and in October 2009 we issued 8,107,012 shares of our common stock and warrants to purchase an additional 7,296,312 shares of our common stock in a private placement. If we enter into other financing transactions in which we issue equity securities in the future, our existing common stockholders will experience immediate dilution upon any such issuance.

Item 1B.	Unresolved Staff Comments

None.

Item 2.	Properties

We lease two buildings with an aggregate of 106,894 square feet of manufacturing, office, and laboratory facilities in Mountain View, California, which we began to occupy in the fourth quarter of 2007. We currently occupy 87,560 square feet of these facilities and sublease the remaining 19,334 square feet. On March 1, 2010, we initiated a second sublease for an additional 20,956 square feet reducing the space we occupy to 66,604 square feet. The lease for both facilities expires on March 31, 2018, and we have two options to extend the lease for five years each. Our sublease agreements expire on April 30, 2010 with regards to 19,334 square feet and on February 28, 2014 with regards to 20,956 square feet. We believe that the Mountain View facilities are sufficient for our office, manufacturing and laboratory needs for at least the next three years.

Item 3.	Legal Proceedings

None

PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Item 5A.	Quarterly Stock Price Information and Registered Shareholders

Our common stock trades on the NASDAQ Global Market under the symbol “ALXA.” The following table sets forth, for the periods indicated, the high and low sales prices of our common stock.

2009	High	Low

First Quarter	$3.40	$1.40
Second Quarter	3.25	1.50
Third Quarter	3.01	1.90
Fourth Quarter	2.55	1.93

2008	High	Low

First Quarter	$8.16	$5.76
Second Quarter	7.55	3.75
Third Quarter	6.20	3.85
Fourth Quarter	4.91	1.16

As of December 31, 2009, there were 201 holders of record of our common stock. We have not paid cash dividends on our common stock since our inception, and we do not anticipate paying any in the foreseeable future.

Item 5B.	Use of Proceeds from the Sale of Registered Securities

None

Item 5C.	Treasury Stock

None

Item 6.	Selected Financial Data

The data set forth below has been modified to reflect our adoption of Accounting Standards Codification topic No. 810 regarding noncontrolling interests and should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements and related notes included elsewhere herein.

						Period from
						December 19,
						2000
						(Inception) to
	Year Ended December 31,					December 31,
	2009	2008	2007	2006	2005	2009
	(In thousands, except per share data)

Consolidated Statement of Operations Data:
Revenue	$9,514	$486	$—	$1,028	$2,230	$16,945
Operating expenses:
Research and development(1)	39,778	61,565	45,645	36,494	26,235	244,461
General and administrative(1)	15,406	17,641	14,888	9,969	9,654	78,110
Restructuring charges(1)	2,037	—	—	—	—	2,037
Acquired in-process research and development	—	—	—	—	—	3,916

Total operating expenses(1)	57,221	79,206	60,533	46,463	35,889	328,524

Loss from operations	(47,707)	(78,720)	(60,533)	(45,435)	(33,659)	(311,579)
Loss on change in fair value of contingent consideration liability	(7,983)	—	—	—	—	(7,983)
Interest income/(expense) and other income/(expense), net	(375)	1,679	4,623	1,909	1,257	9,850

Net loss	(56,065)	(77,041)	(55,910)	(43,526)	(32,402)	(309,712)
Consideration paid in excess of carrying value of the noncontrolling interest in Symphony Allegro, Inc.	(61,566)	—	—	—	—	(61,566)
Loss attributed to noncontrolling interest in Symphony Allegro, Inc.	13,987	18,591	10,791	1,720	—	45,089

Net loss attributable to Alexza common stockholders	$(103,644)	$(58,450)	$(45,119)	$(41,806)	$(32,402)	$(326,189)

Basic and diluted net loss per share attributable to Alexza common stockholders	$(2.68)	$(1.81)	$(1.58)	$(2.13)	$(18.98)

Shares used to compute basic and diluted net loss per share attributable to Alexza common stockholders	38,609	32,297	28,605	19,584	1,707

(1)	Includes stock-based compensation as follows:

						Period from
						December 19,
						2000
						(Inception) to
	Year Ended December 31,					December 31,
	2009	2008	2007	2006	2005	2009
	(In thousands)

Research and development	$3,443	$2,926	$1,885	$1,770	$167	$10,295
General and administrative	3,025	2,520	1,531	447	874	8,397
Restructuring expenses	56	—	—	—	—	56

Total	$6,524	$5,446	$3,416	$2,217	$1,041	$18,748

	December 31,
	2009	2008	2007	2006	2005
	(In thousands)

Consolidated Balance Sheet Data:
Cash, cash equivalents and marketable securities	$19,916	$37,556	$69,391	$42,623	$38,369
Investments held by Symphony Allegro, Inc.	—	21,318	39,449	49,956	—
Working capital	(3,830)	42,771	106,092	79,649	30,760
Total assets	46,174	84,635	149,125	105,766	47,405
Noncurrent portion of equipment financing obligations	—	2,515	6,317	5,865	5,155
Convertible preferred stock	—	—	—	—	107,194
Deficit accumulated during development stage	(264,623)	(222,545)	(164,095)	(118,976)	(77,170)
Total stockholders’ (deficit) equity	(7,126)	39,054	99,943	84,517	(74,385)

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that are based upon current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this Annual Report on Form 10-K.

Overview

We are a pharmaceutical company focused on the research, development, and commercialization of novel proprietary products for the acute treatment of central nervous system, or CNS, conditions. All of our product candidates are based on our proprietary technology, the Staccato system. The Staccato system vaporizes an excipient-free drug to form a condensation aerosol that, when inhaled, allows for rapid systemic drug delivery. Because of the particle size of the aerosol, the drug is quickly absorbed through the deep lung into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous, or IV, administration but with greater ease, patient comfort and convenience. In December 2009, we submitted our first New Drug Application, or NDA, to the U.S. Food and Drug Administration, or FDA, for our lead product candidate, AZ-004. In February 2010, we licensed the U.S. and Canadian commercialization rights to AZ-004 to Biovail Laboratories International SRL. We plan to seek additional commercial partners for AZ-004 outside of the U.S. and Canada.

We have five other product candidates in various stages of clinical development, ranging from Phase 1 through late-stage Phase 2. In January 2009 we reduced, and in some cases suspended, the development of these product candidates in order to concentrate our efforts on the clinical, regulatory, manufacturing and commercial development of our lead product candidate. During the first half of 2010, we expect to conduct a review of our product candidate portfolio. In the second half of 2010, we plan to advance the development of at least one of these product candidates. We are seeking partners to support continued development of these product candidates, but may develop one or more of these product candidates without partner support.

Our clinical-stage product candidates are:

•	AZ-004 (Staccato loxapine). We are developing AZ-004 for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder. In December 2009, we submitted our NDA to the FDA. In February 2010, the FDA accepted our filing and provided us a Prescription Drug User Fee Act (PDUFA) goal date of October 11, 2010. We believe that the data generated from our clinical and non-clinical studies (and contained within our NDA submission) adequately demonstrate the efficacy and safety of AZ-004 for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder.

In February 2010, we entered into a collaboration and license agreement, or license agreement, and a manufacture and supply agreement, collectively, the collaboration, with Biovail Laboratories International SRL, or Biovail, for AZ-004 (Staccato® loxapine) for the treatment of psychiatric and/or neurological indications and the symptoms associated with these indications, including the initial indication of treating agitation in schizophrenia and bipolar disorder patients. The collaboration contemplates that we will be the exclusive supplier of drug product for clinical and commercial uses and have responsibility for the NDA for AZ-004 for the initial indication of rapid treatment of agitation in patients with schizophrenia or bipolar disorder, as well as responsibility for any additional development and regulatory activities required for use in these two patient populations in the outpatient setting. Biovail will be responsible for commercialization for the initial indication and, if it elects, development and commercialization of additional indications for AZ-004 in the U.S. and Canada.

Under the terms of the license agreement, Biovail paid us an upfront fee of $40 million, and we may be eligible to receive up to an additional $90 million in milestone payments upon achievement of predetermined regulatory, clinical and commercial manufacturing milestones. We may be subject to certain payment obligation to Biovail, up to $5 million, if we do not meet certain other milestones prior to a termination of the license agreement. We are also eligible to receive tiered royalty payments of 10% to 25% on any net sales of AZ-004. We are responsible for conducting and funding all development and regulatory activities associated with AZ-004’s initial indication for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder as well as for its possible use in the outpatient setting in these two patient populations. Our obligation to fund the outpatient development efforts is limited to a specified amount, none of which is expected to be incurred in 2010. Biovail is responsible for certain Phase 4 development commitments and related costs and expenses. For additional indications, we have an obligation regarding certain efforts and related costs and expenses, up to a specified amount, and, if it elects, Biovail is responsible for all other development commitments and related costs and expenses.

Under the terms of the manufacture and supply agreement, we are the exclusive supplier of AZ-004 and have responsibility for the manufacture, packaging, labeling and supply for clinical and commercial uses. Biovail will purchase AZ-004 from us at predetermined transfer prices. The transfer prices depend on the volume of AZ-004 purchases, subject to certain adjustments.

Either party may terminate the collaboration for the other party’s uncured material breach or bankruptcy. In addition, Biovail has the right to terminate the collaboration (a) upon 90 days written notice for convenience; (b) upon 90 days written notice if FDA does not approve the AZ-004 NDA for the initial indication for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder; (c) immediately upon written notice for safety reasons or withdrawal of marketing approval; (d) upon 90 days written notice upon certain recalls of the product; or (e) immediately upon written notice within 60 days of termination of the supply agreement under certain circumstances. The supply agreement automatically terminates upon the termination of the license agreement.

•	AZ-007 (Staccato zaleplon). We are developing AZ-007 for the treatment of insomnia in patients who have difficulty falling asleep, including patients who awake in the middle of the night and have difficulty falling back asleep. AZ-007 has completed Phase 1 testing. In the Phase 1 study, AZ-007 delivered an IV-like pharmacokinetic profile with a median time to peak drug concentration of 1.6 minutes. Pharmacodynamics, measured as sedation assessed on a 100 mm visual-analog scale, showed onset of effect as early as 2 minutes after dosing.

•	AZ-001 (Staccato prochlorperazine). We are developing AZ-001 to treat patients suffering from acute migraine headaches. During the third quarter of 2008, we conducted an end-of-Phase 2 meeting with the FDA. We believe we have a clear understanding of the development requirements for filing an NDA for this product candidate.

•	AZ-104 (Staccato loxapine, low-dose). We are developing AZ-104 to treat patients suffering from acute migraine headaches.

•	AZ-002 (Staccato alprazolam). AZ-002 has completed a Phase 1 clinical trial in healthy subjects and a Phase 2a proof-of-concept clinical trial in panic disorder patients for the treatment of panic attacks, an indication we are not planning to pursue. However, given the safety profile, the successful and reproducible delivery of alprazolam, and the IV-like pharmacological effect demonstrated to date, we are assessing AZ-002 for other possible indications and renewed clinical development.

•	AZ-003 (Staccato fentanyl). We are developing AZ-003 for the treatment of patients with acute pain, including patients with breakthrough cancer pain and postoperative patients with acute pain episodes. We have completed and announced positive results from a Phase 1 clinical trial of AZ-003 in opioid-naïve healthy subjects.

In December 2006, we entered into a transaction involving a series of related agreements providing for the financing of additional clinical and nonclinical development of AZ-002, Staccato alprazolam, and AZ-004/AZ-104, Staccato loxapine. Pursuant to the agreements, Symphony Capital LLC and other investors, which we refer to collectively as the Allegro Investors, invested $50 million to form Symphony Allegro, Inc., or Symphony Allegro, to fund additional clinical and nonclinical development of Staccato alprazolam and Staccato loxapine. We exclusively licensed to Symphony Allegro certain intellectual property rights related to Staccato alprazolam and Staccato loxapine. We retained manufacturing rights to these product candidates. In August 2009, we completed the acquisition of Symphony Allegro through the exercise of an option to acquire all of the outstanding equity of Symphony Allegro, as amended in June 2009. In exchange for all of the outstanding shares of Symphony Allegro, we: (i) issued to the Allegro investors 10 million shares of common stock, (ii) issued to the Allegro investors five-year warrants to purchase 5 million shares of common stock at an exercise price of $2.26 per share and canceled the previously outstanding warrants to purchase 2 million shares of common stock held by the Allegro investors, and (iii) agreed to pay certain percentages of cash payments that may be generated from future partnering transactions for AZ-004, AZ-104 and/or AZ-002, the product candidates that were licensed to Symphony Allegro. In February 2010, we paid Symphony $7.5 million of the total proceeds that were received from Biovail pursuant to the license and supply agreement. In addition, Symphony will be entitled to receive a portion of future milestone and royalty payments we may receive from Biovail pursuant to this agreement.

Other than those licensed to Biovail, we have retained all rights to our product candidates and the Staccato system. We eventually plan to build a United States-based specialty sales force to commercialize our product candidates which are approved for marketing and which are intended for specialty pharmaceutical markets. We plan to enter into strategic partnerships with other companies to commercialize products that are intended for certain markets in the United States and for all of our product candidates in geographic territories outside the United States.

We were incorporated December 19, 2000.  We have funded our operations primarily through the sale of equity securities, capital lease and equipment financings and government grants. We have generated $6.9 million in revenues from inception through December 31, 2009, through United States Small Business Innovation Research grants and drug compound feasibility studies and $10 million from the license and development agreement with Endo. Prior to 2007, we recognized governmental grant revenue and drug compound feasibility revenue, however, we expect no grant revenue or drug compound feasibility screening revenue in 2010. In January 2009, we and Endo mutually terminated the license agreement, at which time we fulfilled our obligations under the agreement, and we recognized the remaining $9.5 million of deferred revenues into revenues in the first quarter of 2009. We do not expect any material product revenue until at least 2011.

On October 5, 2009, we issued a total of 8,107,012 shares of our common stock and warrants to purchase up to an additional 7,296,312 shares of our common stock in a private placement. These securities were sold as units with each unit consisting of one share of common stock and a warrant to purchase 0.9 shares of common stock at a purchase price of $2.4325 per unit. The net proceeds, after deducting the payment of a placement agent fee, and other offering expenses, were approximately $19.0 million. The warrants issued are cash or net exercisable for a period of seven years from October 5, 2009 and have an exercise price of $2.77 per share.

We have incurred significant losses since our inception. As of December 31, 2009, our deficit accumulated during development stage was $264.6 million and total stockholders’ deficit was $7.1 million. We recognized net losses of $56.1 million, $77.0 million, $55.9 million and $309.7 million in 2009, 2008 and 2007, and the period from December 19, 2000 (Inception) to December 31, 2009, respectively. In January 2009, we consolidated our operations to primarily focus our efforts on the continued rapid development of AZ-004. We expect our net losses to continue, however we expect a decreases in operating expenses in 2010 as compared to 2009 due to our decreased clinical activity.

The process of conducting preclinical studies and clinical trials necessary to obtain FDA approval is costly and time consuming. We consider the development of our product candidates to be crucial to our long term success. If we do not complete development of our product candidates and obtain regulatory approval to market one or more of these product candidates, we may be forced to cease operations. The probability of success for each product candidate may be impacted by numerous factors, including preclinical data, clinical data, competition, device development, manufacturing capability, regulatory approval and commercial viability. Our strategy is to focus our resources on AZ-004. In February 2010, the FDA accepted, for filing, the NDA that we submitted in December 2009 for this product candidate. We have announced that we are seeking partnerships to continue development of our other programs. If in the future we enter into additional partnerships, third parties could have control over preclinical development or clinical trials for some of our product candidates. Accordingly, the progress of such product candidate would not be under our control. We cannot forecast with any degree of certainty which of our product candidates, if any, will be subject to any future partnerships or how such arrangements would affect our development plans or capital requirements.

As a result of the uncertainties discussed above, the uncertainty associated with clinical trial enrollments, and the risks inherent in the development process, we are unable to determine the duration and completion costs of the current or future clinical stages of our product candidates or when, or to what extent, we will generate revenues from the commercialization and sale of any of our product candidates. Development timelines, probability of success and development costs vary widely. While we are currently focused on developing our product candidates, we anticipate that we and our partners, will make determinations as to which programs to pursue and how much funding to direct to each program on an ongoing basis in response to the scientific and clinical success of each product candidate, as well as an ongoing assessment as to the product candidate’s commercial potential. We do not expect any of our current product candidates to be commercially available before 2011, if at all.

Critical Accounting Estimates and Judgments

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and judgments related to development costs. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making assumptions about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 3 of the notes to consolidated financial statements, we believe the following accounting policies are critical to the process of making significant estimates and judgments in preparation of our financial statements.

Preclinical Study and Clinical Trial Accruals

We estimate our preclinical study and clinical trial expenses based on our estimates of the services received pursuant to contracts with multiple research institutions and clinical research organizations that conduct and manage preclinical studies and clinical trials on our behalf. The financial terms of these agreements vary from contract to contract and may result in uneven payment flows. Preclinical study and clinical trial expenses include the following:

•	fees paid to contract research organizations in connection with preclinical studies;

•	fees paid to contract research organizations and other clinical sites in connection with clinical trials; and

•	fees paid to contract manufacturers in connection with the production of components and drug materials for preclinical studies and clinical trials.

We record accruals for these preclinical study and clinical trial costs based upon the estimated amount of work completed. All such costs are charged to research and development expenses based on these estimates. Costs related to patient enrollment in clinical trials are accrued as patients are entered in the trial. We monitor patient enrollment levels and related activities to the extent possible through internal reviews, correspondence and discussions with research institutions and organizations. However, if we have incomplete or inaccurate information, we may underestimate or overestimate activity levels associated with various preclinical studies and clinical trials at a given point in time. In this event, we could record significant research and development expenses in future periods when the actual activity level becomes known. To date, we have not made any material adjustments to our estimates of preclinical study and clinical trial costs. We make good faith estimates which we believe to be accurate, but the actual costs and timing of clinical trials are highly uncertain, subject to risk and may change depending upon a number of factors, including our clinical development plan.

Share-Based Compensation

Our share-based compensation expense includes:  (a) compensation cost for share-based payments granted prior to, but not yet vested as of December 31, 2005 related to (i) employees, based on the awards grant date intrinsic value, and (ii) non-employees using the awards fair value, and (b) compensation cost for all share-based payments granted or modified subsequent to December 31, 2005, based on the awards grant-date fair value.

We currently use the Black-Scholes option pricing model to determine the fair value of stock options and purchase rights issued under the employee stock purchase plan. The determination of the fair value of share-based payment awards on the date of grant using an option-pricing model is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. These variables include our expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rates and expected dividends.

The estimated fair value of restricted stock unit awards is calculated based on the market price of our common stock on the date of grant, reduced by the present value of dividends expected to be paid on our common stock prior to vesting of the restricted stock unit. Our current estimate assumes no dividends will be paid prior to the vesting of the restricted stock unit.

We estimate the expected term of options based on the historical term periods of options that have been granted but are no longer outstanding and the estimated terms of outstanding options. We estimate the volatility of our stock based on our actual historical volatility since our initial public offering. We base the risk-free interest rate that we use in the option pricing model on U.S. Treasury zero-coupon issues with remaining terms similar to the expected term on the options. We do not anticipate paying any cash dividends in the foreseeable future and therefore use an expected dividend yield of zero in the option pricing model.

We are required to estimate forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimates. We use historical data to estimate pre-vesting option forfeitures and record share-based compensation expense only for those awards that are expected to vest. All share-based payment awards are amortized on a straight-line basis over the requisite service periods of the awards, which are generally the vesting periods.

If factors change and we employ different assumptions for estimating share-based compensation expense in future periods or if we decide to use a different valuation model, the expenses in future periods may differ significantly from what we have recorded in the current period and could materially affect our operating loss, net loss and net loss per share.

Symphony Allegro, Inc.

On December 1, 2006 we entered into a transaction involving a series of related agreements with Symphony Capital LLC, or Symphony Capital, Symphony Allegro Holdings LLC, or Holdings, and Holdings’ wholly owned subsidiary Symphony Allegro, to fund the clinical development of AZ-002, Staccato alprazolam, and AZ-004/104, Staccato loxapine, or the programs. Symphony Capital and other investors, which we refer to collectively as the Allegro Investors, invested $50 million in Holdings, which then invested the $50 million in Symphony Allegro. Pursuant to the agreements, Symphony Allegro agreed to invest up to the full $50 million to fund the clinical development of the programs, and we licensed to Symphony Allegro certain intellectual property rights related to these programs. We retained manufacturing rights to these product candidates. Pursuant to the agreements, we continued to be primarily responsible for all preclinical, clinical and device development efforts as well as maintenance of the intellectual property portfolio for the programs. We and Symphony Allegro had established a development committee to oversee the programs. We participated in the development committee and had the right to appoint one of the five board of director seats of Symphony Allegro. Pursuant to the agreements, we had received an exclusive purchase option, or the purchase option, that gave us the right, but not the obligation, to acquire all, but not less than all, of the outstanding equity of Symphony Allegro, and reacquire the intellectual property rights that we licensed to Symphony Allegro at certain fixed prices. In consideration for the purchase option, we issued to Holdings a five-year warrant to purchase 2,000,000 shares of our common stock at $9.91 per share and paid $2.85 million for structuring fees and related expenses to Symphony Capital.

Prior to the acquisition of all of the outstanding equity of Symphony Allegro pursuant to the amended purchase option on August 26, 2009, as described below, we had concluded that Symphony Allegro was by design a Variable Interest Entity, or VIE,. because we had a purchase option to acquire its outstanding voting stock at prices that were fixed based upon the date the option is exercised. The fixed nature of the purchase option price limited the returns of the Allegro Investors, as the investors in Symphony Allegro. Parties to an arrangement are deemed to be de facto agents if they cannot sell, transfer, or encumber their interests without the prior approval of an enterprise. Symphony Capital was considered to be a de facto agent of ours pursuant to this provision, and because we and the Allegro Investors, as a related party group, absorbed a majority of Symphony Allegro’s variability, we evaluated whether we are most closely associated with Symphony Allegro. We concluded that we were most closely associated with Symphony Allegro and should consolidate Symphony Allegro because (i) we originally developed the technology that was assigned to Symphony Allegro, (ii) we continued to oversee and monitor the development program, (iii) our employees continued to perform substantially all of the development work, (iv) we significantly influenced the design of the responsibilities and corporate structure of Symphony Allegro, (v) Symphony Allegro’s operations were substantially similar to our activities, and (vi) through the purchase option, we had the ability to meaningfully participate in the benefits of a successful development effort.

The Allegro Investors were required to absorb the development risk for their equity investment in Symphony Allegro. The Allegro Investors’ equity investment in Symphony Allegro was classified as noncontrolling interest in our consolidated balance sheets. The noncontrolling interest held by the Allegro Investors was reduced by the $10.7 million fair value of the warrants they received in consideration for the purchase option and $2.85 million of fees we immediately paid to Symphony Capital upon the transaction’s closing because the total consideration provided by us to the Allegro Investors effectively reduced the Allegro Investors’ at-risk equity investment in Symphony Allegro. While we performed the research and development on behalf of Symphony Allegro, our development risk is limited to the consideration we provided to the Allegro Investors (the warrants and fees).

Net losses incurred by Symphony Allegro and charged to the noncontrolling interest were $14.0 million, $18.6 million and $10.8 million for the years ended December 31, 2009, 2008 and 2007, respectively. We ceased to charge net losses incurred by Symphony Allegro against the noncontrolling interest upon our acquisition of Symphony Allegro on August 26, 2009.

In December 2007, the FASB issued new guidance that required: (i) noncontrolling interests in subsidiaries be reported as a component of stockholders’ equity in the consolidated balance sheet, (ii) noncontrolling interests continue to be attributed its share of losses even if that attribution results in a deficit noncontrolling interest balance, (iii) that earnings or losses attributed to the noncontrolling interests be reported as part of consolidated earnings and not as a separate component of income or expense, and (iv) disclosure of the attribution of consolidated earnings to the controlling and noncontrolling interests on the face of the consolidated statement of operations. On January 1, 2009, we adopted these provisions. Had the previous requirements been applied, the net loss attributable to noncontrolling interests in Symphony Allegro would have decreased by $8.6 million during the year ended December 31, 2009.

In June 2009, we entered into an agreement with Holdings to modify the provisions of and to exercise the purchase option. We completed the acquisition of all of the outstanding equity of Symphony Allegro pursuant to the amended purchase option on August 26, 2009. In exchange for all of the outstanding equity of Symphony Allegro, we: (i) issued to the Allegro Investors 10 million shares of common stock, (ii) issued to the Allegro Investors 5 year warrants to purchase 5 million shares of common stock with an exercise price of $2.26 per share, and (iii) will pay Holdings certain percentages of cash payments that may be generated from future partnering transactions for the programs. The outstanding warrants to purchase 2 million shares of common stock held by the Allegro Investors were cancelled.

We recorded the acquisition of all of the outstanding equity of Symphony Allegro pursuant to the amended purchase option as a return of equity to the noncontrolling interest. The acquisition was accounted for as a capital transaction that did not affect our net loss. However, because the acquisition was accounted for as a capital transaction, the excess consideration transferred over the carrying value of the noncontrolling interest in Symphony Allegro was treated as a deemed dividend for purposes of reporting net loss per share, increasing net loss per share attributable to Alexza stockholders during the year ended December 31, 2009.

The following table outlines the estimated fair value of consideration transferred by us and the computation of the excess consideration transferred over the carrying value of the noncontrolling interest in Symphony Allegro (in thousands):

Description	Fair Value

Fair value of consideration transferred:
10,000,000 shares of Alexza common stock	$28,000
Warrant consideration, net	8,085
Contingent cash payments to Symphony Allegro stockholders	16,855

Total consideration transferred	52,940
Add: Deficit of noncontrolling interest in Symphony Allegro	8,626

Excess consideration transferred over the carrying value of the noncontrolling interest in Allegro	$61,566

The fair value of the Alexza common stock was based on the closing sales price of our common stock on the NASDAQ Global Market on August 26, 2009, the date the transaction was completed. The estimated fair values of the warrant consideration were calculated using the Black-Scholes valuation model.

We estimated the fair value of the liability associated with the contingent cash payments to the Symphony Allegro stockholders, or contingent consideration liability, using a probability-weighted discounted cash flow model. We derived multiple cash flow scenarios for each of the product candidates subject to the cash payments and applied a probability to each of the scenarios. These cash flows were then discounted at an 18% rate.

Changes in the fair value of the contingent consideration liability subsequent to the August 26, 2009 acquisition date are recognized in earnings in the period of the change. Certain events including, but not limited to, clinical trial results, FDA approval or rejection of its submissions, such as our NDA filed in December 2009, the timing and terms of a strategic partnership, the commercial success of the programs, and the discount rate used could have a material impact on the fair value of the contingent consideration liability, and as a result, our results of operations.

Revenue Recognition

We recognize revenue in accordance with the SEC Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, or SAB 101, as amended by Staff Accounting Bulletin No. 104, Revision of Topic 13. or SAB 104.

In determining the accounting for collaboration agreements, we determine whether an arrangement involves multiple revenue-generating deliverables that should be accounted for as a single unit of accounting or divided into separate units of accounting for revenue recognition purposes and, if this division is required, how the arrangement consideration should be allocated among the separate units of accounting. If the arrangement represents a single unit of accounting, the revenue recognition policy and the performance obligation period must be determined, if not already contractually defined, for the entire arrangement. If the arrangement represents separate units of accounting, a revenue recognition policy must be determined for each unit.

Revenues for non-refundable upfront license fee payments, where we continue to have obligations, will be recognized as performance occurs and obligations are completed.

Results of Operations

Comparison of Years Ended December 31, 2009 and 2008

Revenue.  We had $9,514,000 and $486,000 of revenues in 2009 and 2008, respectively. In the third quarter of 2008, we began to recognize revenues related to our Endo license agreement. In January 2009, we mutually agreed with Endo to terminate the license agreement, at which time we fulfilled our obligations under the license agreement and recognized the remaining $9.5 million of deferred revenues into revenues in 2009.

Operating Expenses

Our operating expenses were affected by our prospective method of adoption fair value accounting for employee share-based compensation. As a result, we believe reviewing our operating expenses both inclusive and exclusive of share-based compensation provides a better understanding of the growth of our operations. The impact of share-based compensation on operating expenses is outlined as follows (in thousands):

	Year Ended December 31,
	2009	2008	2007

Non share-based compensation expenses:
Research and development	$36,335	$58,639	$43,760
General and administrative	12,381	15,121	13,357
Restructuring charges	1,981	—	—

Total non share-based compensation expenses	50,697	73,760	57,117
Share-based compensation expenses:
Research and development	3,443	2,926	1,885
General and administrative	3,025	2,520	1,531
Restructuring charges	56	—	—

Total share-based compensation expenses	6,524	5,446	3,416

Total operating expenses	$57,221	$79,206	$60,533

Research and Development Expenses.  Research and development expenses consist of costs associated with research activities, as well as costs associated with our product development efforts, conducting preclinical studies and clinical trials and manufacturing development efforts. All research and development costs, including those funded by third parties, are expensed as incurred. Research and development expenses include:

•	external research and development expenses incurred under agreements with third party contract research organizations and investigational sites where a substantial portion of our preclinical studies and all of our clinical trials are conducted;

•	third party supplier, consultant and employee related expenses, which include salary and benefits; and

•	facilities, depreciation and other allocated expenses, which include direct and allocated expenses for rent and maintenance of facilities, depreciation of leasehold improvements and equipment and laboratory and other supplies.

The table below sets forth our research and development expenses for 2009, 2008 and 2007 and cumulative expenses for each of our lead product candidates based on our internal records and estimated allocations of employee time and related expenses:

				From
				December 19,
				2000
				(Inception)
				Through
				December 31,
Preclinical and Clinical Development:	2009	2008	2007	2009.

AZ-004/104	$30,084	$26,789	$15,524	$81,776
AZ-003	1,631	17,070	1,474	31,525
AZ-001	—	1,151	8,163	39,372
AZ-002	181	1,898	3,795	15,191
AZ-007	—	1,773	8,214	12,371
Other preclinical programs	—	—	—	3,243

Total preclinical and clinical development	31,896	48,681	37,170	183,478
Research	7,882	12,884	8,475	60,983

Total research and development	$39,778	$61,565	$45,645	$244,461

Research and Development Expenses.  Research and development expenses decreased 35% to $39.8 million in 2009 from $61.6 million in 2008. The decreases were due primarily to:

•	decreased spending on our AZ-003 product candidate in connection with the termination of the license agreement with Endo in January 2009; and

•	the suspension of the development of our AZ-001, AZ-002 and AZ-007 product candidates and decreased spending on basic research in connection with our decision to focus our resources on AZ-004.

These decreases were partially offset by:

•	increased spending on our AZ-004/104 product candidates as we continued our development of these product candidates under the Symphony Allegro agreement, including our efforts to support an NDA filing for AZ-004, which was filed in December 2009, and the AZ-104 Phase 2b clinical trial which initiated in late 2008 and completed in 2009.

We expect that research and development expenses will decrease in 2010 as we expect lower clinical expenses for AZ-004/AZ-104, a result of our completing our clinical studies to support the NDA for AZ-004 and the completion of the Phase 2a clinical study for AZ-104 in 2009. We also expect lower employee related costs in 2010, a result of our headcount reduction in the first quarter of 2009. We also expect our expenses for AZ-001, AZ-002, AZ-003, and AZ-104 to be lower in 2010 as we do not intend to continue development of these programs unless we can partner the programs.

General and Administrative Expenses.  General and administrative expenses consist principally of salaries and related costs for personnel in executive, finance, accounting, business development, legal and human resources functions. Other general and administrative expenses include facility and information technology costs not otherwise included in research and development expenses, patent related costs and professional fees for legal, consulting and accounting services.

The decreases in general and administrative expenses were primarily due to decreased headcount expenses as a result of our restructuring in January 2009, reduced facility expenses as we completed our move to our Mountain View facility in the first half of 2008, and our efforts to reduce third party costs to conserve cash balances. We expect our general and administrative expenses in 2010 to remain relatively consistent with 2009 levels.

Restructuring Charges In January 2009, we restructured our operations to focus our efforts on the continued rapid development of our AZ-004 (Staccato loxapine) product candidate. The restructuring included a workforce reduction of 50 employees, representing approximately 33% of our total workforce and was completed in the second quarter of 2009. We incurred restructuring expenses related to employee severance and other termination benefits of $2.0 million, including a non-cash charge related to modifications to share-based awards of $56,000. As of December 31, 2009, we have made all of our restructuring related payments.

Interest and Other Income, Net.  Interest and other income, net, primarily represents income earned on our cash, cash equivalents, marketable securities balances, and prior to August 26, 2009, marketable securities held by Symphony Allegro. Interest and other income, net was $92,000 for 2009 and $2.6 million for 2008. The decrease was primarily due to lower average cash, cash equivalent and marketable securities balances and lower interest rates earned on such balances. We expect to continue to earn low interest income returns on our cash, cash equivalent and marketable securities balances.

Interest Expense.  Interest expense represents interest on our equipment loans and was $467,000 in 2009 and $935,000 in 2008. The decrease was due to decreases in the outstanding balances of our equipment loan borrowings as we made no additional borrowings in 2008 or 2009.

Change in the Fair Value of Contingent Consideration Liability.  In connection with our acquisition of all of the outstanding equity of Symphony Allegro, we are obligated to pay the Symphony Investors certain percentages of cash payments that may be generated from future partnering transactions for AZ-002, AZ-004 and/or AZ-104. We measure the fair value of this contingent consideration liability at each balance sheet date. Any changes in the fair value of this contingent consideration liability will be recognized in earnings in the period of the change. Certain events including, but not limited to, clinical trial results, FDA approval or disapproval of our submissions, such as our NDA filed in December 2009, the timing and terms of strategic partnerships, such as our agreement with Biovail executed in February 2010, the commercial success of AZ-002, AZ-004 and/or AZ-104, and the discount rate assumption could have a material impact on the fair value of the contingent liability, and as a result, our results of operations.

In the third quarter of 2009, we announced preliminary results from our Phase 2b clinical trial of AZ-104, where AZ-104 did not meet the primary endpoint of the study. This change resulted in a decrease in the expected cash flow resulting in a decrease in the contingent consideration liability. In the fourth quarter of 2009, we modified our assumptions regarding the probability of certain cash flow outcomes to reflect the negotiations with Biovail to partner AZ-004 as well as the filing of our NDA. The reduction in these uncertainties resulted in an increase in probability of certain expected cash flow resulting in an increase in the contingent consideration liability. These items combined resulted in our incurring a loss on the change in fair value of the contingent consideration liability of $8.0 million during the year ended December 31, 2009.

Loss Attributed to Noncontrolling Interest in Symphony Allegro.  Prior to our purchase of Symphony Allegro on August 26, 2009, pursuant to the agreements that we entered into with Symphony Allegro in December 2006, we consolidated Symphony Allegro’s financial condition and results of operations. Accordingly, we deducted the losses attributable to the noncontrolling interest from our net loss in the consolidated statement of operations, and we reduced the noncontrolling interest holders’ ownership interest in Symphony Allegro in the consolidated balance sheet by the loss attributed to the noncontrolling interests in Symphony Allegro. The losses attributed to the noncontrolling interest holders was $14.0 million in 2009 and $18.6 million in 2008. The decrease was primarily due to a full year of Symphony Allegro’s losses being attributed to the noncontrolling interest in 2008 as compared to approximately 8 months in 2009 as a result of our acquisition of all of the outstanding equity of Symphony Allegro in August 2009.

Comparison of Years Ended December 31, 2008 and 2007

Revenue.  We had $486,000 of revenues in 2008 and no revenues in 2007. In the third quarter of 2008, we began to recognize revenues related to our Endo license agreement.

Research and Development Expenses.  Research and development expenses increased 35% to $61.6 million in 2008 from $45.6 million in 2007. The increases were due primarily to:

•	increased spending on our AZ-004/104 product candidates as we continued development of these product candidates under the Symphony Allegro agreement, including our first Phase 3 clinical trial of AZ-004 which began enrollment in February 2008 and completed enrollment in June 2008 and our second Phase 3 clinical trial of AZ-004 which began enrollment in July 2008 and completed enrollment in October 2008,

•	increased spending on our AZ-003 product candidate as we continued development of this product candidate under the Endo agreement, and

•	increased research expenses as we increased our device development and manufacturing process scale-up efforts.

These increases were partially offset by decreased spending on:

•	our AZ-001 product candidate due to Phase 2b clinical trial efforts and ongoing non clinical efforts occurring in 2007,

•	our AZ-002 product candidate due to higher development and manufacturing efforts to modify the AZ-002 device and manufacture clinical trial materials for the Phase 2a trial in 2007, and

•	our AZ-007 product candidate due to the preclinical and regulatory efforts in 2007 to support and prepare the IND filing that occurred in the fourth quarter of 2007.

General and Administrative Expenses   General and administrative expenses increased 18% to $17.6 million in 2008 from $14.9 million in 2007. The increases were primarily due to increased staffing to manage and support our growth resulting in increased payroll and related expenses, increased third party intellectual property expenses as we continued to increase and maintain our intellectual property portfolio, and higher facilities expenses to support our growth.

Interest and Other Income, Net.  Interest and other income, net, primarily represents income earned on our cash, cash equivalents, marketable securities balances, and marketable securities held by Symphony Allegro. Interest and other income, net was $2.6 million for 2008 and $5.6 million for 2007. The decrease was primarily due to lower average cash, cash equivalent and marketable securities balances and lower interest rates earned on such balances.

Interest Expense.  Interest expense represents interest on our equipment loans and was $0.9 million in 2008 and $1.0 million in 2007. The decrease was primarily due to decreases in our equipment loan borrowings as we made no additional borrowing under our equipment financing agreements in 2008.

Loss Attributed to Noncontrolling Interest in Symphony Allegro.  The losses attributed to the noncontrolling interest holders was $18.6 million in 2008 and $10.8 million in 2007. The increase was primarily due to increased spending on AZ-004, primarily the result of the two Phase 3 clinical trials in 2008.

Liquidity and Capital Resources

Since inception, we have financed our operations primarily through private placements and public offerings of equity securities receiving aggregate net proceeds from such sales totaling $244.4 million, revenues primarily from a licensing agreement and government grants totaling $16.9 million, and payments from Symphony Allegro. We have received additional funding from equipment financing obligations, interest earned on investments, as described below, and funds received upon exercises of stock options and exercises of purchase rights under our Employee Stock Purchase Plan. As of December 31, 2009, we had $19.9 million in cash, cash equivalents and marketable securities. Our cash and marketable security balances are held in a variety of interest bearing instruments, including obligations of United States government agencies, high credit rating corporate borrowers and money market accounts. Cash in excess of immediate requirements is invested with regard to liquidity and capital preservation.

Net cash used in operating activities was $53.1 million, $55.1 million, and $35.8 million in 2009, 2008 and 2007, respectively. The net cash used in each of these periods primarily reflects net loss for these periods, offset in part by depreciation, non-cash stock-based compensation, loss attributed to noncontrolling interests, and non-cash changes in operating assets and liabilities. In 2009, the decrease in deferred revenue was related to the mutual termination of our license agreement with Endo, at which time we recognized the remaining $9.5 million of deferred revenue. The decreases in accounts payables of $2.2 million and accrued clinical trial expense and other accrued liabilities of $2.7 million was due to the decrease in our operations. In 2008, the large decrease in other receivables was due to the collection of a receivable of $10.0 million from Endo in January 2008 related to the license agreement signed in December 2007 and a $2.1 million receivable related to the reimbursement of leasehold improvements from the landlord of our Mountain View facility in May 2008. In 2007, the large increase in other receivables was affected by the above mentioned receivable from Endo and the receivable relating to tenant improvements, which were outstanding in 2007 and collected in 2008. In 2007, the increase in other liabilities is primarily due to $10.0 million of deferred revenues related to the Endo license agreement, and $14.3 million of leasehold improvement reimbursements from the Mountain View landlord recorded as deferred rent in 2007.

Net cash provided by (used in) investing activities was $20.1 million, $42.8 million, and $(20.0) million in 2009, 2008 and 2007, respectively. Investing activities consist primarily of purchases and maturities of marketable securities and capital purchases. During 2009 and 2008 we had maturities, net of purchases, of marketable securities of $4.9 million and $27.2 million, respectively. During 2007 we purchased $11.4 million of marketable securities, net of maturities. Maturities of marketable securities held by Symphony Allegro, Inc. were $16.4 million, 18.1 million, and 10.5 million in 2009, 2008, and 2007, respectively. Purchases of property and equipment were $1.2 million, $2.7 million, and $19.1 million in 2009, 2008 and 2007, respectively. In 2007, $16.5 million of property and equipment purchases related to the leasehold improvements made to our leased facility in Mountain View, California.

Net cash provided by financing activities was $20.4 million, $6.9 million, and $70.1 million in 2009, 2008 and 2007, respectively. Financing activities consist primarily of proceeds from the sale of our common stock, purchase of a noncontrolling interest, and equipment financing arrangements. In 2009, 2008 and 2007, we received net proceeds from the issuance of common stock of $19.7 million, $11.2 million, and $67.8 million, respectively. In 2009 we had proceeds from the purchase of the noncontrolling interest in Symphony Allegro, Inc. of $4.9 million. In 2009 and 2008, payments on equipment financing arrangements were $4.1 million and $4.2 million, respectively. Proceeds from equipment financing arrangements, net of payments, were $2.3 million during 2007. There were no new borrowings under any equipment financing arrangements in 2009 or 2008.

We believe that with current cash, cash equivalents and marketable securities along with interest earned thereon, the proceeds from option exercises, purchases of common stock pursuant to our Employee Stock Purchase Plan, and the proceeds received from our agreement with Biovail, we will be able to maintain our currently planned operations through the first quarter of 2011 and will extend into 2012 if we achieve the eligible milestones under the Biovail agreement during the next 12 months. Changing circumstances may cause us to consume capital significantly faster or slower than we currently anticipate. We have based these estimates on assumptions that may prove to be wrong, and we could utilize our available financial resources sooner than we currently expect. The key assumptions underlying these estimates include:

•	achievement of the milestones in the Biovail agreement;

•	expenditures related to continued preclinical and clinical development of our lead product candidates during this period within budgeted levels;

•	no unexpected costs related to the development of our manufacturing capability; and

•	no growth in the number of our employees during this period.

Our forecast of the period of time that our financial resources will be adequate to support operations is a forward-looking statement and involves risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed in “Risk Factors.” In light of the numerous risks and uncertainties associated with the development and commercialization of our product candidates and the extent to which we enter into strategic partnerships with third parties to participate in their development and commercialization, we are unable to estimate the amounts of increased capital outlays and operating expenditures associated with our current and anticipated clinical trials. Our future funding requirements will depend on many factors, including:

•	the scope, rate of progress, results and costs of our preclinical studies, clinical trials and other research and development activities;

•	the terms and timing of any distribution, strategic partnerships or licensing agreements that we may establish;

•	the cost, timing and outcomes of regulatory approvals;

•	the number and characteristics of product candidates that we pursue;

•	the cost and timing of establishing manufacturing, marketing and sales capabilities;

•	the cost of establishing clinical and commercial supplies of our product candidates;

•	the cost of preparing, filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; and

•	the extent to which we acquire or invest in businesses, products or technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

We will need to raise additional funds to support our operations, and such funding may not be available to us on acceptable terms, or at all. If we are unable to raise additional funds when needed, we may not be able to continue development of our product candidates or we could be required to delay, scale back or eliminate some or all of our development programs, reduce our efforts to build our commercial manufacturing capacity, and other operations. We may seek to raise additional funds through public or private financing, strategic partnerships or other arrangements. Any additional equity financing may be dilutive to stockholders and debt financing, if available, may involve restrictive covenants. If we raise funds through collaborative or licensing arrangements, we may be required to relinquish, on terms that are not favorable to us, rights to some of our technologies or product candidates that we would otherwise seek to develop or commercialize ourselves. Our failure to raise capital when needed may harm our business, financial condition, results of operations, and prospects.

Contractual Obligations

We lease two buildings with an aggregate of 106,894 square feet of manufacturing, office and laboratory facilities in Mountain View, California, which we began to occupy in the fourth quarter of 2007. We currently occupy 87,560 square feet of these facilities and sublease the remaining 19,334 square feet. Beginning March 1, 2010, we will sublease an additional 20,956 square feet of these facilities, reducing the space we occupy to 66,604 square feet. The lease for both facilities expires on March 31, 2018, and we have two options to extend the lease for five years each. Our sublease agreements expire on April 30, 2010 with regards to 19,334 square feet and on February 28, 2014 with regards to 20,956 square feet. We believe that the Mountain View facilities are sufficient for our office, manufacturing and laboratory needs for at least the next three years.

We have financed a portion of our equipment purchases through various equipment financing agreements. Under the agreements, equipment advances are to be repaid in 36 to 48 monthly installments of principal and interest. The interest rate, which is fixed for each draw, is based on the U.S. Treasuries of comparable maturities and ranges from 9.2% to 10.6%. The equipment purchased under the equipment financing agreement is pledged as security.

On November 2, 2007, we entered into a manufacturing and supply agreement, or the supply agreement, with Autoliv ASP, Inc, or Autoliv, relating to the commercial supply of chemical heat packages that can be incorporated into our Staccato device. Autoliv had developed these chemical heat packages for us pursuant to a development agreement executed in October 2005. Under the terms of the supply agreement, Autoliv will develop a manufacturing line capable of producing 10 million chemical heat packages a year. We have an obligation to pay Autoliv $12 million upon the earlier of December 31, 2011 or 60 days after the approval by the Food and Drug Administration of a new drug application filed by us. If the agreement is terminated by either party, we will be required to reimburse Autoliv up to $12 million for certain expenses related to the equipment and tooling used in the production and testing of the chemical heat packages. Upon payment by us, Autoliv will be required to transfer possession and ownership of such equipment and tooling to us. Each quarter, with assistance from Autoliv, we estimate the amount of work performed on the development of the manufacturing line and recognize a portion of the total payment related to the manufacturing line as a capital asset and a corresponding non-current liability. Autoliv has also agreed to manufacture, assemble and test the chemical heat packages solely for us in conformance with our specifications. We will pay Autoliv a specified purchase price, which varies based on annual quantities ordered by us, per chemical heat package delivered. The initial term of the supply agreement expires on December 31, 2012 and may be extended by written mutual consent. As of December 31, 2009, we recorded a fixed asset and a current liability of $3,750,000, based on our PDUFA goal date of October 11, 2010, related to our commitment to Autoliv for the development of the manufacturing line.

Our future contractual payments, net of sublease income, including interest at December 31, 2009 are as follows (in thousands):

	Payments Due by Period
		Less Than
Contractual Obligations	Total	1 Year	1-3 Years	3-5 Years	Thereafter
	(In thousands)

Equipment financing obligations	$2,669	$2,226	$443	$—	$—
Operating lease obligations	39,239	4,516	9,538	9,327	15,858
Autoliv payment	12,000	12,000	—	—	—

Total	$53,908	$18,742	$9,981	$9,327	$15,858

Recently Adopted Accounting Standards

Noncontrolling interest

In December 2007, the Financial Accounting Standards Board (FASB) issued new guidance which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income (loss) attributable to the parent and to the noncontrolling interests, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. This guidance requires that the noncontrolling interest continue to be attributed its share of losses even if that attribution results in a deficit noncontrolling interest balance. This guidance also establishes additional reporting requirements that identify and distinguish between the ownership interest of the parent and the interest of the noncontrolling owners.

On January 1, 2009, we adopted this guidance and reclassified the noncontrolling interest in Allegro from a liability to stockholders’ equity on our Consolidated Balance Sheets on a retrospective basis. Had the previous requirements been applied, the net loss attributable to noncontrolling interest would have decreased by $8,626,000 during the year ended December 31, 2009. In addition, consolidated net loss has been adjusted to include the net loss attributed to the noncontrolling interest in Allegro and consolidated comprehensive income or loss has been adjusted to include the comprehensive income or loss attributed to the noncontrolling interest in Allegro.

Recently Issued Accounting Standards

Revenue Arrangements with Multiple Deliverables

In September 2009, the FASB ratified ASU 2010-13, which eliminates the residual method of allocation and the requirement to use the relative selling price method when allocating revenue in a multiple deliverable arrangement. When applying the relative selling price method, the selling price for each deliverable shall be determined using vendor specific objective evidence of selling price, if it exists, otherwise third-party evidence of selling price. If neither vendor specific objective evidence nor third-party evidence of selling price exists for a deliverable, companies shall use its best estimate of the selling price for that deliverable when applying the relative selling price method. ASU 2010-13 shall be effective in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Companies may elect to adopt this guidance prospectively for all revenue arrangements entered into or materially modified after the date of adoption, or retrospectively for all periods presented. The Company is currently evaluating the potential impact, if any, of the adoption of this guidance on its financial position, results of operations and cash flows.

Off-Balance Sheet Arrangements

None.

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk

Our exposure to market risk is confined to our cash, cash equivalents, which have maturities of less than three months, and marketable securities. The primary objective of our investment activities is to preserve our capital to fund operations. We also seek to maximize income from our investments without assuming significant risk. To achieve our objectives, we maintain a portfolio of cash equivalents and marketable securities in a variety of securities of high credit quality. As of December 31, 2009, we had cash, cash equivalents and marketable securities of $19.9 million. The securities in our investment portfolio are not leveraged, are classified as available for sale and are, due to their very short-term nature, subject to minimal interest rate risk. We currently do not hedge interest rate exposure. Because of the short-term maturities of our investments, we do not believe that an increase in market rates would have a material negative impact on the realized value of our investment portfolio. We actively monitor changes in interest rates. We perform quarterly reviews of our investment portfolio and believe we have no exposure related to mortgage and other asset backed securities and no exposure to auction rate securities.

Item 8.	Financial Statements and Supplementary Data

ALEXZA PHARMACEUTICALS, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	62
Consolidated Balance Sheets as of December 31, 2009 and 2008	63
Consolidated Statements of Operations for the years ended December 31, 2009, 2008 and 2007 and for the period from December 19, 2000 (inception) to December 31, 2009	64
Consolidated Statements of Convertible Preferred Stock and Stockholders’ (Deficit) Equity for the period from December 19, 2000 (inception) to December 31, 2009	65
Consolidated Statements of Cash Flows for the years ended December 31, 2009, 2008 and 2007 and for the period from December 19, 2000 (inception) to December 31, 2009	74
Notes to Consolidated Financial Statements	75

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Alexza Pharmaceuticals, Inc.

We have audited the accompanying consolidated balance sheets of Alexza Pharmaceuticals, Inc. (a development stage company) (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, convertible preferred stock and stockholders’ (deficit) equity, and cash flows for each of the three years in the period ended December 31, 2009 and for the period from December 19, 2000 (inception) to December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Alexza Pharmaceuticals, Inc. (a development stage company) at December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2009 and for the period from December 19, 2000 (inception) to December 31, 2009, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for and presentation of noncontrolling interest in its consolidated financial statements effective January 1, 2009.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Alexza Pharmaceuticals, Inc.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 9, 2010 expressed an unqualified opinion thereon.

/s/  Ernst & Young LLP

Palo Alto, California
March 9, 2010

ALEXZA PHARMACEUTICALS, INC
(a development stage company)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
	(In thousands, except share and per share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$13,450	$26,036
Marketable securities	6,466	11,520
Investments held by Symphony Allegro, Inc.	—	21,318
Other receivables	1,406	—
Prepaid expenses and other current assets	804	1,130

Total current assets	22,126	60,004
Property and equipment, net	23,598	24,152
Restricted cash	400	400
Other assets	50	79

Total assets	$46,174	$84,635

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$2,705	$4,928
Accrued clinical trial liabilities	303	1,294
Other accrued liabilities	3,481	5,205
Current portion of contingent consideration liability	13,202	—
Other current liabilities	3,750	—
Current portion of equipment financing obligations	2,515	4,139
Deferred revenues	—	1,667

Total current liabilities	25,956	17,233
Deferred rent	15,708	17,386
Deferred revenue	—	7,847
Noncurrent portion of contingent consideration liability	11,636	10,439
Noncurrent portion of equipment financing obligations	—	2,515
Other noncurrent liabilities	—	600
Commitments (See Note 8)
Stockholders’ (deficit) equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized at December 31, 2009 and 2008; no shares issued and outstanding at December 31, 2009 or 2008	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized at December 31, 2009 and 2008; 52,411,356 and 32,820,874 shares issued and outstanding at December 31, 2009 and 2008, respectively	5	3
Additional paid-in capital	257,493	256,426
Deferred stock compensation	—	(219)
Other comprehensive income	(1)	28
Deficit accumulated during development stage	(264,623)	(222,545)

Total Alexza Pharmaceuticals, Inc. stockholders’ (deficit) equity	(7,126)	33,693
Noncontrolling interest in Symphony Allegro, Inc.	—	5,361

Total stockholders’ (deficit) equity	(7,126)	39,054

Total liabilities and stockholders’ (deficit) equity	$46,174	$84,635

See accompanying notes.

ALEXZA PHARMACEUTICALS, INC.
(a development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

				Period from
				December 19,
				2000 (Inception)
	Year Ended December 31,			to December 31,
	2009	2008	2007	2009
	(In thousands, except per share amounts)

Revenue	$9,514	$486	$—	$16,945
Operating expenses:
Research and development	39,778	61,565	45,645	244,461
General and administrative	15,406	17,641	14,888	78,110
Restructuring charges	2,037	—	—	2,037
Acquired in-process research and development	—	—	—	3,916

Total operating expenses	57,221	79,206	60,533	328,524

Loss from operations	(47,707)	(78,720)	(60,533)	(311,579)
Loss on change in fair value of contingent consideration liability	(7,983)	—	—	(7,983)
Interest and other income, net	92	2,614	5,626	13,898
Interest expense	(467)	(935)	(1,003)	(4,048)

Net loss	(56,065)	(77,041)	(55,910)	(309,712)
Consideration paid in excess of carrying value of the noncontrolling interest in Symphony Allegro, Inc.	(61,566)	—	—	(61,566)
Loss attributed to noncontrolling interest in Symphony Allegro, Inc.	13,987	18,591	10,791	45,089

Net loss attributable to Alexza common stockholders	$(103,644)	$(58,450)	$(45,119)	$(326,189)

Basic and diluted net loss per share attributable to Alexza common stockholders	$(2.68)	$(1.81)	$(1.58)

Shares used to compute basic and diluted net loss per share attributable to Alexza common stockholders	38,609	32,297	28,605

See accompanying notes.

ALEXZA PHARMACEUTICALS, INC.
(a development stage company)

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY

	Alexza Pharmaceuticals, Inc. Stockholders
											Deficit	Noncontrolling
											Accumulated	Interest
	Convertible						Additional	Stockholder	Deferred	Other	During the	in	Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Note	Stock	Comprehensive	Development	Symphony	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Compensation	(Loss) Income	Stage	Allegro, Inc.	(Deficit) Equity
	(In thousands, except share and per share amounts)

Issuance of common stock to founders at $0.22 per share in December 2000 in exchange for technology and cash of $8	—	$—	—	$—	454,536	$—	$100	$—	$—	$—	$—	$—	$100
Issuance of Series A preferred stock for cash at $0.40 per share in July 2001, net of issuance costs of $9	2,500,000	991	—	—	—	—	—	—	—	—	—	—	—
Issuance of Series A1 preferred stock at $1.55 per share in December 2001, in connection with merger	1,610,250	2,496	—	—	—	—	—	—	—	—	—	—	—
Issuance of Series B preferred stock for cash at $1.40 per share in December 2001, net of issuance costs of $71	6,441,000	8,946	—	—	—	—	—	—	—	—	—	—	—
Issuance of common stock in connection with merger at $1.10 per share in December 2001	—	—	—	—	868,922	—	956	—	—	—	—	—	956
Warrants assumed in merger transaction	—	—	—	—	—	—	10	—	—	—	—	—	10
Issuance of common stock for cash at $0.22 per share upon exercise of options in December 2001	—	—	—	—	9,090	—	2	—	—	—	—	—	2
Compensation expense related to consultant stock options	—	—	—	—	—	—	3	—	—	—	—	—	3
Net loss	—	—	—	—	—	—	—	—	—	—	(5,652)	—	(5,652)

Balance at December 31, 2001 (carried forward)	10,551,250	$12,433	—	$—	1,332,548	$—	$1,071	$—	$—	$—	$(5,652)	$—	$(4,581)

See accompanying notes.

ALEXZA PHARMACEUTICALS, INC.
(a development stage company)

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY — (Continued)

	Alexza Pharmaceuticals, Inc. Stockholders
											Deficit	Noncontrolling
											Accumulated	Interest
	Convertible						Additional	Stockholder	Deferred	Other	During the	in	Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Note	Stock	Comprehensive	Development	Symphony	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Compensation	(Loss) Income	Stage	Allegro, Inc.	(Deficit) Equity
	(In thousands, except share and per share amounts)

Balance at December 31, 2001 (brought forward)	10,551,250	$12,433	—	$—	1,332,548	$—	$1,071	$—	$—	$—	$(5,652)	$—	$(4,581)
Issuance of common stock for cash at $0.22 per share upon exercise of options in February 2002	—	—	—	—	10,606	—	3	—	—	—	—	—	3
Issuance of warrants to purchase Series B preferred stock in March 2002, in connection with equipment financing loan	—	27	—	—	—	—	—	—	—	—	—	—	—
Issuance of common stock for cash at $0.22 per share upon exercise of options in July 2002	—	—	—	—	2,180	—	—	—	—	—	—	—	—
Issuance of common stock to stockholder at $0.99 per share in exchange for promissory note in July 2002	—	—	—	—	53,156	—	53	(53)	—	—	—	—	—
Issuance of Series C preferred stock for cash at $1.56 per share in September 2002, net of issuance costs of $108	28,870,005	44,892	—	—	—	—	—	—	—	—	—	—	—
Repurchase of common stock for cash at $1.05 per share in October 2002	—	—	—	—	(2,634)	—	(3)	—	—	—	—	—	(3)
Issuance of common stock for cash at $1.05 per share for services upon exercise of warrants in December 2002	—	—	—	—	9,368	—	10	—	—	—	—	—	10
Compensation expense related to consultant stock options	—	—	—	—	—	—	10	—	—	—	—	—	10
Unrealized gain on investments	—	—	—	—	—	—	—	—	—	51	—	—	51
Net loss	—	—	—	—	—	—	—	—	—	—	(8,163)	—	(8,163)

Balance at December 31, 2002 (carried forward)	39,421,255	$57,352	—	$—	1,405,224	$—	$1,144	$(53)	$—	$51	$(13,815)	$—	$(12,673)

See accompanying notes.

ALEXZA PHARMACEUTICALS, INC.
(a development stage company)

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY — (Continued)

	Alexza Pharmaceuticals, Inc. Stockholders
											Deficit	Noncontrolling
											Accumulated	Interest
	Convertible						Additional	Stockholder	Deferred	Other	During the	in	Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Note	Stock	Comprehensive	Development	Symphony	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Compensation	(Loss) Income	Stage	Allegro, Inc.	(Deficit) Equity
	(In thousands, except share and per share amounts)

Balance at December 31, 2002 (brought forward)	39,421,255	$57,352	—	$—	1,405,224	$—	$1,144	$(53)	$—	$51	$(13,815)	$—	$(12,673)
Issuance of common stock for cash at $0.22, $0.99 and $1.10 per share upon exercise of options	—	—	—	—	74,903	—	47	—	—	—	—	—	47
Issuance of warrants to purchase Series C preferred stock in connection with equipment financing loan in January 2003	—	35	—	—	—	—	—	—	—	—	—	—	—
Issuance of warrants to purchase Series C preferred stock in connection with equipment financing loan in September 2003	—	27	—	—	—	—	—	—	—	—	—	—	—
Repurchase of common stock for cash at $1.05 per share in January 2003	—	—	—	—	(1,172)	—	(1)	—	—	—	—	—	(1)
Repurchase of common stock for cash at $0.22 per share in November 2003	—	—	—	—	(14,772)	—	(3)	—	—	—	—	—	(3)
Compensation expense related to consultant stock options	—	—	—	—	—	—	31	—	—	—	—	—	31
Deferred stock compensation expense related to modification of consultant stock option	—	—	—	—	—	—	1	—	(1)	—	—	—	—
Unrealized loss on investments	—	—	—	—	—	—	—	—	—	(55)	—	—	(55)
Net loss	—	—	—	—	—	—	—	—	—	—	(14,328)	—	(14,328)

Balance at December 31, 2003 (carried forward)	39,421,255	$57,414	—	$—	1,464,183	$—	$1,219	$(53)	$(1)	$(4)	$(28,143)	$—	$(26,982)

See accompanying notes.

ALEXZA PHARMACEUTICALS, INC.
(a development stage company)

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY — (Continued)

	Alexza Pharmaceuticals, Inc. Stockholders
											Deficit	Noncontrolling
											Accumulated	Interest
	Convertible						Additional	Stockholder	Deferred	Other	During the	in	Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Note	Stock	Comprehensive	Development	Symphony	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Compensation	(Loss) Income	Stage	Allegro, Inc.	(Deficit) Equity
	(In thousands, except share and per share amounts)

Balance at December 31, 2003 (brought forward)	39,421,255	$57,414	—	$—	1,464,183	$—	$1,219	$(53)	$(1)	$(4)	$(28,143)	$—	$(26,982)
Cancellation of unvested common stock at $0.99 per share in March 2004	—	—	—	—	(24,365)	—	(24)	24	—	—	—	—	—
Repayment of vested portion of stockholder note receivable for cash	—	—	—	—	—	—	—	29	—	—	—	—	29
Issuance of warrants to purchase Series C preferred stock in connection with equipment financing loan in April 2004	—	20	—	—	—	—	—	—	—	—	—	—	—
Issuance of common stock for cash at $0.22, $0.99 and $1.10 per share upon exercise of options	—	—	—	—	100,192	—	72	—	—	—	—	—	72
Repurchase of common stock for cash at $1.05 per share in September 2004	—	—	—	—	(404)	—	—	—	—	—	—	—	—
Issuance of Series D preferred stock at $1.29 per share in November and December 2004, net of issuance costs of $2,239	40,435,448	49,760	—	—	—	—	—	—	—	—	—	—	—
Issuance of warrants to purchase common stock in connection with Series D financing in November 2004	—	—	—	—	—	—	91	—	—	—	—	—	91
Compensation expense related to consultant stock options	—	—	—	—	—	—	40	—	—	—	—	—	40
Compensation expense related to employee stock option modifications	—	—	—	—	—	—	19	—	—	—	—	—	19
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	1	—	—	—	1
Unrealized loss on investments	—	—	—	—	—	—	—	—	—	(41)	—	—	(41)
Net loss	—	—	—	—	—	—	—	—	—	—	(16,625)	—	(16,625)

Balance at December 31, 2004 (carried forward)	79,856,703	$107,194	—	$—	1,539,606	$—	$1,417	$—	$—	$(45)	$(44,768)	$—	$(43,396)

See accompanying notes.

ALEXZA PHARMACEUTICALS, INC.
(a development stage company)

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY — (Continued)

	Alexza Pharmaceuticals, Inc. Stockholders
											Deficit	Noncontrolling
											Accumulated	Interest
	Convertible						Additional	Stockholder	Deferred	Other	During the	in	Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Note	Stock	Comprehensive	Development	Symphony	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Compensation	(Loss) Income	Stage	Allegro, Inc.	(Deficit) Equity
	(In thousands, except share and per share amounts)

Balance at December 31, 2004 (brought forward)	79,856,703	$107,194	—	$—	1,539,606	$—	$1,417	$—	$—	$(45)	$(44,768)	$—	$(43,396)
Issuance of common stock upon exercise of options $0.22, $0.99, $1.10, per share	—	—	—	—	380,508	—	357	—	—	—	—	—	357
Compensation expense related to consultant stock options	—	—	—	—	—	—	195	—	—	—	—	—	195
Deferred stock compensation, net of $4 reversal in connection with employee terminations	—	—	—	—	—	—	3,329	—	(3,329)	—	—	—	—
Amortization of deferred stock compensation,	—	—	—	—	—	—	—	—	404	—	—	—	404
Variable compensation expense	—	—	—	—	—	—	442	—	—	—	—	—	442
Unrealized gain on investments	—	—	—	—	—	—	—	—	—	15	—	—	15
Net loss	—	—	—	—	—	—	—	—	—	—	(32,402)	—	(32,402)

Balance at December 31, 2005 (carried forward)	79,856,703	$107,194	—	$—	1,920,114	$—	$5,740	$—	$(2,925)	$(30)	$(77,170)	$—	$(74,385)

See accompanying notes.

ALEXZA PHARMACEUTICALS, INC.
(a development stage company)

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY — (Continued)

	Alexza Pharmaceuticals, Inc. Stockholders
											Deficit	Noncontrolling
											Accumulated	Interest
	Convertible						Additional	Stockholder	Deferred	Other	During the	in	Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Note	Stock	Comprehensive	Development	Symphony	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Compensation	(Loss) Income	Stage	Allegro, Inc.	(Deficit) Equity
	(In thousands, except share and per share amounts)

Balance at December 31, 2005 (brought forward)	79,856,703	$107,194	—	$—	1,920,114	$—	$5,740	$—	$(2,925)	$(30)	$(77,170)	$—	$(74,385)
Issuance of common stock for cash and shares upon exercise of options at a weighted average price of $1.28 per share	—	—	—	—	159,446	—	195	—	—	—	—	—	195
Issuance of common stock for cash under the Company’s Employee Stock Purchase Plan	—	—	—	—	131,682	—	896	—	—	—	—	—	896
Issuance of common stock for shares upon exercise of warrant	—	—	—	—	85,359	—	—	—	—	—	—	—	—
Issuance of common stock for cash, net of offering costs of $2,156	—	—	—	—	6,325,000	1	44,901	—	—	—	—	—	44,902
Conversion of convertible preferred stock into common stock	(79,856,703)	(107,194)	—	—	15,197,712	1	107,193	—	—	—	—	—	107,194
Purchase of noncontrolling interest by Symphony Allegro, Inc, preferred shareholders	—	—	—	—	—	—	—	—	—	—	—	36,463	36,463
Compensation expense related to consultant stock options	—	—	—	—	—	—	145	—	—	—	—	—	145
Compensation expense related to fair value of employee share based awards issued after January 1, 2006	—	—	—	—	—	—	1,601	—	—	—	—	—	1,601
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	727	—	—	—	727
Reversal of deferred stock compensation in connection with employee terminations	—	—	—	—	—	—	(495)	—	495	—	—	—	—
Variable compensation expense	—	—	—	—	—	—	(442)	—	—	—	—	—	(442)
Issuance of warrant to Symphony Allegro Holdings LLC		—	—	—	—	—	10,708	—	—	—	—	—	10,708
Unrealized gain on investments	—	—	—	—	—	—	—	—	—	39	—	—	39
Net loss	—	—	—	—	—	—	—	—	—	—	(41,806)	(1,720)	(43,526)

Balance at December 31, 2006 (carried forward)	—	$—	—	$—	23,819,319	$2	$170,442	$—	$(1,703)	$9	$(118,976)	$34,743	$84,517

See accompanying notes.

ALEXZA PHARMACEUTICALS, INC.
(a development stage company)

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY — (Continued)

	Alexza Pharmaceuticals, Inc. Stockholders
											Deficit	Noncontrolling
											Accumulated	Interest
	Convertible						Additional	Stockholder	Deferred	Other	During the	In	Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Note	Stock	Comprehensive	Development	Symphony	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Compensation	(Loss) Income	Stage	Allegro, Inc.	(Deficit) Equity
	(In thousands, except share and per share amounts)

Balance at December 31, 2006 (brought forward)	—	$—	—	$—	23,819,319	$2	$170,442	$—	$(1,703)	$9	$(118,976)	$34,743	$84,517
Issuance of common stock for cash and shares upon exercise of options at a weighted average price of $1.28 per share	—	—	—	—	204,423	—	432	—	—	—	—	—	432
Issuance of common stock for cash under the Company’s Employee Stock Purchase Plan	—	—	—	—	205,870	—	1,405	—	—	—	—	—	1,405
Issuance of common stock upon vesting of restricted stock units	—	—	—	—	8,245	—	—	—	—	—	—	—	—
Issuance of common stock for cash, net of offering costs of $4,743	—	—	—	—	6,900,000	1	65,981	—	—	—	—	—	65,982
Compensation expense related to consultant stock options	—	—	—	—	—	—	75	—	—	—	—	—	75
Compensation expense related to fair value of employee share based awards issued after January 1, 2006	—	—	—	—	—	—	2,733	—	—	—	—	—	2,733
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	577	—	—	—	577
Reversal of deferred stock compensation in connection with employee terminations	—	—	—	—	—	—	(387)	—	387	—	—	—	—
Unrealized gain on investments	—	—	—	—	—	—	—	—	—	132	—	—	132
Net loss	—	—	—	—	—	—	—	—	—	—	(45,119)	(10,791)	(55,910)

Balance at December 31, 2007(carried forward)	—	$—	—	$—	31,137,857	$3	$240,681	$—	$(739)	$141	$(164,095)	$23,952	$99,943

See accompanying notes.

ALEXZA PHARMACEUTICALS, INC.
(a development stage company)

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY — (Continued)

	Alexza Pharmaceuticals, Inc. Stockholders
											Deficit	Noncontrolling
											Accumulated	Interest
	Convertible						Additional	Stockholder	Deferred	Other	During the	In	Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Note	Stock	Comprehensive	Development	Symphony	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Compensation	(Loss) Income	Stage	Allegro, Inc.	(Deficit) Equity
												(In thousands, except share and per share amounts)

Balance at December 31, 2007 (brought forward)	—	$—	—	$—	31,137,857	$3	$240,681	$—	$(739)	$141	$(164,095)	$23,952	$99,943
Issuance of common stock and common stock warrant for cash	—	—	—	—	1,250,000	—	9,840	—	—	—	—	—	9,840
Issuance of common stock for cash upon exercise of options at a weighted average price of $1.55 per share	—	—	—	—	104,428	—	161	—	—	—	—	—	161
Issuance of common stock for cash under the Company’s Employee Stock Purchase Plan	—	—	—	—	305,146	—	1,172	—	—	—	—	—	1,172
Issuance of common stock upon vesting of restricted stock units	—	—	—	—	23,443	—	—	—	—	—	—	—	—
Compensation expense related to consultant stock options	—	—	—	—	—	—	22	—	—	—	—	—	22
Compensation expense related to fair value of employee share based awards issued after January 1, 2006	—	—	—	—	—	—	4,633	—	—	—	—	—	4,633
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	437	—	—	—	437
Reversal of deferred stock compensation in connection with employee terminations	—	—	—	—	—	—	(83)	—	83	—	—	—	—
Unrealized loss on investments	—	—	—	—	—	—	—	—	—	(113)	—	—	(113)
Net loss	—	—	—	—	—	—	—	—	—	—	(58,450)	(18,591)	(77,041)

Balance at December 31, 2008	—	$—	—	$—	32,820,874	$3	$256,426	$—	$(219)	$28	$(222,545)	$5,361	$39,054

See accompanying notes.

ALEXZA PHARMACEUTICALS, INC.
(a development stage company)

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY — (Continued)

	Alexza Pharmaceuticals, Inc. Stockholders
											Deficit	Noncontrolling
											Accumulated	Interest
	Convertible						Additional	Stockholder	Deferred	Other	During the	In	Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Note	Stock	Comprehensive	Development	Symphony	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Compensation	(Loss) Income	Stage	Allegro, Inc.	(Deficit) Equity
	(In thousands, except share and per share amounts)

Balance at December 31, 2008 (brought forward)	—	$—	—	$—	32,820,874	$3	$256,426	$—	$(219)	$28	$(222,545)	$5,361	$39,054
Issuance of common stock	—	—	—	—	135,041	—	—	—	—	—	—	—	—
Issuance of common stock and common stock warrants for cash	—	—	—	—	8,107,012	1	18,989	—	—	—	—	—	18,990
Issuance of common stock and common stock warrants for the purchase of noncontrolling interest in Symphony Allegro, Inc.	—	—	—	—	10,000,000	1	36,084	—	—	—	—	—	36,085
Deemed dividend for purchase of noncontrolling interest in Symphony Allegro, Inc.	—	—	—	—	—	—	(61,566)					8,626	(52,940)
Issuance of common stock for cash upon exercise of options at a weighted average price of $1.20 per share	—	—	—	—	69,708	—	84	—	—	—	—	—	84
Issuance of common stock for cash under the Company’s Employee Stock Purchase Plan	—	—	—	—	439,252	—	599	—	—	—	—	—	599
Issuance of common stock upon vesting of restricted stock units	—	—	—	—	839,469	—	—	—	—	—	—	—	—
Compensation expense related to consultant stock options	—	—	—	—	—	—	53	—	—	—	—	—	53
Compensation expense related to fair value of employee share based awards issued after January 1, 2006	—	—	—	—	—	—	6,860	—	—	—	—	—	6,860
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	183	—	—	—	183
Reversal of deferred stock compensation in connection with employee terminations	—	—	—	—	—	—	(36)	—	36	—	—	—	—
Unrealized loss on investments	—	—	—	—	—	—	—	—	—	(29)	—	—	(29)
Net loss	—	—	—	—	—	—	—	—	—	—	(42,078)	(13,987)	(56,065)

Balance at December 31, 2009	—	$—	—	$—	52,411,356	$5	$257,493	$—	$—	$(1)	$(264,623)	$—	$(7,126)

ALEXZA PHARMACEUTICALS, INC
(a development stage company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

				Period from
				December 19,
				2000
				(Inception) to
	Year Ended December 31,			December 31,
	2009	2008	2007	2009
	(In thousands)

Cash flows from operating activities:
Net loss	$(56,065)	$(77,041)	$(55,910)	$(309,712)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	7,096	5,092	3,385	18,935
Change in fair value of contingent consideration liability	7,983	—	—	7,983
Extinguishment of officer note receivable	—	—	—	2,300
Issuance of common stock for intellectual property	—	—	—	92
Charge for acquired in-process research and development	—	—	—	3,916
Amortization of assembled workforce	—	—	—	222
Amortization of debt discount and deferred interest	29	38	49	391
Amortization of discount on available-for-sale securities	126	(797)	(929)	(601)
Depreciation	4,850	5,294	4,016	21,609
Loss on disposal of property and equipment	43	17	23	126
Changes in operating assets and liabilities:
Other receivables	(1,406)	12,055	(12,055)	(1,406)
Prepaid expenses and other current assets	326	247	(114)	(798)
Other assets	—	(24)	42	(2,625)
Accounts payable	(2,223)	(278)	(727)	2,576
Accrued clinical trial expense and other accrued liabilities	(2,715)	111	898	84
Deferred revenues	(9,514)	(486)	10,000	—
Other liabilities	(1,678)	701	15,494	19,098

Net cash used in operating activities	(53,148)	(55,071)	(35,828)	(237,810)

Cash flows from investing activities:
Purchase of available-for-sale securities	(13,259)	(47,111)	(62,466)	(338,172)
Maturities of available-for-sale securities	18,158	74,329	51,064	332,307
Purchase of available-for-sale securities held by Symphony Allegro, Inc.	—	—	—	(49,975)
Maturities of available-for-sale securities held by Symphony Allegro, Inc.	16,436	18,131	10,507	45,093
Decrease (increase) in restricted cash	—	204	—	(400)
Purchases of property and equipment	(1,189)	(2,732)	(19,059)	(41,346)
Proceeds from disposal of property and equipment	—	25	—	28
Cash paid for merger	—	—	—	(250)

Net cash provided by (used in) investing activities	20,146	42,846	(19,954)	(52,715)

Cash flows from financing activities:
Proceeds from issuance of common stock and exercise of stock options and stock purchase rights	19,673	11,173	67,819	145,158
Repurchase of common stock	—	—	—	(8)
Proceeds from issuance of convertible preferred stock	—	—	—	104,681
Proceeds from repayment of stockholder note receivable	—	—	—	29
Proceeds received from purchase of the noncontrolling interest in Symphony Allegro, Inc.	4,882	—	—	4,882
Proceeds from purchase of non controlling interest by preferred shareholders in Symphony Allegro, Inc., net of fees	—	—	—	47,171
Proceeds from equipment term loans	—	—	5,814	18,932
Payments of equipment term loans and leases	(4,139)	(4,249)	(3,546)	(16,870)

Net cash provided by financing activities	20,416	6,924	70,087	303,975

Net increase (decrease) in cash and cash equivalents	(12,586)	(5,301)	14,305	13,450
Cash and cash equivalents at beginning of period	26,036	31,337	17,032	—

Cash and cash equivalents at end of period	$13,450	$26,036	$31,337	$13,450

Supplemental disclosures of cash flow information
Cash paid for interest	$467	$935	$1,003	$3,732

Non cash investing and financing activities:
Conversion of convertible preferred stock to common stock	$—	$—	$—	$107,194

Issuance of shares and warrants, net of warrant cancellation in conjunction with Symphony Allegro purchase	$36,085	$—	$—	$36,085

Issuance of contingent consideration liability	$16,855	$—	$—	$16,855

Issuance of warrants in conjunction with establishment of Symphony Allegro	$—	$—	$—	$10,708

See accompanying notes.

ALEXZA PHARMACEUTICALS, INC.
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	The Company and Basis of Presentation

Business

Alexza Pharmaceuticals, Inc. (“Alexza” or the “Company”), was incorporated in the state of Delaware on December 19, 2000 as FaxMed, Inc. In June 2001, the Company changed its name to Alexza Corporation and in December 2001 became Alexza Molecular Delivery Corporation. In July 2005, the Company changed its name to Alexza Pharmaceuticals, Inc.

The Company is a pharmaceutical development company focused on the research, development, and commercialization of novel proprietary products for the acute treatment of central nervous system (“CNS”) conditions. The Company’s primary activities since incorporation have been establishing its offices, recruiting personnel, conducting research and development, conducting preclinical studies and clinical trials, performing business and financial planning, and raising capital. Accordingly, the Company is considered to be in the development stage and operates in one business segment.

Basis of Consolidation

The consolidated financial statements include the accounts of Alexza and its wholly-owned subsidiaries, Alexza Singapore Pte. Ltd., Alexza Singapore Manufacturing Pte. Ltd., Alexza UK Limited, and Symphony Allegro, Inc. (“Allegro”). On August 26, 2009, Alexza acquired all of the outstanding equity of Allegro (see Note 9). Prior to August 26, 2009, Alexza consolidated the financial results of Allegro, as Allegro was deemed a variable interest entity and Alexza was deemed the primary beneficiary. All significant intercompany balances and transactions have been eliminated.

Registered Direct Equity Issuance

In March 2008, the Company completed the sale of 1,250,000 shares of its registered common stock to Biomedical Sciences Investment Fund Pte. Ltd. (“Bio*One”) at a price of $8.00 per share. As outlined in the agreement, if the average closing price of the Company’s stock over a 45 consecutive day trading period does not exceed $8.00 between the closing date and December 31, 2008, Bio*One would receive 135,041 additional shares, which would adjust the effective purchase price to $7.22 per share. The Company’s average stock price did not meet this level during the specified period and the Company issued the additional shares to Bio*One in January 2009.

In addition, the Company issued a warrant to Bio*One to purchase up to 375,000 of additional shares of Alexza common stock at a purchase price per share of $8.00. The warrant was subject to the same price adjustment as the common stock sale, and effective January 1, 2009 the warrant was automatically adjusted to give Bio*One the right to purchase 415,522 shares at a purchase price of $7.22 per share. The Company committed to initiate and maintain manufacturing operations in Singapore, and the warrant was to become exercisable only if the Company terminated operations in Singapore or did not achieve certain performance milestones. In December 2008, the Company did not meet its defined performance milestone, and as a result the warrant became fully exercisable. The warrant is cash or net exercisable for a period of 5 years. Net proceeds from the sale of the stock and warrant were approximately $9.84 million after deducting offering expenses and is classified as equity in the consolidated balance sheets.

Unregistered Direct Equity Issuance

On October 5, 2009, the Company issued an aggregate of 8,107,012 shares of its common stock and warrants to purchase up to an additional 7,296,312 shares of its common stock in a private placement. These securities were sold as units with each unit consisting of one share of common stock and a warrant to purchase 0.9 shares of common stock at a purchase price of $2.4325 per unit. The net proceeds, after deducting the payment of a placement agent fee and other offering expenses, were approximately $19.0 million and is classified as equity in the consolidated balance sheets. The warrants are cash or net exercisable for a period of seven years from October 5, 2009 and have an exercise price of $2.77 per share.

The Company granted to the investors certain registration rights related to the shares of common stock sold in the private placement and the shares of common stock underlying the warrants. The Company filed with the SEC a registration statement covering the resale of these shares, and the SEC declared such registration statement effective on October 27, 2009. The Company also agreed to other customary obligations regarding registration, including indemnification and maintenance of the registration statement. If the Company does not maintain an effective registration statement, it will be subject to liquidated damages of 2% for each 30 day period the registration statement is not effective. The Company believes the risk of payment of the liquidated damages to be remote.

2.	Need to Raise Additional Capital

The Company has incurred significant losses from operations since its inception and expects losses to continue for the foreseeable future. The Company will need to raise additional capital to fund its operations, to develop its product candidates and to develop its manufacturing capabilities. Management plans to finance the Company’s operations through the sale of equity securities, debt arrangements or partnership or licensing collaborations. Such funding may not be available or may be on terms which are not favorable to the Company. The Company believes its cash, cash equivalents and marketable securities are sufficient to fund its operations through the first quarter of 2011.

3.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Three levels of inputs, of which the first two are considered observable and the last unobservable, may be used to measure fair value which are the following:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•	Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following table represents the Company’s fair value hierarchy for its financial assets (cash equivalents and marketable securities) by major security type and contingent consideration liability measured at fair value on a recurring basis as of December 31, 2009 and 2008 (in thousands):

December 31, 2009	Level 1	Level 2	Level 3	Total

Assets
Money market funds	$10,421	$—	$—	$10,421
Government-sponsored enterprises	—	5,217	—	5,217
Corporate debt securities	—	3,500	—	3,500

Total	$10,421	$8,717	$—	$19,138

Liabilities
Contingent consideration liability	$—	$—	$24,838	$24,838

Total	$—	$—	$24,838	$24,838

December 31, 2008	Level 1	Level 2	Level 3	Total

Assets
Money market funds	$19,350	$—	$—	$19,350
Money market funds held by Symphony Allegro, Inc.	21,318	—	—	21,318
Corporate debt securities	—	9,649	—	9,649
Government securities	—	1,505	—	1,505
Government-sponsored enterprises	—	6,620	—	6,620

Total	$40,668	$17,774	$—	$58,442

Contingent consideration liability

In connection with the exercise of the Company’s option to purchase all of the outstanding equity of Allegro, the Company is obligated to make future contingent cash payments to the former Allegro shareholders related to certain payments received by the Company from future partnering agreements pertaining to AZ-004/104 (Staccato loxapine) or AZ-002 (Staccato alprazolam) (see Note 11). The Company estimated the fair value of this contingent consideration liability using a probability-weighted discounted cash flow model. The Company derived multiple cash flow scenarios for each of the product candidates and applied a probability to each of the scenarios. These cash flows were then discounted at an 18% rate.

Subsequent to the August 26, 2009 acquisition date, changes in the fair value of the contingent consideration liability will be recognized in the statement of operations in the period of the change. Certain events including, but not limited to, clinical trial results, FDA approval or disapproval of its submissions, such as the NDA for AZ-004 submitted in December 2009, the timing and terms of any strategic partnership agreement, and the commercial success of AZ-004, AZ-104 or AZ-002 could have a material impact on the fair value of the contingent consideration liability, and as a result, the Company’s results of operations and financial position.

Subsequent to the acquisition date, the Company modified its assumptions regarding the probability of certain cash flow outcomes to reflect the depth of negotiations with Biovail to partner AZ-004 as well as the filing of our NDA. These changes resulted in an increase in the expected cash flow resulting in an increase in the contingent consideration liability. Additionally, the Company announced preliminary results from its Phase 2b clinical trial of AZ-104, where AZ-104 did not meet the primary endpoint of the study. This change resulted in a decrease in the expected cash flow resulting in a decrease in the contingent consideration liability. These items combined resulted in the Company incurring a loss on the change in fair value of the contingent consideration liability of $8.0 million during the year ended December 31, 2009.

The following table represents a reconciliation of the change in the fair value measurement of the contingent consideration liability for the year ended December 31, 2009 (in thousands).

Amount

Acquisition date fair value measurement — August 26, 2009	$16,855
Adjustments to fair value measurement	7,983

Ending balance — December 31, 2009	$24,838

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash, cash equivalents and marketable securities and restricted cash to the extent of the amounts recorded on the balance sheets. The Company’s cash, cash equivalents, marketable securities and restricted cash are placed with high credit-quality U.S. financial institutions and issuers. All cash, cash equivalents, marketable securities are maintained with financial institutions that the Company’s management believes are high credit-quality. The Company believes that its established guidelines for investment of its excess cash maintain liquidity through its policies on diversification and investment maturity.

Cash Equivalents and Marketable Securities

Management determines the appropriate classification of its investments at the time of purchase. These securities are recorded as either cash equivalents or marketable securities.

The Company considers all highly liquid investments with original maturities of three months or less from date of purchase to be cash equivalents. Cash equivalents consist of interest-bearing instruments including obligations of U.S. government agencies, high credit rating corporate borrowers and money market funds, which are carried at market value.

All other investments are classified as available-for-sale marketable securities. The Company views its available-for-sale investments as available for use in current operations. Accordingly, the Company has classified all investments as short-term marketable securities, even though the stated maturity date may be one year or more beyond the current balance sheet date. Marketable securities are carried at estimated fair value with unrealized gains or losses included in accumulated other comprehensive income (loss) in stockholders’ (deficit) equity.

The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization and accretion are included in interest and other income (expense), net. Realized gains and losses, if any, are also included in interest and other income (expense), net. The cost of all securities sold is based on the specific-identification method. Interest and dividends are included in interest income.

The Company reviews its investments for other than temporary decreases in market value on a quarterly basis. Through December 31, 2009, the Company has not recorded an other than temporary impairment.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Property and equipment are depreciated using the straight-line method over the estimated life of the asset, generally three years for computer equipment and five years for laboratory equipment and furniture. Leasehold improvements are amortized over the estimated useful life or the remaining lease term, whichever is shorter.

Restricted Cash

The Company must maintain a letter of credit as security for performance under its facility lease agreement. The letter of credit is secured by a certificate of deposit for the same amount, which is classified as restricted cash, a non-current asset.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. The impairment loss, if recognized, would be based on the excess of the carrying value of the impaired asset over its respective fair value. Impairment, if any, is assessed using discounted cash flows. Through December 31, 2009, the Company has not recorded an impairment of a long-lived asset.

Revenue Recognition

The Company recognizes revenue in accordance with the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements (“SAB 101”), as amended by Staff Accounting Bulletin No. 104, Revision of Topic 13 (“SAB 104”).

Revenue has consisted primarily of amounts earned under research grants with the National Institutes of Health and from the Endo licensing agreement. The Company’s federal government research grants provided for the reimbursement of qualified expenses for research and development as defined under the terms of each grant. Equipment purchased specifically for grant programs was recorded at cost and depreciated over the grant period. Revenue under grants was recognized when the related qualified research and development expenses were incurred up to the limit of the approval funding amounts.

In determining the accounting for collaboration agreements such as the Endo licensing agreement, see Note 9, the Company determines if the arrangement represents a single unit of accounting or includes multiple units of accounting. If the arrangement represents a single unit of accounting, the revenue recognition policy and the performance obligation period must be determined, if not already contractually defined, for the entire arrangement. If the arrangement represents separate units of accounting, a revenue recognition policy must be determined for each unit. Revenues for non-refundable upfront license fee payments, where the Company continues to have obligations, will be recognized as performance occurs and obligations are completed.

Research and Development

Research and development expenses include personnel and facility-related expenses, outside contracted services including clinical trial costs, manufacturing and process development costs, research costs and other consulting services. Research and development costs are expensed as incurred.

Clinical development costs are a significant component of research and development expenses. The Company has a history of contracting with third parties that perform various clinical trial activities on its behalf in the ongoing development of its product candidates. The financial terms of these contracts are subject to negotiations and may vary from contract to contract and may result in uneven payment flow. The Company accrues and expenses costs for clinical trial activities performed by third parties based upon estimates of the percentage of work completed over the life of the individual study in accordance with agreements established with contract research organizations and clinical trial sites.

Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

Comprehensive Loss Attributable to Alexza Common Stockholders

Comprehensive loss attributable to Alexza common stockholders is comprised of net loss and unrealized gains (losses) on marketable securities. Total comprehensive loss for the years ended December 31, 2009, 2008 and 2007 is as follows (in thousands):

				Period from
				December 19,
				2000
				(Inception) to
				December 31,
	2009	2008	2007	2009

Net loss	$(56,065)	$(77,041)	$(55,910)	$(309,712)
Change in unrealized (loss) on marketable securities, net of taxes	(29)	(113)	132	(1)

Comprehensive loss	(56,094)	(77,154)	(55,778)	(309,713)
Comprehensive loss attributable to noncontrolling interest in Symphony Allegro. Inc., net of taxes	13,987	18,591	10,791	45,089

Comprehensive loss attributable to Alexza common stockholders	$(42,107)	$(58,563)	$(44,987)	$(264,624)

Share-Based Compensation

Employee share-based compensation cost recognized includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested, as of December 31, 2005 for (i) employees using the intrinsic value and (ii) non-employees using the fair value in accordance with the provisions of SFAS 123, and (b) compensation cost for all share-based payments granted or modified subsequent to December 31, 2005, based on the fair value estimated in accordance with the provisions of SFAS 123R.

All share-based payment awards are amortized on a ratable basis over the requisite service periods of the awards, which are generally the vesting periods. There was no share-based compensation capitalized as of December 31, 2009.

Employee Share-Based Awards Granted Prior to January 1, 2006

Compensation cost for employee stock options granted prior to January 1, 2006 are accounted for using the option’s intrinsic value. The Company recorded the total valuation of these options as a component of stockholders’ (deficit) equity, which was amortized over the vesting period of the applicable option on a straight line basis. During the years ended December 31, 2009, 2008 and 2007, the Company reversed $36,000, $83,000, and $387,000, respectively, of deferred share-based compensation related to unvested options cancelled as a result of employee terminations. As of December 31, 2009, all deferred stock compensation had been recognized.

Employee Share-Based Awards Granted On or Subsequent to January 1, 2006

Compensation cost for employee share-based awards granted on or after January 1, 2006 is based on the grant-date fair value and will be recognized over the vesting period of the applicable award on a straight-line basis. The Company issues employee share-based awards in the form of stock options and restricted stock units under the Company’s equity incentive plans and stock purchase rights under the Company’s employee stock purchase plan.

Stock Options, Stock Purchase Rights and Restricted Stock Units

During the years ended December 31, 2009, 2008 and 2007, the weighted average fair value of the employee stock options granted was $1.71, $3.04, and $6.22, respectively, the weighted average fair value of stock purchase rights granted was $2.81, $2.58, and $3.44, respectively, and the weighted average fair value of restricted stock units granted was $2.19, $4.35, and $8.89, respectively.

The estimated grant date fair values of the stock options and stock purchase rights were calculated using the Black-Scholes valuation model, and the following assumptions:

	Year Ended December 31,
	2009	2008	2007

Stock Option Plans
Weighted-average expected term	5.0 years	5.0 years	6.1 years
Expected volatility	86%	67%	73%
Risk-free interest rate	1.76%	3.14%	4.72%
Dividend yield	0%	0%	0%
Employee Stock Purchase Plan
Weighted-average expected term	1.90 Years	1.65 years	1.42 years
Expected volatility	74%	71%	53%
Risk-free interest rate	2.55%	2.68%	4.31%
Dividend yield	0%	0%	0%

Weighted-Average Expected Term  Prior to January 1, 2008, the expected term of options granted was determined using the “shortcut” method, as illustrated in the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107 (“SAB 107”). Under this approach, the expected term was presumed to be the average of the vesting term and the contractual term of the option. As detailed information about the employees’ exercise behavior became available to the Company, beginning on January 1, 2008, the Company no longer used the above mentioned shortcut method and determines the expected term of the options granted through a combination of the Company’s own historical exercise experience and expected future exercise activities and post-vesting termination behavior. The change of approach in determining the estimated weighted average expected life resulted in the assumption decreasing from approximately 6.1 years to 5.0 years.

Under the Employee Stock Purchase Plan, the expected term of employee stock purchase plan shares is the average of the purchase periods under each offering period.

Volatility  Prior to January 1, 2008, as the Company considered itself a newly public entity with insufficient historical data on volatility of its stock, the expected volatility used was based on volatility of similar entities (referred to as “guideline” companies). In evaluating similarity, the Company considered factors such as industry, stage of life cycle and size. Due to the availability of historical volatility data of the Company’s own stock, the Company began utilizing its historical volatility to determine future volatility for the purpose of determining share-based payments for all options granted on or after January 1, 2008.

Risk-Free Interest Rate.  The risk-free rate that the Company uses in the Black-Scholes option valuation model is based on U.S. Treasury zero-coupon issues with remaining terms similar to the expected term of the options or purchase rights on the respective grant dates.

Dividend Yield  The Company has never declared or paid any cash dividends and does not plan to pay cash dividends in the foreseeable future, and, therefore, used an expected dividend yield of zero in the valuation model.

Forfeiture Rate  The Company uses historical data to estimate pre-vesting option forfeitures and record stock-based compensation expense only for those awards that are expected to vest. All stock-based payment awards are amortized on a straight-line basis over the requisite service periods of the awards, which are generally the vesting periods. The Company increased its estimated forfeiture rate during the three months ended March 31, 2008 from approximately 5.9% at December 31, 2007 to approximately 7.0%.

Restricted Stock Units  The estimated fair value of restricted stock units awards is calculated based on the market price of Alexza’s common stock on the date of grant, reduced by the present value of dividends expected to be paid on Alexza common stock prior to vesting of the restricted stock unit. The Company’s estimate assumes no dividends will be paid prior to the vesting of the restricted stock unit.

As of December 31, 2009, there was $4,367,000, $486,000 and $421,000 total unrecognized compensation costs related to non-vested stock option awards, non-vested restricted stock units and stock purchase rights, respectively, which are expected to be recognized over a weighted average period of 1.68 years, 1.92 years and 1.1 years, respectively.

Recently Adopted Accounting Standards

Accounting Standards Codification Topic No. 810 (“ASC 810”)

ASC 810 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income (loss) attributable to the parent and to the noncontrolling interests, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. ASC 810 requires that the noncontrolling interest continue to be attributed its share of losses even if that attribution results in a deficit noncontrolling interest balance. ASC 810 also establishes additional reporting requirements that identify and distinguish between the ownership interest of the parent and the interest of the noncontrolling owners.

On January 1, 2009, the Company adopted the provisions of ASC 810 and reclassified the noncontrolling interest in Allegro from a liability to stockholders’ (deficit) equity on its Consolidated Balance Sheets on a retrospective basis. Had the previous requirements been applied, the net loss attributable to noncontrolling interest would have decreased by $8,626,000 during the year ended December 31, 2009. In addition, consolidated net loss has been adjusted to include the net loss attributed to the noncontrolling interest in Allegro and consolidated comprehensive income or loss has been adjusted to include the comprehensive income or loss attributed to the noncontrolling interest in Allegro.

Recently Issued Accounting Standards

Accounting Standards Update No. 2010-13 (“ASU 2010-13”)

In September 2009, the FASB ratified ASU 2010-13, which eliminates the residual method of allocation and the requirement to use the relative selling price method when allocating revenue in a multiple deliverable arrangement. When applying the relative selling price method, the selling price for each deliverable shall be determined using vendor specific objective evidence of selling price, if it exists, otherwise third-party evidence of selling price. If neither vendor specific objective evidence nor third-party evidence of selling price exists for a deliverable, companies shall use its best estimate of the selling price for that deliverable when applying the relative selling price method. ASU 2010-13 shall be effective in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Companies may elect to adopt this guidance prospectively for all revenue arrangements entered into or materially modified after the date of adoption, or retrospectively for all periods presented. The Company is currently evaluating the potential impact, if any, of the adoption of this guidance on its financial position, results of operations and cash flows.

4.	Net Loss per Share Attributable to Alexza Common Stockholders

Basic and diluted net loss per share attributable to Alexza common stockholders is calculated by dividing the net loss attributable to Alexza common stockholders by the weighted-average number of common shares outstanding for the period less weighted average shares subject to repurchase, of which there were none in 2009, 2008 or 2007. Outstanding stock options, warrants, and unvested restricted stock units are not included in the net loss per share attributable to Alexza common stockholders calculation for the years ended December 31, 2009, 2008 and 2007 as the inclusion of such shares would have had an anti-dilutive effect.

Potentially dilutive securities include the following (in thousands):

	Year Ended December 31,
	2009	2008	2007

Outstanding stock options	4,570	3,710	2,927
Unvested restricted stock units	706	123	58
Warrants to purchase common stock	5,091	2,324	2,016

5.	Cash, Cash Equivalents, and Marketable Securities

The following table outlines the amortized cost, fair value and unrealized gain/(loss) for the Company’s financial assets by major security type as of December 31, 2009 and 2008 (in thousands):

			Unrealized
December 31, 2009	Amortized Cost	Fair Value	Gain/(Loss)

Cash	$778	$778	$—
Money market funds	10,421	10,421	—
Government-sponsored enterprises	5,218	5,217	(1)
Corporate debt securities	3,500	3,500	—

Total	$19,917	$19,916	$(1)

			Unrealized
December 31, 2008	Amortized Cost	Fair Value	Gain/(Loss)

Cash	$432	$432	$—
Money market funds	19,350	19,350	—
Money market fund held by Symphony Allegro, Inc.	21,318	21,318	—
Corporate debt securities	9,633	9,649	16
Government securities	1,505	1,505	—
Government-sponsored enterprises	6,608	6,620	12

Total	$58,846	$58,874	$28

As of December 31, 2009 and 2008, the Company reported the financial assets as:

	December 31,
	2009	2008

Cash and cash equivalents	$13,450	$26,036
Investments held by Symphony Allegro, Inc.	—	21,318
Marketable securities	6,466	11,520

	$19,916	$58,874

The Company had no sales of marketable securities during the years ended December 31, 2009, 2008 or 2007. As of December 31, 2009, all of the Company’s marketable securities have a maturity of less than one year.

When determining if there are any “other-than-temporary” impairments on its investments, the Company evaluates: (i) whether the investment has been in a continuous realized loss position for over twelve months, (ii) the duration to maturity of the Company’s investments, (iii) the Company’s intention to hold the investments to maturity and if it is not more likely than not that the Company will be required to sell the investment before recovery of the amortized cost bases, (iv) the credit rating of each investment, and (v) the type of investments made. Through December 31, 2009, the Company has not recognized any “other-than-temporary” losses on its investments. As of December 31, 2009, no investments have been in a continuous realized loss position for longer than twelve months.

6.	Property and Equipment

Property and equipment consisted of the following:

	December 31,
	2009	2008
	(In thousands)

Lab equipment	$11,702	$11,019
Computer equipment and software	4,755	4,885
Furniture	1,060	1,123
Leasehold improvements	19,255	19,135
Construction in progress — manufacturing equipment	4,240	1,019

	41,012	37,181
Less: accumulated depreciation	(17,414)	(13,029)

	$23,598	$24,152

Property and equipment also includes equipment that secures the Company’s equipment financing agreements of $7,813,000 and $14,338,000 at December 31, 2009 and 2008, respectively. Accumulated depreciation related to assets under the equipment financing loans was $5,498,000 and $9,588,000 at December 31, 2009 and 2008, respectively. Depreciation of property and equipment under equipment financing agreements is included in depreciation expense in the statement of cash flows.

7.	Other Accrued Liabilities

Other accrued liabilities consisted of the following:

	December 31,
	2009	2008
	(In thousands)

Accrued compensation	$2,174	$4,012
Accrued professional fees	630	439
Other	677	754

	$3,481	$5,205

8.	Commitments

Equipment Financing Obligations

The Company finances a portion of its fixed asset acquisitions through equipment financing agreements. Loans drawn from the equipment financing agreement are secured by certain fixed assets of the Company. Fixed asset purchases used to secure draws on the equipment financing agreement are recorded on the Company’s balance sheet at cost. A liability is recorded upon the Company making a draw on the agreements.

The loans are repaid in 36 - 48 monthly installments, from the date of each draw, of principal and interest. The interest rate, which is fixed for each draw, is based on the U.S. Treasuries of comparable maturities and ranges from 9.2% to 10.6%. The equipment purchased under the equipment financing agreement is pledged as security. As of December 31, 2009, no additional borrowings were available under the agreements. The Company believes the carrying value of the debt is equal it its fair value at December 31, 2009.

Future scheduled principal payments under the equipment financing agreements as of December 31, 2009 are as follows (in thousands):

2010	$2,088
2011	427

Total	$2,515

Due to a late payment, the Company may have been in default of the terms of its equipment financing obligations as of December 31, 2009. The Company does not believe it was in default; however, if the Company was in default, the lender would have the right to demand payment on all outstanding obligations. As a result, the Company has classified all of the outstanding equipment financing obligations as a current liability as of December 31, 2009. Subsequent to the late payment, the Company paid the installment that was at issue.

Operating Leases

The Company leases two buildings in Mountain View, California, which the Company began to occupy in the fourth quarter of 2007. The Company recognizes rental expense on the facility on a straight line basis over the initial term of the lease. Differences between the straight line rent expense and rent payments are classified as deferred rent liability on the balance sheet. The lease for both facilities expires on March 31, 2018, and the Company has two options to extend the lease for five years each.

The Mountain View lease, as amended, included $15,964,000 of tenant improvement reimbursements from the landlord. The Company has recorded all tenant improvements as additions to property and equipment and is amortizing the improvements over the shorter of the estimated useful life of the improvement or the remaining life of the lease. The reimbursements received from the landlord are included in deferred rent liability and amortized over the life of the lease as a contra-expense.

In May 2008, the Company entered into an agreement to sublease a portion of its Mountain View facility. The sublease agreement, as amended, expires on April 30, 2010, at which time it will convert to a month-to-month lease.

In January 2010, the Company entered into an agreement to sublease an additional portion of its Mountain View facility from March 1, 2010 through February 28, 2014. The sublessee has an option to extend the lease agreement for 12 months and a second option to extend the lease agreement an additional 37 months. If the sublessee exercises these options, the rent will be at fair market rates at the time the option is exercised.

Future minimum lease payments under non-cancelable operating leases, net of sublease income, at December 31, 2009 were as follows (in thousands):

	Lease	Sublease	Net
	Payments	Receipts	Payments

2010	$5,016	$(500)	$4,516
2011	5,138	(426)	4,712
2012	5,263	(438)	4,825
2013	4,919	(451)	4,468
2014	4,934	(74)	4,860
Thereafter	15,858	—	15,858

Total minimum payments	$41,128	$(1,889)	$39,239

Rental expense, net of sublease income, was $3,050,000, $4,778,000, $5,402,000, and $18,971,000, for the years ended December 31, 2009, 2008 and 2007, and for the period from December 19, 2000 (inception) to December 31, 2009, respectively. Rental income from the sublease agreement was $656,000, $430,000, and $1,211,000 for the years ended December 31, 2009 and 2008 and for the period from December 19, 2000 (inception) to December 31, 2009, respectively. The Company received no rental income in the year ended December 31, 2007.

Manufacturing and Supply Agreement

On November 2, 2007, The Company entered into a manufacturing and supply agreement, or the supply agreement, with Autoliv ASP, Inc, or Autoliv, relating to the commercial supply of chemical heat packages that can be incorporated into the Company’s Staccato device. Autoliv had developed these chemical heat packages for the Company pursuant to a development agreement between Autoliv and the Company executed in October 2005. Under the terms of the supply agreement, Autoliv agreed to develop a manufacturing line capable of producing 10 million chemical heat packages a year. The Company agreed to pay Autoliv $12 million upon the earlier of December 31, 2011 or 60 days after the approval by the Food and Drug Administration of a new drug application filed by the Company. If the agreement is terminated by either party, the Company will be required to reimburse Autoliv up to $12 million for certain expenses related to the equipment and tooling used in the production and testing of the chemical heat packages. Upon payment by the Company, Autoliv will be required to transfer possession and ownership of such equipment and tooling to the Company. Each quarter, the Company estimates the amount of work performed on the development of the manufacturing line and recognizes a portion of the total payment related to the manufacturing line as a capital asset and a corresponding non-current liability. As of December 31, 2009, the Company recorded a fixed asset and a current liability, based on our a Prescription Drug User Fee Act goal date of October 11, 2010, of $3,750,000 related to its commitment to Autoliv for the development of the manufacturing line. Autoliv has also agreed to manufacture, assemble and test the chemical heat packages solely for the Company in conformance with the Company’s specifications. The Company will pay Autoliv a specified purchase price, which varies based on annual quantities ordered by the Company, per chemical heat package delivered. The initial term of the supply agreement expires on December 31, 2012 and may be extended by written mutual consent.

Autoliv has agreed to manufacture, assemble and test the Chemical Heat Packages solely for the Company in conformance with the Company’s specifications. The Company will pay Autoliv a specified purchase price, which varies based on annual quantities ordered by the Company, per Chemical Heat Package delivered. The initial term of the Supply Agreement expires on December 31, 2012 and may be extended by mutual written consent. The Supply Agreement provides that during the term of the Supply Agreement, Autoliv will be the Company’s exclusive supplier of the Chemical Heat Packages. In addition, the Supply Agreement grants Autoliv the right to negotiate for the right to supply commercially any second generation chemical heat package (a “Second Generation Product”) and provides that the Company will pay Autoliv certain royalty payments if the Company manufactures Second Generation Products itself or if the Company obtains Second Generation Products from a third party manufacturer. Upon the expiration or termination of the Supply Agreement the Company will be required, on an ongoing basis, to pay Autoliv certain royalty payments related to the manufacture of the Chemical Heat Packages by the Company or third party manufacturers. No Chemical Heat Packages have been purchased under this agreement as of December 31, 2009.

9.	License Agreements

Symphony Allegro, Inc.

On December 1, 2006 (the “Closing Date”), the Company entered into a series of related agreements with Symphony Capital LLC (“Symphony Capital”), Symphony Allegro Holdings LLC (“Holdings”) and Allegro, providing for the financing of the clinical development of its AZ-002, Staccato alprazolam, and the AZ-004/104, Staccato loxapine, product candidates (the “Programs”). Symphony Capital and other investors (collectively, the “Allegro Investors”) invested $50,000,000 in Holdings, which then invested the $50,000,000 in Allegro. Pursuant to the agreements, Allegro agreed to invest up to the full $50,000,000 to fund the clinical development of the Programs, and the Company licensed to Allegro certain intellectual property rights related to the Programs.

The Company continued to be primarily responsible for all preclinical, clinical and device development efforts, as well as for maintenance of the intellectual property portfolio for the Programs. The Company had no further obligation beyond the items described above and the Company had no obligation to the creditors of Allegro as a result of the Company’s involvement with Allegro. The investments held by Allegro were to be used to fund the development of the Programs, and were not available for general corporate expenses. The Company issued to Holdings five-year warrants to purchase 2,000,000 shares of the Company’s common stock at $9.91 per share. The warrants, issued upon closing, were assigned a value of $10.7 million using the Black-Scholes valuation model and had been recorded in additional paid in capital.

In consideration for the warrants, the Company received an exclusive purchase option (the “Purchase Option”) that gave the Company the right, but not the obligation, to acquire all, but not less than all, of the outstanding equity of Allegro, thereby allowing the Company to reacquire all of the Programs. Prior to the amendments of the terms of the Purchase Option described below, this Purchase Option was exercisable at any time from December 1, 2007 to December 1, 2010, at predetermined prices that increased over time and ranged from $67,500,000 starting December 31, 2007 to $122,500,000 through December 1, 2010.

In June 2009, the Company entered into an agreement with Holdings to amend the provisions of and to exercise the Purchase Option. The Company completed the acquisition of all of the outstanding equity of Allegro pursuant to the amended Purchase Option on August 26, 2009. In exchange for all of the outstanding equity of Allegro, the Company, in lieu of the consideration described above: (i) issued to the Allegro Investors 10,000,000 shares of common stock (ii) issued to the Allegro Investors warrants to purchase 5,000,000 shares of common stock at an exercise price of $2.26 per share that are cash or net exercisable for a period of 5 years and canceled the warrants to purchase 2,000,000 shares of common stock held by the Allegro Investors and (iii) will pay Holdings certain percentages of cash payments that may be generated from future partnering transactions for the Programs. Pursuant to a registration rights agreement with Holdings, the Company filed with the SEC a registration statement for these shares of common stock and the shares of common stock underlying the warrants. The SEC declared such registration statement effective on October 16, 2009 and, pursuant to the registration rights agreement with Holdings, the Company has an obligation to take certain actions as are necessary keep such registration statement effective.

Prior to the completion of the acquisition of all of the outstanding equity of Allegro pursuant to the amended Purchase Option, the Company had concluded that Allegro was by design a variable interest entity as the Company had a purchase option to acquire Allegro’s outstanding voting stock at prices that were fixed based upon the date the option was exercised. The fixed nature of the purchase option price limited the returns of the Allegro Investors, as the investors in Allegro. Parties to an arrangement are considered to be de facto agents if they cannot sell, transfer, or encumber their interests without the prior approval of an enterprise. Symphony Capital was considered to be a de facto agent of the Company pursuant to this provision, and because the Company and the Allegro Investors, as a related party group, absorbed a majority of Allegro’s variability, the Company evaluated whether the Company was most closely associated with Allegro. The Company concluded that it was most closely associated with Allegro and should consolidate Allegro because (i) the Company originally developed the technology that was assigned to Allegro, (ii) the Company continued to oversee and monitor the development program, (iii) the Company’s employees continued to perform substantially all of the development work, (iv) the Company significantly influenced the design of the responsibilities and corporate structure of Allegro, (v) Allegro’s operations were substantially similar to the Company’s activities, and (vi) through the Purchase Option, the Company had the ability to meaningfully participate in the benefits of a successful development effort.

The noncontrolling interest in Symphony Allegro, Inc., represented an equity investment by the Allegro Investors in Allegro of $50,000,000 reduced by $10,708,000 for the value of the Purchase Option, and by $2,829,000 for a structuring fee and related expenses that the Company paid to Symphony Capital in connection with the closing of the Allegro transaction, resulting in the recording of a net noncontrolling interest of $36,463,000 on the effective date. The Company charged the losses incurred by Allegro, prior to August 26, 2009, to the noncontrolling interest in the determination of the net loss attributable to the Alexza common stockholders in the consolidated statements of operations, and the Company also reduced the noncontrolling interest in the consolidated balance sheets by Allegro’s losses. For the years ended December 31, 2009, 2008, and 2007, and the period from December 19, 2000 (inception) to December 31, 2009, the net losses of Allegro charged to the noncontrolling interest were $13,987,000 $18,591,000, $10,791,000, and $45,089,000 respectively.

Upon closing of the acquisition of all of the outstanding equity of Allegro pursuant to the amended Purchase Option, the Company recorded the acquisition as a capital transaction that did not affect its net loss. However, because the acquisition was accounted for as a capital transaction, the excess consideration transferred over the carrying value of the noncontrolling interest in Allegro was treated as a deemed dividend for purposes of reporting net loss per share, increasing net loss per share attributable to Alexza stockholders by $61,566,000 during the year ended December 31, 2009. In addition, upon the closing, the Company ceased to charge net losses of Allegro against the noncontrolling interest.

The following table outlines the estimated fair value of consideration transferred by Alexza and the computation of the excess consideration transferred over the carrying value of the noncontrolling interest in Allegro at the acquisition date (in thousands):

Description	Fair Value

Fair value of consideration transferred:
10,000,000 shares of Alexza common stock	$28,000
Warrant consideration, net	8,085
Fair value of contingent cash payments to Allegro stockholders	16,855

Total consideration transferred	52,940
Add: Deficit of noncontrolling interest in Allegro	8,626

Excess consideration transferred over the carrying value of the noncontrolling interest in Allegro	$61,566

The fair value of the Alexza common stock of $2.80 was based on the closing sales price of the Company’s common stock on the NASDAQ Global Market on August 26, 2009, which is the date the transaction was completed.

The estimated fair values of the warrant consideration were calculated using the Black-Scholes valuation model, and the following assumptions:

	Warrant	Warrant
	Issued	Cancelled

Number of Shares	5,000,000	2,000,000
Expected term	5.0 years	2.3 years
Expected volatility	89%	117%
Risk-free interest rate	2.46%	1.06%
Dividend yield	0%	0%

Endo Pharmaceuticals, Inc.

On December 27, 2007, the Company entered into a license, development and supply agreement (the “license agreement”), with Endo Pharmaceuticals, Inc. (“Endo”) for AZ-003 (Staccato fentanyl) and the fentanyl class of molecules for North America. Under the terms of the license agreement, Endo paid the Company a $10,000,000 non-refundable upfront fee and Endo was obligated to pay potential additional milestone payments of up to $40,000,000 upon achievement of predetermined regulatory and clinical milestones. Endo was also obligated to pay royalties to the Company on net sales of the product, from which the Company would be required to pay for the cost of goods for the manufacture of the commercial version of the product. Under the terms of the license agreement, the Company had primary responsibility for the development and costs of the Staccato Electronic Multiple Dose device and the exclusive right to manufacture the product for clinical development and commercial supply. Endo had the responsibility for future pre-clinical, clinical and regulatory development, and, if AZ-003 was approved for marketing, for commercializing the product in North America. The Company recorded the $10,000,000 upfront fee it received from Endo in January 2008 as deferred revenue. The Company was unable to allocate a fair value to the each of the deliverables outlined in the agreement and therefore accounted for the deliverables as a single unit of accounting. The Company began to recognize the $10,000,000 upfront payment as revenue in the third quarter of 2008 over the estimated performance period of six years, resulting in revenues of $486,000 in 2008.

In January 2009, the Company and Endo mutually agreed to terminate the license agreement, with all rights to AZ-003 reverting back to the Company. The Company’s obligations under the license agreement were fulfilled upon the termination of the agreement, and the Company recognized the remaining deferred revenue of $9,514,000 during the three months ended March 31, 2009.

10.	Common Stock

The Company had reserved shares of common stock for future issuances as of December 31, 2009 as follows:

Stock options outstanding	4,740,499
Unvested restricted stock units outstanding	196,270
2005 Equity Incentive Plan and 2005 Non Employee Director Stock Option Plan — shares available for issuance	534,179
Employee Stock Purchase Plan — shares available for issuance	156,243
Warrants outstanding	12,727,554

Total	18,354,745

11.	Warrants

In March 2002, in connection with an equipment financing agreement, the Company issued immediately exercisable and fully vested warrants to purchase 21,429 shares of Series B preferred stock at a per share price of $1.40. The warrants expire on April 8, 2013. The Company recorded a deferred financing cost of $27,000 related to the issuance of these warrants. The Company valued these warrants using the Black-Scholes valuation model, assuming an exercise price and fair value of $1.40, an expected volatility of 100%, an expected life of 10 years, an expected dividend yield of 0%, and a risk-free interest rate of 4.61%. The estimated fair value of the warrants is recorded as debt discount. This amount was amortized to interest expense over the commitment term of the equipment financing agreement. In 2006, the warrant was converted to purchase 4,116 shares of common stock at a price of $7.29 per share. As of December 31, 2009, this warrant remained outstanding and exercisable.

In January and September 2003, in connection with the modifications of an equipment financing agreement, the Company issued immediately exercisable and fully vested warrants to purchase 24,058 and 19,247 shares of Series C preferred stock, respectively, at a per share price of $1.56. The warrants expire on April 8, 2013. The Company valued these warrants using the Black-Scholes valuation model, assuming an exercise price and fair value of $1.56, an expected volatility of 100%, an expected life of 10 years, an expected dividend yield of 0%, and risk-free interest rate of 4.05% and 4.45%, respectively. The estimated fair values of $35,000 and $27,000, respectively, were recorded as debt discount and was amortized to interest expense over the remaining commitment term of the financing agreement. In 2006, these warrants were converted into warrants to purchase 4,852 shares and 3,882 shares of common stock, both at a price of $7.74 shares. As of December 31, 2009, both of these warrants remained outstanding and exercisable.

In March 2004, in connection with the modifications of an equipment financing agreement, the Company issued immediately exercisable and fully vested warrants to purchase 14,232 shares of Series C preferred stock at a per share price of $1.56. The warrants expire on April 8, 2013. The Company valued these warrants using the Black-Scholes valuation model, assuming an exercise price and fair value of $1.56, an expected volatility of 100%, an expected life of 10 years, an expected dividend yield of 0%, and risk-free interest rate of 4.35%. The estimated fair value of $20,000 was recorded as debt discount and amortized to interest expense over the remaining commitment term of the financing agreement. In 2006, the warrant was converted into a warrant to purchase 2,870 shares of common stock at a price of $7.74. As of December 31, 2009, these warrants remained outstanding and exercisable.

In December 2006, in connection with the Symphony Allegro transaction (see Note 9), the Company issued to Holdings a five-year warrant to purchase 2,000,000 shares of the Company’s common stock at $9.91 per share. The warrants issued upon closing were assigned a value of $10.7 million in accordance with the Black-Scholes option valuation methodology assuming an exercise price of $9.91, an expected volatility of 80%, an expected life of 5 years, an expected dividend yield of 0% and risk-free interest rate of 4.45%. This fair value has been recorded as a reduction to the noncontrolling interest in Symphony Allegro. In August 2009, this warrant was cancelled in conjunction with the Company’s purchase of Symphony Allegro.

In March 2008, in connection with the registered direct equity issuance to Bio*One described in Note 1, the Company issued a warrant to Bio*One to purchase up to 375,000 of additional shares of Alexza common stock at a purchase price per share of $8.00. As outlined in the agreement, the warrant was subject to the same price adjustment as the common stock sale, and effective January 1, 2009 the warrant was adjusted to purchase 415,522 shares at a purchase price of $7.22 per share. The Company committed to initiate and maintain manufacturing operations in Singapore, and the warrant was to become exercisable only if the Company terminates operations in Singapore or does not achieve certain performance milestones. The warrant has a maximum term of 5 years. Net proceeds from the sale of the stock and warrant were approximately $9.84 million after deducting offering expenses. In December 2008, the Company did not meet its defined performance milestone, and as a result the warrant became fully exercisable. At December 31, 2009, this warrant remains outstanding and exercisable.

In August 2009, in connection with the acquisition of Symphony Allegro (See Note 9) the Company issued five year warrants to the Allegro Investors to purchase 5,000,000 shares of Alexza common stock at a price per share of $2.26. At December 31, 2009, the warrants remained outstanding and exercisable.

In October 2009, in conjunction with a private equity issuance (see Note 1), the Company issued seven year warrants to purchase an aggregate of 7,296,312 shares of its common stock with an exercise price per share of $2.77. The warrants are cash or net exercisable for a period of seven years from October 5, 2009 and have an exercise price of $2.77 per share. The Company granted to the investors certain registration rights related to the shares of common stock underlying the warrants. The Company filed with the SEC a registration statement covering the resale of these shares, and the SEC declared such registration statement effective on October 27, 2009. The Company also agreed to other customary obligations regarding registration, including indemnification and maintenance of the registration statement. At December 31, 2009, the warrants remained outstanding and exercisable.

12.	Equity Incentive Plans

2005 Equity Incentive Plan

In December 2005, the Company’s Board of Directors adopted the 2005 Equity Incentive Plan (the “2005 Plan”) and authorized for issuance thereunder 1,088,785 shares of common stock. The 2005 Plan became effective upon the closing of the Company’s initial public offering on March 8, 2006. The 2005 Plan is an amendment and restatement of the Company’s previous stock option plans. Stock options issued under the 2005 Plan generally vest over 4 years, vesting is generally based on service time, and have a maximum contractual term of 10 years.

In the third quarter of 2006, the Company began issuing restricted stock units to non-officer employees. Beginning in 2009, the Company began issuing restricted stock units to both officers and to non-employee directors. Restricted stock unit issuances to non-employee directors were made in lieu of paying cash director fees. Restricted stock units granted to officer or non-officer employees generally vest over a four-year period from the grant date or upon completion of certain performance milestones. Restricted stock units granted to non-employee directors generally vest one year after the date of grant. Prior to vesting, restricted stock units do not have dividend equivalent rights, do not have voting rights and the shares underlying the restricted units are not considered issued and outstanding. Shares are issued on the date the restricted stock units vest.

The 2005 Plan provides for annual reserve increases on the first day of each fiscal year commencing on January 1, 2007 and ending on January 1, 2015. The annual reserve increases will be equal to the lesser of (i) 2% of the total number of shares of the Company’s common stock outstanding on December 31 of the preceding calendar year, or (ii) 1,000,000 shares of common stock. The Company’s Board of Directors has the authority to designate a smaller number of shares by which the authorized number of shares of common stock will be increased prior to the last day of any calendar year. In May 2008, the Company’s stockholders approved an amendment to the plan to increase the number of shares of the Company’s stock reserved for issuance under the 2005 Plan by an additional 1,500,000 shares.

2005 Non-Employee Directors’ Stock Option Plan

In December 2005, the Company’s Board of Directors adopted the 2005 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) and authorized for issuance thereunder 250,000 shares of common stock. The Directors’ Plan became effective immediately upon the closing of the Company’s initial public offering on March 8, 2006. The Directors’ Plan provides for the automatic grant of nonstatutory stock options to purchase shares of common stock to the Company’s non-employee directors, which vest over four years and have a term of 10 years. The Directors’ Plan provides for an annual reserve increase to be added on the first day of each fiscal year, commencing on January 1, 2007 and ending on January 1, 2015. The annual reserve increases will be equal to the number of shares subject to options granted during the preceding fiscal year less the number of shares that revert back to the share reserve during the preceding fiscal year. The Company’s Board of Directors has the authority to designate a smaller number of shares by which the authorized number of shares of common stock will be increased prior to the last day of any calendar year.

The following table sets forth the summary of stock option activity under the Equity Incentive Plans:

	Outstanding Options
	Number of	Weighted Average
	Shares	Exercise Price

Balance as of January 1, 2007	2,611,042	$5.23
Options granted	1,054,656	$9.10
Options exercised	(204,423)	$2.11
Options forfeited	(249,536)	$6.98
Options cancelled	(4,875)	$6.60

Balance as of December 31, 2007	3,206,864	$6.56
Options granted	1,472,171	$5.26
Options exercised	(104,428)	$1.55
Options forfeited	(190,284)	$7.20
Options cancelled	(200,975)	$7.81

Balance as of December 31, 2008	4,183,348	$6.14
Options granted	1,394,632	$2.48
Options exercised	(69,708)	$1.20
Options forfeited	(422,118)	$5.79
Options cancelled	(345,655)	$6.08

Balance as of December 31, 2009	4,740,499	$5.17

Options exercisable at:
December 31, 2007	1,365,538	$5.54
December 31, 2008	1,950,662	$6.02
December 31, 2009	2,865,898	$5.71

The total intrinsic value of options exercised during the years ended December 31, 2009, 2008, and 2007 was $80,000, $463,000, and $1,662,000, respectively. None of the Company’s options have expired.

Information regarding the stock options outstanding at December 31, 2009 is summarized below:

	Outstanding			Exercisable
		Remaining			Remaining
		Contractual	Aggregate		Contractual	Aggregate
	Number	Life	Intrinsic	Number	Life	Intrinsic
Exercise Price	of Shares	(In Years)	Value	of Shares	(In Years)	Value

$1.10 – 1.38	520,882	4.94	$630,000	515,458	4.93	$624,000
1.69 – 2.37	775,724	9.66	139,000	127,523	9.17	40,000
2.64 – 3.13	495,965	9.05	—	226,130	9.06	—
3.30 – 4.35	674,735	8.38	—	268,622	8.15	—
4.41 – 7.00	505,829	7.77	—	320,099	7.54	—
7.20 – 7.90	340,560	7.05	—	279,521	7.03	—
8.00 – 8.00	575,457	4.56	—	562,775	4.53	—
8.01 – 8.89	547,908	7.48	—	343,299	7.45	—
8.91 – 11.70	303,439	7.13	—	222,471	7.09	—

	4,740,499	7.47	$769,000	2,865,898	6.63	$664,000

The intrinsic value is calculated as the difference between the market value as of December 31, 2009 and the exercise price of the shares. The market value as of December 31, 2009 was $2.40 as reported by the NASDAQ Stock Market.

Information with respect to nonvested share units (restricted stock units) as of December 31, 2009 is as follows:

		Weighted
	Number	Average
	of	Grant — Date
	Shares	Fair Value

Outstanding at January 1, 2007	34,080	7.00
Granted	74,575	8.89
Released	(8,245)	7.00
Forfeited	(7,285)	7.71

Outstanding at December 31, 2007	93,125	8.42
Granted	112,423	4.35
Released	(23,443)	8.33
Forfeited	(10,151)	7.00

Outstanding at December 31, 2008	171,954	5.86
Granted	965,643	2.19
Released	(839,469)	2.31
Forfeited	(101,858)	4.03

Outstanding at December 31, 2009	196,270	3.90

The total intrinsic value of restricted stock units released during the years ended December 31, 2009, 2008, and 2007 was $1,898,000, $131,000 and $68,000, respectively.

The Company authorized shares of common stock for issuance under the Plans as follows.

Year	Number of Shares

2001	363,636
2002	770,732
2003	454,545
2004	1,000,000
2005	25,544
2006	1,327,990
2007	676,386
2008	2,174,840
2009	656,417

As of December 31, 2009, 534,179 shares remained available for issuance under the 2005 Plan and the Directors’ Plan.

On January 1, 2010 an additional 1,037,500 shares were authorized for issuance under the evergreen provisions of the 2005 Plan and the Directors’ Plan.

2005 Employee Stock Purchase Plan

In December 2005, the Company’s Board of Directors adopted the 2005 Employee Stock Purchase Plan (“ESPP”) and authorized for issuance thereunder 500,000 shares of common stock. The ESPP allows eligible employee participants to purchase shares of the Company’s common stock at a discount through payroll deductions. The ESPP consists of a fixed offering period, generally twenty-four months with four purchase periods within each offering period. Purchases are generally made on the last trading day of each October and April. Employees purchase shares at each purchase date at 85% of the market value of our common stock on their enrollment date or the end of the purchase period, whichever price is lower. The Company issued 439,252, 305,146, and 205,870, and shares at a weighted average prices of $1.36, $3.84, and $6.83, 2009, 2008, and 2007, respectively.

The ESPP provides for annual reserve increases on the first day of each fiscal year commencing on January 1, 2007 and ending on January 1, 2015. The annual reserve increases will be equal to the lesser of (i) 1% of the total number of shares of the Company’s common stock outstanding on December 31 of the preceding calendar year, or (ii) 250,000 shares of common stock. The Company’s Board of Directors has the authority to designate a smaller number of shares by which the authorized number of shares of common stock will be increased prior to the last day of any calendar year. On January 1, 2009, 2008 and 2007 an additional 250,000, 250,000, and 238,193 shares, respectively, were reserved for issuance under this provision. At December 31, 2009, 156,243 shares are available for issuance under the ESPP.

On January 1, 2010 an additional 250,000 shares were reserved for issuance under the ESPP.

13.	Restructuring Charges

In January 2009, the Company restructured its operations to focus its efforts on the continued rapid development of its AZ-004 (Staccato loxapine) product candidate. The restructuring included a workforce reduction of 50 employees, representing approximately 33% of the Company’s total workforce and was completed in the second quarter of 2009. The Company incurred $2,037,000 of restructuring expenses related to employee severance and other termination benefits, including a non-cash charge of $56,000 related to modifications to share-based awards, and does not expect to incur any additional expenses related to this restructuring in future periods. As of December 31, 2009, the Company had no outstanding amounts due related to the restructuring.

14.	401(k) Plan

The Company sponsors a 401(k) Plan that stipulates that eligible employees can elect to contribute to the 401(k) Plan, subject to certain limitations. Pursuant to the 401(k) Plan, the Company does not match any employee contributions.

15.	Income Taxes

There is no provision for income taxes because the Company has incurred operating losses since inception.

The reported amount of income tax expense attributable to operations for the year differs from the amount that would result from applying domestic federal statutory tax rates to loss before income taxes from operations as summarized below (in thousands):

	Year Ended December 31,
	2009	2008	2007
		(In thousands)

Federal tax benefit at statutory rate	$(14,307)	$(19,873)	$(15,321)
State tax benefit net of federal effect	(2,385)	(3,402)	(2,629)
Research and development credits	(2,537)	(2,693)	(3,538)
Other permanent differences	(31)	19	20
Share-based compensation	1,112	1,450	274
Adjustment to basis in subsidiary	3,180	—	—
Change in valuation allowance	14,662	24,567	21,193
Other	306	(68)	1

Total	$—	$—	$—

Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. The deferred tax assets were calculated using an effective tax rate of 40%. Significant components of the Company’s deferred tax assets are as follows:

	December 31,
	2009	2008
	(In thousands)

Federal and state net operating loss carryforwards	$79,478	$58,451
Federal and state research and development credit carryforwards	11,840	10,210
Accrued liabilities	9,410	2,736
Capitalized research and development costs	25,675	23,216
Other	49	42

Total deferred tax assets	126,453	94,655
Valuation allowance	(126,453)	(94,655)

Net deferred tax assets	$—	$—

The Company’s accounting for deferred taxes involves the evaluation of a number of factors concerning the realizability of the Company’s net deferred tax assets. The Company primarily considered such factors as the Company’s history of operating losses, the nature of the Company’s deferred tax assets and the timing, likelihood and amount, if any, of future taxable income during the periods in which those temporary differences and carryforwards become deductible. At present, the Company does not believe that it is more likely than not that the deferred tax assets will be realized; accordingly, a full valuation allowance has been established and no deferred tax asset is shown in the accompanying balance sheets. The valuation allowance increased by approximately $31,798,000, $25,252,000, and $20,847,000 during the years ended December 31, 2009, 2008, and 2007, respectively.

As of December 31, 2009 the Company had federal net operating loss carryforwards of approximately $202,200,000. The Company also had federal research and development tax credit carryforwards of approximately $7,917,000. The net operating loss and tax credit carryforwards will expire at various dates beginning in 2020, if not utilized.

As of December 31, 2009, the Company had state net operating loss carryforwards of approximately $193,800,000, which will begin to expire in 2012. The Company also had state research and development tax credit carryforwards of approximately $3,845,000, which have no expiration, and a Manufacturer’s Investment Credit of $78,000, which will expire in 2010, if not utilized.

As of December 31, 2009, approximately $583,000 of deferred tax assets is attributable to certain employee stock option deductions and the federal and state net operating loss carryforward has been adjusted accordingly. When realized, the benefit of the tax deduction related to these options will be accounted for as a credit to stockholders’ equity rather than as a reduction of the income tax provision.

Utilization of the net operating loss carryforwards and credits may be subject to an annual limitation with substantial effect, due to the ownership change limitations provided by the Internal Revenue Code that are applicable if the Company experiences an “ownership change”. That may occur, for example, as a result of the initial public offering aggregated with certain other sales of the Company’s stock.

The Company recognized a decrease to the deferred tax assets in 2007, to increase its reserve for unrecognized tax benefits. Because of the correlative reduction in the Company’s full valuation allowance, this adjustment did not result in a credit to deficit accumulated during the development stage. During 2008, the Company performed an analysis of its research and development credits. As a result of this analysis, the Company decreased its reserve for unrecognized tax benefits related to research and development credits. Because of the correlative reduction in the Company’s full valuation allowance, this adjustment did not result in a credit to the statement of operations.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Balance at January 1, 2007	$1,635
Additions based on tax positions taken during a prior period	—
Reductions based on tax positions taken during a prior period	—
Additions based on tax positions taken during the current period	611
Reductions based on tax positions taken during the current period	—
Reductions related to settlement of tax matters	—
Reductions related to a lapse of applicable statute of limitations	—

Balance at December 31, 2007	$2,246
Additions based on tax positions taken during a prior period	—
Reductions based on tax positions taken during a prior period	(1,067)
Additions based on tax positions taken during the current period	401
Reductions based on tax positions taken during the current period	—
Reductions related to settlement of tax matters	—
Reductions related to a lapse of applicable statute of limitations	—

Balance at December 31, 2008	$1,580
Additions based on tax positions taken during a prior period	645
Reductions based on tax positions taken during a prior period	—
Additions based on tax positions taken during the current period	385
Reductions based on tax positions taken during the current period	—
Reductions related to settlement of tax matters	—
Reductions related to a lapse of applicable statute of limitations	—

Balance at December 31, 2009	$2,610

If the Company eventually is able to recognize these uncertain tax positions, most of the unrecognized tax benefits would reduce the effective tax rate.

The Company has not incurred any material interest or penalties as of December 31, 2009. The Company does not anticipate any significant change within 12 months of this reporting date of its uncertain tax positions. The

Company is subject to taxation in the US and various states jurisdictions. There are no ongoing examinations by taxing authorities at this time. The Company’s various tax years starting with 2000 to 2009 remain open in various taxing jurisdictions.

16.	Subsequent Events

In February 2010, the Company entered into a collaboration and license agreement (“License Agreement) and a manufacture and supply agreement, (“Supply Agreement” or collectively, the “Collaboration”), with Biovail Laboratories International SRL (“Biovail”), for AZ-004 for the treatment of psychiatric and/or neurological indications and the symptoms associated with these indications, including the initial indication of treating agitation in schizophrenia and bipolar disorder patients. The Collaboration contemplates that the Company will be the exclusive supplier of drug product for clinical and commercial uses and have responsibility for the NDA for AZ-004 for the initial indication for the of rapid treatment of agitation in patients with schizophrenia or bipolar disorder, as well as responsibility for any additional development and regulatory activities required for use by these two patient populations in the outpatient setting. Biovail will be responsible for commercialization for the initial indication and, if it elects, development and commercialization of additional indications for AZ-004 in the U.S. and Canada.

Under the terms of the License Agreement, Biovail paid the Company an upfront fee of $40 million, and the Company may be eligible to receive up to an additional $90 million in milestone payments upon achievement of predetermined regulatory, clinical and commercial manufacturing milestones. The Company may be subject to certain payment obligations to Biovail, up to $5 million, if it does not meet certain other milestones prior to a termination of the license agreement. The Company is also eligible to receive tiered royalty payments of 10% to 25% on any net sales of AZ-004. The Company is responsible for conducting and funding all development and regulatory activities associated with AZ-004’s initial indication for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder as well as for its possible use in the outpatient setting in these two patient populations. The Company’s obligation to fund the outpatient development efforts is limited to a specified amount. Biovail is responsible for certain Phase 4 development commitments and related costs and expenses. For additional indications, the Company has an obligation regarding certain efforts and related costs and expenses, up to a specified amount, and if it elects, Biovail is responsible for all other development commitments and related costs and expenses.

Under the terms of the Supply Agreement, the Company is the exclusive supplier of AZ-004 and has responsibility for the manufacture, packaging, labeling and supply for clinical and commercial uses. Biovail will purchase AZ-004 from the Company at predetermined transfer prices. The transfer prices depend on the volume of AZ-004 purchases, subject to certain adjustments.

Either party may terminate the Collaboration for the other party’s uncured material breach or bankruptcy. In addition, Biovail has the right to terminate the Collaboration (a) upon 90 days written notice for convenience; (b) upon 90 days written notice if FDA does not approve the AZ-004 NDA for the initial indication for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder; (c) immediately upon written notice for safety reasons or withdrawal of marketing approval; (d) upon 90 days written notice upon certain recalls of the product; or (e) immediately upon written notice within 60 days of termination of the Supply Agreement under certain circumstances. The Supply Agreement automatically terminates upon the termination of the license agreement.

17.	Quarterly Results (Unaudited)

The following table is in thousands, except per share amounts:

	Quarter Ended
	March 31	June 30	September 30	December 31

Fiscal 2009
Revenues	$9,514	$—	$—	$—
Loss from operations	(6,843)	(16,835)	(13,007)	(11,022)
Net loss	(6,904)	(16,969)	(12,425)	(19,767)
Net loss attributable to Alexza common stockholders	(1,714)	(9,740)	(72,423)	(19,767)
Basic and diluted net loss per share attributable to Alexza common stockholders	(0.05)	(0.29)	(1.95)	(0.39)
Shares used in computation of basic and diluted net loss per share attributable to Alexza common stockholders	32,967	33,136	37,060	51,272
Fiscal 2008
Revenues	$—	$—	$69	$417
Loss from operations	(19,155)	(20,500)	(21,067)	(17,998)
Net loss	(18,366)	(20,013)	(20,758)	(17,904)
Net loss attributable to Alexza common stockholders	(14,609)	(14,122)	(14,692)	(15,027)
Basic and diluted net loss per share attributable to Alexza common stockholders	(0.47)	(0.43)	(0.45)	(0.46)
Shares used in computation of basic and diluted net loss per share attributable to Alexza common stockholders	31,225	32,532	32,610	32,821

Item 9.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

Not Applicable.

Item 9A.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures:

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow for timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and in reaching a reasonable level of assurance, management is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

As of December 31, 2009, the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and our Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on the foregoing, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective at the reasonable assurance level.

Management’s Annual Report on Internal Control Over Financial Reporting:

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f). Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2009 based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on that evaluation, our management concluded that our internal control over financial reporting was effective as of December 31, 2009. Our independent registered public accounting firm, Ernst &Young LLP, audited the consolidated financial statements included in this Annual Report on Form 10-K and have issued an audit report on the effectiveness of our internal control over financial reporting. Their report on the audit of internal control over financial reporting appears below.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Alexza Pharmaceuticals, Inc.

We have audited Alexza Pharmaceuticals, Inc.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Alexza Pharmaceuticals, Inc.’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Annual Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Alexza Pharmaceuticals, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009 based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Alexza Pharmaceuticals, Inc. as of December 31, 2009 and December 31, 2008 and the related consolidated statements of operations, convertible preferred stock and stockholders’ (deficit) equity, and cash flows for each of the three years in the period ended December 31, 2009 and for the period from December 19, 2000 (inception) to December 31, 2009 and our report dated March 9, 2010 expressed an unqualified opinion thereon.

/s/  Ernst & Young LLP

Palo Alto, California
March 9, 2010

Changes in Internal Control Over Financial Reporting:

There has been no change in our internal control over financial reporting during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.	Other Information

None.

PART III

Item 10.	Directors and Executive Officers of the Registrant

The information required by this Item concerning our directors is incorporated by reference to the information to be set forth in the sections entitled “Proposal No. 1 — Election of Directors” and “Section 16(a) Beneficial Ownership Reporting Compliance” in our definitive Proxy Statement for the 2010 Annual Meeting of Stockholders to be filed within 120 days after the end of the Registrant’s fiscal year ended December 31, 2009, or the Proxy Statement. The information required by this Item concerning our executive officers is incorporated by reference to the information to be set forth in the section of the Proxy Statement entitled “Executive Officers.” Information regarding compliance with Section 16(a) of the Exchange Act, our code of business conduct and ethics and certain information related to our Audit Committee and Ethics Committee is set forth under the heading “Information Regarding the Board of Directors and Corporate Governance” in our Proxy Statement, and is incorporated herein by reference thereto.

Item 11.	Executive Compensation

The information required by this Item 11 is incorporated by reference to the information under the caption “Executive Compensation” in the Proxy Statement to be filed with the Securities and Exchange Commission no later than 120 days from the end of our last fiscal year.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by this Item 12 with respect to stock ownership of certain beneficial owners and management and securities authorized for issuance under equity compensation plans are incorporated by reference to the information under the caption “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement.

Securities Authorized For Issuance Under Equity Compensation Plans

We maintain the 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan and 2005 Employee Stock Purchase Plan pursuant to which we may grant equity awards to eligible persons.

The following table gives information about equity awards under our 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan and 2005 Employee Stock Purchase Plan as of December 31, 2009.

	(a)	(b)	(c)
	Number of Securities	Weighted-Average	Number of Securities Remaining
	to be Issued upon	Exercise Price of	Available for Future Issuance
	Exercise of	Outstanding	Under Equity Compensation
	Outstanding Options,	Options, Warrants	Plans (Excluding Securities
Plan Category	Warrants and Rights	and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	4,936,769	$3.66	690,422	(1)(2)
Equity compensation plans not approved by security holders	—	—	—

Total	4,936,769	$3.66	690,422

(1)	The 2005 Plan incorporates an evergreen formula pursuant to which on each January 1, the aggregate number of shares reserved for issuance under the 2005 Plan will increase by a number equal to the lesser of (i) 1,000,000 shares, (ii) 2% of the outstanding shares on December 31 of the preceding calendar year, or (iii) an amount determined by our Board.

The Directors’ Plan incorporates an evergreen formula pursuant to which on each January 1, the aggregate number of shares reserved for issuance under the Director’s Plan will increase by the number of shares subject to options granted during the preceding calendar year less the number of shares that revert back to the share reserve during the preceding calendar year.
The ESPP incorporates an evergreen formula pursuant to which on each January 1, the aggregate number of shares reserved for issuance under the ESPP will increase by a number equal to the lesser of (i) 250,000 shares, (ii) 1% of the outstanding shares on December 31 of the preceding calendar year, or (iii) an amount determined by our Board.
(2)	Of these shares, 156,243 shares remain available for purchase under the ESPP.

Item 13.	Certain Relationships and Related Transactions and Director Independence

The information required in this Item 13 is incorporated by reference to the information under the caption “Certain Relationships and Related Transactions and Director Independence” in the Proxy Statement.

Item 14.	Principal Accountant Fees and Services

The information required by this Item 14 under the caption “Principal Accountant Fees and Services” is incorporated by reference to the information in the Proxy Statement.

PART IV

Item 15.	Exhibits and Financial Statement Schedules

(a) 1. Financial Statements

See Index to Financial Statements under Item 8 on page 61

(a) 2. Financial Statement Schedules

All schedules are omitted because they are not applicable or are not required or the information required to be set forth therein is included in the Financial Statements or notes thereto.

(a) 3. Exhibits

EXHIBIT INDEX

Exhibit
Number		Description of Document

3.5		Restated Certificate of Incorporation(1)
3.7		Amended and Restated Bylaws(1)
3.8		Amendment to Amended and Restated Bylaws(5)
4.1		Specimen Common Stock Certificate(1)
4.2		Second Amended and Restated Investors’ Rights Agreement between Registrant and certain holders of Preferred Stock dated November 5, 2004(1)
10.2		Form of Director/Officer Indemnification Agreement entered into between Registrant and each of its directors and officers(9)*
10.3		Form of Change of Control Agreement*(18)
10.4		2005 Equity Incentive Plan(8)*
10.5		Form of Option Grant Notice, Form of Option Agreement and Form of Notice of Exercise to 2005 Equity Incentive Plan(1)*
10.6		2005 Non-Employee Directors’ Stock Option Plan(1)
10.7		Form of Option Grant Notice, Form of Option Agreement and Form of Notice of Exercise to 2005 Non-Employee Directors’ Stock Option Plan(1)
10.8		2005 Employee Stock Purchase Plan(1)*
10.9		Form of Offering Document to 2005 Employee Stock Purchase Plan(1)*
10.13		Development Agreement between Registrant and Autoliv ASP, Inc. dated October 3, 2005(1)
10.14		Loan and Security Agreement between Registrant and Silicon Valley Bank dated March 20, 2002, as amended on January 7, 2003, September 3, 2003, March 18, 2004 and May 16, 2005(1)
10.15		Master Security Agreement between Registrant and General Electric Capital Corporation dated May 17, 2005, as amended on May 18, 2005(1)
10.16		Promissory Note between Registrant and General Electric Capital Corporation dated June 15, 2005(1)
10.17		Promissory Note between Registrant and General Electric Capital Corporation dated August 24, 2005(1)
10.20		Warrant to Purchase shares of Series B Preferred Stock issued to Silicon Valley Bank dated March 20, 2002(1)
10.21		Warrant to Purchase shares of Series C Preferred Stock issued to Silicon Valley Bank dated January 7, 2003, as amended on March 4, 2003(1)
10.22		Warrant to Purchase shares of Series C Preferred Stock issued to Silicon Valley Bank dated September 19, 2003(1)
10.23		Warrant to Purchase shares of Series C Preferred Stock issued to Silicon Valley Bank dated April 7, 2004(1)
10.24		Lease Agreement between the Brittania, LLC and the Registrant dated August 25, 2006(2)
10	.26†	Purchase Option Agreement by and among Symphony Allegro Holdings LLC and Symphony Allegro, Inc. and Registrant dated December 1, 2006(2)
10	.29†	Amended and Restated Research and Development Agreement by and among Symphony Allegro Holdings LLC and Symphony Allegro, Inc. and Registrant dated December 1, 2006(2)
10.30		Registration Rights Agreement between Symphony Allegro Holdings LLC and Registrant dated December 1, 2006(2)
10	.31†	Novated and Restated Technology License Agreement by and among Symphony Allegro Holdings LLC and Symphony Allegro, Inc. and Registrant dated December 1, 2006(2)
10.32		Confidentiality Agreement by and among Symphony Allegro Holdings LLC and Symphony Allegro, Inc. and Registrant dated December 1, 2006(2)
10.33		2007 Performance Bonus Program*(2)
10.34		First Amendment to Lease between Britannia Hacienda VIII LLC and the Registrant dated May 4, 2007(3)

Exhibit
Number		Description of Document

10	.35†	Second Amendment to Lease between Britannia Hacienda VIII LLC and the Registrant dated August 28, 2007(4)
10	.36†	Manufacturing and Supply Agreement between Registrant and Autoliv ASP, Inc., dated November 2, 2007(5)
10.38		Offer Letter between the Registrant and Michael Simms, dated January 23, 2008(5)
10.39		Stock and Warrant Purchase Agreement between Registrant and Biomedical Investment Fund Pte Ltd., dated March 26, 2008(6)
10.40		Warrant to Purchase shares of Common Stock issued to Biomedical Investment Fund Pte Ltd. dated March 27, 2008(6)
10.41		Common Stock Purchase Agreement between Registrant and Azimuth Opportunity Ltd. dated March 31, 2008(7)
10.42		Form of Notice of Grant of Award and Stock Unit Award Agreement to 2005 Equity Incentive Plan(18)
10.43		2006 Performance Bonus Program*(10)
10.44		2008 Performance Bonus Program*(11)
10.45		2009-2010 Performance Based Incentive Program*(12)
10.46		Severance Agreement and Release Agreement between the Registrant and Anthony Tebbutt, dated February 6, 2009 and February 17, 2009, respectively(13)
10.47		Amended and Restated Purchase Option Agreement by and among the Company, Holdings and Symphony Allegro dated June 15, 2009*(14)
10.48		Warrant Purchase Agreement between the Company and Holdings dated June 15, 2009(14)
10.49		Amended and Restated Registration Rights Agreement between the Company and Holdings dated June 15, 2009(14)
10.50		Form of Amendment to Change of Control Agreement*(15)
10.51		Form of Warrants to Purchase Shares of Common Stock, dated August 26, 2009(16)
10.52		Letter Agreement among the Company, Symphony Allegro Holdings LLC, Symphony Capital Partners, L.P. and Symphony Strategic Partners, LLC, dated August 26, 2009(16)
10.53		Securities Purchase Agreement by and among Alexza and the purchasers identified therein, dated September 29, 2009(17)
10.54		Form of Warrants to Purchase shares of Common Stock, dated October 5, 2009(17)
10	.55††◆	Biovail Collaboration and License Agreement, dated February 9, 2010
10	.56††◆	Biovail Manufacture and Supply Agreement dated February 9, 2010
14.1		Alexza Pharmaceuticals, Inc. Code of Business Conduct for Employees, Executive Officers and Directors(2)
21	.1◆	Subsidiaries of Registrant
23	.1◆	Consent of Independent Registered Public Accounting Firm
24	.1◆	Power of Attorney included on the signature pages hereto
31	.1◆	Section 302 Certification of CEO.
31	.2◆	Section 302 Certification of CFO.
32	.1◆	Section 906 Certifications of CEO and CFO.

*	Management contract or compensation plan or arrangement.

◆	Filed herein

†	Confidential treatment has been granted with respect to certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. Omitted portions have been filed separately with the SEC.

††	Confidential treatment has been requested with respect to certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. Omitted portions have been filed separately with the SEC.

(1)	Incorporated by reference to exhibits to our Registration Statement on Form S-1 filed on December 22, 2005, as amended (File No. 333-130644).

(2)	Incorporated by reference to our Annual Report on Form 10-K (File No. 000-51820) as filed with the SEC on March 29, 2007.

(3)	Incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-51820) as filed with the SEC on August 13, 2007.

(4)	Incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-51820) as filed with the SEC on November 1, 2007.

(5)	Incorporated by reference to our Annual Report on Form 10-K (File No. 000-51820) as filed with the SEC on March 17, 2008.

(6)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on March 17, 2008.

(7)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on March 31, 2008.

(8)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on May 30, 2008.

(9)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on July 14, 2008.

(10)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on June 5, 2006.

(11)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on April 16, 2008.

(12)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on February 24, 2009.

(13)	Incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-51820) as filed with the SEC on May 11, 2009.

(14)	Incorporated by reference to our Current Report on Form 8-K/A (File No. 000-51820) as filed with the SEC on June 26, 2009.

(15)	Incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-51820) as filed with the SEC on August 5, 2009.

(16)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on August 26, 2009.

(17)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on September 30, 2009.

(18)	Incorporated by reference to our Current Report on Form 10-K (File No. 000-51820) as filed with the SEC on March 10, 2009.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

By:	/s/ THOMAS B. KING
Thomas B. King
President and Chief Executive Officer

Dated: March 9, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas B. King and August J. Moretti, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on March 9, 2010.

Signature	Title

/s/ THOMAS B. KING Thomas B. King	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ AUGUST J. MORETTI August J. Moretti	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ HAL V. BARRON Hal V. Barron	Director

/s/ ANDREW L. BUSSER Andrew L. Busser	Director

/s/ SAMUEL D. COLELLA Samuel D. Colella	Director

/s/ ALAN D. FRAZIER Alan D. Frazier	Director

Signature	Title

/s/ DEEPIKA R. PAKIANATHAN Deepika R. Pakianathan	Director

/s/ J. LEIGHTON READ J. Leighton Read	Director

/s/ GORDON RINGOLD Gordon Ringold	Director

/s/ ISAAC STEIN Isaac Stein	Director

EXHIBIT INDEX

Exhibit
Number		Description of Document

3.5		Restated Certificate of Incorporation(1)
3.7		Amended and Restated Bylaws(1)
3.8		Amendment to Amended and Restated Bylaws(5)
4.1		Specimen Common Stock Certificate(1)
4.2		Second Amended and Restated Investors’ Rights Agreement between Registrant and certain holders of Preferred Stock dated November 5, 2004(1)
10.2		Form of Director/Officer Indemnification Agreement entered into between Registrant and each of its directors and officers(9)*
10.3		Form of Change of Control Agreement*(18)
10.4		2005 Equity Incentive Plan(8)*
10.5		Form of Option Grant Notice, Form of Option Agreement and Form of Notice of Exercise to 2005 Equity Incentive Plan(1)*
10.6		2005 Non-Employee Directors’ Stock Option Plan(1)
10.7		Form of Option Grant Notice, Form of Option Agreement and Form of Notice of Exercise to 2005 Non-Employee Directors’ Stock Option Plan(1)
10.8		2005 Employee Stock Purchase Plan(1)*
10.9		Form of Offering Document to 2005 Employee Stock Purchase Plan(1)*
10.13		Development Agreement between Registrant and Autoliv ASP, Inc. dated October 3, 2005(1)
10.14		Loan and Security Agreement between Registrant and Silicon Valley Bank dated March 20, 2002, as amended on January 7, 2003, September 3, 2003, March 18, 2004 and May 16, 2005(1)
10.15		Master Security Agreement between Registrant and General Electric Capital Corporation dated May 17, 2005, as amended on May 18, 2005(1)
10.16		Promissory Note between Registrant and General Electric Capital Corporation dated June 15, 2005(1)
10.17		Promissory Note between Registrant and General Electric Capital Corporation dated August 24, 2005(1)
10.20		Warrant to Purchase shares of Series B Preferred Stock issued to Silicon Valley Bank dated March 20, 2002(1)
10.21		Warrant to Purchase shares of Series C Preferred Stock issued to Silicon Valley Bank dated January 7, 2003, as amended on March 4, 2003(1)
10.22		Warrant to Purchase shares of Series C Preferred Stock issued to Silicon Valley Bank dated September 19, 2003(1)
10.23		Warrant to Purchase shares of Series C Preferred Stock issued to Silicon Valley Bank dated April 7, 2004(1)
10.24		Lease Agreement between the Brittania, LLC and the Registrant dated August 25, 2006(2)
10	.26†	Purchase Option Agreement by and among Symphony Allegro Holdings LLC and Symphony Allegro, Inc. and Registrant dated December 1, 2006(2)
10	.29†	Amended and Restated Research and Development Agreement by and among Symphony Allegro Holdings LLC and Symphony Allegro, Inc. and Registrant dated December 1, 2006(2)
10.30		Registration Rights Agreement between Symphony Allegro Holdings LLC and Registrant dated December 1, 2006(2)
10	.31†	Novated and Restated Technology License Agreement by and among Symphony Allegro Holdings LLC and Symphony Allegro, Inc. and Registrant dated December 1, 2006(2)
10.32		Confidentiality Agreement by and among Symphony Allegro Holdings LLC and Symphony Allegro, Inc. and Registrant dated December 1, 2006(2)
10.33		2007 Performance Bonus Program*(2)
10.34		First Amendment to Lease between Britannia Hacienda VIII LLC and the Registrant dated May 4, 2007(3)

Exhibit
Number		Description of Document

10	.35†	Second Amendment to Lease between Britannia Hacienda VIII LLC and the Registrant dated August 28, 2007(4)
10	.36†	Manufacturing and Supply Agreement between Registrant and Autoliv ASP, Inc., dated November 2, 2007(5)
10.38		Offer Letter between the Registrant and Michael Simms, dated January 23, 2008(5)
10.39		Stock and Warrant Purchase Agreement between Registrant and Biomedical Investment Fund Pte Ltd., dated March 26, 2008(6)
10.40		Warrant to Purchase shares of Common Stock issued to Biomedical Investment Fund Pte Ltd. dated March 27, 2008(6)
10.41		Common Stock Purchase Agreement between Registrant and Azimuth Opportunity Ltd. dated March 31, 2008(7)
10.42		Form of Notice of Grant of Award and Stock Unit Award Agreement to 2005 Equity Incentive Plan(18)
10.43		2006 Performance Bonus Program*(10)
10.44		2008 Performance Bonus Program*(11)
10.45		2009-2010 Performance Based Incentive Program*(12)
10.46		Severance Agreement and Release Agreement between the Registrant and Anthony Tebbutt, dated February 6, 2009 and February 17, 2009, respectively(13)
10.47		Amended and Restated Purchase Option Agreement by and among the Company, Holdings and Symphony Allegro dated June 15, 2009*(14)
10.48		Warrant Purchase Agreement between the Company and Holdings dated June 15, 2009(14)
10.49		Amended and Restated Registration Rights Agreement between the Company and Holdings dated June 15, 2009(14)
10.50		Form of Amendment to Change of Control Agreement*(15)
10.51		Form of Warrants to Purchase Shares of Common Stock, dated August 26, 2009(16)
10.52		Letter Agreement among the Company, Symphony Allegro Holdings LLC, Symphony Capital Partners, L.P. and Symphony Strategic Partners, LLC, dated August 26, 2009(16)
10.53		Securities Purchase Agreement by and among Alexza and the purchasers identified therein, dated September 29, 2009(17)
10.54		Form of Warrants to Purchase shares of Common Stock, dated October 5, 2009(17)
10	.55††◆	Biovail Collaboration and License Agreement, dated February 9, 2010
10	.56††◆	Biovail Manufacture and Supply Agreement dated February 9, 2010
14.1		Alexza Pharmaceuticals, Inc. Code of Business Conduct for Employees, Executive Officers and Directors(2)
21	.1◆	Subsidiaries of Registrant
23	.1◆	Consent of Independent Registered Public Accounting Firm
24	.1◆	Power of Attorney included on the signature pages hereto
31	.1◆	Section 302 Certification of CEO.
31	.2◆	Section 302 Certification of CFO.
32	.1◆	Section 906 Certifications of CEO and CFO.

*	Management contract or compensation plan or arrangement.

◆	Filed herein

†	Confidential treatment has been granted with respect to certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. Omitted portions have been filed separately with the SEC.

††	Confidential treatment has been requested with respect to certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. Omitted portions have been filed separately with the SEC.

(1)	Incorporated by reference to exhibits to our Registration Statement on Form S-1 filed on December 22, 2005, as amended (File No. 333-130644).

(2)	Incorporated by reference to our Annual Report on Form 10-K (File No. 000-51820) as filed with the SEC on March 29, 2007.

(3)	Incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-51820) as filed with the SEC on August 13, 2007.

(4)	Incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-51820) as filed with the SEC on November 1, 2007.

(5)	Incorporated by reference to our Annual Report on Form 10-K (File No. 000-51820) as filed with the SEC on March 17, 2008.

(6)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on March 17, 2008.

(7)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on March 31, 2008.

(8)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on May 30, 2008.

(9)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on July 14, 2008.

(10)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on June 5, 2006.

(11)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on April 16, 2008.

(12)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on February 24, 2009.

(13)	Incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-51820) as filed with the SEC on May 11, 2009.

(14)	Incorporated by reference to our Current Report on Form 8-K/A (File No. 000-51820) as filed with the SEC on June 26, 2009.

(15)	Incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-51820) as filed with the SEC on August 5, 2009.

(16)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on August 26, 2009.

(17)	Incorporated by reference to our Current Report on Form 8-K (File No. 000-51820) as filed with the SEC on September 30, 2009.

(18)	Incorporated by reference to our Current Report on Form 10-K (File No. 000-51820) as filed with the SEC on March 10, 2009.

Exhibit 10.55
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
COLLABORATION AND LICENSE AGREEMENT
     This Collaboration and License Agreement (“Agreement”) is entered into as of February 9, 2010 (the “Effective Date”) between Alexza Pharmaceuticals, Inc., a company organized under the laws of the State of Delaware, United States (“Alexza”), and having a principal place of business at 2091 Stierlin Court, Mountain View, CA 94043, United States, and Biovail Laboratories International SRL, a Barbados society with restricted liability (“BLS”), having its registered office at Welches, Christ Church, Barbados WI, BB17154.
WHEREAS
     A. Alexza is a pharmaceutical development company focused on the research, development, manufacturing and commercialization of novel proprietary products for the acute treatment of central nervous system disorders based on its proprietary technology, the Staccato® system, and is developing a combination product that is comprised of Loxapine (as defined hereinafter) delivered by a Device (as defined hereinafter), for the treatment of psychiatric and/or neurological indications and the symptoms associated therewith, including the rapid treatment of agitation associated with schizophrenia or bipolar disorder. Alexza owns or controls certain patents, know-how and other intellectual property relating to the Device and Product (as defined hereinafter); and
     B. BLS desires to obtain from Alexza certain exclusive rights and licenses to research, develop, import, use, sell, have sold and offer for sale Product in the Field (as defined hereinafter) in the Territory (as defined hereinafter), a co-exclusive (with Alexza) license to make and have made the Product in and outside the Territory and a non-exclusive license to conduct development activities in the Field outside the Territory solely for the purpose of research, development, importation, use, sale, having sold and offering for sale of the Product in the Field in the Territory, and Alexza is willing to grant to BLS such rights and licenses, all on the terms and conditions set forth in this Agreement; and
     C. BLS intends to appoint one or more Distributor(s) (as defined hereinafter) to distribute Product in the United States, on the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Alexza and BLS hereby agree as follows:
ARTICLE 1
DEFINITIONS
     As used in this Agreement, the following terms shall have the meanings set out in this Article 1 unless the context clearly and unambiguously dictates otherwise.
     1.1 “Additional Indication” shall have the meaning set forth in Section 4.2(d).

     1.2 “Additional Indication Development Plan” shall mean the plan for development of Product for the prevention or treatment of one or more Additional Indication(s) for the Territory, as may be adopted and amended in accordance with this Agreement.
     1.3 “Affiliate” of a Party shall mean any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Party, as the case may be, but for only so long as such control exists. As used in this Section 1.3, “control” shall mean (i) direct or indirect beneficial ownership of at least 50% (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in such Person or (ii) the power to direct the management of such Person by contract or otherwise.
     1.4 “Agitation” shall mean, as defined in [ * ], [ * ], excluding [ * ] as defined in [ * ].
     1.5 “Alexza Background Patents” shall mean all Patents that are: (a) [ * ] for the research, development, importation, use, manufacture, having manufactured, sale, having sold and offering for sale of the Product in the Field in the Territory, (b) Controlled by Alexza or any of its Affiliates as of the Effective Date or during the Term, and (c) covering the [ * ] and/or [ * ]. Alexza Background Patents existing as of the Effective Date are set forth on Exhibit 1.8.
     1.6 “Alexza Indemnitees” shall have the meaning set forth in Section 11.1.
     1.7 “Alexza Know-How” shall mean all Know-How that is [ * ] for the research, development, importation, use, manufacture, having manufactured, sale, having sold and offering for sale of the Product in the Field, which Know-How is Controlled by Alexza or any of its Affiliates as of the Effective Date or during the Term. For the avoidance of doubt, Alexza Know-How shall not include any Joint Know-How.
     1.8 “Alexza Patents” shall mean Alexza Product Patents and Alexza Background Patents. For the avoidance of doubt, Alexza Patents shall not include any Joint Patents. A list of Alexza Patents as of the Effective Date is set forth on Exhibit 1.8, which list shall be updated from time to time upon written agreement between the Parties.
     1.9 “Alexza Product Patents” shall mean all Patents that are: (a) [ * ] for the research, development, importation, use, manufacture, having manufactured, sale, having sold and offering for sale of the Product in the Field in the Territory, (b) Controlled by Alexza or any of its Affiliates as of the Effective Date or during the Term, and (c) primarily covering the Product and not otherwise covering (x) the [ * ] or (y) [ * ] and the [ * ] that [ * ]. Alexza Product Patents existing as of the Effective Date are set forth on Exhibit 1.8.
     1.10 “Alexza Technology” shall mean all Alexza Know-How, Alexza Patents and Alexza’s interest in Joint Patents and Joint Know-How.
     1.11 “Alexza Trademarks” and “Alexza Copyrights” shall mean (a) all Trademarks of Alexza, including the trademarks “Alexza” and “Staccato” and trade name “Adasuve” and other
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Trademarks all as set forth on Exhibit 1.11; and (b) all copyrights (including registrations and applications therefor), copyrightable works which are [ * ] for the research, development, importation, use, manufacture, having manufactured, sale, having sold and offering for sale of the Product in the Field in the Territory, respectively.
     1.12 “API” shall mean an active pharmaceutical ingredient.
     1.13 “Applicable Laws” shall mean the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits (including Marketing Approvals) of or from any court, arbitrator, Regulatory Authority or governmental agency or authority having jurisdiction over or related to the subject item.
     1.14 “Auditor” shall have the meaning set forth in Section 7.5.
     1.15 “Authorized Generic” means any Product that is sold in the Territory with the consent, authorization or license of BLS and dispensed as if such Product were a Generic Product.
     1.16 “Bankruptcy Laws” shall have the meaning set forth in Section 13.6.
     1.17 “Baseline Gross Sales” shall have the meaning set forth in Section 6.3(c).
     1.18 “Best Knowledge” shall have the meaning set forth in Section 10.2.
     1.19 “BLS Indemnitees” shall have the meaning set forth in Section 11.2.
     1.20 “BLS Know-How” shall mean all Know-How with respect to the Devices that are generated by BLS during the Term pursuant to this Agreement.
     1.21 “BLS Patents” shall mean all Patents that claim Inventions with respect to the Devices generated by BLS during the Term pursuant to this Agreement.
     1.22 “BLS Technology” shall mean all BLS Know-How and BLS Patents, including BLS’ interest in Joint Patents and Joint Know-How.
     1.23 “BLS Trademark” shall have the meaning set forth in Section 9.9.
     1.24 “Budget” shall mean the budget included within the applicable Development Plan for conducting the clinical or non-clinical studies, regulatory activities (including making regulatory filings) and other activities under such Development Plan.
     1.25 “Business Day” shall mean a day other than a Saturday or Sunday or any public holiday in the United States, Barbados or Canada. For the avoidance of doubt, references in this Agreement to “days” shall mean calendar days.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     1.26 “Calendar Quarter” shall mean a period of three consecutive months during a Calendar Year beginning on and including January 1st, April 1st, July 1st or October 1st.
     1.27 “Calendar Year” shall mean a period of twelve consecutive months beginning on and including January 1st.
     1.28 “Change of Control” shall mean either: (a) a sale of all or substantially all of the assets of a Party in one or a series of integrated transactions not in the ordinary course of business to a Third Party; or (b) the acquisition of a Party by a Third Party by means of any transaction or series of related transactions (including any stock acquisition, merger or consolidation); in either case, in which a transaction or series of transactions the holders of outstanding voting securities of such Party immediately prior to such transaction do not beneficially own, directly or indirectly, at least [ * ]% of the combined outstanding voting power of the acquiring entity (or of such Party if it is the surviving entity in such transaction(s) described in subsection (b)), or its direct or indirect parent entity, immediately after such transaction or series of related transactions. For clarity, Change of Control shall not include financing transactions (other than financing transactions involving a strategic partner(s)), through public offering, private equity financing or otherwise.
     1.29 “Collaboration Committee” shall have the meaning set forth in Section 3.1(a).
     1.30 “Commercially Reasonable Efforts” shall mean that level of efforts and resources, with respect to a particular Party, at the relevant point in time, that is consistent with the usual practice followed by that Party, in the exercise of its reasonable scientific and business judgment relating to other prescription pharmaceutical products owned or licensed by it or to which it has exclusive rights, which have [ * ] and are [ * ] or [ * ] similar to the applicable Product, taking into account measures of [ * ], [ * ] and [ * ], [ * ], the [ * ] of the [ * ], the [ * ] of the [ * ] or [ * ], the [ * ] involved, the [ * ] of the [ * ] (including, without limitation, [ * ] and [ * ]) and other relevant factors, including without limitation [ * ], and/or [ * ] factors.
     1.31 “Commercial Strategy” shall have the meaning set forth in Section 5.1.
     1.32 “Commercialization [ * ]” shall have the meaning set forth in Section 6.6(a).
     1.33 “Competing Product” shall mean a product, other than the Product, that has been approved for, or is being developed for approval for, acute and intermittent prevention or treatment of Agitation.
     1.34 “Contractors” shall have the meaning set forth in Section 10.2(j)(i).
     1.35 “Confidential Information” shall have the meaning set forth in Section 8.1.
     1.36 “Confidentiality Agreement” shall mean that certain letter agreement dated [ * ] between Alexza and BLS.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     1.37 “Control” (including any variations such as “Controlled”), in the context of intellectual property rights, Know-How and Confidential Information, shall mean possession (whether by ownership or license, other than pursuant to this Agreement) by a Party of the ability to grant the applicable license under this Agreement, without violating the terms of an agreement with a Third Party.
     1.38 “Costs and Expenses” shall mean costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with GAAP) by either Party.
     1.39 “Cumulative [ * ] Amount” shall have the meaning set forth in Section 6.6(b).
     1.40 “Development Plan” shall mean the Initial Indication Development Plan or an Additional Indication Development Plan and “Development Plans” shall mean the Initial Indication Development Plan and the Additional Indication Development Plan(s), collectively.
     1.41 “Device” shall mean any hand-held, single-use, fixed-dosage device for the administration of API(s) which device relies on [ * ], which device is known as or based on, but may or may not be referred to, as the Staccato® system.
     1.42 “Disclosing Party” shall have the meaning set forth in Section 8.1.
     1.43 “Distribution Agreement” shall mean an agreement or arrangement between BLS or an Affiliate of BLS and a Distributor with respect to the right of such Distributor to market, promote, advertise, detail, sell and distribute the Product in the Field in the Territory.
     1.44 “Distributor” shall mean a Third Party or an Affiliate of BLS to whom BLS or an Affiliate of BLS has granted the right to market, promote, advertise, detail, sell or distribute the Product in the Field in the Territory without the control of Regulatory Filings for the Product in the Field in the Territory.
     1.45 “Effective Date” shall have the meaning set forth in the opening paragraph of this Agreement.
     1.46 “Existing NDA” shall have the meaning set forth in Section 4.2(a).
     1.47 “Expenses” shall mean the Costs and Expenses incurred by a Party or any of its Affiliates in conducting the clinical or non-clinical studies, regulatory activities (including making regulatory filings) and other activities in accordance with the applicable Development Plan(s).
     1.48 “FDA” shall mean the United States Food and Drug Administration and its successor.
     1.49 “Field” shall mean the prevention or treatment of any psychiatric and/or neurological indication and the symptoms associated with these indications.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     1.50 “First Commercial Sale” shall mean, on a country-by-country basis and Product-by-Product basis, the first bona fide, arm’s length sale of a Product in a country following receipt of Marketing Approval of such Product in such country for use of such Product in such country. Sales of a Product for registration samples, compassionate use sales, named patient use, inter-company transfers to Affiliates of a Party and the like shall not constitute a First Commercial Sale.
     1.51 “FTE” shall mean the equivalent of one (1) full-time individual’s work time for a twelve (12) month period ([ * ] ([ * ]) hours), with such individual having appropriate professional scientific and/or technical or managerial experience. For clarity, in the case that any individual works partially in conducting the activities that are subject to the FTE-based reimbursement under this Agreement and partially on other activities (including activities that are pursuant to this Agreement, but not subject to the FTE-based reimbursement) in a given fiscal year, then the full-time equivalent to be attributed to such individual’s work for the FTE calculation shall be equal to the actual amount of the time that such individual spent working in conducting the activities that are subject to the FTE-based reimbursement under this Agreement.
     1.52 “FTE Rate” shall mean $[ * ] per FTE.
     1.53 “GAAP” shall mean generally accepted accounting principles of the United States of America from time to time in force and effect, applicable as of the date on which such accounting principles are to be applied or on which any calculation or determination is required to be made.
     1.54 “Generic Product” shall have the meaning set forth in Section 6.3(c).
     1.55 “Good Clinical Practices” or “GCP” shall mean the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures in jurisdictions outside the United States, as they may be updated from time to time.
     1.56 “Good Laboratory Practices” or “GLP” shall mean the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable regulatory standards in jurisdictions outside the United States, as they may be updated from time to time.
     1.57 “Good Manufacturing Practices” or “GMP” shall mean the then-current good manufacturing practices required by the FDA, as set forth in the United States Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder, for the manufacture and testing of active pharmaceutical ingredients, intermediates, medical devices and combination products, and comparable laws or regulations applicable to the manufacture and testing of active pharmaceutical ingredients, intermediates, medical devices and combination products in jurisdictions outside the United States, as they may be updated from time to time.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Good Manufacturing Practices shall include applicable quality guidelines promulgated under the ICH.
     1.58 “Health Canada” shall mean Health Canada or its successor.
     1.59 “ICH” shall mean the International Conference on Harmonization (of Technical Requirements for Registration of Pharmaceuticals for Human Use).
     1.60 “IND” shall mean an Investigational New Drug Application (including any amendments thereto) filed with the FDA pursuant to 21 C.F.R. §312 before commencement of clinical trials of a pharmaceutical product, or any comparable filings with Health Canada in Canada, including clinical trial applications.
     1.61 “Indemnitee” shall have the meaning set forth in Section 11.3.
     1.62 “Indemnitor” shall have the meaning set forth in Section 11.3.
     1.63 “Indication” shall mean any disease or pathological condition for which an NDA or similar regulatory filing may be filed and approved.
     1.64 “Initial Indication” shall mean rapid treatment of agitation associated with schizophrenia or bipolar disorder.
     1.65 “Initial Indication Development Plan ” shall mean the plan for development of Product for the prevention or treatment of the Initial Indication in the United States as agreed to by the Parties.
     1.66 “Intervening Event” shall have the meaning set forth in Section 15.1.
     1.67 “Inventions” shall mean any and all inventions, discoveries, improvements, processes and techniques discovered, conceived or reduced to practice in the course of or as a result of activities under this Agreement, whether or not patentable or included in any claim of patents and patent applications, together with all intellectual property rights therein.
     1.68 “Joint Inventions” shall mean any and all Inventions discovered, conceived or reduced to practice jointly by BLS, on the one hand, and by or on behalf of Alexza or its Affiliates, on the other hand.
     1.69 “Joint Know-How” shall mean all Know-How included in Joint Inventions, other than any Joint Patent.
     1.70 “Joint Patents” shall mean all Patents claiming any Joint Invention.
     1.71 “Know-How” shall mean all tangible and intangible scientific, technical, clinical, regulatory, trade, marketing, commercial, financial or business information and materials,
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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including compounds, solid state forms, compositions of matter, formulations, devices, techniques, processes, methods, trade secrets, formulae, procedures, tests, data, results, analyses, documentation, reports, information (including pharmacological, toxicological, non-clinical (including chemistry, manufacturing and control)), and clinical test design, methods, protocols, data, results, analyses, and conclusions, quality assurance and quality control information, regulatory documentation, information and submissions pertaining to, or made in association with, filings with any Regulatory Authority, knowledge, know-how, skill, and experience.
     1.72 “Losses” shall have the meaning set forth in Section 11.1.
     1.73 “Loxapine” shall mean the compound with a structure set forth on Exhibit 1.73, or any [ * ] or [ * ] of such compound.
     1.74 “Marketing Approval” of a Product shall mean all approvals, licenses, registrations or authorizations of Regulatory Authorities in a country necessary for the manufacture, use, storage, import, export, distribution, promotion, marketing, offer for sale and sale of such Product in such country.
     1.75 “Material Agreements” shall have the meaning set forth in Section 10.2(l).
     1.76 “NDA” of a Product shall mean a New Drug Application as defined in Title 21 of the U.S. Code of Federal Regulations, §314.80 et seq., and all amendments and supplements thereto, which is filed with the FDA, or the equivalent application filed with Health Canada in Canada, including all documents, data, and other information concerning such Product thus filed that are necessary for gaining Marketing Approval for such Product.
     1.77 “Net Sales” shall mean the gross amounts invoiced by BLS, its Affiliates and/or Sublicensees for sales of Product to Third Parties (other than Sublicensees), less deductions actually incurred, allowed, paid, accrued or otherwise specifically identified as related to, and specifically allocated on a pro rata basis with BLS’ (or its Affiliate’s or Sublicensee’s) other products to, the Product by BLS, its Affiliates and/or Sublicensees using GAAP applied on a consistent basis for:
          (a) trade, cash and quantity discounts or rebates actually allowed or taken;
          (b) credits or allowances given or made for rejection of or return of previously sold Product (including as a result of recalls, market withdrawals and other corrective actions), for retroactive price reductions and billing errors, or other allowances specifically identifiable as relating to the Product, including allowances and credits related to inventory management or similar agreements with wholesalers;
          (c) governmental and other rebates (or equivalents thereof) granted to managed health care organizations, pharmacy benefit managers (or equivalents thereof), national, state/provincial, local, and other governments, their agencies and purchasers, and reimbursers, or to trade customers;
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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          (d) costs of freight, insurance, and other transportation charges directly related to the distribution of such Product, to the extent included in gross invoiced sales prices;
          (e) taxes, duties or other governmental charges (including any tax such as a value added or similar tax or government charge other than an income tax) levied on or measured by the billing amount for such Product, as adjusted for rebates and refunds;
          (f) bad debt recognized by BLS, its Affiliates and/or Sublicensees for accounting purposes as not collectible not to exceed [ * ] percent ([ * ]%) of the gross invoiced sales prices; and
          (g) any item substantially similar in character or substance to the foregoing.
     In no event shall any particular amount identified above be deducted more than once in calculating Net Sales (i.e., no “double counting” of reductions). Sales of Product between BLS and its Affiliates or Sublicensees for resale shall be excluded from the computation of Net Sales, but the subsequent resale of such Product by an Affiliate or Sublicensee, as applicable, to a Third Party shall be included within the computation of Net Sales. Notwithstanding anything to the contrary herein, sale, disposal or use of Product for marketing, regulatory, development or charitable purposes, such as clinical trials, preclinical trials, compassionate use, named patient use, or indigent patient programs, without consideration, shall not be deemed a sale hereunder.
     1.78 “Party” shall mean Alexza or BLS individually, and “Parties” shall mean Alexza and BLS collectively.
     1.79 “Patent(s)” shall mean (a) all patents, certificates of invention, applications for certificates of invention, priority patent filings and patent applications, and (b) any renewal, division, continuation (in whole or in part), or request for continued examination of any of such patents, certificates of invention and patent applications, and any and all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing.
     1.80 “Patent Term Extension” means any term extensions, supplementary protection certificates, regulatory exclusivity and equivalents thereof offering patent protection beyond the initial term with respect to any issued Patents.
     1.81 “Person” shall mean any individual, corporation, partnership, limited liability company, trust, governmental entity, or other legal entity of any nature whatsoever.
     1.82 “Phase IV Commitments” shall mean studies conducted after receipt of a Marketing Approval for the Product in the U.S. that is necessary to fulfill commitments made to the FDA as a condition for the receipt of such Marketing Approval other than REMS programs.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     1.83 “Pre-Commercialization Transition Plan” shall have the meaning set forth in Section 5.1(b).
     1.84 “Product” shall mean any combination product consisting of (a) Loxapine ([ * ]) and (b) the Device which delivers Loxapine.
     1.85 “Post Marketing Studies” shall mean any REMS programs and/or non-Phase IV Commitment studies conducted after the receipt of Marketing Approval for the Product in the U.S. but that are not conducted to fulfill commitments made to the FDA as a condition for the receipt of such Marketing Approval.
     1.86 “Receiving Party” shall have the meaning set forth in Section 8.1.
     1.87 “Regulatory Authority” shall mean any national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity whose review and/or approval is necessary for the manufacture, packaging, use, storage, import, export, distribution, promotion, marketing, offer for sale and sale of Product.
     1.88 “Regulatory Filings” shall mean all applications, approvals, licenses, registrations, notifications, registrations, submissions and authorizations made to or received from a Regulatory Authority in a country necessary for the development, manufacture and/or commercialization of a pharmaceutical product, including any INDs, NDAs and Marketing Approvals.
     1.89 “REMS” shall mean risk evaluation and mitigation strategy.
     1.90 “Responsible Party” shall have the meaning set forth in Section 4.3(a).
     1.91 “Royalty Term” shall have the meaning set forth in Section 6.3(d).
     1.92 “SEC” shall have the meaning set forth in Section 8.5(a).
     1.93 “Senior Executives” shall have the meaning set forth in Section 14.1.
     1.94 “sNDA” shall mean a supplemental NDA.
     1.95 “Staccato Technology” shall mean Alexza’s proprietary technology and the intellectual property rights thereto, for the vaporization of a pharmaceutical composition via rapid-heating to form a condensation aerosol that allows rapid systemic drug delivery to humans through deep lung inhalation.
     1.96 “Sublicensee” shall mean a Third Party or an Affiliate of BLS, other than a Distributor, to whom BLS or an Affiliate of BLS has granted a sublicense under the Alexza Technology as permitted under Section 2.3(a) of this Agreement. For clarity, the term “Sublicensee” shall not include (i) any wholesalers or importers that are not granted any
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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sublicense under the Alexza Technology under Section 2.3(a) or (ii) any contract manufacturers that are granted only the right to manufacture the Product in accordance with the terms and conditions of the Supply Agreement and herein for BLS or its Affiliates or Sublicensees for commercialization in the Field in the Territory.
     1.97 “Supply Agreement” shall have the meaning set forth in Section 5.1(c).
     1.98 “Term” shall have the meaning set forth in Section 12.1
     1.99 “Territory” shall mean Canada and the United States.
     1.100 “Third Party” shall mean any Person other than Alexza, BLS and their respective Affiliates.
     1.101 “Third Party Claim” shall have the meaning set forth in Section 11.1.
     1.102 “Trademarks” shall mean trademarks, trade names, trade dresses, domain names, logos and brandings.
     1.103 “United States” or “U.S.” shall mean the United States of America, including its territories and possessions and the District of Columbia.
     1.104 “Valid Claim” shall mean (a) an unexpired claim of an issued patent which has not been found to be unpatentable, invalid or unenforceable by a court or other authority in the subject country, from which decision no appeal is taken or can be taken; or (b) a claim of a pending patent application which has not been pending for more than [ * ] ([ * ]) years since the date of its first substantive office action.
     1.105 “Validation Milestone” shall have the meaning set forth in Section 6.2.
     1.106 “Wind-down Period” shall mean any period after the effective date of termination of this Agreement, in its entirety or on a country-by-country basis, during which Parties are required to wind-down development activities pursuant to Section 13.2(a), 13.3(a) or 13.4(a), as the case may be.
ARTICLE 2
GRANT OF LICENSE
     2.1 Licenses to BLS Under Alexza Technology.
          (a) Technology License to BLS. Subject to the terms and conditions of this Agreement, Alexza hereby grants and causes its Affiliates to grant to BLS:
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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               (i) a royalty-bearing license under the Alexza Technology to research, develop, import, use, sell, have sold and offer for sale the Product in the Field in the Territory, with such license being exclusive under the Alexza Product Patents and Alexza Know-How and non-exclusive under the Alexza Background Patents;
               (ii) a worldwide license under the Alexza Technology to manufacture and have manufactured the Product for use and sale in the Field in the Territory, with such license being co-exclusive with Alexza under the Alexza Product Patents and Alexza Know-How and non-exclusive under the Alexza Background Patents, provided that such license under this Section 2.1(a)(ii) shall be royalty-free so long as BLS pays royalties on the Net Sales of the Product manufactured or have manufactured under such license in connection with the exercise of BLS’ license under Section 2.1(a)(i) above; and
               (iii) a non-exclusive and royalty-free license solely to conduct clinical and non-clinical development activities with respect to the Product outside the Territory in accordance with Section 2.1(c), solely for the purpose of researching, developing, importing, using, selling, having sold and offering for sale the Product in the Field in the Territory; provided that if there is a Third Party licensee of the Product for the country outside of the Territory in which BLS proposes to conduct such clinical and non-clinical development activities, then BLS shall notify and discuss its proposed activities with such Third Party licensee.
For clarity, the license to BLS to manufacture and have manufactured the Product shall include the right for BLS to manufacture and have manufactured the Device solely for use as a component of the Product in the Field in the Territory, and BLS shall not exercise such license to manufacture and/or have manufactured the Product or the Device: (i) unless and until BLS has the right to do so under the Supply Agreement or (ii) pursuant to Section 13.5 of this Agreement.
          (b) Trademark and Copyright License to BLS. Subject to the terms and conditions of this Agreement, Alexza hereby grants and causes its Affiliates to grant to BLS under the Alexza Trademarks and Alexza Copyrights (i) an exclusive and royalty-free license to research, develop, manufacture, have manufactured, import, use, sell, have sold and offer for sale Product in the Field in the Territory and (ii) a non-exclusive and royalty-free license solely to conduct clinical and non-clinical development activities with respect to the Product outside the Territory in accordance with Section 2.1(c) below, solely for the purpose of researching, developing, importing, using, selling having sold and offering for sale the Product in the Field in the Territory.
For clarity, if an Alexza Trademark is not adopted for the initial launch as the Trademark for the Product pursuant to Section 9.9, then Alexza shall have the right to use such Alexza Trademark with any other product.
          (c) Limitation on Non-Exclusive License Outside the Territory. For clarity, the license granted to BLS under Section 2.1(a)(ii) or 2.1(b)(ii) shall not include the right
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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for BLS to, by itself or through its Affiliate or a Third Party, seek Marketing Approval for, make Regulatory Filings for, or commercialize the Product outside the Territory.
          (d) Covenant Not to Grant Other Non-exclusive License. Alexza covenants not to grant any other non-exclusive license to any Third Party under the Alexza Background Patents to research, develop, manufacture, have manufactured, import, use, sell, have sold and offer for sale the Product in the Field in the Territory.
     2.2 Licenses to Alexza.
          (a) Subject to the terms and conditions of this Agreement, BLS hereby grants to Alexza a royalty-free, fully-paid, non-exclusive license, with the right to grant sublicenses, under: (i) BLS Patents; and (ii) BLS Know-How to the extent incorporated into the Product and/or the method of making or using of the Product (but in any event excluding BLS Know-How regarding the marketing, commercial, financial or business information with respect to the Product), in each case for Alexza to make, have made, use, sell, offer for sale and import (i) the Product outside the Field in the Territory and for any use outside the Territory and (ii) any other product that is comprised of API(s) delivered by the Device.
          (b) Subject to the terms and conditions of this Agreement, BLS hereby grants to Alexza a royalty-free, fully-paid, non-exclusive license to use the BLS Trademark solely in connection with Alexza’s making, having made, use, selling, offering for sale and import of the Product outside the Territory for use in a rapid treatment of agitation associated with any psychiatric and/or neurological indication.
          (c) BLS covenants that all Patents that claim Inventions with respect to the Device generated during the Term pursuant to this Agreement by BLS and its Affiliates will be owned by BLS.
          (d) BLS represents and warrants to Alexza that it has the right to grant to Alexza the licenses under Sections 2.2(a) and 2.2(b), and hereby covenants to include contractual requirements requiring its Sublicensees and subcontractors (if and to the extent such subcontractors are reasonably expected to generate any Invention) to grant to BLS the licenses under Patents and Know-How of such Sublicensees and subcontractors similar to those granted by BLS to Alexza under Section 2.2(a), with the right to sublicense to Alexza.
     2.3 Sublicensees; Subcontractors; Distributors.
          (a) Right to Sublicense and Subcontract. BLS shall have the right to sublicense to its Affiliates any of the rights or obligations of BLS under this Agreement, including the licenses granted pursuant to Section 2.1(a) and Section 2.1(b). In addition, BLS shall have the right, with prior written notice to Alexza, to sublicense and subcontract to Third Parties any or all of the rights acquired under this Agreement, including the right to sublicense or subcontract BLS’ rights under Section 2.1(a) and Section 2.1(b) with respect to the Product in any or all of the jurisdictions in the Territory. All sublicense and subcontract agreements shall
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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be consistent with and shall be subject to the terms and conditions of this Agreement. BLS shall provide a copy of any such sublicense agreement, subject to redaction of financial terms and other provisions that do not relate to this Agreement. BLS shall remain responsible for the performance of its Sublicensees and subcontractors hereunder.
          (b) Right to Engage Distributors. BLS shall have the right to engage Distributors under this Agreement, provided that BLS shall remain responsible for the performance of its Distributors hereunder, including without limitation the compliance of Applicable Laws by such Distributors in connection with the distribution of the Product hereunder. In the event of termination of this Agreement pursuant to Section 12.2(b) for breach by BLS, any Third Party Distributor or Third Party Sublicensee shall, from the effective date of such termination, automatically become a direct licensee of Alexza with respect to the rights licensed hereunder and sublicensed to the Third Party Distributor or Third Party Sublicensee by BLS; provided, however, that such Third Party Distributor or Third Party Sublicensee is not in breach of its Distribution Agreement or sublicense and such Third Party Distributor or Third Party Sublicensee agrees to comply with all the terms of this Agreement to the extent applicable to the rights sublicensed to it by BLS; provided further that, in no event shall Alexza have greater obligations with respect to such Third Party Distributor or Third Party Sublicensee than it has with respect to BLS hereunder.
          (c) BLS Responsibility. BLS shall remain fully and unconditionally obligated and responsible for the full and complete performance of this Agreement by its Sublicensees, Distributors and/or other subcontractors and in no event shall BLS’ sublicensing, subcontracting or delegation of the tasks assigned to it under this Agreement be deemed to relieve BLS’ liabilities or obligations to Alexza under this Agreement.
     2.4 Rights Reserved. Except for the rights and licenses expressly granted in this Agreement, Alexza retains all rights under its intellectual property, including the Alexza Technology, and BLS retains all rights under its intellectual property, including BLS Technology, and no rights shall be deemed granted by one Party to the other Party by implication, estoppel or otherwise. Further, notwithstanding the grants of exclusive rights in Section 2.1, Alexza retains the right to: (a) perform or have performed all of its obligations under this Agreement, including, but not limited to, to conduct development activities as contemplated by Article 4 and to make and have made the Product for supply to BLS as contemplated by Article 5 and the Supply Agreement; (b) manufacture, have manufactured the Product in the Field in the Territory solely for the purpose of researching, developing, importing, using, selling having sold and offering for sale the Product for use outside the Field in the Territory and/or for any use outside the Territory; and (c) perform and grant licenses or sublicenses solely to conduct clinical and non-clinical development activities with respect to the Product in the Territory solely for the purpose of researching, developing, importing, using, selling, having sold and offering for sale the Product outside the Field in the Territory and/or for any use outside the Territory; provided that if Alexza’s Third Party licensee of the Product for the country outside of the Territory proposes to conduct such clinical and non-clinical development activities in the Territory, then such Third Party Licensee shall notify and discuss its proposed activities with
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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BLS. For the avoidance of doubt, the license granted to BLS under Section 2.1 does not confer any rights to BLS with respect to any product comprising the Device and any API other than Loxapine, or any product comprising the Device and Loxapine together with one or more other API(s).
     2.5 Technology Transfer.
          (a) Transfer of Non-Manufacturing Know-How. BLS shall regularly consult with Alexza to facilitate the transfer of Alexza Know-How other than manufacturing Know-How. No later than [ * ] ([ * ]) days after the Effective Date, Alexza shall, [ * ], make available to BLS personnel of Alexza who are knowledgeable or experienced in the use of the Product in the Field to facilitate the transfer of Alexza Know-How (other than manufacturing Know-How) existing as of the Effective Date to effect the transfer within [ * ] days of the Effective Date. BLS shall cooperate with such transfer and shall promptly undertake to complete the transfer and shall be responsible for costs and expenses related to any delays or failure caused by BLS to affect transfer on a reasonable and mutually agreed schedule for transfer within the [ * ]-day period and Alexza shall be responsible for costs and expenses related to the transfer of any Alexza Know-How existing as of Effective Date that is not transferred to BLS within the [ * ]-day period. In addition, during the Term, Alexza shall inform BLS on a [ * ] basis about all new Alexza Know-How that is obtained or generated by or on behalf of Alexza during such [ * ] period and at BLS’ request, transfer such new Alexza Know-How to BLS at BLS’ Costs and Expenses (for clarity [ * ]).
          (b) Transfer of Manufacturing Know-How. Transfer of Alexza Know-How with respect to manufacture of the Product shall be in accordance with the Supply Agreement and Section 13.5.
     2.6 Off-Label Use. During the Term of this Agreement, Alexza shall use Commercially Reasonable Efforts to prevent (as to itself and its Affiliates), and shall include and enforce contractual obligations on its other licensees, sublicensees and distributors of the Product to use Commercially Reasonable Efforts to prevent, any and all off-label uses of the Product or any combination product that is comprised of Loxapine and one or more other APIs delivered by the Device in the Field in the Territory. During the Term of this Agreement, BLS shall use Commercially Reasonable Efforts to prevent (as to itself and its Affiliates), and shall include and enforce contractual obligations for its Sublicensees and Distributors to use Commercially Reasonable Efforts to prevent, any and all off-label uses of the Product outside the Field or outside the Territory.
     2.7 Non-Competition.
          (a) Non-Competition. Each Party hereby covenants not to, and agrees to cause its Affiliates not to, directly or indirectly, through a licensee, sublicensee, distributor or otherwise, research, develop, import, manufacture, have manufactured, sell, have sold and offer for sale a Competing Product in the Territory during the Term. For clarity, nothing herein shall
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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be deemed to (i) limit the rights pursuant to Section 2.4 retained by Alexza with respect to the Product or a Competing Product outside of the Field in the Territory or outside of the Territory or (ii) limit the rights of BLS or its Affiliates or distributors in selling, promoting, marketing or otherwise commercializing any product that is being commercialized by BLS or its Affiliates or Distributors as of the Effective Date.
          (b) Acquisition of Competing Product. Notwithstanding Section 2.7(a), during the Term, in the event that (i) a Party obtains a Competing Product as a result of a merger with, or acquisition of or by, any Third Party in the Territory, then the Party that obtained the Competing Product in the Territory, shall, within [ * ] ([ * ]) days after the closing of such merger or acquisition, either (A) upon the election of either Party, enter into a binding written agreement whereby such Party grants an economic benefit to the other Party in exchange for any erosion of the market for the Product in the Territory, it being understood that neither Party shall be obligated to enter into such an agreement; provided that if the Parties fail to enter into such agreement within [ * ] ([ * ]) days, then the Party acquiring such a Competing Product shall comply with the terms of subsection (B) or (C); (B) enter into a binding written agreement to sell, transfer, assign or divest all of its rights in and to such Competing Product in the Territory to a Third Party and consummate the sale, transfer, assignment or divestiture of its rights not later than [ * ] following the acquisition of such Competing Product; or (C) terminate the development and/or commercialization of such Competing Product in the Territory, as applicable, within [ * ] ([ * ]) days following the acquisition of the Competing Product (unless and to the extent required to continue commercialization of such Competing Product by a governmental authority, in which case the Parties shall enter into a mutually acceptable agreement of the type contemplated by the foregoing clause (A)).
ARTICLE 3
GOVERNANCE
     3.1 Collaboration Committee.
          (a) Establishment. Within [ * ] ([ * ]) days following the Effective Date, Alexza and BLS shall establish a joint collaboration committee (the “Collaboration Committee”) to oversee, review and coordinate development, manufacture, regulatory strategy and commercialization of the Product in the Field in the Territory.
          (b) Duties. The Collaboration Committee shall:
               (i) review, coordinate, and discuss the overall development and regulatory strategies for commercializing the Product in the Field in the Territory;
               (ii) provide a forum for the Parties to present and discuss the Development Plans and material changes to the Development Plans, including Budgets contained therein;
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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               (iii) provide a forum for the Parties to present any proposals regarding material development, and regulatory and manufacturing matters pertaining to the Product in the Territory and seek input from the Parties on the foregoing matters;
               (iv) provide a forum for the Parties to exchange information and coordinate their respective activities with respect to development, regulatory and manufacturing matters pertaining to the Product in the Territory and outside the Territory;
               (v) review (A) the Commercialization Plan and exchange information with respect to BLS’ prelaunch, launch and subsequent commercialization activities with respect to the Product and (B) commercialization activities of Alexza pertaining to the Product outside the Territory; and
               (vi) perform such other duties as are specifically assigned by the Parties to the Collaboration Committee pursuant to this Agreement.
     3.2 Collaboration Committee Membership. The Collaboration Committee shall consist of individuals appropriately qualified and of appropriate seniority to discuss the development, manufacturing and commercialization activities of the Parties and shall be responsible for coordinating communications, managing the roles, responsibilities and timelines for such activities based on the Development Plan. The Collaboration Committee shall be composed of four members, two of whom shall be nominated by Alexza and two of whom shall be nominated by BLS. Any member of the Collaboration Committee may designate an appropriately qualified substitute to attend and perform the functions of that member at any meeting of the Collaboration Committee. Each Party may, with the consent of the other Party, such consent not to be unreasonably withheld or delayed, invite non-member representatives of such Party to attend meetings of the Collaboration Committee.
     3.3 Meetings. All Collaboration Committee meetings shall be held as often as the members may determine, but in any event Collaboration Committee meetings shall occur not less than once per [ * ]. Such meetings may be held in person, or by any means of telecommunications or video conference, as the members deem necessary or appropriate; provided, however, that at least one Collaboration Committee meeting per [ * ] shall be held in person at [ * ] offices in [ * ]. [ * ] of the [ * ] in-person meetings shall be held at [ * ] offices in [ * ].
     3.4 Minutes. Minutes for each of the Collaboration Committee meetings shall be prepared by a BLS or an Alexza member of the Collaboration Committee on an alternating basis. The draft minutes shall be sent to all members of the Collaboration Committee for comment promptly after each such meeting (but in no event more than [ * ] ([ * ]) days after each such meeting). All actions noted in the minutes shall be reviewed and approved at subsequent meetings of the Collaboration Committee; provided that if the Parties cannot agree as to the content of the minutes by the time the Collaboration Committee next meets, such minutes shall be finalized to reflect any areas of disagreement.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     3.5 Expenses. Each Party shall bear its own costs, including expenses incurred by the members nominated by it in connection with their activities as members of the Collaboration Committee.
     3.6 Subcommittees. From time to time, the Collaboration Committee may establish subcommittees to oversee particular projects or activities within the scope of authority of the Collaboration Committee, as it deems necessary or advisable. Each subcommittee shall consist of such number of representatives of each Party as the Collaboration Committee determines is appropriate from time to time and shall meet with such frequency as the Collaboration Committee shall determine. No later than [ * ] prior to the anticipated First Commercial Sale of the Product in the Territory, the Collaboration Committee shall establish a Launch Subcommittee, which shall meet regularly (at least once per [ * ]) to exchange information and coordinate pre-launch activities.
     3.7 Discontinuation of Participation. The Collaboration Committee (and any subcommittee established under Section 3.6) shall continue to exist until the first to occur of: (a) the Parties mutually agreeing to disband the committee; or (b) Alexza providing to BLS written notice of its intention to disband and no longer participate in such committee. Once Alexza has provided such written notice, such committee shall have no further obligations under this Agreement and BLS shall have the right to solely decide, without consultation with Alexza, any matters related to the Product for use in the Field in the Territory.
ARTICLE 4
DEVELOPMENT AND REGULATORY ACTIVITIES
     4.1 Development Plans. The Parties have agreed to the Initial Indication Development Plan (including a Budget contained therein) for the Initial Indication. The Collaboration Committee shall review and consider the Development Plans and any changes to the Development Plans on an ongoing basis, and in no event less frequently than once [ * ]. All material changes to the Development Plans shall be agreed to by the Parties in writing.
     4.2 Development Responsibilities.
          (a) Responsibilities for Obtaining NDA Approval for Initial Indication. Alexza shall continue to be responsible for conducting and funding all development and regulatory activities (including making regulatory filings and paying fees for regulatory filings) associated with obtaining the approval by the FDA of the NDA for the Product for the Initial Indication that has been filed by Alexza prior to the Effective Date (the “Existing NDA”). Upon approval by the FDA of such NDA, Alexza shall be responsible for conducting and funding any Phase IV Commitments that arise from and solely relate to the approval of the Product for the Initial Indication, and [ * ] shall be responsible for conducting and funding any Post-Marketing Studies that arise from and solely relate to the approval of the Product for the Initial Indication; provided that, if the aggregate amount of the Expenses that [ * ] is so responsible for with respect
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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to any and all Post-Marketing Studies is expected to exceed $[ * ], then the Parties shall refer the matter to the Senior Executives of the Parties who shall negotiate in good faith how to proceed in light of such expected excess amount.
          (b) Responsibilities for Enabling Out-patient Use of the Product in the Initial Indication. In addition, Alexza shall be responsible for conducting and funding any and all development activities and regulatory activities (with [ * ] paying regulatory filing fees to the applicable Regulatory Authority and such regulatory filings being made under [ * ] name) as required by the FDA for the approval of any sNDA or NDA for the out-patient use of the Product in the Initial Indication in the event such approval is required by the FDA prior to the sale of the Product for the out-patient use of the Product in the Initial Indication; provided that the aggregate amount of the Expenses that Alexza is so responsible for under this Section 4.2(b), together with the amount of the Phase IV Commitments that Alexza is responsible for under Section 4.2(a), shall in no event exceed $[ * ]. Upon approval by the FDA of such sNDA or NDA, as the case may be, with respect to the Product for its use on an out-patient basis in the Initial Indication, BLS shall be responsible for conducting and funding any Phase IV Commitments and/or Post-Marketing Studies with respect to such out-patient use; provided that, if the aggregate amount of the Expenses that BLS is so responsible for with respect to out-patient use in the Initial Indications is expected to exceed $[ * ], then the Parties shall refer the matter to the Senior Executives who shall negotiate in good faith how to proceed in light of such expected excess amount.
          (c) Additional Development Activities for Initial Indication. In the event that the FDA does not approve the Existing NDA for the Product for the treatment of the Initial Indication (by issuing a non-approvable letter or an approvable letter which requires the Parties to conduct additional development and/or regulatory activities, or otherwise), then BLS shall have the option, which may be exercised by written notice to Alexza within [ * ] ([ * ]) days after such determination, to elect to do one of the following:
               (i) have additional development and/or regulatory activities conducted, as required to secure approval by the FDA of the Existing NDA for the Product for the treatment of the Initial Indication, which shall be conducted in accordance with the proposed amendment to the Initial Indication Development Plan, as proposed and presented by Alexza to the Collaboration Committee in good faith with the objective that such proposed activities shall be sufficient, in the reasonable judgment of the Parties, for securing approval by the FDA of the Existing NDA, and such activities (including fees for additional regulatory filings) shall be funded by [ * ], provided that [ * ]’s funding obligation for Expenses for such additional development studies shall in any event not exceed $[ * ]; The amendment to the Initial Indication Development Plan shall also set forth the estimated timeline for completing such activities and for making additional Regulatory Filings for securing approval by the FDA of the Existing NDA.
               (ii) terminate this Agreement;
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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               (iii) terminate with respect to the Initial Indication under this Agreement; or
               (iv) proceed with other arrangements as agreed to by the Parties.
In the event that BLS elects to have additional development and/or regulatory activities conducted in accordance with Section 4.2(c)(i) or Section 4.2(c)(iv) above, (A) if the additional Regulatory Filings required for securing approval by the FDA of the Existing NDA are not made within the timeline set forth in the amendment to the Initial Indication Development Plan or (B) if the FDA does not approve the Existing NDA for the Product for the treatment of the Initial Indication within [ * ] ([ * ]) months after the additional Regulatory Filings are made (by issuing a non-approvable letter or an approvable letter which requires the Parties to conduct additional development and/or regulatory activities, or otherwise), then BLS shall have the option, which may be exercised by written notice to Alexza within [ * ] ([ * ]) days after such determination, to elect one of the options set forth in (ii), (iii) or (iv) above.
          (d) Responsibilities for Additional Indication. If BLS elects to pursue one or more other Indication(s) in the Field (each, an “Additional Indication”), it shall notify the Collaboration Committee of its decision, and the Collaboration Committee shall discuss which additional non-clinical and clinical studies are required by the FDA to secure approval by the FDA of an NDA for the Product in the U.S. for such other Indication(s). Such additional development studies shall be conducted in accordance with an Additional Indication Development Plan prepared by BLS and presented to and discussed by the Collaboration Committee. [ * ] shall be responsible for funding and conducting all (i) [ * ] studies to support the use of the Product for treating Additional Indication other than schizophrenia or bipolar disorder and (ii) new [ * ] development, new [ * ] technology and/or study supplies for developing the Product for such Additional Indication; provided that the aggregate amount of costs and expenses (including [ * ] internal FTE costs calculated at the FTE Rate) for which [ * ] is responsible shall not exceed $[ * ]. [ * ] shall be responsible for funding and conducting all other activities under such Additional Indication Development Plan except those for which [ * ] is responsible.
     4.3 Conduct of Development Activities.
          (a) Compliance with Development Plan and Applicable Laws. All development and regulatory activities for obtaining Marketing Approval of Product in the Field in the United States shall be conducted by and on behalf of the Parties in accordance with the Development Plans and the other provisions of this Agreement. Each Party shall conduct the development activities for which it is the responsible Party (the “Responsible Party”) under the Development Plans in accordance with the Development Plans (including the applicable Budgets contained therein) and this Agreement. Each Party shall conduct those activities for which it is the Responsible Party under the Development Plans in compliance in all material respects with all Applicable Laws and in accordance with GLP and GCP (when applicable) under the Applicable Laws of the country in which such activities are conducted.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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          (b) Diligence. The Responsible Party shall use Commercially Reasonable Efforts to conduct and complete the studies and activities assigned to it in the Development Plans in order to achieve the goals of the Development Plans in accordance with the timelines specified therein. Without limiting the foregoing, each Party shall proceed diligently and in a timely manner with respect to the studies and activities for which it is the Responsible Party under the applicable Development Plan by using its good faith efforts to allocate sufficient time, effort, equipment and facilities to such development activities and to use personnel with sufficient skills and experience as are required to accomplish such studies and activities in accordance with the Development Plans and the terms of this Agreement.
          (c) Information Regarding Development Activities. Each Party shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved by or on behalf of such Party in the performance of its development activities under this Agreement. Each Party shall keep the Collaboration Committee appropriately informed of the status of clinical and preclinical studies and other activities with respect to Product in the Field conducted under the Development Plans. Upon request by the Collaboration Committee, without limiting the foregoing, each Party shall promptly provide the Collaboration Committee with summaries of data and results and, if requested by the Collaboration Committee, all supporting data and results generated or obtained in the course of such Party’s performance of studies and activities under the Development Plans. Upon reasonable prior written notice, each Party shall have the right to inspect records and notebooks reflecting the work done and results achieved by or on behalf of the other Party or its Affiliates in the performance of its development activities with respect to the Device and Product in the Field pursuant to the Development Plans.
     4.4 Regulatory Responsibilities for Initial Indication
          (a) Responsibilities for Filing and Securing NDA in the U.S. Alexza shall be responsible for filing and securing the approval by the FDA of the Existing NDA for the Product in the U.S. for the treatment of the Initial Indication at Alexza’s expense; provided that once the NDA has been transferred to BLS pursuant to Section 4.4(b) below, BLS, as the holder of the NDA, shall take all actions necessary or appropriate to facilitate the maintenance of such NDAs and will be responsible for all related communication with the FDA at [ * ] expense.
          (b) Transfer of NDA. In the event that Alexza obtains the approval of the Existing NDA for the Product for the treatment of the Initial Indication as described in Section 4.4(a) above, then within [ * ] ([ * ]) days after Alexza obtains such approval by the FDA of such NDA, Alexza shall transfer to BLS, [ * ], the approval of the NDA to enable BLS to commercialize the Product in the Field in the Territory and to manage any additional development of the Product in the Territory in connection with the treatment of the Initial Indication.
          (c) Responsibility for Filing and Securing sNDA in the U.S. Alexza shall be responsible for conducting and funding any and all regulatory activities required for filing
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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sNDA or NDA and securing the approval of such sNDA or NDA by the FDA to enable the out-patient use of the Product in the Initial Indication to the extent such an sNDA or NDA approval is required for the commercialization of the Product in the out-patient setting; provided that such regulatory filings shall be made in BLS’ name and [ * ] shall be responsible for paying the filing fees to the applicable Regulatory Authority. BLS shall assist Alexza with the filing of such sNDA or NDA. At BLS’ request, Alexza shall assist BLS with its communication with the Regulatory Authority.
          (d) Marketing Approval for Canada. BLS may, at its sole discretion, obtain Marketing Approval and pricing and/or reimbursement approval in Canada for the Product for the treatment of the Initial Indication and shall be responsible for, and shall bear all costs associated with, obtaining all such approvals for Canada for the Product for the treatment of the Initial Indication. Alexza shall use Commercially Reasonable Efforts to assist BLS in respect of any regulatory requirements in Canada relating to the Product for the treatment of the Initial Indication.
     4.5 Regulatory Responsibilities for Additional Indication
          (a) Marketing Approvals for the U.S. If BLS elects to pursue one or more Additional Indication, then BLS shall be responsible for filing and securing the approval of the NDA by the FDA for the Product in the U.S. for such Additional Indication(s) in accordance with a Development Plan prepared by BLS and presented to the Collaboration Committee. BLS shall bear all costs associated with such regulatory activities. For clarity, Alexza shall be responsible for funding and conducting certain development activities in accordance with Section 4.2(d).
          (b) Marketing Approvals for Canada. If BLS elects to pursue any Additional Indication, then BLS may, at its sole discretion, obtain Marketing Approval for Canada for the Product for the Additional Indication and shall be responsible for, and shall bear all costs associated with, obtaining all such Marketing Approvals for Canada for the Product for any such Indication. Alexza shall use Commercially Reasonable Efforts to assist BLS in respect of any regulatory requirements in Canada relating to the Product for the Additional Indication.
     4.6 Regulatory Activities.
          (a) Conduct of Regulatory Activities. Each Party shall conduct all of those regulatory activities for which it is the Responsible Party as set forth in Section 4.4 or Section 4.5, as the case may be and shall fund all regulatory activities for obtaining Marketing Approval in the Territory in accordance with Section 4.5 above. Each Party shall conduct such regulatory activities for which it is the Responsible Party in compliance with this Agreement and in accordance with the Development Plan (including the Budget set forth therein) and shall use Commercially Reasonable Efforts to obtain Marketing Approval in the Field in the Territory. Alexza may not conduct any development (including regulatory) activities with respect to any Product in the Field in the Territory without BLS’ prior written consent, except pursuant to a
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Development Plan. Upon request by the Responsible Party, the other Party shall provide reasonable assistance to the Responsible Party in relation to the performance by the Responsible Party of such regulatory activities under this Agreement.
          (b) Regulatory Communications. During the period that a Party is the Responsible Party for regulatory activities with respect to Product for the Initial Indication in the United States, such Responsible Party shall timely inform the other Party of all of its scheduled meetings with the FDA, invite such other Party to attend in such meetings as observers, and, if such other Party elects not to attend such meetings, provide such other Party with summaries of its meeting with the FDA promptly after each meeting. In addition, each Party shall promptly provide the other Party with copies of all written communications and summary of material oral discussions with the Regulatory Authority with respect to the Product in the Field in the Territory. In addition to the information required to be provided to the other Party in other provisions of this Agreement, BLS shall timely provide Alexza with summaries of its material communications and correspondence with the Regulatory Authorities in the Territory with respect to safety and manufacturing issues with respect to Device or Product for use in the Field in the Territory and Alexza shall timely provide BLS with summaries of its material communications and correspondence with the Regulatory Authorities with respect to safety and manufacturing issues with respect to the Device or Product for use outside the Field in the Territory or for use outside the Territory.
          (c) Alexza’s Right to Reference or Access NDA or sNDA. Alexza and its Affiliates shall have the right to access and reference to BLS’ NDA and sNDA for the Product (including data included or referenced therein) in connection with any Marketing Approvals it may seek for its own Product for use outside the Field in the Territory or for any use outside of the Territory. Alexza’s other licensees shall have the right to reference to BLS’ NDA and sNDA for the Product in connection with any Marketing Approvals they may seek for their own Product for use outside the Field in the Territory or for any use outside the Territory.
          (d) BLS’ Right of Reference. BLS and its Affiliates, Distributors and Sublicensees shall have the right to access and reference to all Regulatory Filings (including data included or referenced therein) Controlled by Alexza or its Affiliates and the right to reference to all Regulatory Filings (including data included or reference therein) Controlled by Alexza’s other licensees to the extent permitted under the agreement between Alexza and such other licensees, in each case, with respect to Product (x) for use outside the Field in the Territory and (y) for use outside the Territory, in each case, solely in connection with any Marketing Approval BLS or its Affiliates, Distributors or Sublicensees may seek to obtain with respect to Product in the Field in the Territory.
          (e) Pharmacovigilance. Prior to Alexza’s entering into a collaboration with a Third Party partner for the development and/or commercialization of the Product outside the Territory or outside of the Field, [ * ] shall be responsible, at its own expense, for maintaining the global safety database for the Product. After Alexza’s entering into such collaboration, Alexza, BLS and such Third Party partner shall discuss in good faith and agree upon the party
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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responsible for the subsequent maintenance of such global safety database for the Product and the allocation of costs for such maintenance between [ * ] and such Third Party partner in connection therewith. At all times, the Party (and, if applicable, Alexza’s Third Party partner) not responsible for such maintenance shall promptly provide to the Party responsible for such maintenance all safety information coming into the possession of such Party that is necessary or useful for maintaining the global safety database for the Product. Each Party shall cooperate, and shall cause its Affiliates, licensees, Distributors and Sublicensees to cooperate, in implementing a pharmacovigilance mutual alert process with respect to the Product to comply with all applicable legal obligations of Regulatory Authorities. The Parties shall enter into a pharmacovigilance agreement on terms no less stringent than those required by ICH guidelines, including (i) providing detailed procedures regarding the maintenance of core safety information and the exchange of safety data relating to the Product worldwide within appropriate timeframes and in an appropriate format to enable each party to meet both expedited and periodic regulatory reporting requirements; and (ii) ensuring compliance with the reporting requirements of all applicable Regulatory Authorities on a worldwide basis for the reporting of safety data in accordance with standards stipulated in the ICH guidelines, and all applicable regulatory and legal requirements regarding the management of safety data.
     4.7 Clinical Manufacturing and Supply. Alexza will manufacture and supply the Product for use by the Parties in connection with the development of the Product in the Field in the Territory for clinical development as set forth in the Supply Agreement. Alexza shall perform such manufacture and supply at its own expense with respect to the Product used in the studies for which Alexza is the Responsible Party pursuant to Section 4.2. BLS shall [ * ] Alexza [ * ] (as defined in the Supply Agreement) for the Product used in the studies for which BLS is the Responsible Party pursuant to Section 4.2.
     4.8 Expenses Report and Audit Right. In order to demonstrate the aggregate amount of Expenses for which it is responsible pursuant to Section 4.2(a), Section 4.2(b), Section 4.2(c)(i) or Section 4.2(d) has reached the applicable maximum amount of funding obligation set forth therein, a Party shall provide to the other Party a written report of all Expenses which it has paid or committed to pay, together with documented supporting evidence. The other Party shall have the right to cause an independent, certified public accounting firm reasonably acceptable to the other Party to audit the other Party’s records relating to Expenses to confirm the amount of the Expenses reflected in such report. The auditing Party shall bear the full cost of such audit unless such audit discloses an over-reporting by the audited Party of more than [ * ] percent ([ * ]%) of the amount of Expenses, in which case, the audited Party shall bear the full cost of such audit.
     4.9 Alexza’s Development Efforts Outside the Territory or Outside the Field. Alexza agrees and acknowledges that it is in the Parties’ mutual interests to keep BLS reasonably informed as to the efforts of Alexza or Alexza’s licensees or collaborators in developing any Product for use (i) outside the Territory or (ii) outside the Field in the Territory, in each case subject to Alexza’s obligations with its Third Party partner(s). Each Party shall provide through the Collaboration Committee, and shall use Commercially Reasonable Efforts to cause its
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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licensees and collaborators to provide, regular summaries of development activities, including Regulatory Filings and summary results of all preclinical studies and clinical trials prepared according to applicable national and international (e.g., ICH, GCP, GLP, and GMP) guidelines, in each case, with respect to any Product being developed by such Party or its licensees and collaborators; provided that if Alexza’s licensees and collaborators provide such regular summaries to BLS, BLS agrees to provide such regular summaries to Alexza’s licensees and collaborators with respect to any Product being developed by Alexza for use outside of the Field or outside of the Territory. In addition, Alexza shall use Commercially Reasonable Efforts not to conduct and shall use its Commercially Reasonable Efforts to require its licensees not to conduct any clinical studies with respect to the Product that would [ * ] that would have an adverse impact on the Product as it is being developed or commercialized by BLS, its Affiliates, Distributors or Sublicensees pursuant to this Agreement. BLS shall use Commercially Reasonable Efforts not to conduct any clinical studies with respect to the Product that would [ * ] that would have an adverse impact on the Product as it is being developed or commercialized by Alexza, its Affiliates, Distributors or Sublicensees outside of the Field or outside of the Territory. If a Party believes that activities that would [ * ] that would have an adverse impact on the Product as it is being developed or commercialized by such Party, the potentially aggrieved Party shall notify the other Party and the Parties shall discuss in good faith any actions that should be undertaken by the notified Party to limit or otherwise terminate such clinical studies.
ARTICLE 5
COMMERCIALIZATION AND PROMOTION; MANUFACTURE AND SUPPLY
     5.1 Commercialization of Product.
          (a) BLS’ Commercialization Rights. BLS shall have the exclusive right to and shall use Commercially Reasonable Efforts to: (i) establish the strategy for the commercialization of the Product in the Field in the Territory (the “Commercial Strategy”) and (ii) commercialize the Product in the Field in the Territory. It is anticipated that BLS will enter into distribution and supply agreement(s) with its Affiliate(s) or Third Party(ies) for the commercialization of the Product in the Field in the Territory. BLS shall commercialize or cause to be commercialized at least one Product in the Field in each jurisdiction in the Territory where it has received a Marketing Approval to do so. BLS and its Sublicensees and Distributors shall have the right to set the terms of sales for the Product in the Field and book all such sales in the Territory.
          (b) Commercialization Coordination. Within [ * ] ([ * ]) months of the Effective Date, BLS shall prepare and submit to the Collaboration Committee for review and discussion a commercialization plan setting forth the goals, Commercialization Strategies and plans for the prelaunch activities, launch and subsequent commercialization of the Product in the Field in the Territory and the level of anticipated sales force and promotion efforts dedicated to the Product, together with the budget in connection therewith (the “Commercialization Plan”). BLS shall use or cause to be used Commercially Reasonable Efforts to conduct the
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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commercialization activities in accordance with such Commercialization Plan, which may be amended and updated by BLS from time to time. BLS shall consult with and provide regular updates to Alexza through the Collaboration Committee regarding the Commercial Strategy and shall discuss coordination of commercial activities in the Field in the Territory with activities in the rest of the world. The Parties have jointly developed a transition plan (the “Pre-Commercialization Transition Plan”) for transferring to BLS or its Sublicensees or Distributors ongoing Alexza prelaunch activities (as set forth in such transition plan) with respect to the Product. The start of the hand-off shall begin on [ * ], after which date the costs and expenses of such prelaunch activities shall be the responsibility of BLS.
          (c) Manufacture and Supply. Alexza shall have the responsibility to manage the manufacture, packaging, labeling and supply of the Product to BLS for sale in the Territory for the Initial Indication as long as BLS has not terminated its obligations under this Agreement with respect to the Initial Indication pursuant to Section 4.2(c)(iii), and any Additional Indication if BLS has elected to pursue such Additional Indication pursuant to Section 4.2(d), in each case as set forth in the supply agreement entered into contemporaneously with this Agreement (the “Supply Agreement”).
     5.2 Territory Compliance. Alexza and its Affiliates and licensees (i) shall not, directly or indirectly, commercialize any Product in the Field in the Territory, and (ii) shall promptly cease selling or distributing any Product to any Third Party, or otherwise assisting any Third Party, who is commercializing or attempting to commercialize or distribute any Product in the Field in the Territory. BLS and its Affiliates, Distributors and Sublicensees (i) shall not, directly or indirectly, commercialize any Product outside the Field in the Territory or for any use outside the Territory, and (ii) shall promptly cease selling or distributing any Product to any Third Party, or otherwise assisting any Third Party, who is commercializing or attempting to commercialize or distribute any Product outside the Field in the Territory or for any use outside the Territory.
     5.3 Compliance with Applicable Laws. BLS shall comply with all Applicable Laws in performing its duties and obligations under this Agreement and with respect to its use, sale and disposition of the Product after purchase.
ARTICLE 6
PAYMENTS
     6.1 Initial Payment. In consideration for the licenses and rights granted to BLS hereunder, BLS shall pay to Alexza a payment in the amount of US$40,000,000 by wire transfer of immediately available funds into an account designated by Alexza within [ * ] Business Days after the Effective Date.
     6.2 Milestone Payments. In further consideration for the licenses and rights granted to BLS hereunder, BLS shall pay to Alexza the milestone payments set out below following the
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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first achievement of the corresponding milestone. A Party shall notify the other Party in writing within [ * ] ([ * ]) days after the achievement of each milestone event, and Alexza shall invoice BLS at the time of or following such notice for the applicable milestone payment. BLS shall pay to Alexza the amounts set forth below within [ * ] ([ * ]) days after its receipt of Alexza’s invoice.

Milestone Event		Milestone Payment
1.
(i) Completion of [ * ] of the [ * ] consisting of the following: (a) [ * ] and [ * ] per [ * ] and (b) [ * ] consisting of a [ * ] at [ * ] of [ * ] and (ii) provision of [ * ] by [ * ] to [ * ] that the [ * ] is completed (the “[ * ] Milestone”).]
US$[ * ]

2.	Subject to [ * ], [ * ] of the [ * ] for the Product [ * ].	US$[ * ]

3.	[ * ] of the Product in the [ * ].	US$[ * ]

4.	[ * ] of the Product in the [ * ], [ * ] of the Product [ * ] if [ * ].*	US$[ * ]

*	If [ * ] for [ * ], this milestone shall be payable upon the [ * ] of the Product [ * ] in the [ * ].
Any milestone payment payable by BLS pursuant to this Section 6.2 shall be made no more than once with respect to the achievement of each such milestone event. For clarity, if development of a Product is discontinued and a replacement Product is developed, then milestone payments shall be due only for any milestone events achieved by the replacement Product for which milestone payment had not been paid by BLS with respect to the discontinued Product.
     6.3 Royalty Payments.
          (a) Royalty Rate. Subject to Sections 6.3(b), 6.3(c) and 6.3(d) and other terms and conditions of this Agreement, in further consideration for the licenses and rights granted to BLS under this Agreement, on a Product-by-Product basis, BLS shall pay to Alexza royalties on a quarterly basis at the applicable royalty rate set forth below with the royalty based on aggregate annual Net Sales of such Product in the Territory:

Aggregate Annual Net Sales of A Product in the Territory	Royalty Rate
For the portion of aggregate annual Net Sales of less than or equal to US$[ * ]	10%

For any portion of aggregate annual Net Sales greater than US$[ * ] and less than or equal to US$[ * ]	[ * ]%

For any portion of aggregate annual Net Sales greater than US$[ * ] and less than or equal to US$[ * ]	[ * ]%

For any portion of aggregate annual Net Sales greater than US$[ * ]	25%
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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          (b) Third Party Licenses. If, during the Term, BLS determines that it is necessary to obtain a license from any Third Party to any Patent(s) in order to research, develop, import, use, manufacture, have manufactured, sell, have sold and offer for sale the Device or Product for use in the Field in the Territory, an amount equal to [ * ]% of any license fees, royalties, milestone payments and other payments paid to such Third Party under such license shall be deducted from royalties otherwise due to Alexza under this Agreement; provided in no event shall such deduction reduce the royalties otherwise payable to Alexza under this Agreement by more than an amount equal to [ * ]% in any Calendar Quarter; provided that [ * ].
          (c) Generic Competition. If the total amount of gross sales of the Product by BLS, its Affiliates, Distributors and Sublicensees decreases as a result of the launch of a Generic Product in the Territory, the royalty rate applicable to the Net Sales of a Product set forth in Section 6.3(a) shall be adjusted as follows (i) reduced by [ * ]% (to [ * ]%, [ * ]%, [ * ]% and [ * ]% respectively) upon the reduction of the total amount of gross sales in [ * ] by BLS, its Affiliates, Distributors and Sublicensees by greater than [ * ]% (but less than or equal to [ * ]%), compared with the Baseline Gross Sales by BLS, its Affiliates, Distributors and Sublicensees of such Product and (ii) reduced by [ * ]% (to [ * ]%, [ * ]%, [ * ]% and [ * ]% respectively) upon the reduction of the total amount of gross sales for [ * ] by BLS, its Affiliates, Distributors and Sublicensees by greater than [ * ]%, compared with the Baseline Gross Sales by BLS, its Affiliates, Distributors and Sublicensees of such Product. For the purposes of this Section 6.3(c), the amount of gross sales of such Product shall be ascertained by reputable published marketing data (e.g. by reference to sales data collected by IMS) or as otherwise mutually agreed. The term “Baseline Gross Sales” shall mean the average amount of total [ * ] gross sales by BLS, its Affiliates, Distributors and Sublicensees for the [ * ] immediately prior to the launch of the first Generic Product in the Territory. The term “Generic Product” refers to a pharmaceutical product containing Loxapine [ * ], which has obtained Marketing Approval for the same Indication as a Product and has substantially the same [ * ] (i.e. [ * ] of [ * ] and [ * ]) and is marketed by an entity other than BLS, its Affiliates, Distributors or Sublicensees in the Field.
          (d) Royalty Term. On a country-by-country basis and Product-by-Product basis, BLS’ obligation to make royalty payments pursuant to this Section 6.3 will commence upon the First Commercial Sale of a Product in a country in the Territory and shall continue until the later of (i) expiration of the [ * ] of such Product in the Field in such country, and (ii) [ * ] years after the First Commercial Sale of such Product in such country (the “Royalty Term”); provided that if during any remaining Royalty Term, only the Joint Patents contain a Valid Claim that covers the make, use, sale, offer for sale or importation of a Product in the Field in a country, then the royalty rates set forth in Section 6.3(a) shall be reduced by [ * ] percent ([ * ]%) with respect to such Product in such country for such remaining Royalty Term. The Product shall be royalty-free under this Agreement after the expiration of the Royalty Term
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     6.4 Royalty Reports; One Royalty. During the term of this Agreement following the First Commercial Sale of a Product, BLS shall furnish to Alexza a quarterly written report (“Royalty Report”) for the calendar quarter showing the Net Sales of all units of the Product subject to royalty payments sold by BLS and its Affiliates, Sublicensees and Distributors on a country by country basis in the Territory during the reporting period and the royalties payable under this Agreement. Royalty Reports shall be due on the [ * ] ([ * ]) day following the close of each calendar quarter. Royalties shown to have accrued by each Royalty Report shall be due and payable on the date such Royalty Report is due. BLS shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined. Only one royalty shall be due by BLS to Alexza with respect to the sale of the same unit of the Product.
     6.5 Obligations under Existing Third Party Agreements. Alexza shall be solely responsible for any and all payments, fees or other costs payable under its agreements with Third Parties existing as of the Effective Date or in connection with the manufacture and supply of the Product, Device or components thereof.
     6.6 Commercialization [ * ].
          (a) Commercialization [ * ]. If on the date that is [ * ] years from the payment date of the [ * ] Milestone the Cumulative [ * ] Amount is less than $5 million, Alexza shall pay BLS on such [ * ] anniversary date in immediately available funds the amount of shortfall (the “Commercialization [ * ]”). Once the Cumulative [ * ] Amount reaches $5 million, Alexza shall no longer be obligated to pay any Commercialization [ * ]. Notwithstanding the foregoing, if the [ * ] does not [ * ] for the [ * ] for the [ * ] of the [ * ] by [ * ] a [ * ], or if the [ * ] which requires the [ * ] or [ * ] and [ * ] set forth in [ * ] or [ * ], the Commercialization [ * ] shall be calculated and paid in [ * ] equal installments by [ * ]. The first such installment shall be paid within [ * ] ([ * ]) days following [ * ] by [ * ] under either [ * ] or [ * ], with the remaining [ * ] installments being paid within [ * ] after the date of [ * ] of such [ * ].
          (b) Cumulative [ * ] Amount. The “Cumulative [ * ] Amount” shall be calculated by adding the sum of the [ * ] Amount for each of the [ * ] periods following the payment date of the [ * ] Milestone. The [ * ] Amount for each applicable [ * ] period shall be computed at the rate of $[ * ] for every [ * ] in the applicable [ * ] period [ * ], where such amount for any [ * ] period shall not exceed $[ * ].
     6.7 Authorized Generics. In the event that a Generic Product is reasonably expected to be launched in the Territory and BLS decides to launch an Authorized Generic of the Product, the Parties shall negotiate in good faith appropriate adjustments to this Agreement and the Supply Agreement as may be necessary to allow such launch of an Authorized Generic. BLS shall not launch an Authorized Generic of the Product if the Parties cannot reach an agreement notwithstanding their good faith efforts. Without the prior written consent of Alexza, BLS shall not launch an Authorized Generic of the Product earlier than [ * ] ([ * ]) Business Days prior to the anticipated First Commercial Sale of a Third Party Generic Product of the Product. BLS may
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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use any Trademark for its Authorized Generics and Section 9.9 shall not apply with respect to BLS’ Authorized Generics.
ARTICLE 7
PAYMENTS, BOOKS AND RECORDS
     7.1 Payment Method. All payments to Alexza under this Agreement shall be made by bank wire transfer in immediately available funds to an account in the name of Alexza designated in writing by Alexza. Payments hereunder shall be considered to be made as of the day on which they are received by Alexza’s designated bank.
     7.2 Payment Currency; Currency Conversion.
          (a) United States Dollars. Unless otherwise expressly stated in this Agreement, all amounts specified to be payable under this Agreement are in United States Dollars and shall be paid in United States Dollars.
          (b) Currency Conversion. Net Sales in Canada invoiced in currency other than United States Dollars, shall be converted to United States Dollars using an exchange rate equal to the average of the exchange rates for converting Canadian Dollars into U.S. Dollars, as published on the European Central Bank website, during the Calendar Quarter for which a payment is due.
     7.3 Taxes. A Party receiving a payment shall pay any and all taxes levied on such payment. If the fiscal or taxing authorities of any relevant jurisdiction assert that amounts are required to be withheld from the payments due to a Party hereunder, or the tax laws in one or more jurisdictions have changed so as to explicitly require such treatment, the Party made aware of such assertion or change in law shall inform the other Party within [ * ] ([ * ]) days and shall consult with the other Party regarding the consequences of such assertion or change. If Applicable Laws require that taxes be deducted and withheld from a payment, the remitting Party shall (i) deduct those taxes from the payment, (ii) pay the taxes to the proper taxing authority, (iii) send evidence of the obligation together with proof of payment to the other Party within [ * ] ([ * ]) days following that payment and (iv) provide such assistance as the other Party may reasonably require in obtaining any refund of such amounts to which the other Party may be entitled, to the extent that such assistance does not cause the remitting Party to incur any liability in respect of the taxes asserted to be due.
     7.4 Records. BLS shall keep, and require its Affiliates and Sublicensees to keep, complete, true and accurate books of accounts and records for the purpose of determining the amounts payable to Alexza pursuant to this Agreement. Such books and records shall be kept for such period of time required by law, but no less than at least [ * ] years following the end of the Calendar Quarter to which they pertain. Such records shall be subject to inspection in accordance with Section 7.5.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     7.5 Audits. Upon not less than [ * ] ([ * ]) days’ prior written notice, BLS shall permit an independent, certified public accountant selected by Alexza and reasonably acceptable to BLS, which acceptance will not be unreasonably withheld or delayed (for the purposes of this Section 7.5, the “Auditor”), to audit or inspect those books or records of BLS, its Affiliates and Sublicensees that relate to Net Sales and Royalty Reports for the sole purpose of verifying (a) the royalties payable hereunder in respect of Net Sales, (b) the withholding taxes, if any, required by Applicable Law to be deducted as a payment by BLS in respect of such Net Sales and (c) the exchange rates used in determining the amount of United States dollars. The Auditor shall disclose to Alexza only the amount and accuracy of payments reported and actually paid or otherwise payable under this Agreement. The Auditor shall send a copy of the report to BLS at the same time it is sent to Alexza. Such inspections may be made no more than once each [ * ] and during normal business hours. Such records for any particular Calendar Quarter shall be [ * ]. Inspections conducted under this Section 7.5, shall be at the expense of Alexza, unless a variation or error producing an underpayment in amounts payable exceeding an amount equal to [ * ]% of the amount paid for a period covered by the inspection is established, in which case all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered shall be paid by BLS. Alexza shall endeavor in such inspection not to disrupt the normal business activities of BLS, or its Affiliates or Sublicensees. Promptly after receiving the audit report, if BLS is found to have underpaid Alexza, BLS shall submit to Alexza such underpayment discovered in such audit and if BLS is found to have overpaid Alexza, BLS shall have the right to offset such overpayment discovered in such audit.
     7.6 Financial Reporting and Auditing Cooperation. In the event that BLS and/or any of its Affiliates determine, based on its analysis and subsequent discussions with their auditors, that BLS or any one of its Affiliate is required to consolidate Alexza under GAAP, Alexza shall, for so long as BLS or its Affiliate is required to so consolidate, (a) provide to BLS and its Affiliate all financial information that BLS determines is necessary in order for BLS to prepare such consolidated financial statements, in each case within a time period sufficient to permit BLS and its Affiliate to consolidate the financial results and (b) collaborate in good faith with BLS and its Affiliate to provide information as reasonably necessary (including by permitting BLS to use or disclose to its lenders Alexza’s financial information and financial statements under appropriate confidentiality agreements) to enable BLS and its Affiliate to determine their compliance with any other covenants under their credit agreements with their lenders and to comply with any other covenants under such credit agreements if such covenants become applicable to Alexza as a result of such consolidation requirement, provided that in no event shall any such other accommodation restrict Alexza’s ability to conduct its operations in the normal course of business and provided further that BLS shall engage in good faith negotiations with its lenders to exempt and waive compliance with such requirement.
     7.7 Late Payment. Any undisputed amounts not paid within [ * ] ([ * ]) days after the date due under this Agreement shall be subject to interest from the foregoing date through and including the date upon which payment is received, calculated at the interest rate equal to [ * ] percentage points ([ * ]%) over the “bank prime loan” rate, which shall be the average rate published in the Federal Reserve Bulletin H.15 or successor thereto during the Calendar Quarter
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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immediately prior to the date on which such payment is due, calculated daily on the basis of a 365-day year, or, if lower, the highest rate permitted under applicable law.
     7.8 Right to Offset. Each Party hereby acknowledges and agrees that the other Party shall be entitled to offset, in part or in full, from time to time, any and all amounts owed to such Party under this Agreement, against any and all amounts due and unpaid by the other Party under this Agreement, unless such amounts are subject to an unresolved good faith payment dispute.
ARTICLE 8
CONFIDENTIALITY
     8.1 Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that the receiving Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential or proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, visual or otherwise) which is disclosed to it by the other Party (the “Disclosing Party”) including, but not limited to, all information concerning the Device and/or Product, information disclosed by one Party to the other pursuant to the Confidentiality Agreement and any other technical or business information of whatever nature (collectively, “Confidential Information”).
     8.2 Exceptions. Notwithstanding Section 8.1 above, the obligations of confidentiality and non-use shall not apply to Confidential Information that, in each case as demonstrated by competent evidence:
          (a) was already known to the Receiving Party or any of its Affiliates, other than under an obligation of confidentiality, at the time of disclosure;
          (b) was generally available to the public or was otherwise part of the public domain at the time of its disclosure to the Receiving Party;
          (c) became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Affiliates in breach of this Agreement;
          (d) was subsequently lawfully disclosed to the Receiving Party or any of its Affiliates by a Person other than the Disclosing Party, and who, to the best knowledge of the Receiving Party, did not directly or indirectly receive such information directly or indirectly from the Disclosing Party under an obligation of confidence; or
          (e) was developed by the Receiving Party or its Affiliate without use of or reference to any proprietary information or materials disclosed by the Disclosing Party.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     8.3 Permitted Disclosures. Notwithstanding the provisions of Section 8.1, each Party may disclose Confidential Information belonging to the other Party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:
          (a) filing or prosecuting Patents as permitted by this Agreement;
          (b) prosecuting or defending litigation as permitted by this Agreement;
          (c) complying with applicable court orders or governmental regulations; and
          (d) disclosure to Third Parties in connection with due diligence or similar investigations by or on behalf of a Third Party in connection with a potential license to, distribution agreement with or collaboration with such Third Party (including entry into any such agreement), or a potential merger or acquisition by such Third Party, and disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Third Party agrees to be bound by similar terms of confidentiality and non-use at least as stringent as those set forth in this Article 8.
Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 8.3(b) or 8.3(c), it shall, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such Party would use to protect its own confidential information, but in no event less than reasonable efforts; provided that any Confidential Information so disclosed shall still be subject to the restrictions on use set forth in this Article 8. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.
     8.4 Confidentiality of this Agreement and its Terms. Except as otherwise provided in this Article 8, each Party agrees not to disclose to any Third Party the existence of this Agreement or the terms of this Agreement without the prior written consent of the other Party hereto, except that each Party may disclose the terms of this Agreement that are not otherwise made public as contemplated by Section 8.5 and as permitted under Section 8.3.
     8.5 Public Announcements.
          (a) As soon as practicable following the Effective Date hereof, the Parties shall each issue a mutually agreed to press release announcing the existence of this Agreement substantially in the applicable form attached hereto as Exhibit 8.5(a) Except as required by law (including, without limitation, disclosure requirements of the U.S. Securities and Exchange Commission (“SEC”), the NASDAQ stock exchange or any other stock exchange on which securities issued by a Party or its Affiliates are traded), neither Party shall make any other public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld or delayed; provided that it shall not be unreasonable for a Party to withhold consent with respect to any public announcement
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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containing any of such Party’s Confidential Information. In the event of a required public announcement, to the extent practicable under the circumstances, the Party making such announcement shall provide the other Party with a copy of the proposed text of such announcement sufficiently in advance of the scheduled release to afford such other Party a reasonable opportunity to review and comment upon the proposed text.
          (b) The Parties shall coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency on which securities issued by a Party or its Affiliate are traded, and each Party shall use reasonable efforts to seek confidential treatment for the terms proposed to be redacted; provided that each Party shall ultimately retain control over what information to disclose to the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency, as the case may be, and provided further that the Parties shall use their reasonable efforts to file redacted versions with any governing bodies which are consistent with redacted versions previously filed with any other governing bodies. Other than such obligation, neither Party (nor its Affiliates) shall be obligated to consult with or obtain approval from the other Party with respect to any filings to the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency.
     8.6 Publication of the Product Information. Publication of any non-public scientific or technical information with respect to any Inventions or the Product shall be subject to prior review as follows: (a) at least [ * ] ([ * ]) days prior to submission of an original manuscript for publication, (b) at least [ * ] days prior to an abstract submission for poster or podium presentation, or (c) at least [ * ] days prior to an oral or poster presentation, as the case may be, each Party shall provide to the other Party a draft copy thereof for such other Party’s review (unless such Party is required by law to publish such information sooner, in which case such Party shall provide such draft copy to the other Party as much in advance of such publication as possible). The publishing Party shall consider in good faith any comments provided by the other Party during such time period. In addition, the publishing Party shall, at the other Party’s reasonable request, remove therefrom any Confidential Information of such other Party. This Section 8.6 shall not apply to those publications listed as “ongoing” in the Pre-Commercialization Transition Plan as well as abstracts accepted for presentation and their associated posters listed in the Pre-Commercialization Transition Plan. Publications listed as “planned” in the Pre-Commercialization Transition Plan as well as other future publications yet to be determined shall not be published without the prior approval of the other Party, which approval shall not be unreasonably withheld. The contribution of each Party shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.
     8.7 Prior Non-Disclosure Agreements. As of the Effective Date, the terms of this Article 8 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties (or their Affiliates) dealing with the subject of this Agreement, including without limitation the Confidentiality Agreement. Any information disclosed under such prior agreements shall be deemed disclosed under this Agreement.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 9
PATENT PROSECUTION AND ENFORCEMENT
     9.1 Ownership of Intellectual Property.
          (a) Alexza Technology and BLS Technology. Alexza has, and shall retain all right, title and interest in and to, the Alexza Technology. BLS has, and shall retain all right, title and interest in and to, the BLS Technology.
          (b) Inventions. A Party shall have and retain all right, title and interest in all Inventions which are made, conceived, reduced to practice or generated solely by one or more employees or agents of such Party and or its Affiliates, licensees or sublicensees or other Persons acting under its authority in the course of or as a result of this Agreement. Inventorship shall be determined in accordance with the U.S. patent law. The Parties shall jointly own all right, title and interest in all Joint Inventions and Joint Patents resulting therefrom. Subject to the rights and licenses granted under this Agreement, each Party can use, and grant licenses to use, any Joint Invention and Joint Patent without the other Party’s consent and has no duty to account to the other Party for such use or license, and each Party hereby waives any right it may have under the laws of any country to require any such consent or accounting.
     9.2 Patent Prosecution and Maintenance.
          (a) Alexza Patents.
               (i) Initial Responsibility. Alexza shall be responsible for the preparation, filing, prosecution and maintenance of all Alexza Patents, [ * ]. Alexza shall keep BLS informed in a timely manner, but not less frequently than once per [ * ], of progress with regard to the preparation, filing, prosecution and maintenance of Alexza Patents in the Territory. Alexza shall consider and adopt in good faith the requests and suggestions of BLS with respect to strategies for filing and prosecuting Alexza Patents in the Territory.
               (ii) Option of BLS to Prosecute, Maintain and Enforce. In the event that Alexza desires to abandon or cease prosecution and/or maintenance of any Alexza Product Patent in the Territory, Alexza shall provide reasonable prior written notice to BLS of such intention to abandon (which notice shall, to the extent possible, be given no later than [ * ] calendar days prior to the next deadline for any action that must be taken with respect to any such Alexza Product Patent in the relevant patent office). In such case, at BLS’ sole discretion, upon written notice from BLS, BLS may elect to continue prosecution and/or maintenance of any such Alexza Product Patent [ * ], and Alexza shall execute such documents and perform such acts, [ * ], as may be reasonably necessary to effect an assignment of Alexza’s entire right, title, and interest in and to such Alexza Product Patents to BLS. Any such assignment shall be completed in a timely manner to allow BLS to continue prosecution and/or maintenance of any such Alexza Product Patent. Any Alexza Product Patents so assigned shall [ * ]. In addition, in the event that Alexza desires to abandon or cease prosecution and/or maintenance of any Alexza
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Background Patent in the Territory, Alexza shall provide reasonable prior written notice and explanation to BLS of such intention to abandon and shall consult with BLS about such abandonment.
          (b) BLS Patents.
               (i) Initial Responsibility. BLS shall be responsible for the preparation, filing, prosecution and maintenance of BLS Patents, [ * ]. BLS shall keep Alexza informed in a timely manner, but not less frequently than a [ * ] basis, of progress with regard to the preparation, filing, prosecution and maintenance of BLS Patents. BLS will consider in good faith the requests and suggestions of Alexza with respect to strategies for filing and prosecuting BLS Patents.
     (ii) Option of Alexza to Prosecute, Maintain and Enforce. In the event that BLS desires to abandon or cease prosecution and/or maintenance of any BLS Patent, BLS shall provide reasonable prior written notice to Alexza of such intention to abandon (which notice shall, to the extent possible, be given no later than [ * ] ([ * ]) calendar days prior to the next deadline for any action that must be taken with respect to such BLS Patent in the relevant patent office). In such case, at Alexza’s sole discretion, upon written notice from Alexza, Alexza may elect to continue prosecution and/or maintenance of any such BLS Patent [ * ], and BLS shall execute such documents and perform such acts, [ * ], as may be reasonably necessary to effect an assignment of BLS’ entire right, title, and interest in and to such BLS Patents to Alexza. Any such assignment shall be completed in a timely manner to allow Alexza to continue prosecution and/or maintenance of any such BLS Patent. Any BLS Patents so assigned shall [ * ] and shall [ * ].
          (c) Joint Patents.
               (i) Initial Responsibility. Alexza shall be responsible for the preparation, filing, prosecution and maintenance of Joint Patents worldwide, subject to the rest of this Section 9.2(c). Alexza shall be responsible for preparing, filing, prosecuting and maintaining all Joint Patents, using a patent counsel selected by Alexza and reasonably acceptable to BLS; provided that [ * ] the cost and expenses of the preparation, filing, prosecution and maintenance of Joint Patents, and [ * ].
               (ii) Cooperation. Alexza shall consult with BLS in preparing Joint Patent applications and shall consider and adopt in good faith BLS’ comments and suggestions prior to the filing of any Joint Patent application. Alexza shall keep BLS fully informed of progress with regard to the preparation, filing, prosecution and maintenance of the Joint Patents in and outside the Territory. Alexza shall:
                    (1) provide BLS with a copy of the final draft of any proposed application at least [ * ] ([ * ]) days prior to filing the same in any patent office worldwide, unless otherwise agreed by patent counsel for both parties, and Alexza shall consider in good faith any comments or revisions suggested by BLS or its counsel;
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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                    (2) promptly provide BLS with a copy of each patent application as filed, together with a notice of its filing date and serial number;
                    (3) provide BLS with a copy of any action, communication, letter, or other correspondence issued by the relevant patent office within at least [ * ] ([ * ]) days of receipt thereof, and Alexza shall consult with BLS regarding responding to the same and shall consider in good faith any comments, strategies, and the like proposed by BLS;
                    (4) provide BLS with a copy of any response, amendment, paper, or other correspondence filed with the relevant patent office within [ * ] ([ * ]) days of Alexza’s receipt of the as-filed document;
                    (5) promptly notify BLS of the allowance, grant, or issuance of such Joint Patents; and
                    (6) consult with BLS regarding the countries to be filed and maintained, the payment of annuities, taxes and maintenance fees for any such Joint Patents.
               (iii) Option of BLS to Prosecute, Maintain and Enforce. In the event that Alexza desires to abandon or cease prosecution and/or maintenance of any Joint Patent, Alexza shall provide reasonable prior written notice to BLS of such intention to abandon (which notice shall, to the extent possible, be given no later than [ * ] ([ * ]) calendar days prior to the next deadline for any action that must be taken with respect to such Joint Patent in the relevant patent office). In such case or if [ * ] related to any such Joint Patent, at BLS’ sole discretion, upon written notice from BLS, BLS may elect to continue prosecution and/or maintenance of any such Joint Patent [ * ], and Alexza shall execute such documents and perform such acts, [ * ], as may be reasonably necessary to effect an assignment of Alexza’s entire right, title, and interest in and to such Joint Patent to BLS. Any such assignment shall be completed in a timely manner to allow BLS to continue prosecution and/or maintenance of any such Joint Patent. Any Patents so assigned shall [ * ].
               (iv) BLS Declines Responsibility. If BLS [ * ] related to any Joint Patent, upon written notice from Alexza, BLS shall assign its entire right, title, and interest in and to any such Joint Patent to Alexza. Any Patents so assigned shall [ * ] and shall [ * ].
     9.3 Infringement by Third Parties.
          (a) Notice. In the event that either Alexza or BLS becomes aware of any infringement or threatened infringement by a Third Party of any Patents that are subject to the prosecution, maintenance or enforcement by a Party under this Agreement, it will notify the other Party in writing to that effect. Any such notice shall include evidence to support an allegation of infringement or threatened infringement by such Third Party.
          (b) Alexza Patents. Subject to this Section 9.3(b), Alexza shall have the first right, as between Alexza and BLS, to bring and control any action or proceeding with respect to
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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infringement of any Alexza Patent worldwide, at its own expense and by counsel of its own choice. BLS shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and Alexza and its counsel shall reasonably cooperate with BLS and its counsel in strategizing, preparing and presenting any such action or proceeding. With respect to the Alexza Background Patents listed in the Orange Book, upon BLS’ written request [ * ], Alexza shall bring an action or proceeding with respect to infringement of any Alexza Background Patent described in the preceding sentence within [ * ] ([ * ]) days after its receipt of such request. With respect to the Alexza Product Patents, if Alexza fails to bring an action or proceeding with respect to infringement of any Alexza Product Patent described in the preceding sentence within (i) [ * ] ([ * ]) days following the notice of alleged infringement or (ii) [ * ] ([ * ]) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, BLS shall have the right, but not the obligation (i.e. it has the right to indulge such infringement), to bring and control any such action at its own expense and by counsel of its own choice. Upon BLS’ request, Alexza shall timely join as party-plaintiff in any such litigation and to cooperate with BLS in connection with such infringement action, including timely filing such action in Alexza’s name if required. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding shall be used first to reimburse the Parties’ documented out-of-pocket legal expenses relating to the action or proceeding, and any remaining damages [ * ] shall be [ * ], and any damages [ * ] shall be [ * ].
          (c) BLS Patents. Subject to this Section 9.3(c), BLS shall have the first right (but not the obligation), as between Alexza and BLS, to bring and control any action or proceeding with respect to infringement of any BLS Patent worldwide, at its own expense and by counsel of its own choice and the right to retain all damages resulted from its enforcement action.
          (d) Joint Patents. Any action or proceeding with respect to infringement of any Joint Patent worldwide may only be brought by [ * ], [ * ]. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery or damages from an action or proceeding relating to Joint Patents shall be [ * ].
          (e) Cooperation. In the event a Party brings an infringement action in accordance with this Section 9.3, the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party to such action.
     9.4 Infringement of Third Party Rights. Each Party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the Parties pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party. Alexza shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Alexza’s activities at its own expense and by counsel of its own choice, and BLS shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. BLS shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by BLS’ activities at its own
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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expense and by counsel of its own choice, and Alexza shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Notwithstanding the foregoing, in the event that in any foregoing infringement action, suit or proceeding against BLS or its Affiliates for their practice of the Alexza Technology in researching, developing, importing, using, manufacturing or having manufactured (solely using the manufacturing process covered by the Alexza Technology transferred by Alexza to BLS), selling, and offering for sale the Device or Product for use in the Field in the Territory, BLS is required to pay such Third Party a damage award, Alexza shall be responsible for and pay an amount equal to [ * ] percent ([ * ]%) of such damage award by permitting BLS to reduce up to [ * ] percent ([ * ]%) of its quarterly payments to Alexza in the same manner as set forth in Section 6.3(b) hereof.
     9.5 Consent for Settlement. Neither Party shall enter into any settlement or compromise of any action or proceeding under this Article 9 which would impose any material non-monetary obligations or any restrictions on the substantive rights of other Party without the prior written consent of such other Party, which consent shall not be unreasonably withheld. For clarity, any right of BLS with respect to its ability to develop or commercialize the Product for use in the Field in the Territory shall be deemed a substantive right of BLS.
     9.6 Patent Term Extensions. The Parties shall discuss and recommend for which, if any, of the Patents within the Alexza Patents and BLS Patents the Parties should seek Patent Term Extensions in the Territory. Alexza, in the case of the Alexza Patents, and BLS in the case of the BLS Patents, shall have the final decision-making authority with respect to applying for any such Patent Term Extensions in the Territory, and shall act with reasonable promptness in light of the development stage of the Product to apply for any such Patent Term Extensions, where it so elects; provided, however, that if in a particular country or jurisdiction in the Territory only one such Patent can obtain a Patent Term Extension, then the Parties shall consult in good faith to determine which such Patent should be the subject of efforts to obtain a Patent Term Extension, and in any event [ * ] decision on such matter shall control in the case of a disagreement. The Party that does not apply for an extension hereunder shall cooperate fully with the other Party in making such filings or actions, for example and without limitation, making available all required regulatory data and information and executing any required authorizations to apply for such Patent Term Extension. All expenses incurred in connection with activities of each Party with respect to the Patent(s) for which such Party seeks Patent Term Extensions pursuant to this Section 9.6 shall be [ * ].
     9.7 Paragraph IV Notices. If either Party receives a notice under 21 U.S.C. §355(b)(2)(A)(iv) or §355(j)(2)(A)(vii)(IV) or a notice of allegations pursuant to the Patented Medicines (Notice of Compliance) regulations in Canada concerning an Alexza Patent (a “Paragraph IV Notice”), then it shall provide a copy of such notice to the other Party within [ * ] Business Days after its receipt thereof. With respect to Alexza Background Patents listed in the Orange Book, upon BLS’ written request [ * ], Alexza shall initiate patent infringement litigation based on a Paragraph IV Notice concerning an Alexza Background Patent listed in the Orange Book within [ * ] ([ * ]) days after its receipt of BLS’ request. With respect to Alexza Product Patents, BLS, as the owner of the NDA or sNDA with respect to the Product for use in the Field
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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in the Territory at such time, shall have the first right, but no obligation, to initiate patent infringement litigation based on a Paragraph IV Notice concerning an Alexza Product Patent, at its own expense. In the event BLS initiates such patent infringement litigation, upon request of BLS, Alexza shall timely join as party-plaintiff in any such litigation and shall cooperate with BLS in connection with such infringement action, including timely filing such action in Alexza’s name if required. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding shall be used first to reimburse the Parties’ documented out-of-pocket legal expenses relating to the action or proceeding, and any remaining damages [ * ] shall be [ * ], and any damages [ * ] shall be [ * ].
     9.8 Orange Book Listing. Alexza and BLS shall agree as to which of the Alexza Patents, the BLS Patents and the Joint Patents shall be listed in the Orange Book, but in any event including the Alexza Patents listed in Exhibit 1.8 described as “listed in the NDA” and the Alexza Product Patents. Alexza shall advise BLS of the issuance of any new Alexza Patents within [ * ] ([ * ]) Business Days after such Alexza Patents are issued. BLS shall provide Alexza with written notice of its intent to list appropriate Alexza Patents in the Orange Book, and shall provide Alexza with a copy of all draft submission [ * ] ([ * ]) Business Days before the deadline for such listing. Alexza shall consider such notice, and if Alexza approves ([ * ]) such listing, BLS shall be responsible for such listing.
     9.9 Trademarks. The Product shall be sold in the Territory under the Alexza Trademark Adasuve™ unless such Alexza Trademark is determined to be unacceptable to the Regulatory Authority in the Territory, in which event BLS shall collaborate in good faith with Alexza and select a Trademark from the two alternatives proposed by Alexza or select a new Trademark (such new Trademark, the “BLS Trademark”), with the goal not to delay the launch of the First Commercial Sale of the Product in the Territory. BLS shall prominently display on the Product sold in the Territory the Alexza Trademarks Staccato® and Adasuve (or the alternative Alexza Trademark, if selected by BLS). BLS shall register and own BLS Trademark in the Territory and Alexza shall provide all reasonable assistance required by BLS in connection therewith. Alexza will have the right to use the Alexza and Staccato Trademarks on the Device for any product inside and outside the Territory. Alexza will have the right to use Adasuve, the alternative Alexza Trademark (if it is selected by BLS) or the BLS Trademark used with the Product in connection with Alexza’s commercialization of the Product outside the Territory for use as a rapid treatment of agitation associated with any psychiatric and/or neurological indication. In any event, Alexza shall be able to use any Alexza Trademark other than Adasuve (or the alternative Alexza Trademark, if it is selected by BLS) for any other product for any purpose, and shall use the Alexza Trademark Adasuve (or the alternative Alexza Trademark, if it is selected by BLS) for sale of the Product outside of the Territory in the Field unless such Alexza Trademark (or alternative Alexza Trademark) is determined to be unacceptable to the Regulatory Authority in the Territory. BLS shall use Alexza Trademarks only in accordance with Alexza’s written guidelines therefor to ensure the integrity and quality of the Alexza Trademarks, and shall not use such Alexza Trademarks in connection with the using, promotion, marketing, distributing, selling or offering for sale of any product other than the Product. Alexza shall use the BLS Trademark only in accordance with BLS’ written guidelines therefor to ensure
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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the integrity and quality of the BLS Trademark, and shall not use the BLS Trademark in connection with the using, promotion, marketing, distributing, selling or offering for sale of any product other than the Product or for an Indication other than for use as a rapid treatment of agitation associated with any psychiatric and/or neurological indication.
ARTICLE 10
REPRESENTATIONS, WARRANTIES AND COVENANTS
     10.1 Mutual Representations, Warranties and Covenants. Each Party hereby represents and warrants to the other Party, as of the Effective Date, as follows:
          (a) Duly Organized. Such Party is a corporation or a Barbados international society with restricted liability, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such would prevent such Party from performing its obligations under this Agreement.
          (b) Due Authorization; Binding Agreement. The execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary corporate or organizational action. This Agreement is a legal and valid obligation binding on such Party and enforceable in accordance with its terms and does not (i) to such Party’s knowledge and belief, violate any law, rule, regulation, order, writ, judgment, decree, determination or award of any court, governmental body or administrative or other agency having jurisdiction over such Party or (ii) conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which such Party is a party or by which it is bound.
          (c) Consents. Such Party has obtained, or is not required to obtain, the consent, approval, order or authorization of any Third Party, or has completed, or is not required to complete any registration, qualification, designation, declaration, or filing with, any Regulatory Authority or governmental authority, in connection with the execution and delivery of this Agreement and the performance by such Party of its obligations under this Agreement.
     10.2 Representations, Warranties and Covenants of Alexza. As used in this Section 10.2, “Best Knowledge” means, as applied to Alexza, that [ * ] knows, [ * ] a particular fact or other matter. Alexza represents and warrants to BLS that as of the Effective Date:
          (a) Right to Grant License. (i) Alexza owns all right, title and interest in and to, or has a license, sublicense or otherwise permission to use and license, all of the Alexza Technology free and clear of all encumbrances; (ii) Alexza has not previously assigned, transferred, conveyed or otherwise encumbered or granted, and will not during the Term assign, transfer, convey or otherwise encumber its right, title and interest in any of the Alexza Technology or any rights granted to BLS hereunder for the research, development, importation,
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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use, manufacture, having manufactured, sale, and offer for sale of the Product in the Field in the Territory except any non-exclusive license granted to a Third Party solely for providing contract research or development services to Alexza; (iii) specifically, there are no existing agreements, options, commitments, or rights, with, of or to any person to acquire or obtain any rights to, any of the Alexza Technology for the research, development, importation, use, manufacture, having manufactured, sale, and offer for sale of the Product in the Field in the Territory except any non-exclusive license granted to a Third Party solely for providing contract research or development services to Alexza; and (iv) no royalties, license fees or other payments are required to be paid to any Third Party in connection with the execution, delivery and performance of this Agreement, or in connection with the research, development, importation, use, manufacture, having manufactured, sale, and offer for sale of the Device or Product.
          (b) Scope of License. Exhibit 1.8 and Exhibit 1.11 set forth true and complete lists of all Alexza Patents and Alexza Trademarks and Copyrights Controlled by Alexza or its Affiliates as of the Effective Date. Exhibit 1.8 and Exhibit 1.11 also indicate the current status, date and country of filing and issuance. The Alexza Patents and Alexza Know- How constitute all intellectual property Controlled by Alexza and its Affiliates that is [ * ] for the research, development, importation, use, manufacture, having manufactured, sale and offer for sale of the Product in the Field in the Territory as of the Effective Date and to the Best Knowledge of Alexza there is not any other Patent necessary for such purposes that is not Controlled by Alexza (including any intellectual property Controlled by any Third Party supplier of the Device or Product) as of the Effective Date. All official fees, maintenance fees and annuities for the Alexza Patents, Alexza Trademarks and Alexza Copyrights have been paid through the Effective Date.
          (c) Patent Status. To Alexza’s Best Knowledge (i) all issued Patents listed on Exhibit 1.8 are in full force and effect, valid, subsisting and enforceable, and inventorship of each Patent is properly identified on such Patents; (ii) none of the Patents listed on Exhibit 1.8 is currently involved in any interference, reissue, reexamination, or opposition proceeding and (iii) neither Alexza nor any of its Affiliates has received any written notice from any person, or has knowledge, of such actual or threatened proceeding.
          (d) Non-Infringement by Third Parties. To Alexza’s Best Knowledge, there are no activities by Third Parties that would constitute infringement of the Alexza Patents or misappropriation of the Alexza Know-How.
          (e) Non-Infringement of Third Party Rights. To Alexza’s Best Knowledge, research, development, importation, use, manufacture, having manufactured, sale and offer for sale of the Device or the Product in the Field in the Territory as contemplated by Alexza as of the Effective Date will not infringe or misappropriate any Patent or other intellectual property Controlled by a Third Party. Neither Alexza nor any of its Affiliates has received any written notice from any Person, or has knowledge of, any actual or threatened claim or assertion that the use or practice of the Alexza Patents or Alexza Know-How infringes or misappropriates the intellectual property rights of a Third Party.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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          (f) Non-Action or Claim. There are no actual, pending, or to Alexza’s Best Knowledge, alleged or threatened adverse actions, suits, claims, interferences or formal governmental investigations (i) involving any Alexza Technology (to the extent related to the Product), the Device or the Product, including without limitation, in connection with the conduct of any clinical trials or manufacturing activities, or (ii) questioning the validity of this Agreement or any action taken by Alexza in connection with the execution of this Agreement, in each case, by or against Alexza or any of its Affiliates in or before any court, Regulatory Authority or other governmental authority. There are no material unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court, an administrative agency or an arbitrator) against Alexza with respect to any Alexza Technology, the Device or the Product.
          (g) No Granting of Third Party Patent Enforcement or Prosecution Rights. Neither Alexza nor any of its Affiliates has entered into any contract (i) granting any Third Party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Alexza Know-How or Alexza Patents or (ii) granting any Third Party the right to control the prosecution of any of the Alexza Patents.
          (h) Employee Agreements. To Alexza’s Best Knowledge, all current and former employees and consultants of Alexza and its Affiliates who are or have been substantively involved in the design, review, evaluation or development of the Alexza Know-How or Alexza Patents have executed written contracts or are otherwise obligated to protect the confidential status and value thereof and to vest in Alexza or its Affiliates exclusive ownership of the Alexza Know-How or Alexza Patents.
          (i) No Governmental Funding. None of the Alexza Technology is developed involving the use of any governmental funding.
          (j) Additional Legal Compliance.
               (i) To Alexza’s Best Knowledge, Alexza and its Affiliates and any outsourcing company and contract research organization to which Alexza or its Affiliates have subcontracted activities in connection with Device and the Product (the “Contractors”) have complied with all Applicable Laws, permits, governmental licenses, registrations, approvals, concessions, franchises, authorizations, orders, injunctions and decrees in the research, development, manufacture and use of the Product, the Device or any component thereof, and neither Alexza nor any of its Affiliates or its Contractors has received any written notice from any Regulatory Authority claiming that any such activities as conducted by them are not in such compliance.
               (ii) No governmental authority (including the FDA) has commenced or, to Alexza’s Best Knowledge, threatened to initiate any action to enjoin production of the Device, the Product or any component thereof at any facility, nor has Alexza or any of its
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Affiliates or, to the Best Knowledge of Alexza, any of its Contractors, received any notice to such effect since January 1, 2005.
               (iii) All development activities conducted by Alexza and its Affiliates and to Alexza’s Best Knowledge Contractors relating to the Product, the Device and/or any component thereof have been conducted in compliance with all Applicable Laws, including without limitation all GCP, GLP and GMP when applicable.
               (iv) To Alexza’s Best Knowledge, no employee or agent of Alexza or any of its Affiliates or Contractors has made an untrue statement of a material fact to any Regulatory Authority with respect to the Product, the Device and/or any component thereof (whether in any Regulatory Filings or otherwise), or failed to disclose a material fact to any Regulatory Authority required to be disclosed with respect to the Product, the Device and/or any component thereof.
               (v) Alexza has made available to BLS a true, correct and complete copy of (A) all IND and NDA submissions associated with the Product, (B) all correspondence with Regulatory Authorities regarding the IND or NDA, (C) all clinical studies included in IND and NDA for the Product, and (D) all minutes of meetings and telephone conferences with Regulatory Authorities with respect to the IND, NDA or the Product.
               (vi) To Alexza’s Best Knowledge, Alexza has disclosed or otherwise provided BLS with all information that would have, or would be reasonably likely to have, a material effect on the ability of BLS to develop or commercialize Product in the Field in the Territory under the terms and conditions of this Agreement and that relates to (A) the Alexza Technology, (B) any Third Party intellectual property rights or claims that relate to the commercialization or development of Product in the Territory, (C) the safety or efficacy of the Device or Product and (D) the ability of a company with reasonable manufacturing capability to manufacture the Device, the Product or any component thereof, assuming the completion of the transfer of the Alexza Know-How related to the manufacturing of the Product to such company in accordance with the Supply Agreement.
          (k) Debarment. Alexza is not debarred under the United States Federal Food, Drug and Cosmetic Act and it does not, and will not during the Term, employ or use the services of any Person who is debarred, in connection with the development, manufacture or commercialization of the Device or Product. In the event that Alexza becomes aware of the debarment or threatened debarment of any Person providing services to Alexza, including the Party itself and its Affiliates, Contractors, licensees or Sublicensees, which directly or indirectly relate to activities under this Agreement, BLS shall be immediately notified in writing.
          (l) Material Agreements. Alexza has provided true and complete copies of all material agreements with Third Parties that are [ * ] for the research, development, importation, use, manufacture, having manufactured, sale, and offer for sale of the Device and the Product and components thereof in the Field in the Territory (the “Material Agreements”).
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Alexza is not in breach or default of any Material Agreement and has not waived or allowed to lapse or terminate any of its rights under any Material Agreement.
     10.3 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OR ANY OTHER AGREEMENT CONTEMPLATED HEREUNDER, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND EACH PARTY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE OR USE, NON-INFRINGEMENT, VALIDITY AND ENFORCEABILITY OF PATENTS, OR THE PROSPECTS OR LIKELIHOOD OF DEVELOPMENT OR COMMERCIAL SUCCESS OF THE PRODUCT.
ARTICLE 11
INDEMNIFICATION
     11.1 Indemnification of Alexza. BLS shall indemnify and hold harmless each of Alexza and its Affiliates, and the directors, officers, shareholders and employees of such entities and the successors and assigns of any of the foregoing (the “Alexza Indemnitees”), from and against any and all losses, liabilities, damages, penalties, fines, costs and expenses (including reasonable attorneys’ fees and other expenses of litigation) (“Losses”) from any claims, actions, suits or proceedings brought by a Third Party (a “Third Party Claim”) incurred by any Alexza Indemnitee, arising from, or occurring as a result of (a) gross negligence or willful misconduct of BLS, its Affiliates, Sublicensees, Distributors or other subcontractors or (b) any material breach of any representations, warranties or covenants by BLS under this Agreement or the Supply Agreement, except to the extent such Third Party Claims fall within the scope of the indemnification obligations of Alexza set forth in Section 11.2(a) or (b).
     11.2 Indemnification of BLS. Alexza shall indemnify and hold harmless each of BLS and its Affiliates and the directors, officers, shareholders, employees and agents of such entities and the successors and assigns of any of the foregoing (the “BLS Indemnitees”), from and against any and all Losses from any Third Party Claims incurred by any BLS Indemnitee, arising from, or occurring as a result of (a) gross negligence or willful misconduct of Alexza or its Affiliates, licensees or subcontractors or (b) any material breach of any representations, warranties or covenants by Alexza under this Agreement or the Supply Agreement, except to the extent such Third Party Claims fall within the scope of the indemnification obligations of BLS set forth in Section 11.1(a) or (b).
     11.3 Procedure. A Party that intends to claim indemnification (the “Indemnitee”) under this Article 11 shall promptly notify the indemnifying Party (the “Indemnitor”) in writing of any Third Party Claim, in respect of which the Indemnitee intends to claim such indemnification. The Indemnitee shall provide the Indemnitor with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Third Party Claim for which indemnity is being sought. The Indemnitee may participate in and monitor such defense with
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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counsel of its own choosing at its sole expense; provided, however, the Indemnitor shall have the right to assume and conduct the defense of the Third Party Claim with counsel of its choice. The Indemnitor shall not settle any Third Party Claim without the prior written consent of the Indemnitee, not to be unreasonably withheld, unless the settlement involves only the payment of money. So long as the Indemnitor is actively defending the Claim in good faith, the Indemnitee shall not settle any such Third Party Claim without the prior written consent of the Indemnitor. If the Indemnitor does not assume and conduct the defense of the Third Party Claim as provided above, (a) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner the Indemnitee may deem reasonably appropriate (and the Indemnitee need not consult with, or obtain any consent from, the Indemnitor in connection therewith), and (b) the Indemnitor will remain responsible to indemnify the Indemnitee as provided in this Article 11. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim shall only relieve the Indemnitor of its indemnification obligations under this Article 11. if and to the extent the Indemnitor is actually prejudiced thereby.
     11.4 Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance (including D&O insurance) with an insurance carrier that has a minimum rating of AM best A-7 in an amount consistent with industry standards for a company in a similar position to such Party during the Term, which shall include, but not be limited to, (i) product liability insurance in the minimum amount of $[ * ] per occurrence and in the aggregate (during the time when either Party conducts human clinical trials using the Product and/or commercializes the Product) and (ii) general liability insurance in the minimum amount of $[ * ] in the aggregate and $[ * ] umbrella coverage. In addition, Product liability insurance shall be maintained at the same level for not less than [ * ] ([ * ]) years after expiration or earlier termination of this Agreement and Clinical trial insurance shall be required to be maintained at the same level for [ * ] ([ * ]) years after the last clinical trial conducted by the applicable Party for the Product. Each Party shall provide the other Party with written notice at least [ * ] ([ * ]) days prior to any cancellation, nonrenewal or material change in the insurance described in clauses (i) and (ii) above and shall name the other Party as an additional insured with respect to such insurance. Each Party shall provide a certificate of insurance evidencing such coverage to the other Party upon request. Each Party shall provide a certificate of insurance evidencing its D&O insurance annually. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 11.
ARTICLE 12
Term and Termination
     12.1 Term. This Agreement shall commence on the Effective Date, and unless terminated earlier as provided in this Article 12, shall continue in full force and effect on a country-by-country and Product-by-Product basis until BLS has no remaining payment obligations in such country with respect to such Product (the “Term”). Upon expiration (but not
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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an earlier termination) of this Agreement in a country with respect to a Product, BLS shall have a perpetual, exclusive, fully paid-up, royalty free license under the Alexza Know-How in such country to research, develop, import, use, manufacture, have manufactured, sell, have sold and offer for sale such Product in the Field in such country.
     12.2 Early Termination. Each Party shall have the right to terminate this Agreement in its entirety or on a Product-by-Product or country-by-country basis before the end of the Term:
          (a) by mutual written agreement of the Parties;
          (b) upon written notice by either Party if the other Party is in material breach of this Agreement and has not cured such breach within [ * ] ([ * ]) days ([ * ] ([ * ]) days with respect to any payment breach) after notice from the terminating Party requesting cure of the breach. Any such termination shall become effective at the end of such [ * ] ([ * ]) day ([ * ] ([ * ]) day with respect to any payment breach) period unless the breaching Party has cured any such breach or default prior to the end of such period; or
          (c) upon the bankruptcy or insolvency of, or the filing of an action to commence insolvency proceedings against the other Party, or the making or seeking to make or arrange an assignment for the benefit of creditors of the other Party, or the initiation of proceedings in voluntary or involuntary bankruptcy, or the appointment of a receiver or trustee of such Party’s property, in each case that is not discharged within [ * ] ([ * ]) days.
     12.3 Other BLS Termination Rights.
          (a) Voluntary Termination. BLS shall have the right to terminate this Agreement in its entirety, for any or no reason upon ninety (90) days’ written notice.
          (b) Section 4.2(c) Termination. BLS has the right to terminate this Agreement in its entirety pursuant to Section 4.2(c)(ii) or this Agreement with respect to the Initial Indication pursuant to Section 4.2(c)(iii) by giving at least ninety (90) days’ written notice to Alexza.
          (c) Termination for Safety Reasons. BLS may terminate this Agreement in its entirety or on a Product-by-Product or country-by-country basis at any time during the Term immediately upon providing written notice to Alexza if the Data and Safety Monitoring Board or any Regulatory Authority in the United States imposes a clinical hold on any clinical trial for a Product for [ * ] ([ * ]) consecutive months.
          (d) Termination of Supply Agreement. BLS may terminate this Agreement in its entirety at any time during the Term immediately upon providing written notice to Alexza if BLS terminates the Supply Agreement in accordance with Sections 10.2(b), 10.2(c) or 10.2(e), provided that such termination occurs within sixty (60) days of notice of termination to Alexza.
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          (e) Withdrawal of Marketing Approval. BLS may terminate this Agreement in its entirety at any time during the Term immediately upon providing written notice to Alexza if the Marketing Approval for the Product has been withdrawn in the United States as a result of a requirement by the FDA (other than as a result of a material breach of this Agreement by BLS), provided that such termination occurs within [ * ] ([ * ]) days of notice of termination to Alexza.
          (f) Product Recalls. BLS may terminate this Agreement in its entirety at any time during the Term upon ninety (90) days prior written notice to Alexza if there has been a [ * ] recall of the Product, provided that such recall is the direct result of (i) the negligence or willful misconduct of Alexza, (ii) a material breach of the Supply Agreement by Alexza or (iii) the manufacture of the Product, Loxapine or other components of the Product by or on behalf of Alexza.
     12.4 Change of Control of Alexza. In the event of any Change of Control of Alexza, Alexza shall notify BLS promptly, but in no event later than [ * ] ([ * ]) Business Days following the execution of the agreement contemplating the transaction that constitutes a Change of Control, and BLS and the acquiror shall meet within [ * ] ([ * ]) days of the closing of such Change of Control transaction. Within [ * ] ([ * ]) days following such meeting, BLS shall have the option, upon [ * ] ([ * ]) days’ notice, to elect that all Regulatory Filings made in Alexza’s name for the Product in the Territory shall be immediately transferred to BLS, and BLS shall assume Alexza’s responsibility under the Development Plan(s) (including [ * ]), and Alexza shall be deemed to have elected to no longer participated in the Collaboration Committee and subcommittees thereof. In the event that BLS elects the foregoing, the Parties shall enter into an appropriate and customary written amendment reflecting such changes. For the avoidance of doubt, BLS shall be entitled, in its sole discretion, to make the elections provided for in this Section 12.4 upon each occurrence of a Change of Control.
ARTICLE 13
Effect of Expiration or Termination
     13.1 Accrued Obligations.
     The expiration or termination of this Agreement, in whole or part, for any reason shall not release either Party from any liability which, at the time of such expiration or termination, has already accrued to such Party or which is attributable to a period prior to such expiration or termination, nor will any expiration or termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement, except as specifically set forth in Section 13.1(b)(i) below. Notwithstanding the foregoing, in the event this Agreement is terminated for any reason after the achievement of a particular milestone event, then BLS shall have the obligation to make the milestone payment corresponding to such milestone event to Alexza, regardless of whether the
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due date of such milestone payment occurs prior to, on or after the effective date of such termination.
          (a) The remedies set forth in Section 13.3(a)(iii), together with Section 10.5(a) of the Supply Agreement, shall, as the case may be: (i) be Alexza’s sole and exclusive remedy for damages with respect to a breach of this Agreement if the effective date of such termination occurs prior to the [ * ]; or (ii) not prejudice Alexza’s right to any other remedies available to it under law or equity if the effective date of such termination for breach of this Agreement occurs after the [ * ]. For clarity, any payments made by BLS to Alexza under Section 10.5(a) of the Supply Agreement shall in any event not be counted twice in the calculation of any monetary damages of Alexza (e.g., pursuant to Section 13.3(a)) as a result of such termination.
     13.2 Effects of Section 4.2(c) Termination, Termination by BLS for Safety Reasons, Withdrawal of Marketing Approval, Termination of Supply Agreement or Product Recalls. In the event this Agreement is terminated by BLS pursuant to Section 12.3(b), 12.3(c), 12.3(d), 12.3(e) or 12.3(f):
          (a) Winding-Down of Development Activities. In the event there are any on-going clinical trials of the applicable Product in the Field in the Territory,
               (i) The Parties shall negotiate in good faith and adopt a plan to wind-down the development activities in an orderly fashion, with due regard for patient safety and the rights of any subjects that are participants in any clinical trials of the applicable Product and take any actions it deems reasonably necessary or appropriate to avoid any human health or safety problems and in compliance with all Applicable Laws;
               (ii) Each Party shall perform its outstanding non-cancellable obligations under the Development Plan that existed or accrued prior to the notice date of termination; and
               (iii) All Costs and Expenses incurred in winding-down the development activities with respect to the applicable Product for the applicable Indication shall be allocated in accordance with Section 4.2(a), 4.2(b), 4.2(c) and/or 4.2(d), as the case may be, unless the Parties agree otherwise in writing; provided, however, that in no case shall BLS be obligated to pursue or support such activities for a period exceeding [ * ] ([ * ]) months after the date of notice of such termination.
          (b) BLS Regulatory Filings (including Marketing Approvals). Upon Alexza’s request and to the extent permitted by Applicable Laws, BLS shall transfer to Alexza or its designee any and all Regulatory Filings (including Marketing Approvals) that are owned by BLS for the applicable Product and the applicable Indication [ * ].
          (c) License Grant by BLS to Alexza. BLS hereby grants Alexza, effective upon the effective date of such termination, a fully paid, royalty free, non-exclusive license, with
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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the right to grant sublicenses, under (i) BLS Patents; and (ii) BLS Know-How to the extent incorporated into the Product and/or the method of making or using the Product (but in any event excluding BLS Know-How regarding the trade, marketing, commercial, financial or business information with respect to the Product except to the extent such Know-How relates specifically to the Product), in each case for Alexza to make, have made, use, sell, offer for sale and import the Product in the Field in the Territory.
          (d) Clinical Supply. BLS shall have the right to cancel its order of the applicable Product under the Supply Agreement and Alexza may purchase back from BLS any remaining clinical supply of the applicable Product at the same purchase price paid by BLS.
     13.3 Effects of Termination for Cause by Alexza or Termination by BLS Voluntarily. Upon the early termination of this Agreement by BLS under Section 12.3(a) or termination by Alexza under Section 12.2(b), the following shall apply:
          (a) Winding Down of Development Activities. In the event there are any on-going clinical trials of the applicable Product in the Field in the Territory,
               (i) The Parties shall work together in good faith to adopt, and Alexza shall have the final decisional power with respect to, a plan to wind down the development activities in an orderly fashion, with due regard for patient safety and the rights of any subjects that are participants in any clinical trials of the Product and take any actions it deems reasonably necessary or appropriate to avoid any human health or safety problems and in compliance with all Applicable Laws;
               (ii) Each Party shall perform its outstanding non-cancellable obligations under the Development Plan that existed or accrued prior to the notice date of termination; and
               (iii) [ * ] for documented expenses for all Expenses of winding down, or to the extent applicable, completing ongoing clinical or pre-clinical trials for use in the Field in the Territory from and after the date of notice of termination and prior to the end of [ * ] ([ * ]) months after the date of notice of such termination, including [ * ] in such winding down or completion of ongoing clinical or pre-clinical trials.
          (b) Inventory. BLS, its Affiliates, Distributors and Sublicensees shall continue, to the extent that BLS, its Affiliates, Distributors and Sublicensees continue to have stocks of usable Product, to fulfill orders received from customers for the Product in the Field in the Territory for more than [ * ] ([ * ]) months after the date of notice of termination. For Product sold by BLS after the effective date of a termination (i.e., after the expiration of the applicable termination notice period), BLS shall continue to pay royalties on the amount of Net Sales pursuant to Section 6.3.
          (c) Assignment of Regulatory Filings (including Marketing Approvals). At Alexza’s option, which shall be exercised by written notice to BLS, to the extent permitted
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under Applicable Laws, at [ * ] expense, BLS shall assign or cause to be assigned to Alexza or its designee (or to the extent not so assignable, BLS shall take all reasonable actions to make available to Alexza or its designee the benefits of) all Regulatory Filings (including INDs, NDAs and Marketing Approvals) for the Product in the Territory, including any such Regulatory Filings made or owned by its Affiliates or Sublicensees (in the event the Sublicensee elects not to enter into a direct contractual relationship with Alexza). Alexza shall notify BLS before the effective date of termination, whether the Regulatory Filings should be assigned to Alexza or its designee, and if the latter, identify the designee, and provide BLS with all necessary details to enable BLS to effect the assignment (or availability). If Alexza fails to provide such notification prior to the effective date of termination, BLS shall have no obligation to assign the Regulatory Filings to Alexza.
          (d) License Grant by BLS to Alexza. BLS hereby grants Alexza, effective upon the effective date of such termination, a fully paid, royalty free, non-exclusive license, with the right to grant sublicenses, under (i) BLS Patents; and (ii) BLS Know-How to the extent incorporated into the Product and/or the method of making or using the Product (but in any event excluding BLS Know-How regarding the trade, marketing, commercial, financial or business information with respect to the Product except to the extent such Know-How relates specifically to the Product), in each case for Alexza to make, have made, use, sell, offer for sale and import the Product in the Field in the Territory. BLS shall promptly transfer the foregoing BLS Patents and BLS Know-How to Alexza at [ * ] expense.
          (e) Supply. In addition, the Supply Agreement shall terminate upon termination of this Agreement.
          (f) Transition. BLS shall use Commercially Reasonable Efforts to cooperate with Alexza and/or its designee to effect a smooth and orderly transition in the development, sale and marketing, promotion and commercialization of the Product in the Territory during the notice and the Wind-down Periods. Alexza shall use, identify and finalize an agreement or other arrangement with a Third Party in relation to the Product and/or, to the extent Alexza is able to take over such activities under Applicable Laws, take over, directly or through an Affiliate, all activities related to the Product, and in particular development activities on-going at the time of the effective date of the termination and the transfer of the Regulatory Filings (including INDs, NDAs and Marketing Approvals) into the name of Alexza or Alexza’s designee so that the Wind-down Period will be as limited as possible.
     13.4 Effects of Termination for Cause by BLS. Upon the early termination of this Agreement by BLS under Section 12.2(b) or 12.2(c) the following shall apply (in addition to any other rights and obligations under this Agreement with respect to such termination):
          (a) Winding Down of Development Activities. In the event there are any on-going clinical trials of the applicable Product in the Field in the Territory,
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               (i) The Parties shall work together in good faith to adopt, and BLS shall have the final decisional power with respect to, a plan to wind down the development activities in an orderly fashion, with due regard for patient safety and the rights of any subjects that are participants in any clinical trials of the Product and take any actions it deems reasonably necessary or appropriate to avoid any human health or safety problems and in compliance with all Applicable Laws;
               (ii) Each Party shall perform its outstanding non-cancellable obligations under the Development Plan that existed or accrued prior to the notice date of termination; and
               (iii) All Costs and Expenses incurred from the effective date of the termination notice in winding down the development activities with respect to the applicable Product shall be [ * ], notwithstanding Section 4.2(a), 4.2(b), 4.2(c) and/or 4.2(d) provides otherwise; provided, however, that in no case shall [ * ] be obligated to pursue or support such activities for a period exceeding [ * ] ([ * ]) months after the date of notice of such termination.
          (b) License under BLS Technology. Any and all licenses granted by BLS to Alexza under this Agreement other than the license granted pursuant to Section 2.2(a) shall terminate.
          (c) License under Alexza Technology. BLS may elect to have all or any portion of the licenses granted to BLS pursuant to Section 2.1, in which case BLS’ obligations to Alexza under Article 6 of this Agreement and Alexza’s rights under Article 6 shall continue to the extent that BLS elects to retain such licenses with respect to the applicable Product in the applicable country(ies); provided that BLS may offset the amount of BLS’ Losses resulting from Alexza’s breach of this Agreement against any amounts owed to Alexza pursuant to Article 6 of this Agreement.
          (d) Assignment of Alexza Regulatory Filings (including Marketing Approvals). If BLS elects to continue the license under Section 2.1, at BLS’ option, which shall be exercised by written notice to Alexza, to the extent permitted under Applicable Laws, Alexza shall assign or cause to be assigned to BLS or its designee (or to the extent not so assignable, Alexza shall take all reasonable actions to make available to BLS or its designee the benefits of) all Regulatory Filings (including INDs, NDAs and Marketing Approvals) for the Product in the Territory, including any such Regulatory Filings made or owned by its Affiliates and/or Distributors or licensees. BLS shall notify Alexza before the effective date of termination, whether the Regulatory Filings should be assigned to BLS or its designee and, if the latter, identify the designee, and provide Alexza with all necessary details to enable Alexza to effect the assignment (or availability). If BLS fails to provide such notification prior to the effective date of termination, Alexza shall have no obligation to assign the Regulatory Filings to BLS.
          (e) Transition Assistance. Alexza shall provide such assistance, [ * ], as may be [ * ] for BLS to commence or continue developing or commercializing the applicable
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Product in the applicable countries of the Territory, to the extent Alexza is then performing or having performed such activities, including without limitation transferring or amending as appropriate, upon request of BLS, any agreements or arrangements with Third Party suppliers or vendors to supply or sell the Device, applicable Product and/or components thereof.
          (f) BLS Regulatory Filings (including Marketing Approvals) In the event BLS elects not to pursue the development or commercialization of the applicable Product in the applicable country(ies), upon [ * ] request and to the extent permitted by Applicable Laws, [ * ] shall [ * ] all Regulatory Filings (including Marketing Approvals) that are owned by BLS for the applicable Product for the applicable countries [ * ].
     13.5 Product Supply and Technology Transfer. Prior to the expiration of this Agreement or effective date of any termination or partial termination of this Agreement by BLS under Section 12.2(b) or 12.2(c), the Parties shall negotiate in good faith a new supply agreement. In the event the Parties cannot enter into a new supply agreement prior to the expiration or termination of this Agreement, the Parties shall agree upon a transition plan to minimize any disruption to the research, development, importation, manufacture, having manufactured, use, sale, having sold and offering for sale of the Product. The transition plan shall include a mutually agreed-upon schedule for transition activities, under which the transfer of manufacturing-related Alexza Know-How shall occur [ * ]. BLS shall cooperate with such transfer, shall promptly undertake to complete the transfer and shall be responsible for [ * ] to affect transfer in the agreed transition plan for transfer. The Parties shall conduct transition activities pursuant to the transition plan and the Supply Agreement. In addition, Alexza shall continue to supply BLS and its Sublicensees with their requirements of the Product, pursuant to the Supply Agreement then in effect between the Parties, which Supply Agreement shall remain in effect until the earlier of (i) the [ * ] anniversary of the effective date of termination, and (ii) such time as BLS or a Third Party manufacturer engaged by BLS is capable of supplying the Product.
     13.6 Rights Upon Bankruptcy. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any jurisdiction in the Territory or where a Party is situated (collectively, the “Bankruptcy Laws"), licenses of rights to “intellectual property” as defined under the Bankruptcy Laws. If a case is commenced during the Term by or against a Party under the Bankruptcy Laws then, unless and until this Agreement is rejected as provided in such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a trustee) shall perform all of the obligations provided in this Agreement to be performed by such Party. If a case is commenced during the Term by or against a Party under the Bankruptcy Laws, this Agreement is rejected as provided in the Bankruptcy Laws and the other Party elects to retain its rights hereunder as provided in the Bankruptcy Laws, then the Party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee), shall provide to the other Party copies of all information necessary for such other Party to prosecute, maintain and enjoy its rights under the terms of this
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Agreement promptly upon such other Party’s written request therefor. All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws. Additionally, in the event of any insolvency of BLS or the entry by it into any formal insolvency administration under Canadian law, it is the intention of the Parties that this Agreement shall not terminate and shall continue pursuant to the principles governing insolvency proceedings under Canadian law. In particular, it is the intention and understanding of the Parties to this Agreement that the rights granted to the Parties under this Section 13.6 are essential to the Parties’ respective businesses and the Parties acknowledge that damages are not an adequate remedy.
     13.7 Return of Confidential Information. Upon termination or expiration of this Agreement, except to the extent necessary or reasonably useful for a Party to exercise its rights under any license surviving such termination or expiration, each Party shall promptly return to the other Party, or delete or destroy, all relevant records and materials in such Party’s possession or control containing Confidential Information of the other Party; provided that such Party may keep one copy of such materials for archival purposes only.
     13.8 Survival. Expiration or termination of this Agreement shall not relieve the Parties of any rights or obligation accruing prior to such expiration or termination. In addition, upon expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate, except those described in Sections [ * ] and [ * ] and Article [ * ] (other than Section [ * ]), Article [ * ], Article [ * ], Article [ * ] and Article [ * ].
ARTICLE 14
DISPUTE RESOLUTION AND GOVERNING LAW
     14.1 Dispute Resolution Process. The Parties recognize that disputes as to certain matters may from time to time arise during the Term that relate to interpretation of a Party’s rights and/or obligations hereunder or any alleged breach of this Agreement. If the Parties cannot resolve any such dispute within [ * ] ([ * ]) days after written notice of a dispute from one Party to another, either Party may, by written notice to the other Party, have such dispute referred to the Chief Executive Officer of Alexza and the President, and if designated, the Chief Operating Officer of BLS (collectively, the “Senior Executives”). The Senior Executives shall negotiate in good faith to resolve the dispute within [ * ] ([ * ]) days. During such period of negotiations, any applicable time periods under this Agreement shall be tolled. If the Senior Executives are unable to resolve the dispute within such time period, either Party may pursue any remedy available to such Party at law or in equity, subject to the terms and conditions of this Agreement and the other agreements expressly contemplated hereunder. Notwithstanding anything in this Article 14 to the contrary, Alexza and BLS shall each have the right to apply to any court of competent jurisdiction for appropriate interim or provisional relief, as necessary to protect the rights or property of that Party.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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          (a) Governing Law. This Agreement and all questions regarding the existence, validity, interpretation, breach or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of [ * ], United States, without reference to its conflicts of law principles with the exception of [ * ]. If any dispute cannot be resolved by the Parties, subject to the exhaustion of the procedure set out in Section 14.1 above, any dispute shall be finally settled by litigation brought solely in a United States federal court of competent jurisdiction (or state court if no federal court has jurisdiction) located in the State of [ * ], United States, and the Parties hereby submit to the exclusive jurisdiction of such court.
ARTICLE 15
GENERAL PROVISIONS
     15.1 Intervening Events. If the performance of any part of this Agreement by either Party (other than making payment when due) is prevented, restricted, interfered with or delayed by any reason or cause beyond the reasonable control of such Party (including fire, flood, embargo, power shortage or failure, acts of war, insurrection, riot, terrorism, strike, lockout or other labor disturbance, shortage of raw materials, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, or storm or like catastrophe, acts of God or any acts, omissions or delays in acting of the other Party) (an "Intervening Event”), the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such Intervening Event, provided that the affected Party shall use its substantial efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed.
          (a) Notification. If either Party becomes aware that such an Intervening Event has occurred or is imminent or likely, it shall immediately notify the other.
          (b) Efforts to Overcome. The Party which is subject to such Intervening Event shall exert all reasonable efforts to overcome it.
          (c) Keeping the Other Informed. Such Party shall keep the other informed as to the progress of overcoming such Intervening Event.
     15.2 Waiver of Breach. No delay or waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.
     15.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to perform all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
     15.4 Performance by Affiliates. Each Party shall have the right to assign, sublicense, subcontract or delegate this Agreement or any or all of its obligations or rights hereunder to an
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Affiliate upon written notice to the other Party; provided, however, the assigning, sublicensing, subcontracting or delegating Party hereby guarantees and shall remain fully and unconditionally obligated and responsible for the full and complete performance of this Agreement by such Affiliate and in no event shall such assignment, sublicensing, subcontracting or delegation be deemed to relieve such Party’s liabilities or obligations to the other Party under this Agreement. The other Party shall, at the request of the assigning, sublicensing, subcontracting or delegating Party, enter into such supplemental agreements with the applicable Affiliate as may be necessary or advisable to permit such Affiliate to avail itself of any rights or perform any obligations of the assigning, sublicensing, subcontracting or delegating Party hereunder.
     15.5 Modification. No amendment or modification of any provision of this Agreement shall be effective unless in a prior writing signed by both Parties hereto. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by both Parties hereto.
     15.6 Severability. In the event any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith and enter into a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties. All other provisions of this Agreement shall remain in full force and effect in such jurisdiction. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
     15.7 Entire Agreement. This Agreement (including the Supply Agreement and other Exhibits attached hereto and any letter delivering information referenced herein) constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes and cancels all previous express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect of the subject matter hereof. Each of the Parties acknowledges and agrees that in entering into this Agreement, and the documents referred to in it, it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement. Nothing in this Section 15.7 clause shall, however, operate to limit or exclude any liability for fraud.
     15.8 Language. The language of this Agreement and all activities to be pursued under this Agreement is English. Any and all documents proffered by one Party to the other in fulfillment of any provision of this Agreement shall only be in compliance if in English. Any translation of this Agreement in another language shall be deemed for convenience only and shall never prevail over the original English version. This Agreement is established in the English language.
     15.9 Notices. Any notice or communication required or permitted under this Agreement shall be in writing in the English language, delivered personally, sent by facsimile
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

56

(and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by internationally-recognized courier or sent by registered or certified mail, postage prepaid to the following addresses of the Parties (or such other address for a Party as may be at any time thereafter specified by like notice):

To Alexza:	To BLS:
Alexza Pharmaceuticals, Inc.	Biovail Laboratories International SRL
2091 Stierlin Court	Welches, Christ Church
Mountain View, CA 94043	Barbados WI, BB17154
Telephone: + 1-650-944-7000	Telephone: +1-246-418-6411
Facsimile: + 1-650-944-7988	Facsimile: +1-246-437-7085
Attention: Chief Executive Officer	Attention: Chief Operating Officer

with a copy to:	with a copy to:
Cooley Godward Kronish LLP	Biovail Corporation
3175 Hanover St.	7150 Mississauga Road, Mississauga,
Palo Alto, CA 94306	Ontario, Canada, L5N 8M5
Telephone: +1-650-843-5000	Telephone: + (905) 286-3186
Facsimile: +1-650-843-4000	Facsimile: + (905) 286-3370
Attention: Glen Y. Sato	Attention: Vice-President, Associate
General Counsel
     Any such notice shall be deemed to have been given (a) when delivered if personally delivered; (b) on the next Business Day after dispatch if sent by confirmed facsimile or by internationally-recognized overnight courier; and/or (c) on the fifth (5th) Business Day following the date of mailing if sent by mail or other internationally-recognized courier. Notices hereunder will not be deemed sufficient if provided only between or among each Party’s representatives on the Collaboration Committee.
     15.10 Assignment. Subject to Section 2.3(a) and Section 15.4 of this Agreement, this Agreement shall not be assignable or otherwise transferred, nor may any rights or obligations hereunder be assigned or transferred, by either Party to any Third Party without the prior written consent of the other Party; except that either Party may assign or otherwise transfer this Agreement without the consent of the other Party to an entity that acquires all or substantially all of the business or assets of the assigning Party relating to the subject matter of this Agreement, whether by merger, acquisition or otherwise, provided that the acquiring Person assumes this Agreement in writing or by operation of law; provided that such acquiring person shall not be
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

57

deemed an Affiliate of the acquired Party and intellectual property rights that are owned or held by the acquiring Person to such transaction (if other than one of the Parties to this Agreement) shall not be included in the technology licensed hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of each Party, its successors and permitted assigns. Any assignment of this Agreement in contravention of this Section 15.10 shall be null and void.
     15.11 No Partnership or Joint Venture. Nothing in this Agreement or any action which may be taken pursuant to its terms is intended, or shall be deemed, to establish a joint venture or partnership between BLS and Alexza. Neither Party to this Agreement shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, or to bind the other Party to any contract, agreement or undertaking with any Third Party.
     15.12 Interpretation. The captions to the several Articles and Sections of this Agreement are not a part of this Agreement but are included for convenience of reference and shall not affect its meaning or interpretation. In this Agreement (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP consistently applied, but only to the extent consistent with its usage and the other definitions in this Agreement.
     15.13 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
     15.14 Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 8 AND INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 11, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER.
ARTICLE 16
COMPLIANCE WITH LAWS
     16.1 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of Alexza and BLS are subject to prior compliance with export and import regulations and such other laws and regulations in effect in such jurisdictions or any other relevant country as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the governments of any relevant countries. Alexza and BLS shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

58

     16.2 Securities Laws. Each of the Parties acknowledges that it is aware that the securities laws of the United States, Canada and other countries prohibit any person who has material non-public information about a publicly listed company from purchasing or selling securities of such company or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Each Party agrees to comply with such securities laws and make its Affiliates, licensees, Distributors, Sublicensees, employees, Contractors and agents aware of the existence of such securities laws and their need to comply with such laws.
     16.3 Certain Payments. Each of the Parties acknowledges that it is aware that the United States and other countries have stringent laws which prohibit persons directly or indirectly from making unlawful payments to, and for the benefit of, government officials and related parties to secure approvals or permission for their activities. Each Party agrees that it will make no such prohibited payments, it will not indirectly make or have made such payments and it will make its Affiliates, employees and agents aware of the existence of such laws and their need to comply with such laws.
     16.4 Foreign Corrupt Practices Act. Alexza hereby acknowledges that it has received and reviewed the Standards of Business Conduct of the Biovail group of companies and agrees to comply with all Applicable Laws as they relate to this Agreement, including but not limited to the Foreign Corrupt Practices Act.
{Signature Page Follows}
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

59

     IN WITNESS WHEREOF, the Parties have executed this Collaboration and License Agreement as of the Effective Date.

ALEXZA PHARMACEUTICALS, INC.
By:	/s/ Thomas B. King
	Name:	Thomas B. King
	Title:	President and CEO

BIOVAIL LABORATORIES INTERNATIONAL SRL
By:	/s/ Michel Chouinard
	Name:	Michel Chouinard
	Title:	Chief Operating Officer

Signature Page To Collaboration And License Aggreement
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1.8
Alexza Patents
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Alexza Product Patents

Country	Application Number	Application Date	Patent Number	Grant Date	Title
United States	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
United States	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
United States	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
United States	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
United States	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
Canada	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Alexza Background Patents

Country	Application Number	Application Date	Patent Number	Grant Date	Title
United States	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
United States	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
United States	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
United States	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
United States	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
United States	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
Canada	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
Canada	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
Canada	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
Canada	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
United States	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
United States	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
Canada	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
United States	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
United States	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
United States	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1.11
Alexza Trademarks

Trademark	Country	Filing Date	Application Number	Registration Date	Registration Number
ADASUVE	United States	06/04/2009	77/752,342
ADASUVE	Canada	11/25/2009	1460520
ALEXZA	United States	05/25/2001	76/262,728	08/22/2006	3133370
ALEXZA	Canada	04/03/2007	1341955	03/12/2008	709333
ALEXZA PHARMACEUTICALS	United States	05/25/2001	76/262,729	07/12/2005	2967469
STACCATO	United States	06/28/2002	78/139,872	08/08/2006	3127490
STACCATO	Canada	12/18/2002	1162836
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1.73
Structure of Loxapine
Nomenclature (Loxapine)
•	International Nonproprietary Name: Loxapine Free Base

•	Chemical name: 2-Chloro-11-(4-methyl-piperazin-1-yl)-dibenzo[b,f][1,4]-oxazepine

•	Synonym: Oxilapine

•	Commercial name: Loxitane

•	CAS Number: 1977.10-2
Structure (Loxapine)
•	Molecular Formula: C18H18ClN3O

•	Relative Molecular Mass: 327.81

•	Structural Formula

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 5.1(c)
Supply Agreement
{Please see Exhibit 10.56 to the 10-K}
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 8.5(a)
Form of Press Release(s)
CONTACT: Nelson F. Isabel
Vice-President, Investor Relations and
Corporate Communications
(905) 286-3000
BIOVAIL ENTERS INTO LICENSE AND COLLABORATION
AGREEMENT WITH ALEXZA FOR AZ-004
NDA Filed by Alexza in Dec. 2009;
Undergoing FDA Review for Treatment of Agitation;
Targets Unmet Medical Need;
Further Builds Specialty CNS Pipeline
TORONTO, Canada, February 10, 2010 – Biovail Corporation (NYSE, TSX: BVF) today announced that its subsidiary, Biovail Laboratories International SRL (BLS), has entered into a collaboration and license agreement with Alexza Pharmaceuticals, Inc. BLS has acquired the U.S. and Canadian rights to commercialize AZ-004 – a novel formulation of loxapine administered via deep lung inhalation using Alexza’s proprietary Staccato® device. AZ-004 is initially targeted for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder. In December 2009, Alexza submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for Staccato loxapine. A response from the FDA is anticipated in October 2010.
“This agreement provides Biovail with a promising late-stage specialty CNS product,” said Bill Wells, Biovail’s Chief Executive Officer. “In clinical studies conducted by Alexza, Staccato loxapine rapidly delivered drug into the blood stream through the deep lung in a unique, non-invasive manner. We are delighted to be partnering with Alexza to bring this important treatment to market.”
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The collaboration provides for the development and commercialization of AZ-004 for multiple indications, including the initial indication of treating agitation in schizophrenia and bipolar patients, combined with potential future clinical development for the treatment in additional psychiatric and/or neurological indications and the symptoms associated with these indications.
Biovail intends to deploy a sales force to commercialize AZ-004 in the U.S. Alexza will continue to manage the ongoing AZ-004 NDA review and approval process in connection with the initial indication, and has entered into a manufacturing and supply agreement to supply Biovail clinical and commercial product.
Under the terms of the agreement, Biovail has paid an upfront fee of $40 million, and could pay up to $90 million in potential milestones contingent on the successful approval of the first AZ-004 NDA, successful commercial manufacturing scale-up, and the successful completion of additional clinical trials, regulatory submission (if required) and approval of a supplemental NDA (if required) in the outpatient setting for patients with schizophrenia or bipolar disorder. Biovail will also make tiered, royalty payments of 10% to 25% on net commercial sales of Staccato loxapine. Alexza will supply AZ-004 to Biovail for commercialization, and will receive a per-unit transfer price, based upon annual product volume.
The AZ-004 NDA contains efficacy and safety data from more than 1,600 patients and subjects who have been studied in thirteen different clinical trials. In 2008, Alexza announced that it successfully initiated and completed two pivotal Phase 3 clinical trials. In connection with these studies, Alexza reported that both doses of AZ-004 (5mg and 10mg) met the primary and key secondary endpoints of the studies with statistically significant reductions in agitation, as compared to placebo. In these studies, the administration of AZ-004 was generally safe and well tolerated.
About Agitation
Episodes of agitation afflict many people suffering from major psychiatric disorders, including schizophrenia, which affects approximately 2.4 million adults in the U.S., and bipolar disorder, which affects approximately 5.7 million adults in the U.S. More than 90% of these patients will experience agitation in their lifetime.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agitation generally escalates over time with patients initially feeling uncomfortable, tense and restless. As the agitation intensifies, their behavior appears more noticeable to others as they become threatening and potentially violent, especially if the agitation is not treated. While patients seek treatment at different points along this agitation continuum, those with the most severe symptoms generally require treatment with injectable drugs in emergency medical settings, and currently are thought to represent the agitation market. Alexza, however, believes the therapeutic market for agitation is broader than only this limited perspective of patients in severe crisis — many more are in need of treatment for an agitation episode.
Market research indicates that approximately 50% of treated acute agitation episodes are treated in emergency settings, another approximately 35% of the treated agitation episodes suffered by schizophrenic and bipolar patients are treated in an inpatient setting (hospital and long-term residential settings), and approximately 15% are treated in a physician’s office.
Market research studies with schizophrenia patient caregivers and bipolar patients indicate these patients currently experience an average of 11 to 12 episodes of acute agitation each year.
Agitation episodes are currently treated about 55% of the time with oral antipsychotics and about 45% of the time with intra-muscular, or IM, injections. Oral medications work relatively slowly but are easy to administer, painless and are less threatening to patients. IM injections have a faster onset of action and a higher predictability of drug effect, but because they are invasive, IM injections are usually the treatment option of last-resort. Currently, no non-invasive therapies are available that work faster than 30 minutes to help agitated patients in need of treatment.
About AZ-004 (Staccato loxapine)
AZ-004 is an anti-agitation therapeutic that combines Alexza’s proprietary Staccato system with loxapine, a drug belonging to the class of compounds known generally as antipsychotics. Loxapine is currently available in an oral formulation in the U.S. for the management of the manifestations of schizophrenia. The Staccato system is a hand-held, single-dose inhaler that delivers a drug aerosol to the deep lung that results in IV-like pharmacokinetics and rapid systemic effects.
About Alexza Pharmaceuticals, Inc.
Alexza Pharmaceuticals is a pharmaceutical company focused on the research, development and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions. Alexza’s technology, the Staccato system, vaporizes unformulated drug to form a
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

condensation aerosol that, when inhaled, allows for rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience.
About Biovail Corporation
Biovail Corporation is a specialty pharmaceutical company engaged in the formulation, clinical testing, registration, manufacture, and commercialization of pharmaceutical products. The Company is focused on the development and commercialization of medicines that address unmet medical needs in niche specialty central nervous system (CNS) markets. For more information about Biovail, visit the Company’s Web site at www.biovail.com.
For further information, please contact Nelson F. Isabel at 905-286-3000 or send inquiries to ir@biovail.com.
Caution Regarding Forward-Looking Information and “Safe Harbor” Statement
To the extent any statements made in this release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information under applicable Canadian provincial securities legislation (collectively, “forward-looking statements”). These forward-looking statements relate to, among other things, our objectives, goals, targets, strategies, intentions, plans, beliefs, estimates and outlook, and can generally be identified by the use of words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.
Although Biovail believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the reliability of research findings, and actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things: uncertainties associated with the launch of a new product and the accuracy of associated research, our ability to establish or acquire a U.S. sales force, uncertainties associated with the successful integration of AZ-004 into our business and operations, uncertainties with respect to the development path that will be required by regulatory authorities, uncertainties with respect to the results of future clinical trials, the ability of Alexza to manufacture and supply AZ-004 and the ability of its
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

suppliers to supply Alexza with the components and active pharmaceutical ingredient necessary to manufacture AZ-004, reliance on key strategic alliances, contractual disagreements with third parties, the regulatory environment and associated filings and approvals, and other risks detailed from time to time in Biovail’s filings with the Securities and Exchange Commission and the Canadian Securities Administrators, as well as Biovail’s ability to anticipate and manage the risks associated with the foregoing. Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this news release, as well as under the heading “Risk Factors” contained in Item 3(D) of Biovail’s most recent Annual Report on Form 20-F.
     The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on Biovail’s forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Biovail undertakes no obligation to update or revise any forward-looking statement, except as required by law.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

NEWS RELEASE — for immediate release
     Alexza and Biovail Form Collaboration to Develop and Commercialize
     AZ-004 (Staccato® Loxapine) in North America
     Conference Call Scheduled for Tomorrow -
     Wednesday, February 10, 2010 at 8:30 a.m. Eastern Time
Mountain View, California — February [9], 2010 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) announced today that it has established a collaboration with Biovail Laboratories International SRL, a subsidiary of Biovail Corporation (NYSE: BVF), to develop and commercialize AZ-004 (Staccato® loxapine) in the U.S. and Canada. AZ-004 is Alexza’s lead program, based on the company’s proprietary technology, the Staccato system. Alexza submitted its New Drug Application (NDA) for Staccato loxapine in December 2009. Alexza is seeking regulatory approval to market AZ-004, an inhalation product candidate developed for the rapid treatment of agitation in patients with schizophrenia or bipolar disorder.
“We are very excited to be partnering our lead program with Biovail. Their key strategic focus and their CNS commercial plans match our view of an ideal partner for AZ-004,” said Thomas B. King, Alexza President and CEO. “We believe that AZ-004, if approved, has the potential to change the treatment practices for acute agitation, as the only product able to meet both the patients’ desire for quickly and comfortably gaining control of their agitation, and the clinicians’ goal of rapidly and reliably calming an agitated patient.
“This agreement provides Biovail with a promising late-stage CNS product,” said Bill Wells, Biovail’s Chief Executive Officer. “In clinical studies conducted by Alexza, Staccato loxapine rapidly delivered drug into the blood stream through the deep lung in a unique, non-invasive manner. We are delighted to be partnering with Alexza to bring this important treatment to market.”
The collaboration provides for the development and commercialization of AZ-004 for multiple indications, including the proposed initial indication of treating agitation in schizophrenia and bipolar patients, as well as potential future clinical development in additional psychiatric and neurological indications and the symptoms associated with these indications. Biovail will lead the commercialization activities for AZ-004. Alexza will continue to manage the ongoing AZ-004 NDA review and approval process in connection with the initial indication, and has entered into a manufacturing and supply agreement to supply Biovail clinical and commercial product.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Under the terms of the collaboration, Alexza is entitled to receive an upfront cash payment of $40 million, up to $90 million in potential milestone payments contingent on the successful approval of the first AZ-004 NDA, successful commercial manufacturing scale-up, and the successful completion of additional clinical trials, regulatory submission (if required) and approval of an sNDA (if required) in the outpatient setting for patients with schizophrenia or bipolar disorder. Biovail will make tiered, royalty payments of 10% to 25% on net commercial sales of AZ-004. In addition to milestone payments and product royalties, Alexza will supply AZ-004 to BLS for all of its commercial sales, and will receive a per-unit transfer price, based upon annual product volume.
About the Agitation Market Opportunity
Episodes of agitation afflict many people suffering from major psychiatric disorders, including schizophrenia, which affects approximately 2.4 million adults in the United States, and bipolar disorder, which affects approximately 5.7 million adults in the United States. More than 90% of these patients will experience agitation in their lifetime.
Agitation generally escalates over time with patients initially feeling uncomfortable, tense and restless. As the agitation intensifies, their behavior appears more noticeable to others as they become threatening and potentially violent, especially if the agitation is not treated. While patients seek treatment at different points along this agitation continuum, those with the most severe symptoms generally require treatment with injectable drugs in emergency medical settings, and currently are thought to represent the agitation market. Alexza, however, believes the therapeutic market for agitation is broader than only this limited perspective of patients in severe crisis — many more are in need of treatment for an agitation episode.
Alexza’s primary market research indicates that approximately 50% of treated acute agitation episodes are treated in emergency settings. Another approximately 35% of the treated agitation episodes suffered by schizophrenic and bipolar patients are treated in an inpatient setting (hospital and long-term residential settings), and approximately 15% are treated in a physician’s office.
Alexza’s market research studies with schizophrenia patient caregivers and bipolar patients indicate these patients currently experience an average of 11 to 12 episodes of acute agitation each year.
Agitation episodes are currently treated about 55% of the time with oral antipsychotics and about 45% of the time with intra-muscular, or IM, injections. Oral medications work relatively slowly, but are easy to administer, painless and are less threatening to patients. IM injections have a faster onset of action and a higher predictability of drug effect, but because they are invasive and can be frightening to patients, IM injections are usually the treatment option of last-resort. Currently, no non-invasive therapies are available that work faster than 30 minutes to help agitated patients in need of treatment.
About AZ-004 (Staccato loxapine)
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AZ-004 is an anti-agitation therapeutic that combines Alexza’s proprietary Staccato system with loxapine, a drug belonging to the class of compounds known generally as antipsychotics. Loxapine is currently available in an oral formulation in the U.S. for the management of the manifestations of schizophrenia. The Staccato system is a hand-held, single-dose inhaler that delivers a drug aerosol to the deep lung that results in IV-like pharmacokinetics and rapid systemic effects.
As an easy-to-use, patient-controlled, and highly reliable therapeutic that provides rapid reduction in agitation, the Company believes that AZ-004 meets the three key attributes for the treatment of acute agitation as specified in the American Association of Emergency Psychiatrists’ Expert Consensus Guidelines for the Treatment of Behavioral Emergencies: speed of onset, reliability of medication delivery and patient preference.
About the Staccato System
Alexza’s proprietary Staccato system was rationally designed to optimally treat acute and intermittent conditions. A single breath triggers vaporization and delivers a dose of excipient-free aerosolized, highly bioavailable drug deep into the lungs, where it is quickly absorbed into the blood stream to begin providing therapeutic effect. The Staccato system delivers medication that is comparable to intravenous administration but with greater ease, patient comfort and convenience.
The core of the hand-held Staccato system is a heat package with a stainless steel substrate, onto which a thin film of drug is coated. When the patient draws a single normal breath through the Staccato device, the substrate surface instantly heats to create an aerosol of optimally-sized, excipient-free particles of drug that are drawn into the patient’s lungs. The entire Staccato system actuation and drug delivery occur in less than one second.
The Staccato system is unique among inhalers because it uses no excipients, requires no special breathing maneuvers and there are no controls to deal with. The system produces a consistently high emitted dose, regardless of the patient’s breathing pattern, and doses are pre-set. About the size of a small cell phone, the unit fits easily in a pocket or purse.
Alexza has screened more than 400 drug compounds and more than 200 drug compounds exhibit initial vaporization feasibility with the Staccato system. Since the filing of its first IND in 2004, Alexza has dosed more than 2,600 patients and subjects with its Staccato technology, in 22 different clinical trials under six different INDs for Staccato-based product candidates.
Conference Call Information
Alexza will host a conference call Wednesday morning, February 10, 2010, at 8:30 a.m. Eastern Time. A replay of the call will be available for two weeks following the event. The conference call and replay are open to all interested parties.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

To access the conference call via the Internet, go to www.alexza.com, under the “Investor Relations” link. Please join the call at least 15 minutes prior to the start of the call to ensure time for any software downloads that may be required. Interested parties may also pre-register to avoid pre-call delays at https://www.theconferencingservice.com/prereg/key.process?key=P9GVG9V6A.
To access the live conference call via phone, dial 888.679.8040. International callers may access the live call by dialing 617-213-4851. The reference number to enter the call is 92719210.
The replay of the conference call may be accessed via the Internet, at www.alexza.com, or via phone at 888-286-8010 for domestic callers or 617-801-6888 for international callers. The reference number for the replay of the call is 93974934.
About Biovail Corporation
Biovail Corporation is a specialty pharmaceutical company engaged in the formulation, clinical testing, registration, manufacture and commercialization of pharmaceutical products. Biovail is focused on the development and commercialization of medicines that address unmet medical needs in niche specialty central nervous system markets. For more information about Biovail, visit the Company’s web site at www.biovail.com.
About Alexza Pharmaceuticals, Inc.
Alexza Pharmaceuticals is a pharmaceutical company focused on the research, development and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions. Alexza’s technology, the Staccato system, vaporizes unformulated drug to form a condensation aerosol that, when inhaled, allows for rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience.
AZ-004 (Staccato loxapine) is Alexza’s lead program, which is being developed for the rapid treatment of agitation in schizophrenic or bipolar disorder patients. Alexza has completed and announced positive results from both of its AZ-004 Phase 3 clinical trials, and submitted a New Drug Application submission in December 2009.
Alexza has completed an end-of-Phase 2 meeting with the FDA for AZ-001 (Staccato prochlorperazine) and has completed two Phase 2 studies with AZ-104 (Staccato loxapine, low-dose). Both product candidates are being developed for the acute treatment of migraine headache.
AZ-002 (Staccato alprazolam) has completed Phase 1 testing and one Phase 2a proof-of-concept clinical trial. Product candidates that have completed Phase 1 testing are AZ-003 (Staccato fentanyl) for the treatment of breakthrough pain, and AZ-007 (Staccato zaleplon) for the treatment of insomnia. More information, including this and past press releases from Alexza, is available online at www.alexza.com.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Safe Harbor Statement
This press release includes forward-looking statements regarding the development, therapeutic potential and safety of AZ-004. Any statement describing a product candidate or Alexza’s goals, expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs. Alexza’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in Alexza’s Annual Report on Form 10-K for the year ended December 31, 2008, and Alexza’s other Periodic and Current Reports filed with the Securities and Exchange Commission, including the risks under the headings: “We will need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.”, “Regulatory authorities may not approve our product candidates even if they meet safety and efficacy endpoints in clinical trials.” and “If we enter into strategic partnerships, we may be required to relinquish important rights to and control over the development of our product candidates or otherwise be subject to terms unfavorable to us.”. Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:	Thomas B. King President & CEO 650.944.7634 tking@alexza.com	August J. Moretti Senior Vice President and CFO 650.944.7788 amoretti@alexza.com
834108 v3/HN
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.56
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
MANUFACTURE AND SUPPLY AGREEMENT
     This MANUFACTURE AND SUPPLY AGREEMENT (“Agreement”) is made and effective as of February 9, 2010 (the “Effective Date”) by and between Alexza Pharmaceuticals, Inc., a Delaware corporation having a place of business at 2091 Stierlin Court, Mountain View, CA 94043 (“Alexza”), and Biovail Laboratories International SRL, a Barbados society with restricted liability having its registered office at Welches, Christ Church, Barbados, WI, BB17154 (“BLS”). Alexza and BLS may be referred to herein from time to time individually as a “Party,” and collectively as the “Parties”.
     WHEREAS, Alexza has developed and owns certain proprietary rights with respect to AZ-004 (Staccato® loxapine), a single-use delivery system for Drug that permits rapid systemic delivery of Drug through inhalation, and Alexza has conducted clinical studies on AZ-004;
     WHEREAS, Alexza and BLS are parties to a Collaboration and License Agreement of even date herewith (the “License Agreement”), under which Alexza has granted BLS certain rights to the Product in the Field in the Territory; subject to the obligation of BLS to purchase and the right of Alexza to Manufacture the Product for the purposes of supplying the Product to BLS and its Sublicensees (as defined in the License Agreement) in accordance with the terms and conditions set forth herein; and
     WHEREAS, Alexza is willing to provide clinical and commercial supply of the Product to BLS, and BLS is willing to purchase the Product solely for use in the Field in the Territory on the terms and conditions set forth below.

     NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
     Capitalized terms shall have the meaning set forth below and in this Agreement unless reference to the License Agreement is specifically made with respect to such capitalized term.
     1.1 “Additional Manufacturer” has the meaning set forth in Section 5.5.
     1.2 “Affiliate” of a Party means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Party, as the case may be, but for only so long as such control exists. As used in this Section 1.1, “control” means (a) direct or indirect beneficial ownership of at least 50% (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in such Person or (b) the power to direct the management of such Person by contract or otherwise.
     1.3 “Alexza” has the meaning set forth in the preamble.
     1.4 “Alexza Indemnitee” has the meaning set forth in Section 9.1
     1.5 “Alexza Know-How” means all Know-How that is [ * ] for the research, development, importation, use, manufacture, having manufactured, sale, having sold and offering for sale of the Product in the Field, which Know-How is Controlled by Alexza or any of its Affiliates as of the Effective Date or during the Term. For the avoidance of doubt, Alexza Know-How shall not include any Joint Know-How.
     1.6 “API” means an active pharmaceutical ingredient.
     1.7 “Applicable Laws” means all applicable orders, regulations, requirements, guidelines and laws of any and all supra-national, federal, state, provincial and local authorities and agencies, including without limitation all laws and regulations of such territories applicable to the maintenance of the manufacturing equipment and facilities and the Manufacturing, transportation, storage, use, handling and disposal of medical and pharmaceutical products and devices, raw materials, components thereof, excipients, and any hazardous materials.
     1.8 “Approved Facility” has the meaning set forth in Section 3.1(c).
     1.9 “Approved Supplier(s)” has the meaning set forth in Section 3.6.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     1.10 “Arbitration” has the meaning set forth in Section 11.10(c).
     1.11 “Arbitration Request” has the meaning set forth in Section 11.10(c).
     1.12 “Arbitrators” has the meaning set forth in Section 11.10(d)(i).
     1.13 “Autoliv” means Autoliv ASP, Inc.
     1.14 “Baseline Package Form” means the packaging of the Product in the form of a [ * ] consisting of [ * ] of the Product in a Primary Package Form and such number of package inserts that is equal to the greater of (i) [ * ] or (ii) such number of package inserts as required in the NDA, appropriately labeled (i.e., in accordance with the NDA) and ready for commercial sale.
     1.15 “BLS” has the meaning set forth in the preamble.
     1.16 “BLS Indemnitee” has the meaning set forth in Section 9.1.
     1.17 “Business Day” means a day other than a Saturday, Sunday, or any public holiday in the United States or Barbados. For the avoidance of doubt, references in this Agreement to “days” mean calendar days.
     1.18 “Certificate of Analysis” or “COA” means a document identified as such and provided by Alexza to BLS that states: (a) the results of analytical tests required by the Specifications to be performed with respect to the Product in Baseline Package Form, as applicable, (b) the quantity of the Product, and (c) the batch from which such Product was produced.
     1.19 “CMC” has the meaning set forth in Section 3.3(a).
     1.20 “cGMP” means the then-current good manufacturing practices required by the FDA, as set forth in the United States Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder, for the Manufacture of active pharmaceutical ingredients, intermediates, medical devices and combination products, and comparable laws or regulations applicable to the Manufacture of active pharmaceutical ingredients, intermediates, medical devices and combination products in jurisdictions outside the United States, as they may be updated from time to time. Good Manufacturing Practices shall include applicable quality guidelines promulgated under the ICH.
     1.21 “Commercially Reasonable Efforts” means that level of efforts and resources, with respect to a particular Party, at the relevant point in time, that is consistent with the usual practice followed by a company in the pharmaceutical industry that is in a similar position, with a similar [ * ] and with a similar [ * ] in the exercise of its reasonable scientific and business judgment with respect to the [ * ] and [ * ] of prescription pharmaceutical products, devices or combination products, taking into consideration [ * ] and [ * ] and [ * ]. For clarity, use of Commercially Reasonable Efforts with respect to causing a Third Party to undertake an action shall not require a Party to commit an unlawful act or breach any existing agreement with such
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Third Party.
     1.22 “Confidential Information” has the meaning set forth in Section 8.1.
     1.23 “Confidentiality Agreement” means that certain letter agreement dated [ * ] between Alexza and BLS.
     1.24 “Control” (including any variations such as “Controlled”), in the context of intellectual property rights, Know-How and Confidential Information, means possession (whether by ownership or license, other than pursuant to this Agreement) by a Party of the ability to grant the applicable license under this Agreement, without violating the terms of an agreement with a Third Party.
     1.25 “Debarred Entity” has the meaning set forth in Section 6.1(d).
     1.26 “Delivery Date” has the meaning set forth in Section 2.6(b)(iii).
     1.27 “Destination Point” has the meaning set forth in Section 2.6(b)(iii).
     1.28 “Device” means any hand-held, single-use, fixed-dosage device for the administration of API(s) which device relies on [ * ], which device is known as or based on, but may or may not be referred to, as the Staccato® system.
     1.29 “Disclosing Party” has the meaning set forth in Section 8.1.
     1.30 “Distributor” means a Third Party or an Affiliate of BLS to whom BLS or an Affiliate of BLS has granted the right to market, promote, advertise, detail, sell or distribute Product in the Field in the Territory without the control of Regulatory Filings for the Product in the Field in the Territory.
     1.31 “DMF” has the meaning set forth in Section 3.3(e).
     1.32 “Drug” means loxapine, a molecule having the chemical structure set forth on Exhibit 1.74 of the License Agreement, or any [ * ] or [ * ] of such compound.
     1.33 “Effective Date” has the meaning as set forth in the preamble.
     1.34 “Expiration Dating” means the total period that such Product is approved for use [ * ].
     1.35 “Failure Event” has the meaning set forth in Section 5.4.
     1.36 “FDA” means the United States Food and Drug Administration and its successor.
     1.37 “FD&C Act” means the United States Food, Drug and Cosmetic Act, as amended, and any regulations promulgated thereunder.
     1.38 “Field” means the prevention or treatment of any psychiatric and/or neurological
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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indication and the symptoms associated with these indications.
     1.39 “[ * ]” means the [ * ] Manufacturing cost of Product (including packaged for shipment) calculated in conformity with GAAP and expressed on a per Unit Manufactured basis, including the cost of:
     (a) materials, including primary and secondary packaging and labeling material; and
     (b) direct labor (including basic wages, labor and related payroll taxes and benefits) incurred or spent in the actual production, quality control, quality assurance, filling, packaging and labeling of the Product; and
     (c) overhead (including [ * ] and related [ * ] and [ * ]) incurred or spent in support of [ * ] the Product, [ * ] and costs of [ * ], in each case, to the extent attributed to the Product. Overhead shall be allocated to production in a manner consistent with GAAP, proportionate to the total units of products Manufactured in the facility. Overhead shall [ * ] activities such as [ * ], [ * ], [ * ] and [ * ];
     (d) interim transportation, or any related transportation costs including packaging and storage of Product as incurred in connection with the supply of Product pursuant to the terms of this Agreement; and
     (e) any Third Party contract Manufacturer or supplier costs to the extent attributed to the Product, as paid by Alexza.
     1.40 “GAAP” means generally accepted accounting principles of the United States of America from time to time in force and effect, applicable as of the date on which such accounting principles are to be applied or on which any calculation or determination is required to be made.
     1.41 “Generic Product” means a pharmaceutical product containing Drug [ * ], which has obtained Marketing Approval for the same Indication as a Product and has substantially the same [ * ] (i.e. [ * ] of [ * ] and [ * ]) and is marketed by an entity other than BLS, its Affiliates, Distributors or Sublicensees in the Field.
     1.42 “Health Canada” means Health Canada or its successor.
     1.1 “ICH” means the International Conference on Harmonization (of Technical Requirements for Registration of Pharmaceuticals for Human Use).
     1.43 “Indemnitee” has the meaning set forth in Section 9.3.
     1.44 “Indemnitor” has the meaning set forth in Section 9.3.
     1.45 “Indication” means any disease or pathological condition for which an NDA or similar regulatory filing may be filed and approved.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     1.46 “Initial Indication” means rapid treatment of agitation associated with schizophrenia or bipolar disorder.
     1.47 “Initial Launch Firm Commitment” has the meaning set forth in Section 2.6(b).
     1.48 “Inventions” means any and all inventions, discoveries, improvements, processes and techniques discovered, conceived or reduced to practice in the course of or as a result of activities under this Agreement, whether or not patentable or included in any claim of patents and patent applications, together with all intellectual property rights therein.
     1.49 “Joint Inventions” means any and all Inventions discovered, conceived or reduced to practice jointly by BLS, on the one hand, and by or on behalf of Alexza or its Affiliates, on the other hand.
     1.50 “Joint Know-How” means all Know-How included in Joint Inventions, other than any Joint Patent.
     1.51 “Joint Patents” means all Patents claiming any Joint Invention.
     1.52 “Know-How” means all tangible and intangible scientific, technical, clinical, regulatory, trade, marketing, commercial, financial or business information and materials, including compounds, solid state forms, compositions of matter, formulations, devices, techniques, processes, methods, trade secrets, formulae, procedures, tests, data, results, analyses, documentation, reports, information (including pharmacological, toxicological, non-clinical (including chemistry, manufacturing and control)), and clinical test design, methods, protocols, data, results, analyses, and conclusions, quality assurance and quality control information, regulatory documentation, information and submissions pertaining to, or made in association with, filings with any Regulatory Authority, knowledge, know-how, skill, and experience.
     1.53 “Launch” means, with respect to the Initial Indication, the first bona fide, arm’s length sale of a Product in a country following receipt of Marketing Approval in the U.S. of such Product by BLS or its Sublicensees in such country for use of such Product in such country in the Initial Indication. Sales of a Product for registration samples, compassionate use sales, named patient use, inter-company transfers to Sublicensees and the like shall not constitute a Launch of the Product.
     1.54 “Launch Forecast” has the meaning set forth in Section 2.4(a).
     1.55 “Losses” has the meaning set forth in Section 9.1.
     1.56 “Manufacture” means to manufacture, process, prepare, make, assemble, test, label, and/or package, store, release and deliver the Product (or any component thereof), and each of “Manufacturing” and “Manufactured” has a corresponding meaning.
     1.57 “Marketing Approval” of a Product means all approvals, licenses, registrations or authorizations of Regulatory Authorities in a country necessary for the manufacture, use, storage, import, export, distribution, promotion, marketing, offer for sale and sale of such
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Product in such country.
     1.58 “Materials” has the meaning set forth in Section 2.5.
     1.59 “Material Supply Agreements” has the meaning set forth in Section 6.4(d).
     1.60 “MS Coordination Committee” has the meaning set forth in Section 2.2.
     1.61 “NDA” for the Product means a New Drug Application as defined in Title 21 of the U.S. Code of Federal Regulations, §314.80 et seq., and all amendments and supplements thereto, which is filed with the FDA, or the equivalent application filed with Health Canada in Canada, including all documents, data, and other information concerning such Product thus filed that are necessary for gaining Marketing Approval in the Territory for such Product.
     1.62 A “Nonconforming” Product or “Nonconformity” of a Product means such Product has a characteristic that (i) results from Alexza’s failure to Manufacture such Product in accordance with any Regulatory Requirements, this Agreement, or the Quality Agreement, or (ii) causes such Product to fail to meet the Specifications.
     1.63 “Party” or “Parties” means Alexza and BLS, as described in the preamble.
     1.64 “Patent(s)” means (a) all patents, certificates of invention, applications for certificates of invention, priority patent filings and patent applications, and (b) any renewal, division, continuation (in whole or in part), or request for continued examination of any of such patents, certificates of invention and patent applications, and any and all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing.
     1.65 “Person” means any individual, corporation, partnership, limited liability company, trust, governmental entity, or other legal entity of any nature whatsoever.
     1.66 “PPI” has the meaning set forth in Section 4.2(f).
     1.67 “Primary Package Form” means individual Unit of the Product in [ * ], which will be used for inclusion in the Baseline Package Form.
     1.68 “Product” means any combination product consisting of: (a) Drug ([ * ]) and (b) the Device which delivers Drug, with a dosage strength of 5 mg or 10 mg.
     1.69 “Purchase Order” has the meaning set forth in Section 2.6.
     1.70 “Quality Agreement” has the meaning set forth in Section 3.2.
     1.71 “Recalls” has the meaning set forth in Section 3.17.
     1.72 “Receiving Party” has the meaning set forth in Section 8.1.
     1.73 “Regulatory Authority” means any national, regional, state or local regulatory
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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agency, department, bureau, commission, council or other governmental entity whose review and/or approval is necessary for the manufacture, packaging, use, storage, import, export, distribution, promotion, marketing, offer for sale and sale of Product.
     1.74 “Regulatory Filings” means all applications, approvals, licenses, registrations, notifications, registrations, submissions and authorizations made to or received from a Regulatory Authority in a country necessary for the development, manufacture and/or commercialization of a pharmaceutical product, including any INDs, NDAs and Marketing Approvals.
     1.75 “Regulatory Requirements” means (a) all specifications, methods of Manufacture, and other information in one or more regulatory submissions related in any way to the Product, (b) cGMP, (c) as applicable, ISO 9001, 13485 and TS16949, for relevant components of the Product, as any of the foregoing may be amended from time to time, and (d) any other laws or regulations or other requirements imposed or enforced by a Regulatory Authority and applicable to the Product for use in the Territory or the Manufacturing of the Product or any component of the Product listed in the NDA.
     1.76 “Samples” has the meaning set forth in Section 3.1.
     1.77 “Senior Executives” has the meaning set forth in Section 11.10.
     1.78 “Shelf Life” of the Product as of a date means the number of months between such date and the expiration date of such Product based on the Expiration Dating of such Product, provided that if the Transfer Time is later than the first day of the month, for purposes of the Shelf Life determination under this Agreement, the number of days between the first of the month and the Transfer Time shall not be counted when determining the Shelf Life at the Transfer Time.
     1.79 “Shipping Point” means the packaging facility of Alexza’s packaging contractor located in [ * ] or another location as provided for in Section 3.10(b)(iii), from which a given shipment of Product in Baseline Package Form is shipped for delivery to the Destination Point.
     1.80 “Specifications” means, (i) with respect to clinical supply of the Product, the specifications for the Product as agreed to by the Parties in writing and (ii) with respect to commercial supply of the Product, the specifications for the Product, as established by inclusion in the NDA or other Marketing Approval application filed for such Product and as required by FDA or another Regulatory Authority in the Territory for approval and such other specifications, such as specifications for packaging, storage conditions and labeling of the Product, as agreed by the Parties in writing.
     1.81 “Sublicensee” means a Third Party or an Affiliate of BLS, other than a Distributor, to whom BLS or an Affiliate of BLS has granted a sublicense under the Alexza Technology (as defined in the License Agreement) as permitted under Section 2.3(a) of the License Agreement. For clarity, the term “Sublicensee” shall not include (i) any wholesalers or importers that are not granted any sublicense under the Alexza Technology under Section 2.3(a) of the License Agreement or (ii) any contract manufacturers that are granted only the right to manufacture the Product in accordance with the terms and conditions of this Agreement and the
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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License Agreement for BLS or its Affiliates or Sublicensees for commercialization in the Field in the Territory.
     1.82 “Supply Forecast” has the meaning set forth in Section 2.4(b).
     1.83 “Term” has the meaning set forth in Section 10.1.
     1.84 “Territory” means the United States and Canada.
     1.85 “Third Party” means any Person other than Alexza, BLS or any Affiliate of either Alexza or BLS.
     1.86 “Third Party Claim” has the meaning set forth in Section 9.1. 1.87 “Transfer Price” has the meaning set forth in Section 4.2(a).
     1.88 “Transfer Time” has the meaning set forth in Section 3.15.
     1.89 A “Unit” of the Product means one complete and integrated unit consisting of the Device and Drug included in the Baseline Package Form.
     1.90 “United States” or “U.S.” means the United States of America and all of its territories and possessions and the District of Columbia.
ARTICLE 2
SUPPLY OF THE PRODUCT
     2.1 Supply and Purchase of the Product. Subject to the terms of this Agreement, commencing with the first approval of the NDA for the Product in the Territory and continuing during the Term, Alexza shall Manufacture and supply the Product exclusively to BLS (including its Sublicensees and Distributors) for use in the Field for the Territory, and BLS shall purchase exclusively from Alexza, all of BLS’ and its Sublicensees’ and Distributors’ requirements of Product (and Devices for samples and demonstration only) for use in the Field for the Territory in such quantities as BLS shall order pursuant to and in accordance with this ARTICLE 2.
     2.2 Supply and Manufacturing Coordination Committee. The Parties shall establish a supply and manufacturing coordination committee (the “MS Coordination Committee”) to coordinate Product demand and supply and oversee change of control, CMC and other quality related matters no later than [ * ]. The MS Coordination Committee shall consist of such number of representatives of each Party with the appropriate experience and authority in manufacturing and supply management of the Product. The MS Coordination Committee shall meet at least [ * ], via telephone conference or otherwise. The Parties acknowledge that the MS Coordination Committee is to coordinate decisions and information and shall not be required for approval of decisions that are the responsibilities of the respective Parties or as set forth in this Agreement.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     2.3 Planning Forecast. Within [ * ] after the Effective Date, and continuing to be updated on or before [ * ] of each calendar year thereafter, BLS shall provide Alexza with a written [ * ] sales Unit forecast, by [ * ], of BLS’ requirements for the Product on a [ * ] basis. This forecast shall be for capacity planning purposes only and shall not, constitute a firm order or have any binding effect. The Parties shall review the forecast on not less than a [ * ] basis to assess the available Manufacturing capacity of Alexza (currently estimated at approximately [ * ] Units).
     (a) To the extent that the forecast quantities are expected to exceed the then existing available capacity of Alexza at its facility in [ * ], the Parties shall meet and discuss in good faith whether to expand Alexza’s then current Manufacturing capacity up to the maximum estimated capacity. In the event Alexza has committed to expand its Manufacturing capacity up to the maximum estimated capacity based on BLS’ planning forecast, BLS shall notify Alexza at least [ * ] in advance with respect to any material increase of its supply forecast and Alexza shall not be deemed in breach of this Agreement for its inability to supply such increased amount of Product due to the capacity constraints under such capacity expansion plan for the period in which Alexza had less than [ * ] notice of any material increase of BLS’ supply forecast that would impact capacity planning as long as Alexza is using Commercially Reasonable Efforts in carrying out the capacity expansion plan adopted based on BLS’ original planning forecast.
     (b) In addition, to the extent that the forecast quantities are expected to exceed the then maximum Manufacturing capacity (including expansion) in [ * ], the Parties shall discuss whether to select and qualify an additional Manufacturing facility or undertake other alternatives. In the event Alexza has committed to qualify an additional Manufacturing facility or undertake other alternatives based on BLS’ planning forecast, BLS shall notify Alexza at least [ * ] in advance with respect to any material increase of its supply forecast and Alexza shall not be deemed in breach of this Agreement for its inability to supply such increased amount of Product due to the capacity constraints under the capacity expansion plan for the period in which Alexza had less than [ * ] notice of any material increase of BLS’ supply forecast that would impact capacity planning as long as Alexza is using Commercially Reasonable Efforts in carrying out the capacity expansion plan adopted based on BLS’ original planning forecast.
     (c) Subject to Section 2.3(a) and Section 2.3(b) above, as the case may be, Alexza is [ * ] to Manufacture and supply the Product to BLS in accordance with this Agreement [ * ].
     2.4 Rolling Forecast.
     (a) Launch Forecast. BLS shall provide Alexza with its initial non-binding [ * ] month forecast (“Launch Forecast“) not less than [ * ] prior to the first anticipated delivery date of the Product to BLS, which anticipated delivery date shall be provided by BLS and may be adjusted by BLS in good faith after consultation with Alexza. No later than [ * ] after Alexza’s receipt of the Launch Forecast, representatives of each Party on the MS Coordination Committee shall meet and shall work collaboratively to prepare and adopt a supply plan for the Launch. The
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Launch Forecast shall be a best estimate, as of the time such Launch Forecast is delivered, of the initial rolling forecast to be delivered pursuant to Section 2.4(b), and BLS shall not deviate from such estimate without [ * ].
     (b) Rolling Forecast. Commencing within [ * ] after the receipt of the Marketing Approval with respect to the NDA filing for the Product, BLS shall deliver to Alexza an initial written monthly [ * ] month rolling forecast of the quantities of the Product required by BLS and its Sublicensees and Distributors. Thereafter, no later than [ * ] prior to the beginning of the next monthly period, BLS shall provide Alexza with an updated [ * ] month rolling forecast of the quantities of the Product required by BLS and its Sublicensees and Distributors (each such subsequent forecast or the initial forecast, a “Supply Forecast”). Alexza shall notify BLS as promptly as practicable but in any event within [ * ] after Alexza’s receipt of any Supply Forecast of any inability of Alexza to supply to BLS any quantities of the Product that Alexza is expected to ship to BLS pursuant to any such Supply Forecast received from BLS. For clarity, the provision or receipt of such notification about Alexza’s inability to supply shall not constitute a waiver on BLS’ part of Alexza’s obligations to supply the Product to BLS in accordance with the terms and conditions of this Agreement, nor a deemed admission of breach or default on the part of Alexza.
     (c) Initial [ * ] Month Binding Commitments. Subject to Section 2.3(a) and Section 2.3(b) hereof, each of the first [ * ] months of each Supply Forecast shall constitute a mutually binding commitment to order and supply the total quantity of Product set forth in the Supply Forecast for such period. Each commitment shall be represented by a Purchase Order delivered in accordance with Section 2.6. The monthly purchase quantity for each of the first [ * ] months set forth in such Purchase Order shall be not less than [ * ]% nor more than [ * ]% of the average monthly purchase quantity for such [ * ] months based on the quantities for such period set forth in such Purchase Order.
     (d) Permitted Modifications to Supply Forecasts. Projections for months [ * ] through [ * ] of each rolling Supply Forecast and each month thereafter shall be made in good faith and shall constitute BLS’ best estimates of future orders but shall not be binding on BLS or Alexza, provided that (i) the Supply Forecast for any month in the [ * ] through [ * ] months of any Supply Forecast may vary from the Supply Forecast made for that calendar month when it was the [ * ] calendar month in a Supply Forecast by an amount that does not exceed [ * ] percent ([ * ]%) of the forecasted quantity for that calendar month and (ii) (A) prior to obtaining a [ * ] Expiration Dating of the Product, the Supply Forecast for any month in the [ * ] through [ * ] months of any Supply Forecast may not be less than [ * ] percent ([ * ]%) and not more than [ * ] percent ([ * ]%) of the quantity set forth in the Supply Forecast made for that calendar month when it was the [ * ] calendar month in such Supply Forecast and (B) after obtaining a [ * ] Expiration Dating of the Product, the Supply Forecast for any month in the [ * ] through [ * ] months of any Supply Forecast may vary from the Supply Forecast made for that calendar month when it was the [ * ] calendar month in such Supply Forecast by an amount that does not exceed [ * ] percent ([ * ]%) of the forecasted quantity for that calendar month.
     (e) Remaining Forecast. The forecast for any month in the [ * ] through [ * ] calendar months of any Supply Forecast may vary from the forecast made for that calendar month in the previous Supply Forecast consistent with BLS’ good faith estimates for its
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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requirements for that calendar month.
     (f) Excess Orders. BLS may deliver to Alexza a Purchase Order for Product volumes in excess of those specified in any prior Supply Forecast and/or in excess of the percentage variances permitted in Section 2.4(d). Alexza shall provide notification to BLS as soon as practicable but in any event within [ * ] after the delivery of such Supply Forecast, of any excess that Alexza determines it will deliver to BLS, Alexza shall use Commercially Reasonable Efforts to Manufacture any quantity of the Product ordered by BLS in excess of [ * ] percent ([ * ]%) of the committed quantity determined in accordance with Section 2.4(c), but in any event Alexza’s failure to Manufacture any such excess quantity shall not be a breach of this Agreement. BLS shall bear any reasonable increase in the Manufacturing costs of the Product supplied in excess of the quantities accepted by Alexza under Section 2.4(c); provided that such increase shall be approved by BLS prior to Alexza’s undertaking the Manufacture of such excess quantity and incurring such increase.
     (g) Forecast Modification upon Generic Entry. Notwithstanding anything contained in Section 2.4(d) to the contrary, BLS shall, for [ * ] following the date of the first entry of [ * ] a Generic Product, have the right to submit one (1) modification of the then operative Supply Forecast, which modification may alter the Supply Forecast for the Product with the same [ * ] as such Generic Product for months [ * ] through [ * ] and such modifications to the Supply Forecast may exceed the permitted variances set forth in Section 2.4(d) by any amount.
     (h) Forecast Modification upon Out-patient Approval. In anticipation of out-patient Marketing Approval or non approval thereof, BLS may submit an additional Launch Forecast as provided in Section 2.4(a). Following such delivery, the Parties shall meet and discuss in good faith a modification of the then operative Supply Forecast, which modification may alter the Supply Forecast for such Product for months [ * ] through [ * ] with the understanding that such modifications to the Supply Forecast may exceed the permitted variances set forth in Section 2.4(d) by any amount.
     2.5 Materials; Safety Stock. BLS acknowledges that Alexza may stock the Drug, Device, other components, containers, labels, packaging materials and related items necessary for the Manufacture of Product (“Materials“) based on the rolling forecasts provided by BLS pursuant to Section 2.4. Alexza shall maintain at all times an inventory of Materials necessary for Manufacturing such quantity of the Product that is equal to, at a minimum, the average monthly forecasted quantity of the Product for the upcoming [ * ] month period based on the then-current Supply Forecast provided by BLS; provided that after the Launch and before the end of the [ * ] months after the Launch, the MS Coordination Committee shall discuss and recommend an increase to such required minimum quantity of safety stock to the Parties for the Parties to decide.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     2.6 Orders.
     (a) Clinical Supplies. For clinical supplies, BLS shall deliver to Alexza a Purchase order for quantities of Product. Parties will mutually agree on a delivery date of clinical supplies, which will depend on the special requirements (e.g., dose strength, labeling, and packaging) and BLS’ demand priority with respect to then existing BLS orders.
     (b) Commercial Supplies.
     (i) Launch Purchase Order. BLS shall deliver to Alexza, as soon as reasonably practicable after delivery of the Launch Forecast, but in any event not later than [ * ] after the Marketing Approval of the NDA for the Initial Indication, a firm purchase order for the initial quantities of the Product having the applicable Shelf Life set forth in Section 3.15 to be purchased for the initial [ * ] months’ period for the Launch of the Product (the “Initial Launch Firm Commitment”).
     (ii) Continuing Purchase Orders. In each month following the Launch purchase order pursuant to Section 2.6(b)(i), BLS shall submit to Alexza a monthly firm purchase order to purchase the Product having the applicable Shelf Life set forth in Section 3.15 (together with the Launch purchase order, each, a “Purchase Order”) not less than [ * ] prior to each month of each [ * ]-month commitment period in the rolling forecast.
     (iii) Terms. Each Purchase Order shall specify the quantity ordered, the required delivery date (which shall not be (A) less than [ * ] following the date of the initial Purchase Order and (B) less than [ * ] following the date of any Purchase Order other than the initial Purchase Order) (the “Delivery Date”), the destination point in the Territory (the “Destination Point”) and any special instructions or invoicing information. Alexza shall acknowledge and accept the Purchase Order from BLS made in accordance with this Section 2.6(b)(i) or Section 2.6(b)(ii) within [ * ], and any terms or conditions of such purchase order which conflict or are inconsistent with the terms of the Agreement shall be void and rejected. Alexza may not reject the quantity of the Product in any Purchase Order unless, subject to Sections 2.4(f) and 2.4(i), the quantity set forth in the Purchase Order is less than [ * ] percent ([ * ]%) of or in excess of [ * ] percent ([ * ]%) of the committed quantity determined in accordance with Section 2.4(c) and the variance permitted under Section 2.4(d). In the event of excess quantity ordered, the rejection shall only apply with respect to such excess quantity.
     2.7 Variances in Quantities Delivered. Quantities of the Product actually delivered by Alexza may vary from the quantities specified in a Purchase Order by [ * ] percent ([ * ]%). BLS shall be invoiced only for the quantity of the Product actually delivered to and received by BLS and upon BLS’ request, Alexza shall promptly deliver quantities of any shortfall as soon as practicable. In any event, Alexza shall use Commercially Reasonable Efforts to achieve a monthly delivery variance of (a) less than [ * ] percent ([ * ]%) for the initial [ * ] months after the Launch and (b) less than [ * ] percent ([ * ]%) thereafter.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 3
MANUFACTURING
     3.1 Manufacture of Product; Samples.
     (a) Alexza shall Manufacture or have Manufactured the Product to meet the Specifications, the Quality Agreement and in accordance with Regulatory Requirements, as then in effect for use, commercialization, importation and sale in the Territory.
     (b) Alexza shall Manufacture and have Manufactured the Device or other samples of components of the Product (“Samples”) in accordance with applicable Regulatory Requirements in the U.S., as then in effect for use by BLS (and its Affiliates, distributors or licensees) for sampling or demonstration purposes. All Samples shall be provided at [ * ] as soon as practicable following written order from BLS specifying the quantity and specifications for such Samples.
     (c) The Product, Device and Drug and other components of the Product listed in the NDA shall be Manufactured by or for Alexza only in the Manufacturing facilities identified in the applicable NDA or other Marketing Approval of the Product for the Territory (the “Approved Facility”).
     3.2 Quality Agreement. Not later than [ * ] following the Effective Date, Alexza and BLS shall enter into a quality agreement (“Quality Agreement”) setting forth in detail the Specifications, quality assurance arrangements and procedures with respect to the Manufacture of the Product, reporting customer complaints and conducting timely investigations, which Quality Agreement shall be incorporated herein by reference following execution by both Parties. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement, this Agreement shall govern except with respect to quality issues, which shall be governed by the Quality Agreement. For the avoidance of doubt, if there are any financial terms in the Quality Agreement that are in conflict with this Agreement, this Agreement shall control with respect to such financial terms.
     3.3 CMC Information; Drug Master File.
     (a) Alexza shall be responsible for compiling the required chemistry, manufacturing, and controls information pertaining to the Product (“CMC”) and shall provide such information to BLS to allow BLS to obtain and maintain Marketing Approvals in the Territory or to communicate with Regulatory Authorities about the Product.
     (b) Alexza shall not, without the prior written consent of BLS, make any changes to the CMC (including any changes to CMC included in a DMF) that would require changes to the [ * ] or other [ * ] in the Territory or require the [ * ] of [ * ] or [ * ] in the Territory; provided that, if Alexza provides BLS with any such proposed changes, and if BLS has not (i) responded to such changes or (ii) acknowledged the receipt of the proposed change within a [ * ] and indicated the expected response date which shall be within a [ * ] period after such acknowledgement, then [ * ]. If BLS believes that a response is not practicable within such [ * ] period, then the Parties shall promptly discuss and agree upon the timing for review of such
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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proposed change. For all other changes to CMC (the “[ * ] Changes”), Alexza shall promptly notify BLS and such changes shall be governed by the procedures to be adopted by the MS Coordination Committee and the Quality Agreement. For clarity, in the event that any [ * ] or [ * ] Change is made in accordance with this Section 3.3(b), then BLS shall use Commercially Reasonable Efforts to complete and file any documentation requested by Alexza or required to be filed with the applicable Regulatory Authority in the Territory as soon as practicable.
     (c) In the event a change in the CMC is requested or required by the FDA in the U.S., Alexza shall, [ * ] and subject to Section 3.12(a) amend the CMC and provide to BLS a draft of the corresponding amendment to the CMC in the format reasonably requested by BLS and provide all necessary technical assistance and services to BLS for BLS to obtain all regulatory approvals of such amendment to the CMC as soon as practicable.
     (d) If a change in the CMC is requested by BLS and such change is not requested or required by FDA or other Regulatory Authority in the Territory, Alexza shall in good faith make such change (unless such change would materially impact the cost or regulatory or commercial status of the Product outside of the Field or Territory) and [ * ] shall bear any and all the costs and expenses resulting from any such change requested or required by BLS pursuant to this Section 3.3(d), including [ * ], if applicable. BLS shall take all necessary or appropriate actions agreed upon by the Parties to seek the regulatory approval of such CMC modifications and shall be responsible for related communication with the FDA; provided that Alexza shall provide all necessary actions to assist BLS in obtaining such regulatory approval as soon as practicable, including preparing the draft amendment to the CMC section and participating in BLS’ communications with the FDA.
     (e) Alexza may, at its option and expense and to the extent permitted by law, file and maintain a drug or device master file in the U.S. containing CMC information for the Product (or a component thereof), which shall be owned by Alexza (a “DMF”); provided that Alexza shall make available complete and accurate copy of CMC information to BLS in the format reasonably requested by BLS for BLS to obtain and maintain its Marketing Approval for the Product in the Field for the Territory, and shall provide technical assistance and associated services that are [ * ] to enable BLS to obtain and maintain its Marketing Approval for the Product in the Field for the Territory. BLS and its designated Third Party Manufacturers shall have a letter of authorization to access those portions of the DMF relating to the Product for BLS to prepare the CMC information for the Product or to fully exercise its rights under this Agreement, including the Manufacturing right in accordance with Section 5.4 or Section 5.5. Alexza shall be responsible for ensuring that all DMFs are current and up to date.
     3.4 Compliance Audits and Audit Reports.
     (a) Alexza’s Facility. At any time during the Term, during normal business hours and upon reasonable prior notice, BLS may send a reasonable number of qualified representatives of BLS and/or its Affiliates to inspect those portions of the premises of Alexza where and when the Product is being Manufactured (or where any individual part of the Manufacturing is being performed) and to review the records, facilities, and operations relating to the Manufacture (or any individual part of the Manufacturing) of Product (including the records of components of Product) by Alexza to ensure compliance with the relevant Regulatory
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Requirements and the terms of the Quality Agreement. Except for any “for cause” audits, such audits shall occur no more than [ * ]. Alexza shall reasonably cooperate with any such audit by such representatives of BLS and/or its Affiliates. For purposes of clarity, any information obtained by BLS during such visits shall be treated as Confidential Information of Alexza in accordance with Article 8 of this Agreement.
     (b) Facilities of Approved Suppliers. Alexza shall notify BLS in writing [ * ] (or, if not practicable, as soon as Alexza informs such Approved Supplier of an inspection) prior to any inspection by Alexza of the facility of any Approved Supplier, and subject to the terms of Alexza’s agreement with such Approved Supplier, BLS may send qualified representatives to participate in such inspection as an active participant; it being understood that Alexza will be the lead party responsible for conducting such audit. In addition, upon BLS’ reasonable request, Alexza shall exercise its right for cause under Alexza’s agreement with an Approved Supplier to inspect the facility of any Approved Supplier, subject to terms and conditions set forth in such agreement. For purposes of clarity, any information obtained by BLS during such visits shall be treated as Confidential Information of Alexza in accordance with Article 8 of this Agreement.
     (c) Definition of “for cause”. For purposes of Sections 3.4(a) or 3.4(b), “for cause” shall mean (i) the occurrence or existence of a condition or event relating to the Manufacture of Product which constitutes a [ * ], (ii) BLS’ or Alexza’s receipt of a deficiency or warning letter related to the Manufacture of the Product or any components of the Product listed in the NDA from any Regulatory Authority, (iii) a [ * ] of the Product, (iv) a [ * ] of any Regulatory Requirements in the Manufacture of the Product, (v) follow up to a prior audit where substantive violations of the Quality Agreement or the relevant Regulatory Requirements were identified and not rectified to the reasonable satisfaction of BLS, or (vi) the [ * ] of any [ * ] based on the Manufacture of the Product or any components of the Product listed in the NDA by Alexza or any Approved Supplier, which, in any case, could reasonably be expected to materially affect the Product, any components of the Product listed in the NDA or the ability of Alexza or BLS to exercise its rights or perform its obligations under this Agreement.
     (d) Audit Reports.
     (i) BLS shall deliver to Alexza, as soon as reasonably practicable but in no event later than [ * ] after the completion of any audit conducted by BLS or its Affiliates pursuant to Section 3.4(a) or 3.4(b), a written report setting forth in reasonable detail any failure of Alexza or an Approved Supplier to comply with the term of this Agreement, the Quality Agreement, or any Regulatory Requirements discovered during the audit. Within [ * ] after receipt of that report, Alexza shall provide, in writing, to BLS a reasonably detailed timetable for responding to any such failure.
     (ii) If BLS does not elect to or is not allowed to participate in Alexza’s inspection of an Approved Supplier’s facility pursuant to Section 3.4(b), Alexza shall deliver to BLS, as soon as reasonably practicable but in no event later than [ * ] after the completion of any audit conducted by Alexza, a written report setting forth in reasonable detail any failure of the Approved Supplier to comply with the terms of this Agreement, the Quality Agreement, or any Regulatory Requirements
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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discovered during the audit and a reasonably detailed timetable for responding to any such failure.
     (iii) Alexza shall complete, and shall use Commercially Reasonable Efforts to cause the Approved Supplier to complete, implementation of any such changes or corrections within the period set forth in the timetable and shall provide to BLS documentation reasonably satisfactory to BLS evidencing such timely implementation. Alexza’s implementation of such changes and corrections shall not affect BLS’ rights hereunder with respect to any breach by Alexza of its obligations under this Agreement.
     3.5 Regulatory Inspections and Inquiries.
     (a) Regulatory Inspections. Alexza shall be responsible for handling and responding to any inspections by any Regulatory Authority with respect to the Manufacture of the Product (or a component thereof) by Alexza, its Affiliates or Third Parties during the Term of this Agreement. Alexza shall provide any information requested by any applicable Regulatory Authority in connection with any such inspection by that Regulatory Authority related to the Manufacture of the Product. Alexza shall, and shall cause the Approved Suppliers to, promptly, but in no case later than [ * ] after receipt or notice, advise BLS of any requests for or notices of inspections by Regulatory Authorities concerning the Manufacture of the Product (or a component thereof). Alexza shall, and shall cause the Approved Suppliers to, furnish to BLS, as promptly as practicable but in any event within [ * ] of receipt, a copy of any report or other communication received from any such Regulatory Authority relating to such inspection. Alexza shall advise BLS of any change relating to Alexza’s performance of its obligations hereunder made necessary by any such inspection.
     (b) Regulatory Inquiries. Alexza shall notify BLS and, if applicable, provide BLS with copies of any investigation, inquiry, regulatory action, or other material notice or communication from a Regulatory Authority related to the Product (or any component thereof) or the Manufacturing, promptly, but in no case later than [ * ] after Alexza becomes aware of such investigation, inquiry, regulatory action, notice or communication. Alexza shall comply in a timely manner with any request for information received from any Regulatory Authority in the Territory relating to the Manufacture of the Product or components of the Product.
     3.6 Approved Supplier. Alexza shall purchase the materials and services set forth in Exhibit A only from the suppliers that are listed on Exhibit A (“Approved Suppliers”), which list may not be amended without BLS’ prior written consent, not to be unreasonably withheld. Alexza shall be responsible for inbound quality assurance practices in accordance with cGMP for all Materials received from such Approved Suppliers for use in the Product. Alexza shall use Commercially Reasonable Efforts to cause and shall reasonably assist its Approved Suppliers in implementing appropriate corrective and preventative actions to remedy any deficiencies observed during audits by Alexza, and documenting such actions and outcomes to BLS.
     3.7 Product Manufacturing Permits and Approvals. Alexza shall, [ * ], maintain (a) its DMFs, if any (but not CMC in a NDA or Marketing Approval owned by BLS), and (b) all permits, licenses, approvals, registrations, certifications, exemptions or other authorizations that
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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are necessary for the Manufacture of the Product by Alexza for BLS pursuant to the terms of this Agreement, including, without limitation and to the extent required by the applicable Regulatory Requirements, an establishment registration and product listing with the FDA. Alexza shall use Commercially Reasonable Efforts to ensure that each Approved Supplier obtains and maintains during the Term of this Agreement any required permits, licenses, approvals, registrations, certifications, exemptions or other authorizations required under any applicable Regulatory Requirements for the Approved Supplier’s facility. With respect to [ * ], Alexza shall use Commercially Reasonable Efforts to ensure that the Approved Facility of [ * ] is in compliance with both [ * ], the quality agreement between Alexza and [ * ] and applicable SOPs of [ * ].
     3.8 Compliance with Other Applicable Laws.
     (a) BLS’ Obligations. BLS also shall, [ * ], maintain, or shall cause to be maintained, in full force and effect its NDAs and Marketing Approvals and any other permits, licenses, approvals, registrations, certifications, exemptions or other authorizations required by any Regulatory Requirements and Applicable Laws in the Territory to carry out its duties and obligations under this Agreement or the activities undertaken by it pursuant hereto or with respect to the Product. BLS shall comply with all Regulatory Requirements and any Applicable Laws in performing its duties and obligations under this Agreement and with respect to its use, sale and disposition of the Product after purchase. BLS shall promptly provide to Alexza any information or data that Alexza has requested in writing and reasonably requires to fulfill its reporting and other obligations under Applicable Laws in the Territory.
     (b) Alexza’s Obligations. In addition to its obligations under Section 3.7, Alexza also shall, [ * ], maintain, or shall cause to be maintained, in full force and effect any other necessary licenses, permits and other authorizations required by any Applicable Laws in the Territory to carry out its duties and obligations under this Agreement or the activities undertaken by it pursuant hereto. Alexza shall comply with all Applicable Laws in performing its duties and obligations under this Agreement. Alexza shall promptly provide to BLS any information or data that BLS has requested in writing and reasonably requires to fulfill its reporting and other obligations under Applicable Laws in the Territory.
     3.9 Form of Product. Alexza shall deliver the Product to BLS in accordance with the Specifications in Baseline Package Form unless otherwise agreed by the Parties. If the Parties are required by any Regulatory Requirements or Regulatory Authority or BLS desires to make a change to the artwork or component artwork (a) in the U.S. following Marketing Approval in the Initial Indication and such change does not constitute a change to the Specifications, or (b) in Canada, then in each case BLS shall be [ * ] such change, including [ * ] if and to the extent such change also causes an [ * ] of Manufacturing the Product, as supported by documented evidence.
     3.10 Delivery and Acceptance.
     (a) Delivery Date. Subject to the terms and conditions of this Agreement, Alexza shall deliver all Product ordered by BLS on or before the requested Delivery Date set forth on the applicable Purchase Order no earlier than [ * ] days before and no later than [ * ] days after such Delivery Date; provided that such Delivery Date meets the
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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applicable minimum lead time requirement set forth in Section 2.6(b)(iii) and such Purchase Order is within the permitted variance of BLS’ binding Supply Forecast quantities.
     (b) Shipping Terms.
     (i) The Product ordered by BLS pursuant to this Agreement shall be shipped to BLS for delivery by the Delivery Date in accordance with this Agreement. Subject to Section 3.10(b)(ii), unless BLS requests otherwise in writing, the Product shall be delivered in Baseline Package Form and shipped by ship from Alexza’s packaging facility in [ * ] to the Destination Point, [ * ] (INCOTERMS 2000) by common carrier selected by [ * ] at BLS’ expense and title to, ownership of, and risk of loss of, the Product shall transfer at the location that is immediately after the Product leaves [ * ] and enters international waters.
     (ii) BLS may specify in a Purchase Order that it wishes to have Product shipped by air freight. In such event, BLS shall select the freight carrier and pay for, or reimburse Alexza for, the cost and expense of such air shipment. All Product shipped by air shall be shipped to BLS, [ * ] (INCOTERMS 2000) by common carrier selected by BLS. Title to, ownership of, and risk of loss of, the Product shipped by air shall pass from Alexza to BLS at the location that is immediately after the Product leaves [ * ] and [ * ] in transit from [ * ] to the Destination Point.
     (iii) At BLS’ option, BLS may request Alexza to ship the Product to BLS via a mode of transportation designated by BLS in a different configuration than Baseline Package Form and/or to a Destination Point outside the continental U.S. In this case, ownership, title and risk of loss to the Product shall transfer from Alexza to BLS immediately after the Product leaves [ * ] or the continental U.S., as the case may be, in a foreign country or [ * ] while in transit to the Destination Point, and pursuant to Section 4.2(c)(i), the Parties shall agree on an appropriate adjustment to the Transfer Price to reflect the documented incremental cost or savings with respect to such request.
     (iv) Alexza shall be responsible for loading the Product for shipment at the Shipping Point, whether Product is shipped by ground transportation, by ship or by air. In the case of the supply of the Product for the Canadian market, BLS shall be responsible for obtaining all licenses or other authorizations for the exportation of Product from the country where the Shipping Point is located and importation of Product into Canada. Alexza shall prepare and provide a negotiable bill of lading and all other appropriate shipping documentation for custom and Regulatory Authorities in the Territory and shall cooperate with BLS, at [ * ] expense, in obtaining any additional documents necessary for shipment and delivery of the Product in the Territory.
     (v) Alexza and BLS shall cooperate with and assist each other in all aspects of the shipment, importation and delivery process in order to ensure the
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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expeditious delivery of the Product to the Destination Point, including assisting in obtaining any documents that may be required. Alexza and BLS shall coordinate and consult with one another with regard to any communications with any Regulatory Authority regarding any shipment of Product.
     (c) Certificate of Analysis. Alexza shall perform on each batch of Product all tests specified in the Specifications, the NDA and applicable Regulatory Requirements before delivery of any Product from that batch to BLS. Alexza shall deliver to BLS by facsimile or by electronic mail on or before the date of shipment of any Product to BLS a Certificate of Analysis for each batch of Product in that shipment of Product, certifying that Product conforms to the Specifications, along with the results of such analysis and any supporting data. If there is a disagreement in connection with a Certificate of Analysis, such dispute will be resolved with a submission to independent testing in a procedure substantially in the manner set forth in Section 3.10(d)(i).
     (d) Acceptance. BLS shall be under no obligation to accept any shipment of Product for which Alexza has not provided a Certificate of Analysis. BLS shall inspect all shipments of the Product promptly upon receipt, and BLS may reject any shipment of the Product which is Nonconforming. In order to reject delivery of a shipment of the Product, BLS must give written notice to Alexza of BLS’ rejection of any delivery specifying in reasonable detail the reasons for such rejection within [ * ] or such longer time for shipments to Canada based on BLS’ analytical assessment but in any event not longer than [ * ] after receipt of such delivery at the Destination Point. If no such notice of rejection is received, BLS shall be deemed to have accepted such Product on the [ * ] after delivery.
     (i) After timely notice of rejection is received by Alexza, BLS shall cooperate with Alexza in determining whether rejection is appropriate or justified. Alexza will evaluate process issues and other reasons for any alleged Nonconformity. Alexza shall notify BLS as promptly as reasonably possible whether it accepts BLS’ basis for any rejection. If Alexza agrees with BLS’ determination that the rejected Product is Nonconforming, promptly on receipt of a timely notice of rejection of a shipment of Product and no later than [ * ] after receipt of such notice, Alexza shall replace such rejected Product with conforming Product. If Alexza disagrees with BLS’ determination that certain Product is Nonconforming, (x) promptly on receipt of a notice of rejection of a shipment of Product and no later than [ * ] after receipt of such notice, at BLS’ request, Alexza shall replace such rejected Product and (y) the rejected Product shall be submitted to a mutually acceptable Third Party laboratory, which shall determine whether such Product is Nonconforming. The Parties agree that such Third Party laboratory’s determination shall be final and binding on the Parties. The Party against whom the Third Party laboratory rules shall bear the reasonable costs of the Third Party testing. If the Third Party laboratory rules that the Product in question is not Nonconforming, BLS shall purchase that batch at the agreed-upon price, irrespective of whether Alexza has provided replacement Product, provided that in such event BLS shall also pay for any replacement Product delivered if not previously paid.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     (ii) BLS shall not destroy any rejected Product until it receives written notification from Alexza that Alexza does not dispute that the rejected Product is Nonconforming. At Alexza’s election and upon instruction from Alexza, BLS shall either (a) destroy the Product received in the rejected delivery promptly at Alexza’s cost and provide Alexza with certification of such destruction, or (b) return such Product to Alexza at Alexza’s cost.
     3.11 Latent Defect. BLS shall notify Alexza within [ * ] of discovery of a latent defect (as defined in the Quality Agreement) of any Product delivered, and promptly on receipt of timely notice but in any event no later than [ * ] after receipt of such notice, Alexza shall replace such Product with conforming Product.
     3.12 Change in Specifications; Other Modifications.
     (a) Changes in Specifications.
     (i) Alexza may request a change in the Specifications; provided that, Alexza shall not make any changes to the Specifications without BLS’ prior written approval, which approval shall not be unreasonably withheld or delayed. In the event that such proposed change requires the [ * ] of the [ * ] or [ * ], the Parties shall coordinate and collaborate in making all necessary [ * ] and Alexza shall not implement any such change unless and until such [ * ] is [ * ]. Notwithstanding the foregoing, if any change to the Specification requested by Alexza would not require any [ * ] to the [ * ] or [ * ] in the Territory or require the [ * ] of [ * ] or [ * ] in the Territory, Alexza shall promptly notify BLS of such change and such change shall be governed by the procedures to be adopted by the MS Coordination Committee and the Quality Agreement. [ * ] shall [ * ] all costs (including both implementation and regulatory costs and expenses) incurred in connection with any changes requested by Alexza, except to the extent otherwise agreed by the Parties pursuant to Section 4.2(d).
     (ii) Each Party shall promptly notify the other Party of any change of the Specifications that is required by any Regulatory Authority or in order to comply with any Regulatory Requirement applicable to the Product for use in the Field in the Territory. Prior to the receipt of the Marketing Approval of the Product for the Territory, such regulatory required Specification changes shall be implemented at [ * ]. After the receipt of the Marketing Approval of the Product for the Territory, such regulatory required Specification changes shall be implemented at [ * ] unless (x) such Specification changes are also [ * ] changes and (y) such [ * ] changes would apply to [ * ] and not the [ * ], in which case, such [ * ] changes shall be implemented at [ * ]. In consultation with BLS, Alexza shall, promptly make all such regulatory required changes to the Specifications and the Parties shall coordinate and collaborate in making all necessary Regulatory Filings with the application Regulatory Authority to effect such change. Alexza shall, [ * ], compile and provide to BLS the necessary information required to support any such Regulatory Filing in the format reasonably requested by BLS, and shall provide all necessary technical assistance
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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and services to BLS. BLS shall be responsible for making such Regulatory Filing and paying filing fees required for such Regulatory Filing.
     (b) Other Modifications. If any changes to the Product by Alexza do not change the Specifications and do not require [ * ], Alexza shall promptly notify BLS and such modification shall be governed by the procedures to be adopted by the MS Coordination Committee and the Quality Agreement. For clarity, [ * ] shall [ * ] all costs (including implementation costs) incurred in connection with such modification requested by Alexza.
     (c) Existing Cost Reduction Plan. The Parties acknowledge that Alexza may implement [ * ] a plan (the “[ * ] Manufacturing Cost Reduction Plan”) to replace certain [ * ] in the Product with an [ * ] and to replace and/or modify certain [ * ] and [ * ] in the Product in order to reduce the cost of Manufacture. Modifications pursuant to the [ * ] Manufacturing Cost Reduction Plan shall [ * ] to any [ * ] in the [ * ], but are subject to Section 3.12(a) and Section 3.12(b) and shall be implemented in accordance with the change control procedures set forth in the Quality Agreement.
     (d) BLS’ Right to Fund Other Cost Reduction Plan. Alexza may propose a plan for the development of a [ * ] that is intended to decrease the Manufacturing costs of the Product and shall present such plan (including the projected budget and the total costs incurred to date of proposal in implementing such plan) to BLS. BLS shall have the right (but not the obligation) to elect to participate in funding the implementation of such plan for a reduction in the then applicable Transfer Price. BLS may elect to fund a mutually agreed portion of the budgeted costs of the [ * ] plan by providing Alexza with written notification of its election to do so within [ * ] after receiving such plan from Alexza. Upon written notification, the Parties shall finalize a proposed budget for such plan and if BLS agrees to such plan and budget, its election shall be irrevocable. For clarification, the proposed changes set forth in such plan are subject to Section 3.12(a) and Section 3.12(b) and shall be implemented in accordance with the change control procedures set forth in the Quality Agreement.
     (e) BLS Requested Non-Regulatory Changes. If BLS seeks any change to the Specifications or any other modifications to the Manufacturing process and such change or modification is not required by any Regulatory Authority or Regulatory Requirement, it shall notify Alexza of such proposed change in reasonable detail and Alexza shall consider such proposal in good faith. The Parties shall negotiate in good faith to implement any such change at [ * ] sole cost and the [ * ] shall be [ * ] accordingly to reflect any [ * ] in the [ * ] resulting from such change.
     3.13 Records. Alexza shall keep complete, accurate and authentic accounts, notes, data and records pertaining to the Manufacture and supply of each batch of the Product, for the minimum period provided in 21 CFR Part 211, or longer if required by Regulatory Requirements in the Territory or country of Manufacture, and upon [ * ] reasonable request and at [ * ] expense, shall make available to BLS copies of or access to such records. In any event, Alexza shall notify the MS Coordination Committee of the timing of the destruction prior to destruction of any of such accounts, notes, data and records pertaining to the Manufacture and supply of each batch of the Product. After such time period, Alexza shall notify BLS prior to the destruction of any records retained under this Section 3.13 and, at BLS’ request, shall provide
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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copies of such records to BLS. Notwithstanding the foregoing, Alexza shall at all times maintain such records and systems for the Parties to investigate causes of a Recall of the Product and conduct a Recall of the Product in compliance with all Applicable Laws.
     3.14 Complaints Handling and Reporting.
     (a) BLS shall be solely responsible for in the Field in the Territory (i) receiving all Product complaints and reports of Product adverse events and malfunctions, and all communications with complainants and (ii) filing all required regulatory reports for the Product or the Marketing Approvals in the Territory, including, without limitation, any medical device reports or other adverse event reports relating to the Product. To the extent Alexza has or receives any information regarding any complaints or reports of adverse events or malfunctions relating to the Product, Alexza shall immediately, and in no event later than [ * ] after receipt by Alexza, provide BLS with all such information.
     (b) Promptly following BLS’ notification and documentation of a complaint or report related to the Manufacture of Product to Alexza, Alexza shall conduct an investigation for any complaint or report of a Product’s adverse event or malfunction that relates to the Manufacture of the Product by Alexza in accordance with the Quality Agreement and cGMP. Alexza shall use Commercially Reasonable Efforts to provide BLS with a written report of investigation within [ * ], or other timeframe as agreed upon by both Parties. If Alexza is not able to complete the investigation within [ * ] due to technical issues related to the investigation (e.g., extended testing of the complaint sample), Alexza shall issue an interim investigation report to BLS within [ * ] (or other agreed timeframe), summarizing the investigation findings to date and plans to complete the investigation, including an estimated timeline.
     3.15 Shelf Life. The supply of Product delivered by Alexza to BLS hereunder shall have a minimum Shelf Life at the time when the title to, ownership of, and risk of loss of, the Product is passed from Alexza to BLS in accordance with Section 3.10(b) of this Agreement (the “Transfer Time”) as follows:
     (a) With respect to any Units of commercial Product supplied by Alexza prior to the approval by a Regulatory Authority of [ * ] months Expiration Dating, the Parties shall discuss in good faith the minimum Shelf Life required; provided that Alexza shall not ship any commercial Product having a Shelf Life less than [ * ] months without the prior written consent of BLS.
     (b) Upon approval by a Regulatory Authority of Expiration Dating of [ * ] months, with respect to commercial supply of the Product (including samples of the Product) such Product shall have a minimum Shelf Life of not less than [ * ] months; provided that [ * ], BLS shall reasonably consider and may accept Product with a Shelf Life between [ * ] months and [ * ] months.
     (c) Upon approval by a Regulatory Authority of Expiration Dating of [ * ] months, with respect to commercial supply of the Product (including samples of the Product) such Product shall have a minimum Shelf Life of not less than [ * ] months; provided that [ * ], BLS shall reasonably consider and may accept Product with a Shelf Life between [ * ] months and [ * ] months.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     (d) Clinical trial material shall have a Shelf Life as mutually agreed by the Parties.
     (e) If any Units of commercial Product with Expiration Dating of [ * ] months or less that are purchased by BLS are returned to BLS or not saleable, then BLS may return [ * ] percent ([ * ]%) of such Units of Product to Alexza, and Alexza shall, as promptly as possible, replace such returned Units of Product with Units of the Product with a minimum of [ * ] months Shelf Life without charge; provided that the maximum number of Units of the Product that BLS may return and Alexza is required to replace pursuant to this Section 3.15(e) shall not exceed [ * ] Units.
     3.16 Stability Samples; Retained Samples. Alexza shall, during the Term, take such quantities of quality control stability samples, from batches of Product intended for delivery to BLS, as are required by cGMP and applicable Regulatory Requirements and establish appropriate stability studies, in each case to support the claimed Expiration Dating for the Product delivered to BLS. In addition, Alexza shall retain sufficient number of Units of the Product from each batch for at least [ * ] after the shipment of such batch to BLS or its designee or such longer period required by the applicable Regulatory Requirements for record keeping, testing and regulatory purposes or as specified in the Quality Agreement.
     3.17 Recalls
     (a) Recalls. Alexza and BLS each agree to notify the other within [ * ] if either Party discovers any issue that it reasonably believes could lead to a Product recall, product withdrawal, field correction or other related action (collectively, “Recalls”). If practicable, the Parties shall promptly following notification discuss the plans for a recall, provided that [ * ] shall have [ * ] for determining whether a Recall is necessary, and whether to cease shipping the Product. If [ * ] decides, [ * ], that a Product Recall is necessary, the Parties shall work together to develop and implement a Recall plan. [ * ] shall have the [ * ] on the Recall plan and for determining the nature and urgency of any Product Recall. [ * ] shall have the [ * ] for any and all communications with FDA and other Regulatory Authorities related to any Recall.
     (b) Alexza’s Right to Request A Recall. Alexza shall have the right to request BLS to initiate a Recall of Product that [ * ] from any [ * ] defect in the Product or defect of the Drug or other components of the Product [ * ] by written notice to BLS. In the event a Recall is initiated by BLS pursuant to an Alexza request, the Parties shall work together to develop and implement a Recall plan and effectuate the Recall, [ * ]. [ * ] shall have the [ * ] for any and all communications with FDA and other Regulatory Authorities related to any such Recall.
     (c) Recall Costs and Expenses. All costs and expenses associated with implementing a Recall of a Product in the Territory shall be allocated between Alexza and BLS as follows: (i) In the event, and to the extent, that the Recall arises out of (x) the negligence or willful misconduct of BLS, (y) a material breach of this Agreement by BLS, or (z) the promotion, marketing, distribution or selling of a Product by BLS, then BLS shall bear the costs and expenses of the Recall (including any out-of-pocket expenses reasonably incurred by Alexza in connection with such Recall); (ii) in the event, and to the extent, that the Recall arises out of (x) the negligence or willful misconduct of Alexza, (y) a material breach of this Agreement by Alexza, or (z) the Manufacture of the Product, the Device, Drug or other component of the
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Product, then Alexza shall bear the costs and expenses of the Recall (including any out-of-pocket expenses reasonably incurred by BLS in connection with such Recall); and (iii) in the event, and to the extent, that the Recall does not arise out of any of the circumstances described in clause (i) or (ii) above, then the Parties shall [ * ].
ARTICLE 4
PAYMENT
     4.1 Purchase Price for Clinical Supply. Alexza shall Manufacture and supply the Product and Devices under this Agreement for non-commercial use by BLS for any Additional Indication and sampling or demonstration at a price equal to [ * ] per Unit.
     4.2 Purchase Price for Commercial Supply.
     (a) Based on the assumption of delivery of the Product in Baseline Package Form from the Shipping Point, BLS shall pay to Alexza the applicable price set forth below or in Section 4.2(b), as applicable (the “Transfer Price”) for each Unit of the Product delivered in Baseline Package Form delivered to BLS for commercial sale, based on the total number of Units delivered to BLS in the applicable calendar year until the earlier of Alexza paying the Commercialization [ * ] (as defined in the License Agreement) or it is determined that the Commercialization [ * ] is no longer payable by Alexza:

Transfer Price for
Product delivered in
	Transfer Price for the	excess of the first [ * ]	Transfer Price for
Total Units delivered	first [ * ] Units	Units, but less than or	Product delivered in
per calendar year:	delivered	equal to [ * ] Units	excess of [ * ] Units
Less than or equal to [ * ] Units	$[ * ] per Unit	N/A	N/A
More than [ * ] Units, but less than or equal to [ * ] Units	$[ * ] per Unit	$[ * ] per Unit	N/A
More than [ * ] Units	$[ * ] per Unit	$[ * ] per Unit	$[ * ] per Unit
     (b) After the Commercialization [ * ] is no longer payable by Alexza, BLS shall pay to Alexza the Transfer Price set forth below for each Unit of the Product delivered in Baseline Package Form delivered to BLS for commercial sale, based on the total number of Units delivered to BLS in the applicable calendar year:

Transfer Price for all Product
Total Units delivered per calendar year:	delivered in applicable calendar year:
Less than [ * ] Units	$[ * ] per Unit
More than or equal to [ * ] Units	$[ * ] per Unit
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     (c) The Parties agree that they will negotiate in good faith and agree to a one-time adjustment to the [ * ] under each of the following circumstances:
     (i) As soon as practicable and in any event within [ * ] of receipt of the initial Launch Forecast, the Parties shall review the [ * ] to meet the Purchase Order requirements of BLS. If the assumptions with respect to [ * ] relating to [ * ] discussed by the Parties in establishing the [ * ] are expected to be materially different from the [ * ] that it is expected to [ * ], Alexza shall provide all reasonably available documentation in support of an expected change in [ * ] related to [ * ] and its proposed change to the [ * ], as supported by such documentation.
     (ii) After the [ * ] anniversary of the Initial Launch, if Alexza reasonably expects to sell the Product forecasted in the current Supply Forecast for the [ * ] month period at less than a [ * ] (determined in accordance with the GAAP and in any event excluding in any such calculations all costs associated with its capacity expansion, such as costs of depreciation related to such expansion and any costs paid by [ * ] pursuant to Section 3.9), then, within [ * ] after the [ * ] anniversary of the initial Launch, Alexza may propose a change to the [ * ] in order for Alexza to maintain a [ * ] based on good faith assumption concerning the future volume and sales of the Product and provide BLS with all reasonable documented evidence requested by BLS supporting such [ * ] calculation.
     (d) If BLS elects to participate in funding the implementation of a new Manufacturing plan as set forth in Section 3.12(d) with respect to a percussive device above and fulfills its funding obligations as set forth in Section 3.12(d), then, after the applicable Regulatory Authority approves the use and sale of the Product Manufactured under the new plan and delivered to BLS for commercial sale minus the reduction in Transfer Price BLS may be entitled to as result of its funding pursuant to Section 3.12(d), which reduction as a percentage of the reduction in cost shall be commensurate with BLS’ percentage contribution as measured against the total cost of making the changes necessary to implement such plan.
     (e) For clarity, the applicable Transfer Price as set forth in Sections 4.2(a) and 4.2(b) above shall be based on the total Units delivered for the entire calendar year and shall be adjusted in each calendar year as follows:
     (i) In each calendar year before the aggregate volume of the Product purchased by BLS and its Sublicensees in a calendar year reaches [ * ] Units, the Transfer Price shall be reset at $[ * ] per Unit (as may be adjusted in accordance with the rest of this Section 4.2) for the following calendar year and shall be adjusted during such calendar year in accordance with Section 4.2(a) or 4.2(b).
     (ii) In the calendar year that the aggregate volume of the Product
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

26

purchased by BLS and its Sublicensees first reaches [ * ] Units, the Transfer Price shall be adjusted down in accordance with Section 4.2(a) or 4.2(b), as the case may be, and the adjusted Transfer Price shall be applied to all Units of the Product purchased or to be purchased in such calendar year. BLS and its Sublicensees shall be entitled to a credit as a result of paying for the Product at the higher Transfer Price during such calendar year, which credit shall be applied to offset the purchase price for all future Units purchased by BLS and its Sublicensees in the following [ * ]. To the extent that the full amount of the credit is not used within [ * ] after such credit becomes available, Alexza shall make a lump sum payment for the remaining balance to BLS and its Sublicensees on or before such [ * ] day. Thereafter, for so long as the number of Units purchased exceeds [ * ] in a calendar year, the Transfer Price for the following year’s purchase shall be reset in accordance with Section 4.2(a) or 4.2(b), as the case may be, based on Supply Forecast submitted by BLS for the following year.
     (f) The Transfer Price set forth in Sections 4.2(a) or 4.2(b) above shall be effective until December 31 in the year of initial Launch, and shall [ * ] each subsequent [ * ] thereafter [ * ], for the [ * ] period ending [ * ] of the [ * ].
     4.3 Prepayment for Validation Lots and Initial Launch Firm Commitment.
     (a) Prior to the commencement of Manufacturing of the Product to be supplied to BLS for commercial sale and after the MS Coordination Committee has adopted a Launch plan, which sets forth the timing for initiating the Manufacturing of` [ * ] validation lots of the Product, with [ * ] Units per lot, to support the Marketing Approval of the Product in the Initial Indication, Alexza shall provide BLS with an invoice for an amount that is equal to the Transfer Price multiplied by [ * ] Units of Product. Alexza shall initiate the Manufacture of the [ * ] validation lots of the Product consistent with the Launch plan adopted by the MS Coordination Committee. If any or all of such [ * ] Units of the Product are returned or not saleable at the Launch, then BLS may return such Units of Product to Alexza at [ * ] cost. Alexza shall replace as promptly as possible such Units of Product with Units of the Product meeting the applicable minimum Shelf Life requirement under Section 3.15 without charge.
     (b) Following the receipt of the Marketing Approval of the Product for the Initial Indication and receipt of BLS’ Purchase Order for the Initial Launch Firm Commitment, Alexza shall provide BLS with an invoice for an amount that is equal to the total [ * ] of the Initial Launch Firm Commitment.
     (c) BLS shall pay invoiced [ * ] amounts set forth in each of Sections 4.3(a) and 4.3(b) within [ * ] after receipt of each such invoice. All such [ * ] amounts shall be [ * ] against the initial Units for commercial sale delivered by Alexza to BLS.
     4.4 Payment Terms for Purchases.
     (a) Invoice and Payment. Except as provided in Section 4.3, Alexza shall invoice BLS in respect of a shipment of the Product at the Transfer Time in an amount equal to the total Transfer Price for the quantity of the Product actually included in such shipment. All payments for Product will be due and payable to Alexza [ * ] after BLS’ receipt of the invoice, unless such
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

27

shipment is rejected under Section 3.10(d), in which event no payment shall be due for such rejected Product and BLS shall make payment to Alexza: (a) for any replacement Product within [ * ] after BLS accepts the replacement Product; or (b) for such original shipment (after deduction of the number of Units that have been replaced) within [ * ] after a Third Party laboratory, pursuant to Section 3.10(d), confirms that the Product originally delivered complies with the Specifications and not subject to rejection.
     (b) Currency. All references to “Dollars” or “$” means the legal currency of the United States. All payments to be made under this Agreement shall be made in Dollars, unless expressly specified to the contrary herein.
     (c) Late Payments. Any payments or portions thereof due hereunder which are not paid when due shall bear interest equal to the prime rate as reported by the Federal Reserves of the United States at http://www.federalreserve.gov/Releases/H15/Update/, on the date such payment is due, plus an additional [ * ] percent ([ * ]%) per [ * ] calculated on the number of days such payment is delinquent.
ARTICLE 5
SECURITY OF SUPPLY
     5.1 Risk Mitigation Plan. BLS understands and acknowledges that Alexza does not currently Manufacture all components of the Product but instead works with one or more Approved Suppliers to obtain certain components necessary to Manufacture the Product and is bound by the terms of the agreements with suppliers, including Approved Suppliers. Alexza shall prepare, develop and adopt within [ * ] of the Effective Date a risk mitigation plan to reasonably ensure its ability to meet the BLS requirements for Products under the terms of this Agreement and to ensure its ability to respond to potential catastrophic events. Alexza shall consult with and reasonably consider BLS’ input in finalizing such risk mitigation plan. In any event, Alexza shall use Commercially Reasonable Efforts to (a) minimize any supplier delays or disruptions, (b) implement appropriate measures to respond to potential catastrophic events and (c) promptly implement such risk mitigation plan and comply with it during the term of this Agreement. The MS Coordination Committee shall conduct annual review and assessment of the risk mitigation plan and the implementation and compliance thereof.
     5.2 Allocation. If Alexza experiences a shortage of Product and is unable to supply the full quantity of Product ordered pursuant to this Agreement, Alexza shall allocate such available Product based on [ * ] allocation of Product based on [ * ] (i.e., reasonably estimated [ * ]) of [ * ] of [ * ] for Product; provided that in any event [ * ] shall [ * ] receiving the Product [ * ] with respect to available Product. Alexza shall work with BLS to meet BLS’ supply needs for Product during the period that any Product shortage conditions exist.
     5.3 Cooperation. In the event Alexza determines that shortage conditions will occur, or in the event of a Force Majeure (including supplier delay that gives rise to shortage conditions), Alexza will promptly notify BLS of such conditions and the Parties shall discuss in good faith appropriate mechanisms to address such shortage conditions.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     5.4 Back-up Manufacturing. At any time after the first [ * ] months following Launch, if either (i) for a [ * ]-month period, Alexza fails to meet at least [ * ] percent ([ * ]%) of its aggregate supply obligation in Article 2 for such [ * ] month] period or (ii) in such month when it becomes mathematically impossible, based on (x) shortfalls in deliveries by Alexza in successive preceding months for Alexza and (y) the outstanding Purchase Orders and Supply Forecast, for Alexza to avoid the event specified in clause (i) above, then [ * ]. For clarity, in calculating what percentage of Alexza’s supply obligation has been met, (A) only Units of the Product that have been received and not rejected by BLS pursuant to Section 3.10(d) shall be included (B) any quantity of shortfall that is delivered later than [ * ] after the Delivery Date shall not constitute quantity of Product delivered (i.e. shall be excluded from the numerator in the calculation) and (C) any quantity not fulfilled in accordance with this Agreement shall be included in calculating Alexza’s supply obligation (i.e. included in the denominator in the calculation). Upon a [ * ], BLS shall have the right, within [ * ] after such [ * ] upon written notice to Alexza, to elect to make or have made the Product (including the Device and other components of the Product). Within [ * ] after BLS’ notice to Alexza, the Parties shall agree upon a transition plan to minimize any disruption to the supply of the Product. The transition plan shall include a mutually agreed-upon schedule for transition activities. To enable exercise of the Manufacturing rights under this Section 5.4 upon a [ * ], Alexza agrees [ * ], to provide one (1) Third Party Manufacturer designated by BLS with technical assistance in the manner set forth in Section 10.4(f).
     5.5 Additional Manufacturing. At any time after a calendar year in which the number of Units purchased by BLS and its Sublicensees exceeds [ * ] Units or earlier if the Parties agree pursuant to Section 2.3, BLS shall have a right, upon written notification to Alexza, to elect to have a Third Party manufacturer that is selected by Alexza and reasonably acceptable to BLS, qualified to Manufacture the Product (an “Additional Manufacturer”). Alexza shall thereafter prepare an estimated budget and implementation plan for approval by BLS to enable such Third Party to Manufacture the Product. Upon approval of the implementation plan and budget, Alexza shall enter into an agreement with such Third Party Manufacturer to conduct transition activities pursuant to the transition plan and in compliance with Section 10.4(f) to sublicense and otherwise enable the Third Party Manufacturer to Manufacture the Product. All costs and expenses in engaging and qualifying the Third Party Manufacturer in accordance with the implementation plan (including capital equipment costs) shall be borne by [ * ] unless the Parties and/or such Third Party Manufacturer agree otherwise. The agreement with the Third Party Manufacturer shall provide that upon the occurrence of [ * ] the agreement shall be [ * ], [ * ] and [ * ] any and all [ * ] of [ * ] prior to [ * ]. Following completion of the qualification of such Third Party Manufacturer in accordance with the agreed upon implementation plan, [ * ] shall [ * ] the costs and expenses of any annual maintenance for maintaining the capabilities of the Third Party Manufacturer in accordance with the implementation plan until, [ * ], [ * ] starts to use such Third Party Manufacturer to Manufacture the Product, in which case, [ * ] shall [ * ] all costs and expenses of such annual maintenance, unless the Parties and such Third Party Manufacturer agree otherwise. With BLS’ prior approval, which shall not be unreasonably withheld or delayed, but conditioned upon the Parties’ reaching an agreement on how to compensate BLS for its costs and expenses incurred in engaging and qualifying the Third Party Manufacturer, Alexza may use such Third Party Manufacturer to Manufacture and supply a portion or the entire Product ordered by BLS. With BLS’ prior approval, [ * ], and conditioned upon the Parties’ reaching an agreement on how to compensate BLS for its costs and
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

29

expenses incurred in engaging and qualifying the Third Party Manufacturer, Alexza may access BLS or the Third Party Manufacturer for Manufacture of the Product for use outside of the Field in the Territory or outside of the Territory. Notwithstanding the foregoing, Alexza shall consider in good faith whether BLS should be chosen pursuant to this Section 5.5 as the “Additional Manufacturer” instead of the Third Party Manufacturer.
     5.6 Implementation and Transition. In the event that BLS or a Third Party Manufacturer shall have the rights to Manufacture the Product pursuant to Section 5.4 or Section 5.5, the Parties shall conduct transition activities pursuant to the transition plan and in compliance with Section 10.4(f). In addition, Alexza shall use Commercially Reasonable Efforts to supply BLS and its Sublicensees with their requirements of the Product, pursuant to this Agreement until such time as BLS or a Third Party Manufacturer engaged by BLS is capable of supplying the Product.
     5.7 Third Party Suppliers. Alexza shall use Commercially Reasonable Efforts to obtain the consent of Third Party suppliers of the Materials for the Product to provide, upon the exercise of BLS’ rights under Section 5.4 or Section 5.5, BLS or a Third Party Manufacturer with the right to receive such Materials on the same terms as that in effect for Alexza for use with the Manufacture of the Product for use and sale in the Field in the Territory. In addition, with respect to [ * ], Alexza shall use such Commercially Reasonable Efforts to obtain such consent not later than the date of the [ * ]. If Alexza is unable to obtain consent from [ * ] reasonably acceptable to BLS, BLS and Alexza shall thereafter jointly proceed with efforts to obtain such consent. If no consent is obtained, Alexza agrees to [ * ] thereafter [ * ] permitting [ * ] to Manufacture and supply the [ * ] for BLS or its designated Third Party Manufacturer and to [ * ] license under Alexza Technology (as defined in the License Agreement) to permit [ * ] to Manufacture and supply the [ * ] to BLS or its designated Third Party Manufacturer upon notice from BLS of a [ * ] under this Agreement. For clarity, the rights in the [ * ] consent may only be exercised by BLS upon a [ * ] or upon use of a Third Party Manufacturer in accordance with Section 5.5. In addition, Alexza shall notify the MS Coordination Committee prior to terminating any Material Supply Agreement. Further, Alexza shall notify BLS immediately upon its receipt of any written notice from any Approved Supplier relating to Alexza’s breach or such Approved Supplier’s exercise of its termination right under the applicable Material Supply Agreement and shall assist BLS in obtaining the right to continue such Material Supply Agreement.
ARTICLE 6
REPRESENTATIONS, WARRANTIES AND COVENANTS
     6.1 Mutual Representations, Warranties and Covenants. Each Party hereby represents, warrants and covenants to the other Party as of the Effective Date as follows:
     (a) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary actions;
     (b) This Agreement constitutes a valid obligation of such Party and is binding and
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

30

enforceable against such Party in accordance with the terms hereof;
     (c) Such Party has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and there is no contractual restriction or obligation binding on such Party which would be materially contravened by execution and delivery of this Agreement or by the performance or observance of its terms;
     (d) Such Party is not currently using, and will not in the future use, in any capacity, in connection with the performance of its duties or obligations hereunder, the services of any person or entity debarred or subject to debarment under 21 U.S.C. §335a or otherwise disqualified or suspended from performing services or otherwise subject to any restrictions or sanctions by the FDA or any other Regulatory Authority or professional body (a “Debarred Entity”). Such Party is not and, during the term of this Agreement, shall not be a Debarred Entity. Such Party shall immediately notify the other Party in writing if either such Party or any person or entity who is performing services on its behalf hereunder is or becomes a Debarred Entity or if any action, claim, investigation, or other legal or administrative proceeding is pending or, to the best of such Party’s knowledge, threatened, that would make the other Party or any person or entity performing services hereunder a Debarred Entity or would preclude the other Party from performing its obligations under this Agreement;
     (e) Such Party will not take or permit its Affiliates, licensees, Sublicensees or Distributors to take, any action to make the Product unfit for commerce under any Regulatory Requirements in any countries in the Territory where the Product is approved for sale (including, but not limited to, not being adulterated or misbranded as defined under the FD&C Act or becoming an article that may not, under the FD&C Act, be introduced into interstate commerce); and
     (f) Such Party will not use any patent, trademark, copyright or other intellectual property rights or Confidential Information of a Third Party in performing its obligations and exercising its rights hereunder to which it does not own or does not possess a license.
     6.2 Product Warranties. Alexza represents, warrants and covenants that the Product supplied to BLS at the Transfer Time:
     (a) will comply with the Specifications;
     (b) will be Manufactured and stored in compliance with Regulatory Requirements;
     (c) will not be unfit for commerce under any Regulatory Requirements in any countries in the Territory where the Product is approved for sale (including, but not limited to, not being adulterated or misbranded as defined under the FD&C Act or an article that may not, under the FD&C Act, be introduced into interstate commerce);
     (d) will have no material defect in workmanship;
     (e) will have such minimum Shelf Life as required under Section 3.15 of this Agreement; and
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     (f) assuming payment in full by BLS, will be free and clear of all security interests, liens and other encumbrances of any kind or character.
     6.3 Replacement. In the event of a breach of a warranty pursuant to Section 6.2, Alexza shall bear all costs, including transportation costs, in connection with the replacement of any Nonconforming Product. Alexza shall have the right to inspect defective Product to determine the validity of warranty claims under Section 6.2 and in compliance with all Regulatory Requirements; provided that such inspection or determination does not delay Alexza’s replacing the Product. [ * ]
     6.4 Additional Representations, Warranties and Covenants of Alexza.
     (a) To the Best of its Knowledge, the Manufacturing of the Product does not infringe any patent right of a Third Party or constitute a misappropriation of any trade secret of any Third Party. “Best of its Knowledge” means, as applied to Alexza, that [ * ] know, [ * ] a particular fact or other matter.
     (b) Alexza shall prepare, process, assemble, test, package, label, store, handle, release, deliver and otherwise Manufacture the Product, including inspecting and conducting all necessary analysis with respect to the each component, Drug and other Materials prior to incorporating them into the Product to comply with the Specifications, the Quality Agreement, this Agreement and in compliance with all Applicable Laws and Regulatory Requirements.
     (c) The Product will be Manufactured, tested, packaged, labeled and stored prior to delivery at the Approved Facilities, which are and shall remain, for the term of this Agreement, registered with the FDA and in compliance with Section 3.7.
     (d) Exhibit A sets forth a true and complete list of all agreements with Approved Suppliers (the “Material Supply Agreements”). Alexza has provided or made available true and complete copies of the Material Supply Agreements in effect as of the Effective Date. Alexza is not in breach or default under such Material Supply Agreements in any material respect. Alexza has not waived or allowed to lapse or terminate any of its rights under such Material Supply Agreements.
     6.5 Warranty Limitations or Disclaimers. THE WARRANTIES, LIMITATIONS AND DISCLAIMERS DESCRIBED IN THIS ARTICLE 6 ARE EXCLUSIVE AND SUPERSEDE ANY OTHER WARRANTY LIMITATIONS AND DISCLAIMERS GIVEN BY EITHER PARTY, WHETHER WRITTEN OR ORAL. EXCEPT FOR THE EXPRESS WARRANTIES IN SECTIONS 6.1, 6.2 AND 6.4 OF THIS AGREEMENT, ALEXZA MAKES NO WARRANTIES OF ANY KIND WITH RESPECT TO THE PRODUCT OR ANY COMPONENT THEREOF, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLIED WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE. BLS SHALL NOT MAKE ANY REPRESENTATION OR WARRANTY ON BEHALF OF ALEXZA THAT EXCEEDS THE EXPRESS WARRANTIES IN SECTIONS 6.1, 6.2 AND 6.4 OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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HEREIN SHALL LIMIT OR OTHERWISE SUPERSEDE THE REPRESENTATIONS AND WARRANTIES GIVEN BY EITHER PARTY UNDER THE LICENSE AGREEMENT; PROVIDED, HOWEVER, THAT ANY BREACH OF THOSE REPRESENTATIONS AND WARRANTIES SHALL BE GOVERNED BY THE LICENSE AGREEMENT.
ARTICLE 7
INTELLECTUAL PROPERTY
     7.1 Existing Intellectual Property. Each Party shall retain all rights, except to the extent licensed to the other Party pursuant to the License Agreement, in all intellectual property rights owned or controlled by such Party prior to the Effective Date or developed or acquired by such Party during the term of this Agreement.
     7.2 New Intellectual Property. All inventions made under this Agreement shall be deemed made under the License Agreement and subject to the provisions of ownership and licenses set forth under the License Agreement.
ARTICLE 8
CONFIDENTIALITY
     8.1 Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed to in writing by the Parties, the Parties agree that the receiving Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential or proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, visual or otherwise) which is disclosed to it by the other Party (the “Disclosing Party”) including, but not limited to, all information concerning the Device and/or Product, information disclosed by one Party to the other pursuant to the Confidentiality Agreement and any other technical or business information of whatever nature (collectively, “Confidential Information”).
     8.2 Exceptions. Notwithstanding Section 8.1 above, the obligations of confidentiality and non use shall not apply to Confidential Information that, in each case as demonstrated by competent evidence:
     (a) was already known to the Receiving Party or any of its Affiliates, other than under an obligation of confidentiality, at the time of disclosure;
     (b) was generally available to the public or was otherwise part of the public domain at the time of its disclosure to the Receiving Party;
     (c) became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Affiliates in breach of this Agreement;
     (d) was subsequently lawfully disclosed to the Receiving Party or any of its Affiliates
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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by a Person other than the Disclosing Party, and who, to the best knowledge of the Receiving Party, did not directly or indirectly receive such information directly or indirectly from the Disclosing Party under an obligation of confidence; or
     (e) was developed by the Receiving Party or its Affiliate without use of or reference to any proprietary information or materials disclosed by the Disclosing Party.
     8.3 Permitted Disclosures. Notwithstanding the provisions of Section 8.1, each Party may disclose Confidential Information belonging to the other Party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:
     (a) filing or prosecuting Patents as permitted by this Agreement;
     (b) prosecuting or defending litigation as permitted by this Agreement;
     (c) complying with applicable court orders or governmental regulations; and
     (d) disclosure to Third Parties in connection with due diligence or similar investigations by or on behalf of a Third Party in connection with a potential license to, distribution agreement with or collaboration with such Third Party (including entry into any such agreement), or a potential merger or acquisition by such Third Party, and disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Third Party agrees to be bound by similar terms of confidentiality and non-use at least as stringent as those set forth in this ARTICLE 8.
     Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 8.3(b) or 8.3(c), it shall, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such Party would use to protect its own confidential information, but in no event less than reasonable efforts; provided that any Confidential Information so disclosed shall still be subject to the restrictions on use set forth in this ARTICLE 8. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.
     8.4 Confidentiality of this Agreement and its Terms. Except as otherwise provided in this ARTICLE 8, each Party agrees not to disclose to any Third Party the existence of this Agreement or the terms of this Agreement without the prior written consent of the other Party hereto, except that each Party may disclose the terms of this Agreement that are not otherwise made public as contemplated by Section 8.5 below and as permitted under Section 8.3.
     8.5 Public Announcements.
     (a) As soon as practicable following the Effective Date hereof, the Parties shall each issue a mutually agreed to press release announcing the existence of this Agreement substantially in the applicable form attached to the License Agreement as Exhibit 8.5(a). Except as required by law (including, without limitation, disclosure requirements of the U.S. Securities and Exchange Commission (“SEC”), the NASDAQ stock exchange or any other stock exchange on
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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which securities issued by a Party or its Affiliates are traded), neither Party shall make any other public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld or delayed; provided that it shall not be unreasonable for a Party to withhold consent with respect to any public announcement containing any of such Party’s Confidential Information. In the event of a required public announcement, to the extent practicable under the circumstances, the Party making such announcement shall provide the other Party with a copy of the proposed text of such announcement sufficiently in advance of the scheduled release to afford such other Party a reasonable opportunity to review and comment upon the proposed text.
     (b) The Parties shall coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency on which securities issued by a Party or its Affiliate are traded, and each Party shall use reasonable efforts to seek confidential treatment for the terms proposed to be redacted; provided that each Party shall ultimately retain control over what information to disclose to the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency, as the case may be, and provided further that the Parties shall use their reasonable efforts to file redacted versions with any governing bodies which are consistent with redacted versions previously filed with any other governing bodies. Other than such obligation, neither Party (nor its Affiliates) shall be obligated to consult with or obtain approval from the other Party with respect to any filings to the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency.
     8.6 Publication of the Product Information. Publication of any non-public scientific or technical information with respect to any Inventions or the Product shall be subject to prior review as follows: (a) at least [ * ] prior to submission of an original manuscript for publication, (b) at least [ * ] prior to abstract submission for poster or podium presentation, or (c) at least [ * ] prior to an oral or poster presentation, as the case may be, each Party shall provide to the other Party a draft copy thereof for such other Party’s review (unless such Party is required by law to publish such information sooner, in which case such Party shall provide such draft copy to the other Party as much in advance of such publication as possible). The publishing Party shall consider in good faith any comments provided by the other Party during such time period. In addition, the publishing Party shall, at the other Party’s reasonable request, remove therefrom any Confidential Information of such other Party. This Section 8.6 shall not apply to those publications listed as “ongoing” in the Pre-Commercialization Transition Plan as well as abstracts accepted for presentation and their associated posters listed in the Pre-Commercialization Transition Plan which Alexza has delivered to BLS. Publications listed as “planned” in the Pre-Commercialization Transition Plan as well as other future publications yet to be determined shall not be published without the prior approval of the other Party, which approval shall not be unreasonably withheld. The contribution of each Party shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.
     8.7 Prior Non-Disclosure Agreements. As of the Effective Date, the terms of this Article 8 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties (or their Affiliates) except the License Agreement dealing with the subject of this Agreement, including without limitation the Confidentiality Agreement. Any information disclosed under such prior agreements shall be deemed disclosed under this Agreement and the
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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License Agreement.
ARTICLE 9
INDEMNIFICATION
     9.1 Indemnification by BLS. BLS shall indemnify and hold harmless each of Alexza and its Affiliates, and the directors, officers, shareholders and employees of such entities and the successors and assigns of any of the foregoing (the “Alexza Indemnitees”), from and against any and all losses, liabilities, damages, penalties, fines, costs and expenses (including reasonable attorneys’ fees and other expenses of litigation) (“Losses”) from any claims, actions, suits or proceedings brought by a Third Party (a “Third Party Claim”) incurred by any Alexza Indemnitee, arising from, or occurring as a result of: (a) gross negligence or willful misconduct of BLS, its Affiliates, Sublicensees, Distributors or other subcontractors; and (b) any material breach of any representations, warranties or covenants by BLS under this Agreement , except to the extent such Third Party Claims fall within the scope of the indemnification obligations of Alexza set forth in Section 9.1(a) or (b).
     9.2 Indemnification by Alexza. Alexza shall indemnify and hold harmless each of BLS and its Affiliates and the directors, officers, shareholders, employees and agents of such entities and the successors and assigns of any of the foregoing (the “BLS Indemnitees”), from and against any and all Losses from any Third Party Claims incurred by any BLS Indemnitee, arising from, or occurring as a result of: (a) gross negligence or willful misconduct of Alexza or its Affiliates, licensees or subcontractors; and (b) any material breach of any representations, warranties or covenants by Alexza under this Agreement, except to the extent such Third Party Claims fall within the scope of the indemnification obligations of BLS set forth in Section 9.1(a), or (b).
     9.3 Indemnification Procedures. A Party that intends to claim indemnification under this Article 9 (the “Indemnitee”) shall promptly notify the indemnifying Party (the “Indemnitor”) in writing of any Third Party Claim, in respect of which the Indemnitee intends to claim such indemnification. The Indemnitee shall provide the Indemnitor with reasonable assistance, at the Indemnitor’s expense, in connection with the defense of the Third Party Claim for which indemnity is being sought. The Indemnitee may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnitor shall have the right to assume and conduct the defense of the Third Party Claim with counsel of its choice. The Indemnitor shall not settle any Third Party Claim without the prior written consent of the Indemnitee, not to be unreasonably withheld, unless the settlement involves only the payment of money. So long as the Indemnitor is actively defending the Claim in good faith, the Indemnitee shall not settle any such Third Party Claim without the prior written consent of the Indemnitor. If the Indemnitor does not assume and conduct the defense of the Third Party Claim as provided above, (a) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner the Indemnitee may deem reasonably appropriate (and the Indemnitee need not consult with, or obtain any consent from, the Indemnitor in connection therewith), and (b) the Indemnitor shall remain responsible to indemnify the Indemnitee as provided in this Article 9. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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action with respect to a Third Party Claim shall only relieve the Indemnitor of its indemnification obligations under this Article 9, if and to the extent the Indemnitor is actually prejudiced thereby.
     9.4 Survival of Indemnification Obligations. The provisions of this Article 9 shall survive the termination or expiration of this Agreement.
     9.5 Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 8 AND INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE 9, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE TOTAL AGGREGATE LIABILITY OF ALEXZA UNDER THIS AGREEMENT RESULTING FROM A FAILURE TO SUPPLY THE PRODUCT SHALL NOT EXCEED $[ * ]; PROVIDED THAT THE FOREGOING CAP SHALL NOT APPLY TO ANY BREACH BY ALEXZA OF ITS OBLIGATIONS UNDER THIS AGREEMENT (INCLUDING ITS OBLIGATIONS TO ALLOCATE THE PRODUCT TO BLS PURSUANT TO SECTION 5.2) OTHER THAN ITS FAILURE TO SUPPLY THE PRODUCT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.
     9.6 Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance (including D&O insurance) with an insurance carrier that has a minimum rating of AM best A-7 in an amount consistent with industry standards for a company in a similar position to such Party during the Term, which shall include, but not be limited to, (i) product liability insurance in the minimum amount of $[ * ] per occurrence and in the aggregate and (ii) general liability insurance in the minimum amount of $[ * ] in the aggregate (during the time when either Party conducts human clinical trials using the Product and/or commercializes the Product) and $[ * ] umbrella coverage. In addition, Product liability insurance shall be maintained at the same level for not less than [ * ] years after expiration or earlier termination of this Agreement. Clinical trial insurance shall only be required to be maintained at the same level for [ * ] after the last clinical trial conducted by the applicable Party for the Product. Each Party shall provide the other Party with written notice at least [ * ] prior to any cancellation, nonrenewal or material change in the insurance described in clauses (i) and (ii) above and shall name the other Party as an additional insured with respect to such insurance. Each Party shall provide a certificate of insurance evidencing such coverage to the other Party upon request. Each Party shall provide a certificate of insurance evidencing its D&O insurance annually. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 9.
ARTICLE 10
TERM
     10.1 Term. This Agreement shall become effective upon the Effective Date and shall
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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remain in full force and effect for the duration of the Royalty Term (as such term is defined under the License Agreement), unless earlier terminated pursuant to Section 10.2 below (the “Term”). The Parties may extend the term of this Agreement by mutual agreement pursuant to Section 10.4(f)(i).
     10.2 Termination.
     (a) Mutual Agreement. This Agreement may be terminated in its entirety at any time upon mutual written agreement between the Parties.
     (b) Material Breach. Either Party may terminate this Agreement at any time upon written notice to the other Party if the other Party is in material default or breach of this Agreement and such material default or breach is not cured within [ * ] ([ * ] in the case of a Party’s failure to pay any undisputed amounts due hereunder) after written notice thereof is delivered to the defaulting or breaching Party.
     (c) Bankruptcy. This Agreement may be terminated in its entirety by a Party upon the bankruptcy or insolvency of, or the filing of an action to commence insolvency proceedings against the other Party, or the making or seeking to make or arrange an assignment for the benefit of creditors of the other Party, or the initiation of proceedings in voluntary or involuntary bankruptcy, or the appointment of a receiver or trustee of such Party’s property that is not discharged within [ * ].
     (d) Termination of the License Agreement. This Agreement shall be terminated in its entirety upon termination of the License Agreement.
     (e) Termination for Failure Event. This Agreement may be terminated by BLS in its entirety upon [ * ] written notice following a Failure Event, if such Failure Event is not cured by Alexza within such [ * ] notice period.
     (f) Force Majeure. This Agreement may be terminated in its entirety as a result of the occurrence of a Force Majeure Event pursuant to Section 11.4(c).
     10.3 No Waiver. The termination or expiration of this Agreement, as the case may be, shall not act as a waiver of any breach of this Agreement and shall not act as a release of either Party from any liability or obligation incurred under this Agreement through the date of such termination or expiration, including payments due Alexza pursuant to this Agreement.
     10.4 Consequences of Termination.
     (a) The License Agreement. Upon expiration or termination of this Agreement for any reason (other than pursuant to Section 10.2(d)), the License Agreement shall remain in full force and effect.
     (b) Cumulative Remedies. Except as expressly stated otherwise herein and Section 13.1 of the License Agreement as it is applied to Section 10.5 of this Agreement, remedies hereunder are cumulative, and nothing in this Agreement shall prevent either Party, in the case of
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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a breach, from not terminating this Agreement and seeking to enforce its rights hereunder.
     (c) Return of Confidential Information. Upon expiration or termination of this Agreement in its entirety, unless otherwise directed by BLS, Alexza shall promptly return all BLS Confidential Information to BLS, except for a single copy and/or sample for documentation purposes only. Upon expiration or termination of this Agreement in its entirety, unless otherwise directed by Alexza and subject to Section 10.4(f), BLS shall promptly return all Alexza Confidential Information to Alexza, except for a single copy and/or sample to be retained for documentation purposes only.
     (d) Accrued Obligations. Except as set forth herein, any termination or expiration of this Agreement shall not relieve either Party of any obligation which has accrued prior to the effective date of such termination or expiration, which obligations shall remain in full force and effect for the period provided therein.
     (e) Remedies. Termination of this Agreement in accordance with and fulfillment of all obligations set forth in this Article 10 shall not affect any other rights or remedies that may be available to a Party in law or equity.
     (f) Technical Assistance.
     (i) Prior to the expiration of this Agreement or effective date of any termination or termination of this Agreement by BLS under Section 10.2(b), 10.2(c), 10.2(e) or 10.2(f), the Parties shall negotiate in good faith a new supply agreement. In the event the Parties cannot enter into a new supply agreement prior to the expiration or termination of this Agreement, the Parties shall agree upon a transition plan to minimize any disruption to the supply of the Product. The transition plan shall include a mutually agreed-upon schedule for transition activities, under which Alexza shall transfer Manufacturing-related Alexza Know-How [ * ].
     (ii) If BLS elects to Manufacture or have Manufactured the Product pursuant to Section 5.4 or Section 5.5 above or as a result of termination by BLS pursuant to Section 10.2(b), 10.2(c), 10.2 (e) or 10.2(f), to the extent that a Third Party Manufacturer has not been previously qualified or it is required to be re-qualified, Alexza shall, [ * ], make available personnel with the knowledge and experience required to transfer to BLS or the Third Party Manufacturer (or a Third Party designated by BLS if no Third Party Manufacturer has been previously qualified) all Alexza Know-How, including Alexza’s DMF(s), required to establish Manufacturing capability and take all necessary action reasonably required to allow BLS to Manufacture or have Manufactured the Product in conformance with all Regulatory Requirements and the Specifications. Alexza Know-How shall be provided based upon the principle of avoiding supply disruption and Alexza shall provide or cause to be provided to BLS or the Third Party Manufacturer with any then-existing documentation, technical information and other Alexza Know-How, in a form and format useable by BLS, that are necessary for the Manufacture of the Product (including components of the Product). Such documentation, technical information and other Alexza Know-How shall include: (a) copies of flow charts of the Manufacturing procedures and work instructions related to Manufacturing the Product, (b) a list of all
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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equipment, including the source of the equipment, utilized in the production of the Product, (c) copies of all current Specifications for the Product, (d) copies of all standard operating procedures for the Manufacturing procedures to be transferred, (e) all environmental conditions necessary to Manufacture the Product and copies of any existing external environmental impact studies based on the materials or methods employed in the Manufacturing method to be transferred, and (f) such other documentation as the Parties may mutually agree, in each case of the foregoing subsections (a) through (f), that are necessary to Manufacture the Device and Product.
     (iii) Alexza shall assign that portion of its supply agreements with Approved Suppliers related to the Product in the Field in the Territory to BLS and upon BLS’ request, assign that portion of its supply agreements with other suppliers with respect to the portion related to the Product in the Field in the Territory. If prior consent of any Approved Suppliers is required and such consent has not been obtained notwithstanding Alexza’s efforts in accordance with Section 5.7, Alexza shall continue to purchase the applicable Material from such Approved Supplier on behalf of BLS and in accordance with BLS’ instructions.
     (iv) In addition, Alexza shall use Commercially Reasonable Efforts to supply BLS and its Sublicensees with their requirements of the Product, pursuant to this Agreement, until the earlier of (A) the [ * ] of the expiration or the effective date of termination, or (B) such time as BLS or its Third Party Manufacturer is capable of reasonably supplying the Product.
     (g) Outstanding Purchase Order. Except in cases of the termination of this Agreement for a Force Majeure Event or as otherwise expressly set forth in this Agreement, the termination of this Agreement shall not affect Purchase Orders placed by BLS and accepted by Alexza at the time that the notice of termination is given and until the time any such termination becomes effective. Upon receipt of the notice of termination, Alexza shall immediately suspend and cause to be suspended all Manufacturing activities hereunder except the activities for fulfilling BLS’ outstanding Purchase Orders. Except for its obligation to make payment with respect to such outstanding Purchase Orders, BLS shall have no liability to Alexza for any costs that Alexza may have incurred (or to which Alexza may have committed) in connection with Materials used by Alexza in Manufacturing the Product prior to the effectiveness of any notice of termination by BLS. After its delivery of the termination notice, BLS shall have no obligation to submit any additional Supply Forecast or Purchase Order.
     10.5 Effects of Termination as A Result of Termination of the License Agreement under Certain Circumstances. Upon the [ * ] termination of this Agreement pursuant to Section 10.2(d) as a result of the termination of the License Agreement by [ * ] under Section 12.3(a) of the License Agreement or termination by Alexza under Section 12.2(b) of the License Agreement, the following shall apply:
     (a) [ * ] for documented expenses for the following :
     (i) all Expenses (as defined in the License Agreement) to [ * ] or [ * ]
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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and other [ * ] and [ * ] to [ * ] to [ * ] or to [ * ] in order to comply with applicable Regulatory Requirements for use by Alexza or its licensees;
     (ii) all Expenses to modify (or replace, if replacement is the only feasible option) [ * ] to [ * ] to [ * ] and any other [ * ] (and not otherwise used by Alexza) on the Product;
     (iii) [ * ] costs and expenses associated with [ * ] in the [ * ] that have been [ * ] within [ * ] after the effective date of the BLS termination notice;
     (iv) prior to the Marketing Approval in the Initial Indication, all [ * ] of the [ * ] by BLS pursuant to this Agreement and all [ * ] for [ * ] to fulfill the initial launch order by BLS (and not otherwise used) or otherwise included in Product and [ * ] related to the foregoing; and
     (v) after the Marketing Approval in the Initial Indication, payment for the [ * ] portion of the [ * ] that is operative at the time of delivery of the termination notice; provided that unless BLS requests a cancellation of such [ * ], Alexza shall deliver to BLS the quantities of the Product for such [ * ] in accordance with this Agreement;
     (b) For clarity, no mark-up shall apply to Expenses incurred with respect to payments hereunder, payments made under one subsection shall not be required if such costs and expenses would also be included in another one of the foregoing subsections and BLS shall not be required to make payment at termination if it has made such payment pursuant to other Sections of this Agreement. Moreover, the foregoing list shall not relieve Alexza of its obligation to mitigate damages. The total amount subject to reimbursement by BLS set forth in subsections (a)(i)-(v) above, together with the total amount that BLS is responsible for under Section [ * ] of the License Agreement shall not exceed the higher of (Y) $[ * ] or (Z) the total purchase price (i.e., the number of Units multiplied by the applicable Transfer Price for the binding portion of the Supply Forecast) for canceled Product at the time of notice of termination. For clarity, once the total amount of reimbursement payments reaches the maximum amount determined in accordance with the foregoing sentence, no reimbursement for other items set forth in Section 10.5(a) shall be allowed.
     (c) Except as otherwise set forth above, [ * ] obligation to reimburse Expenses submitted pursuant to Section 10.5(a) shall terminate within [ * ] after the effective date of [ * ] notice of termination. In any event, [ * ] shall be afforded the right and reasonable access to audit the amounts subject to reimbursement hereunder, which right shall expire [ * ] after the expiration of the [ * ] reimbursement period.
     10.6 Survival. The terms of Sections [ * ] and [ * ], Articles [ * ] and [ * ] and, with respect to the Product Manufactured and supplied to BLS prior to the effective date of the termination of this Agreement, Sections [ * ] and [ * ] shall survive any termination or expiration of this Agreement.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 11
MISCELLANEOUS
     11.1 Notices. Any notice or communication required or permitted under this Agreement shall be in writing in the English language, delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by internationally-recognized courier or sent by registered or certified mail, postage prepaid to the following addresses of the Parties (or such other address for a Party as may be at any time thereafter specified by like notice):

To Alexza:	To BLS:

Alexza Pharmaceuticals, Inc.	Biovail Laboratories International SRL
2091 Stierlin Court	Welches, Christ Church
Mountain View, CA 94043	Barbados WI, BB17154
Telephone: + 1-650-944-7000	Telephone: +1-246-418-6411
Facsimile: + 1-650-944-7988	Facsimile: +1-246-437-7085
Attention: Chief Executive Officer	Attention: Chief Operating Officer

with a copy to:	with a copy to:

Cooley Godward Kronish LLP	Biovail Corporation
3175 Hanover St.	7150 Mississauga Road, Mississauga,
Palo Alto, CA 94306	Ontario, Canada, L5N 8M5
Telephone: +1-650-843-5000	Telephone: + (905) 286-3186
Facsimile: +1-650-843-4000	Facsimile: + (905) 286-3370
Attention: Glen Y. Sato	Attention: Vice-President, Associate
General Counsel
     Any such notice shall be deemed to have been given (a) when delivered if personally delivered; (b) on the next Business Day after dispatch if sent by confirmed facsimile or by internationally-recognized overnight courier; and/or (c) on the fifth (5th) Business Day following the date of mailing if sent by mail or other internationally-recognized courier.
     11.2 Entire Agreement. This Agreement (including the Quality Agreement and Exhibits attached hereto and any letter delivering information referenced herein), together with the provisions of the License Agreement explicitly referenced to, constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes and cancels all previous express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect of the subject matter hereof. Each of the Parties acknowledges and agrees that in entering into this Agreement, and the documents referred to in it, it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement or the License Agreement.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Nothing in this clause shall, however, operate to limit or exclude any liability for fraud.
     11.3 Assignment. This Agreement shall not be assignable or otherwise transferred, nor may any rights or obligations hereunder be assigned or transferred, by either Party to any Third Party without the prior written consent of the other Party; except that either Party may assign or otherwise transfer this Agreement without the consent of the other Party to an entity that acquires all or substantially all of the business or assets of the assigning Party relating to the subject matter of this Agreement, whether by merger, acquisition or otherwise, provided that the acquiring Person assumes this Agreement in writing or by operation of law. In addition, BLS shall have the right to assign, subcontract or delegate this Agreement or any or all of its obligations or rights hereunder to an Affiliate or a Third Party upon written notice to Alexza; provided, however, BLS shall remain fully and unconditionally obligated and responsible for the full and complete performance of this Agreement by such Affiliate or Third Party and in no event shall such assignment, subcontracting or delegation be deemed to relieve BLS’ liabilities or obligations to Alexza under this Agreement. Alexza shall, at the request of BLS, enter into such supplemental agreements with the applicable Affiliates or Third Party as may be necessary or advisable to permit such Affiliates or Third Party to avail itself of any rights or perform any obligations of BLS hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of each Party, its successors and permitted assigns. Any assignment of this Agreement or the rights under this Agreement in contravention of this Section 11.3 shall be null and void.
     11.4 Force Majeure. If the performance of any part of this Agreement by either Party (other than making payment when due) is prevented, restricted, interfered with or delayed by any reason or cause beyond the reasonable control of such Party (including fire, flood, earthquake, storm, embargo, power shortage or failure, acts of war, insurrection, riot, terrorism, strike, lockout or other labor disturbance, shortage of raw materials, epidemic, failure or default of public utilities or common carriers, acts of God or any acts, omissions or delays in acting of the other Party) (a “Force Majeure Event”), the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such Force Majeure Event, provided that the affected Party shall use its substantial efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed.
     (a) If either Party becomes aware that a Force Majeure Event has occurred or is imminent or likely, it shall immediately notify the other.
     (b) The Party which is subject to such Force Majeure Event shall exert all reasonable efforts to overcome it and the other Party shall be entitled to suspend the performance of its obligations hereunder during the duration of such Force Majeure Event.
     (c) Such Party shall keep the other informed as to the progress of overcoming such Force Majeure Event and the other Party shall have the right to terminate this Agreement in the event such Force Majeure Event is not overcome with [ * ] ([ * ]) days after it first occurs.
     11.5 Interpretation. The captions to the several Articles and Sections of this Agreement are not a part of this Agreement but are included for convenience of reference and shall not affect its meaning or interpretation. In this Agreement (a) the word “including” shall be
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP consistently applied, but only to the extent consistent with its usage and the other definitions in this Agreement.
     11.6 No Partnership or Joint Venture. Nothing in this Agreement or any action which may be taken pursuant to its terms is intended, or shall be deemed, to establish a joint venture or partnership between BLS and Alexza. Neither Party to this Agreement shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, or to bind the other Party to any contract, agreement or undertaking with any Third Party.
     11.7 Severability. In the event any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith and enter into a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties. All other provisions of this Agreement shall remain in full force and effect in such jurisdiction. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
     11.8 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by authorized representatives of BLS and Alexza.
     11.9 Governing Law. This Agreement and all questions regarding the existence, validity, interpretation, breach or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of [ * ], United States, without reference to its conflicts of law principles with the exception of [ * ].
     11.10 Dispute Resolution. In the event of any dispute under this Agreement, the Parties shall refer such dispute to the senior executives of the respective Parties responsible for the Manufacturing and supply of the Products for attempted resolution by good faith negotiations within [ * ] after such referral is made. If such executives are unable to resolve the dispute within such [ * ] period, then the Parties shall refer such dispute to the Chief Executive Officer of Alexza and the President, and if designated, the Chief Operating Officer of BLS (collectively, the “Senior Executives”) for attempted resolution by good faith negotiations within [ * ] after such referral is made. If the Senior Executives are unable to resolve the dispute within the time allotted, either Party may proceed as set forth below.
     (a) Alternative Dispute Resolution. Any dispute controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to an alleged breach or to termination of this Agreement and including any claim of inducement by fraud or otherwise, shall be settled by mediation and arbitration in the manner described below (except any dispute regarding the validity or enforceability of a patent or trademark applicable to a Product, which shall be submitted to a court of competent jurisdiction in the country in which such patent or trademark right exists):
     (b) Mediation. The Senior Executives shall select a mediator with appropriate
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

44

expertise in the subject matter to which the dispute relates, who will be engaged to resolve the dispute. If the Senior Executives cannot agree on a mediator, either Party may submit the matter to mediation under the ICC ADR Rules. If the Parties are unable to resolve their dispute through mediation within [ * ] after selection of the mediator(s), either Party may seek appropriate resolution through arbitration as described below.
     (c) Arbitration. Except as provided in paragraph (ii) below, any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement which is not resolved by mediation, including disputes relating to alleged breach or to termination of this Agreement, other than disputes which are expressly prohibited herein from being resolved by this mechanism, shall be settled by binding Alternative Dispute Resolution (“Arbitration”) in the manner described below: If a Party intends to begin an Arbitration to resolve a dispute, such Party shall provide written notice (the “Arbitration Request”) to the other Party informing such other Party of such intention and the issues to be resolved. From the date of the Arbitration Request and until such time as any matter has been finally settled by Arbitration, the running of the time periods contained in Section 10.2(b) as to which Party must cure a breach of this Agreement shall be suspended as to the subject matter of the dispute. Within [ * ] after the receipt of the Arbitration Request, the other Party may, by written notice to the Party initiating Arbitration, add additional issues to be resolved.
     (d) Procedure. The Arbitration shall be conducted pursuant to the then-current International Chamber of Commerce (ICC) Rules. Notwithstanding those rules, the following provisions shall apply to the ADR hereunder:
     (i) Arbitrators. The arbitration shall be conducted by a panel of three arbitrators (the “Arbitrators”). The Arbitrators shall be fluent in the English language, have not less than twenty (20) years of experience with U.S. law and pharmaceutical and/or device manufacturing. Each Party shall nominate an arbitrator for confirmation by the ICC and the two Party-appointed arbitrators shall nominate the chairman for confirmation by the ICC. If the Party-appointed arbitrators cannot agree on the chairman within ten (10) days after their appointment, the chairman will be appointed by the ICC.
     (ii) Proceedings. The arbitration shall be completed within [ * ] of appointment of the arbitrators, unless a Party can demonstrate to the Arbitrators that the complexity of the issues or other reasons warrant the extension of one or more of the time tables. The Arbitrators shall render a written opinion setting forth findings of fact and conclusions of law with the reason therefor stated. A transcript of the evidence adduced at the hearing shall be made and, upon request, shall be made available to each Party. The Arbitrators shall, in rendering a decision, apply the substantive law of the State of [ * ], without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this Section 11.10 shall be governed by the Federal Arbitration Act. The proceeding shall take place in [ * ]. The fees of the Arbitrators and ICC shall be paid by the losing Party, which shall be designated by the Arbitrators. If the Arbitrators are unable to designate a losing Party, it shall so state and the fees shall be split equally between the Parties.
     (iii) Award. Subject to Section 11.10(d)(ii), the Arbitrators are empowered to
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

45

award any remedy allowed by law, including money damages, prejudgment interest and attorneys’ fees, and to grant final, complete, interim, or interlocutory relief, including injunctive relief.
     (iv) Costs. Except as set forth in Sections 11.10(d)(ii) and (iii) above, each Party shall bear its own legal fees and costs.
     (v) Confidentiality. The Arbitration proceeding shall be confidential and the Arbitrators shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by law, no Party shall make (or instruct the Arbitrators to make) any public announcement with respect to the proceedings or decision of the Arbitrators without prior written consent of each other Party. The existence of any dispute submitted to Arbitration, and the award, shall be kept in confidence by the Parties and the Arbitrators, except as required in connection with the enforcement of such award or as otherwise required by applicable law.
     (vi) Language. All pleadings, complaints and other documents filed or presented in connection with, and all proceedings in, any dispute resolution proceeding described in this Section 11.10 must be in the English language.
     (vii) EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY.
     11.11 No Waiver. The failure of either Party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such Party thereafter to enforce such provisions.
     11.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the respective Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement.
{SIGNATURES APPEAR ON THE NEXT PAGE}
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     IN WITNESS WHEREOF, each Party hereto has executed or caused this Agreement to be executed on its behalf as of the Effective Date.

ALEXZA PHARMACEUTICALS, INC.
By:	/s/ Thomas B. King
	Name:	Thomas B. King
	Title:	President and CEO

BIOVAIL LABORATORIES INTERNATIONAL SRL
By:	/s/ Michel Chouinard
	Name:	Michel Chouinard
	Title:	Chief Operating Officer

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

47

EXHIBIT A
APPROVED SUPPLIERS
AND
MATERIALS SUPPLIED
•	Supplier of Heat Pack Autoliv ASP, Inc. [ * ]

•	Supplier of [ * ] and [ * ] [ * ]

•	Supplier of [ * ] [ * ]

•	Supplier of [ * ] [ * ]

•	Supplier of [ * ] [ * ]

•	Supplier of [ * ], [ * ] and [ * ] [ * ]
831145 v3/HN
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Exhibit 21.1
Subsidiaries of Registrant

Jurisdiction of
Name of Subsidiary	Incorporation	Names Under Which Subsidiary Does Business
Alexza UK Limited	United Kingdom	Alexza UK Limited

Alexza Singapore Pte. Ltd.	Singapore	Alexza Singapore Pte. Ltd.

Alexza Singapore Manufacturing Pte. Ltd.	Singapore	Alexza Singapore Manufacturing Pte. Ltd.

Symphony Allegro, Inc.	Delaware	Symphony Allegro, Inc

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-132593, 333-141718, 333-149129, 333-157885, 333-162485, 333-164843 and 333-151303) pertaining to the 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan and 2005 Employee Stock Purchase Plan of Alexza Pharmaceuticals, Inc., the Registration Statements on Form S-3 (Nos. 333-141739 and 333-141724) and the related prospectuses of Alexza Pharmaceuticals, Inc., and the Registration Statements on Form S-1 (Nos. 333-161804 and 333-162582) and the related prospectuses of Alexza Pharmaceuticals, Inc. of our reports dated March 9, 2010, with respect to the consolidated financial statements of Alexza Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Alexza Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Palo Alto, California
March 9, 2010

Exhibit 31.1

CERTIFICATIONS

I, Thomas B. King certify that:

1. I have reviewed this annual report on Form 10-K of Alexza Pharmaceuticals, Inc.:

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 9, 2010

/s/  Thomas B. King
Thomas B. King
President and Chief Executive Officer

Exhibit 31.2

CERTIFICATIONS

I, August J. Moretti, certify that:

1. I have reviewed this annual report on Form 10-K of Alexza Pharmaceuticals, Inc.:

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 9, 2010

/s/  August J. Moretti
August J. Moretti
Senior Vice President and Chief Financial Officer

Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Thomas B. King, President and Chief Executive Officer of Alexza Pharmaceuticals, Inc. (the “Company”), and August J. Moretti, the Senior Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Annual Report on Form 10-K for the period ended December 31, 2009, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 9th day of March, 2010.

/s/ Thomas B. King	/s/ August J. Moretti

Thomas B. King	August J. Moretti
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Alexza Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.